FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226850-07

PROSPECTUS

$615,340,000 (Approximate)

BBCMS Mortgage Trust 2020-C8

(Central Index Key Number 0001823722)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

Bank of America, National Association

(Central Index Key Number 0001102113)

LMF Commercial, LLC

(Central Index Key Number 0001592182)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-C8

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-C8 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2020-C8. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2020. The rated final distribution date for the certificates is the distribution date in October 2053.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$15,340,000		0.60100%	Fixed(6)	August 2025
Class A-3	$92,700,000		1.61700%	Fixed(6)	October 2027
Class A-4	$138,312,000		1.77100%	Fixed(6)	August 2030
Class A-5	$213,188,000		2.04000%	Fixed(6)	October 2030
Class A-SB	$30,631,000		1.86700%	Fixed(6)	December 2029
Class X-A	$490,171,000	(7)	1.97586%	Variable(8)	NAP
Class X-B	$125,169,000	(9)	1.14713%	Variable(10)	NAP
Class A-S	$64,772,000		2.39800%	Fixed(6)	October 2030
Class B	$29,761,000		2.49900%	Fixed(6)	October 2030
Class C	$30,636,000		3.35800%	WAC Cap(11)	October 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BofA Securities, Inc., SG Americas Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 74.4% of each class of offered certificates, BofA Securities, Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 12.5% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 13.1% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 27, 2020. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 115.5% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2020, before deducting expenses payable by the depositor.

Barclays	Société Générale	BofA Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton
Co-Managers

October 14, 2020

BBCMS Mortgage Trust 2020-C8

Commercial Mortgage Pass-Through Certificates, Series 2020-C8

Kansas
1 property
$1,325,244
0.2% of total
Nebraska
1 property
$5,550,000
0.8% of total
Iowa
1 property
$4,500,000
0.6% of total
Minnesota
1 property
$506,711
0.1% of total
Illinois
10 properties
$14,850,000
2.1% of total
Wisconsin
5 properties
$11,337,138
1.6% of total
Indiana
3 properties
$1,627,682
0.2% of total
Michigan
4 properties
$2,086,809
0.3% of total
Pennsylvania
15 properties
$54,802,737
7.8% of total
New York
14 properties
$130,082,161
18.6% of total
Washington
1 property
$26,000,000
3.7% of total
Maine
2 properties
$10,305,462
1.5% of total
Ohio
2 properties
$4,785,000
0.7% of total
Connecticut
7 properties
$8,200,000
1.2% of total
Nevada
4 properties
$83,030,000
11.9% of total
New Jersey
2 properties
$20,576,000
2.9% of total
Virginia
2 properties
$6,296,542
0.9% of total
California
11 properties
$111,595,403
15.9% of total
North Carolina
3 properties
$1,786,980
0.3% of total
South Carolina
1 property
$7,884,000
1.1% of total
Utah
1 property
$21,750,000
3.1% of total
Arizona
1 property
$1,376,214
0.2% of total
Georgia
5 properties
$15,531,190
2.2% of total
New Mexico
3 properties
$6,816,000
1.0% of total
Texas
17 properties
$66,262,964
9.5% of total
Louisiana
1 property
$7,000,000
1.0% of total
Mississippi
2 properties
$4,715,000
0.7% of total
Alabama
1 property
$500,714
0.1% of total
Florida
6 properties
$69,164,710
9.9% of total
Percentage of Initial Pool Balance
0.1% – 3.0%
3.1% – 6.0%
6.1% – 18.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$15,340,000		$14,656,000	$684,000	30.000%	0.60100%	Fixed(6)	August 2025	2.97	11/20-8/25
A-3	$92,700,000		$88,570,000	$4,130,000	30.000%	1.61700%	Fixed(6)	October 2027	6.90	9/27-10/27
A-4	$138,312,000		$132,150,000	$6,162,000	30.000%	1.77100%	Fixed(6)	August 2030	9.39	12/29-8/30
A-5	$213,188,000		$203,690,000	$9,498,000	30.000%	2.04000%	Fixed(6)	October 2030	9.88	8/30-10/30
A-SB	$30,631,000		$29,266,000	$1,365,000	30.000%	1.86700%	Fixed(6)	December 2029	7.04	8/25-12/29
X-A	$490,171,000	(7)	$468,332,000	$21,839,000	NAP	1.97586%	Variable(8)	NAP	NAP	NAP
X-B	$125,169,000	(9)	$119,592,000	$5,577,000	NAP	1.14713%	Variable(10)	NAP	NAP	NAP
A-S	$64,772,000		$61,886,000	$2,886,000	20.750%	2.39800%	Fixed(6)	October 2030	9.97	10/30-10/30
B	$29,761,000		$28,435,000	$1,326,000	16.500%	2.49900%	Fixed(6)	October 2030	9.97	10/30-10/30
C	$30,636,000		$29,271,000	$1,365,000	12.125%	3.35800%	WAC Cap(11)	October 2030	9.97	10/30-10/30
Non-Offered Certificates
X-D	$34,136,000	(12)	$32,615,000	$1,521,000	NAP	1.55411%	Variable(13)	NAP	NAP	NAP
X-FG	$17,507,000	(14)	$16,727,000	$780,000	NAP	1.80411%	Variable(15)	NAP	NAP	NAP
X-H	$7,877,000	(16)	$7,526,000	$351,000	NAP	1.80411%	Variable(17)	NAP	NAP	NAP
D	$18,381,000		$17,562,000	$819,000	9.500%	2.25000%	Fixed(6)	October 2030	9.97	10/30-10/30
E	$15,755,000		$15,053,000	$702,000	7.250%	2.25000%	Fixed(6)	October 2030	9.97	10/30-10/30
F	$8,753,000		$8,363,000	$390,000	6.000%	2.00000%	Fixed(6)	October 2030	9.97	10/30-10/30
G	$8,754,000		$8,364,000	$390,000	4.750%	2.00000%	Fixed(6)	October 2030	9.97	10/30-10/30
H	$7,877,000		$7,526,000	$351,000	3.625%	2.00000%	Fixed(6)	October 2030	9.97	10/30-10/30
J-RR	$10,504,000		$10,036,000	$468,000	2.125%	3.80411%	WAC(18)	October 2030	9.97	10/30-10/30
K-RR	$14,880,660		$14,217,000	$663,660	0.000%	3.80411%	WAC(18)	October 2030	9.97	10/30-10/30
S(19)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(20)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class S and Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount”, as well as an approximately 4.455% interest in the Class S certificates, as further described in “Credit Risk Retention”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class D, Class E, Class F, Class G and Class H certificates, in each case and on each distribution date, will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balances of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balances of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-FG certificates are notional amount certificates. The notional amount of the Class X-FG certificates will be equal to the aggregate certificate balances of the Class F and Class G certificates outstanding from time to time. The Class X-FG certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-FG certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and Class G certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The pass-through rates for the Class J-RR and Class K-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(19)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(20)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	21
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	56
Other Events May Affect the Value and Liquidity of Your Investment	57
Risks Relating to the Mortgage Loans	57
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	57
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	59
Office Properties Have Special Risks	64
Self Storage Properties Have Special Risks	65
Retail Properties Have Special Risks	66
Hotel Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	70
Multifamily Properties Have Special Risks	71
Mixed Use Properties Have Special Risks	73
Industrial Properties Have Special Risks	73
Manufactured Housing Community Properties Have Special Risks	74
Healthcare-Related Properties Have Special Risks	76
Risks Related to Casino Properties	77
Condominium Ownership May Limit Use and Improvements	77
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	79
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	85
Risks Relating to Inspections of Properties	86
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	86
Insurance May Not Be Available or Adequate	87
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	88
Terrorism Insurance May Not Be Available for All Mortgaged Properties	88
Risks Associated with Blanket Insurance Policies or Self-Insurance	89
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	89
Limited Information Causes Uncertainty	90

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	90
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	91
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	92
Static Pool Data Would Not Be Indicative of the Performance of this Pool	93
Appraisals May Not Reflect Current or Future Market Value of Each Property	93
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	94
The Borrower’s Form of Entity May Cause Special Risks	95
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	97
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	98
Other Financings or Ability to Incur Other Indebtedness Entails Risk	99
Tenancies-in-Common May Hinder Recovery	100
Risks Relating to Delaware Statutory Trusts	100
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	101
Risks Associated with One Action Rules	101
State Law Limitations on Assignments of Leases and Rents May Entail Risks	101
Various Other Laws Could Affect the Exercise of Lender’s Rights	101
Risks of Anticipated Repayment Date Loans	102
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	102
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	102
Risks Related to Ground Leases and Other Leasehold Interests	104
Sale-Leaseback Transactions Have Special Risks	105
Leased Fee Properties Have Special Risks	107
Increases in Real Estate Taxes May Reduce Available Funds	107
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	108
Risks Related to Conflicts of Interest	108
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	108
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	111
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	112
Potential Conflicts of Interest of the Operating Advisor	114
Potential Conflicts of Interest of the Asset Representations Reviewer	115
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	116
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	118
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	119
Other Potential Conflicts of Interest May Affect Your Investment	119
Other Risks Relating to the Certificates	119
The Certificates Are Limited Obligations	119
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	120

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	120
EU Risk Retention and Due Diligence Requirements	122
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	123
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	125
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	128
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	129
Risks Relating to Modifications of the Mortgage Loans	133
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	134
Risks Relating to Interest on Advances and Special Servicing Compensation	135
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	135
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	136
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	137
Tax Matters and Changes in Tax Law May Adversely Impact the
Mortgage Loans or Your Investment	137
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	139
Description of the Mortgage Pool	140
General	140
Co-Originated and Third-Party Originated Mortgage Loans	142
Certain Calculations and Definitions	142
Definitions	143
Mortgage Pool Characteristics	156
Overview	156
Property Types	157
Mortgage Loan Concentrations	165
Top Fifteen Mortgage Loans	165
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	165
Geographic Concentrations	167
Mortgaged Properties with Limited Prior Operating History	167
Tenancies-in-Common or Diversified Ownership	168
Delaware Statutory Trusts	168
Condominium and Other Shared Interests	168
Fee & Leasehold Estates; Ground Leases	169
COVID-19 Considerations	170
Environmental Considerations	174
Redevelopment, Renovation and Expansion	176
Property Damage Resulting from Civil Unrest	176
Assessment of Property Value and Condition	177
Litigation and Other Considerations	177
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	179
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	181
Purchase Options and Rights of First Refusal	185
Affiliated Leases	186
Competition from Certain Nearby Properties	187
Insurance Considerations	188
Use Restrictions	189
Appraised Value	191
Non-Recourse Carveout Limitations	191

Real Estate and Other Tax Considerations	193
Delinquency Information	193
Certain Terms of the Mortgage Loans	194
Amortization of Principal	194
Due Dates; Mortgage Rates; Calculations of Interest	194
Single Purpose Entity Covenants	195
ARD Loan	195
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	196
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	198
Defeasance	199
Releases; Partial Releases	200
Escrows	203
Mortgaged Property Accounts	204
Exceptions to Underwriting Guidelines	205
Additional Indebtedness	206
General	206
Whole Loans	207
Mezzanine Indebtedness	207
Other Secured Indebtedness	209
Preferred Equity	209
Other Unsecured Indebtedness	209
The Whole Loans	210
General	210
The Serviced Pari Passu Whole Loans	215
The Non-Serviced Pari Passu Whole Loans	217
The A/B Whole Loans	220
Additional Information	244
Transaction Parties	244
The Sponsors and Mortgage Loan Sellers	244
Starwood Mortgage Capital LLC	244
Barclays Capital Real Estate Inc.	251
Societe Generale Financial Corporation	257
Bank of America, National Association	264
LMF Commercial, LLC	277
The Depositor	283
The Issuing Entity	283
The Trustee	284
The Certificate Administrator	285
The Master Servicer	287
The Special Servicer	290
The Operating Advisor and Asset Representations Reviewer	294
The Manhattan West 2020-1MW Master Servicer, the WFCM 2020-C57 Master Servicer, the BANK
2020-BNK28 Master Servicer, the GSMS 2020-GC47 Master Servicer, the BBCMS 2020-C7 Master Servicer and the Airport Plaza Special Servicer	295
Credit Risk Retention	301
General	301
Qualifying CRE Loans; Required Credit Risk Retention Percentage	302
Material Terms of the Eligible Vertical Interest	302
Eligible Horizontal Residual Interest	302
Hedging, Transfer and Financing Restrictions	303
Description of the Certificates	305
General	305
Distributions	307
Method, Timing and Amount	307
Available Funds	308
Priority of Distributions	309
Pass-Through Rates	313
Interest Distribution Amount	315
Principal Distribution Amount	315
Certain Calculations with Respect to Individual Mortgage Loans	317
Excess Interest	319
Application Priority of Mortgage Loan Collections or Whole Loan Collections	319
Allocation of Yield Maintenance Charges and Prepayment Premiums	321
Assumed Final Distribution Date; Rated Final Distribution Date	323
Prepayment Interest Shortfalls	324
Subordination; Allocation of Realized Losses	325
Reports to Certificateholders; Certain Available Information	327
Certificate Administrator Reports	327
Information to be Provided to Risk Retention Consultation Party	333
Information Available Electronically	333
Voting Rights	338
Delivery, Form, Transfer and Denomination	338
Book-Entry Registration	338
Definitive Certificates	341
Certificateholder Communication	341
Access to Certificateholders’ Names and Addresses	341
Requests to Communicate	341
List of Certificateholders	342
Description of the Mortgage Loan Purchase Agreements	342
General	342
Dispute Resolution Provisions	351

Asset Review Obligations	351
Pooling and Servicing Agreement	352
General	352
Assignment of the Mortgage Loans	352
Servicing Standard	353
Subservicing	354
Advances	355
P&I Advances	355
Servicing Advances	356
Nonrecoverable Advances	356
Recovery of Advances	357
Accounts	359
Withdrawals from the Collection Account	361
Servicing and Other Compensation and Payment of Expenses	363
General	363
Master Servicing Compensation	367
Special Servicing Compensation	370
Disclosable Special Servicer Fees	374
Certificate Administrator and Trustee Compensation	374
Operating Advisor Compensation	375
Asset Representations Reviewer Compensation	375
CREFC® Intellectual Property Royalty License Fee	376
Appraisal Reduction Amounts	376
Maintenance of Insurance	383
Modifications, Waivers and Amendments	386
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	390
Inspections; Collection of Operating Information	391
Collection of Operating Information	392
Special Servicing Transfer Event	392
Asset Status Report	394
Realization Upon Mortgage Loans	397
Sale of Defaulted Loans and REO Properties	399
The Directing Certificateholder	402
General	402
Major Decisions	404
Asset Status Report	406
Replacement of the Special Servicer	406
Control Termination Event and Consultation Termination Event	407
Servicing Override	408
Rights of Holders of Companion Loans	409
Limitation on Liability of Directing Certificateholder	409
The Operating Advisor	410
General	410
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	410
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	411
Recommendation of the Replacement of the Special Servicer	413
Eligibility of Operating Advisor	413
Other Obligations of Operating Advisor	414
Delegation of Operating Advisor’s Duties	415
Termination of the Operating Advisor With Cause	415
Rights Upon Operating Advisor Termination Event	416
Waiver of Operating Advisor Termination Event	416
Termination of the Operating Advisor Without Cause	416
Resignation of the Operating Advisor	417
Operating Advisor Compensation	417
The Asset Representations Reviewer	417
Asset Review	417
Eligibility of Asset Representations Reviewer	422
Other Obligations of Asset Representations Reviewer	422
Delegation of Asset Representations Reviewer’s Duties	423
Assignment of Asset Representations Reviewer’s Rights and Obligations	423
Asset Representations Reviewer Termination Events	423
Rights Upon Asset Representations Reviewer Termination Event	424
Termination of the Asset Representations Reviewer Without Cause	424
Resignation of Asset Representations Reviewer	425
Asset Representations Reviewer Compensation	425
Limitation on Liability of Risk Retention Consultation Party	425
Replacement of the Special Servicer Without Cause	426
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	428
Termination of the Master Servicer or Special Servicer for Cause	429

Servicer Termination Events	429
Rights Upon Servicer Termination Event	430
Waiver of Servicer Termination Event	431
Resignation of the Master Servicer or Special Servicer	432
Limitation on Liability; Indemnification	432
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	435
Dispute Resolution Provisions	435
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	435
Repurchase Request Delivered by a Party to the PSA	436
Resolution of a Repurchase Request	436
Mediation and Arbitration Provisions	438
Servicing of the Non-Serviced Mortgage Loans	439
General	440
Rating Agency Confirmations	442
Evidence as to Compliance	444
Limitation on Rights of Certificateholders to Institute a Proceeding	445
Termination; Retirement of Certificates	446
Amendment	447
Resignation and Removal of the Trustee and the Certificate Administrator	449
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	450
Certain Legal Aspects of Mortgage Loans	451
General	452
Types of Mortgage Instruments	452
Leases and Rents	453
Personalty	453
Foreclosure	453
General	453
Foreclosure Procedures Vary from State to State	454
Judicial Foreclosure	454
Equitable and Other Limitations on Enforceability of Certain Provisions	454
Nonjudicial Foreclosure/Power of Sale	454
Public Sale	455
Rights of Redemption	456
Anti-Deficiency Legislation	456
Leasehold Considerations	456
Cooperative Shares	457
Bankruptcy Laws	457
Environmental Considerations	462
General	462
Superlien Laws	463
CERCLA	463
Certain Other Federal and State Laws	463
Additional Considerations	464
Due-on-Sale and Due-on-Encumbrance Provisions	464
Subordinate Financing	464
Default Interest and Limitations on Prepayments	465
Applicability of Usury Laws	465
Americans with Disabilities Act	465
Servicemembers Civil Relief Act	465
Anti-Money Laundering, Economic Sanctions and Bribery	466
Potential Forfeiture of Assets	466
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	467
Pending Legal Proceedings Involving Transaction Parties	469
Use of Proceeds	469
Yield and Maturity Considerations	469
Yield Considerations	469
General	469
Rate and Timing of Principal Payments	470
Losses and Shortfalls	471
Certain Relevant Factors Affecting Loan Payments and Defaults	472
Delay in Payment of Distributions	472
Yield on the Certificates with Notional Amounts	473
Weighted Average Life	473
Pre-Tax Yield to Maturity Tables	477
Material Federal Income Tax Considerations	481
General	481
Qualification as a REMIC	481
Status of Offered Certificates	483
Taxation of Regular Interests	484
General	484
Original Issue Discount	484
Acquisition Premium	486
Market Discount	486
Premium	487
Election To Treat All Interest Under the Constant Yield Method	487
Treatment of Losses	488
Yield Maintenance Charges and Prepayment Premiums	488
Sale or Exchange of Regular Interests	488

Taxes That May Be Imposed on a REMIC	489
Prohibited Transactions	489
Contributions to a REMIC After the Startup Day	489
Net Income from Foreclosure Property	490
REMIC Partnership Representative	490
Taxation of Certain Foreign Investors	490
FATCA	491
Backup Withholding	491
Information Reporting	492
3.8% Medicare Tax on “Net Investment Income”	492
Reporting Requirements	492
Certain State and Local Tax Considerations	493
Method of Distribution (Underwriter)	494
Incorporation of Certain Information by Reference	496
Where You Can Find More Information	496
Financial Information	497
Certain ERISA Considerations	497
General	497
Plan Asset Regulations	498
Administrative Exemptions	498
Insurance Company General Accounts	500
Legal Investment	501
Legal Matters	502
Ratings	502
Index of Defined Terms	504

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth in the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth in the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth in the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2020-C8 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN THE EEA OR THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE UK OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA OR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”); AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 6 OF REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”). FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS

DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED

CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2020-C8, Commercial Mortgage Pass-Through Certificates, Series 2020-C8.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2020-C8, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;
Originators	The sponsors of this transaction are:

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Societe Generale Financial Corporation, a Delaware corporation

●	Bank of America, National Association, a national banking association

●	LMF Commercial, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Starwood Mortgage Capital LLC	16	$231,845,419	33.1%
Barclays Capital Real Estate Inc.	11	161,336,000	23.0
Bank of America, National Association	5	87,725,000	12.5
LMF Commercial, LLC	9	82,838,241	11.8
Barclays Capital Real Estate Inc./Societe Generale Financial Corporation	1	69,500,000	9.9
Societe Generale Financial Corporation	6	67,000,000	9.6
Total	48	$700,244,660	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

All of the mortgage loans, except for the Parkside Townhomes mortgage loan, were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. Starwood Mortgage Capital LLC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Vertical MOA”) from the underwriters, on the closing date, an “eligible vertical interest”, in the form of certificates representing approximately 4.455% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) and (ii) the purchase by Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Horizontal MOA”) from the underwriters, on the closing date, of an “eligible horizontal residual interest”, which will be comprised of the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR interest). Starwood Mortgage Capital LLC, as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Starwood Mortgage Capital LLC, as retaining sponsor, see “Credit Risk Retention” and “Risk Factors—Other Risks Related to the Certificates—The Repurchase Finance Facility Could

Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The related pooling and servicing agreement or trust and servicing agreement and related master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention I LLC, the expected holder of the VRR interest, and Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the expected holder of the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR interest), will also purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR interest) (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder. LNR Securities Holdings, LLC is also expected to be the initial risk retention consultation party. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to retain the VRR interest, Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the entity expected to retain the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR interest), LNR Partners, LLC, Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, Starwood Mortgage Funding II, the holder of the SoCal & South Miami Medical Office Portfolio companion loan, and Starwood Mortgage Funding III, the holder of certain of the McCarthy Ranch companion loans are affiliates of each other.

LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC (or its affiliate) and LD II Holdco XII, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

For so long as (a) the directing certificateholder or the holder of the majority of the controlling class is a borrower party with respect to the Airport Plaza mortgage loan, such mortgage loan will be considered an excluded loan, (b) any controlling class certificateholder is a borrower party with respect to the Airport Plaza mortgage loan, such mortgage loan will be considered an excluded controlling class loan (but only as to such controlling class certificateholder and not any other controlling class certificateholder that is not also a borrower party), (c) the risk retention consultation party is a borrower party with respect to the Airport Plaza mortgage loan, such mortgage loan will be considered an excluded loan, and (d) the special servicer is a borrower party with respect to the Airport Plaza mortgage loan, such mortgage loan will be considered an excluded special servicer loan. It is anticipated that LNR Securities Holdings, LLC will purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR interest) and be a controlling class certificateholder, that LNR Securities Holdings, LLC will be the directing certificateholder and risk retention consultation party and that LNR Partners, LLC will be the special servicer. Each of these parties is a borrower party with respect to the Airport Plaza mortgage loan. Wells Fargo Bank, National Association will act as the special servicer for such excluded special servicer loan (and, if appointed, may act as the excluded special servicer for other mortgage loans that are excluded special servicer loans in the future) and will be entitled to all special servicing compensation related thereto with respect to such mortgage loan earned during such time as it is an excluded special servicer loan.

References herein to the “special servicer” will mean individually or collectively, as the context may require, LNR Partners, LLC, as special servicer with respect to all mortgage loans other than the Airport Plaza mortgage loan, for so long as such mortgage loan is an excluded special servicer loan, and/or Wells Fargo Bank, National Association, as excluded special servicer with respect to the Airport Plaza mortgage loan (and, if appointed, may act as the excluded special servicer for other mortgage loans that are excluded special servicer loans in the future), for so long as such mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2020-C8. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F, Class G, Class H, Class J-RR and Class K-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Mortgage Funding II LLC, the holder of the SoCal & South Miami Medical Office Portfolio companion loan, (iv) Starwood Mortgage Funding III LLC, the holder of certain of the McCarthy Ranch companion loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the entity that will purchase the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR interest), and (vii) the borrower related to the Airport Plaza mortgage loan, will purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR interest) (and may purchase certain other classes of certificates) and, on the closing date, LNR Securities Holdings, LLC is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan).

The entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Mortgage Funding II LLC, the initial holder of the SoCal & South Miami Medical Office Portfolio companion loan, (iv) Starwood Mortgage Funding III LLC, the initial holder of certain of the McCarthy Ranch companion loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the entity that will purchase the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR interest), and (vii) the borrower related to the Airport Plaza mortgage loan, is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

For so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the risk retention consultation party.

Certain Affiliations and
Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2020 (or, in the case of any mortgage loan that has its first due date after October 2020, the date that would have been its due date in October 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about October 27, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina, New York, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	August 2025
Class A-3	October 2027
Class A-4	August 2030
Class A-5	October 2030
Class A-SB	December 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2030
Class B	October 2030
Class C	October 2030

The rated final distribution date for the offered certificates will be the distribution date in October 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-C8:

●	Class A-1

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$15,340,000	$14,656,000	$684,000	2.191%	30.000%
Class A-3	$92,700,000	$88,570,000	$4,130,000	13.238%	30.000%
Class A-4	$138,312,000	$132,150,000	$6,162,000	19.752%	30.000%
Class A-5	$213,188,000	$203,690,000	$9,498,000	30.445%	30.000%
Class A-SB	$30,631,000	$29,266,000	$1,365,000	4.374%	30.000%
Class X-A	$490,171,000	$468,332,000	$21,839,000	NAP	NAP
Class X-B	$125,169,000	$119,592,000	$5,577,000	NAP	NAP
Class A-S	$64,772,000	$61,886,000	$2,886,000	9.250%	20.750%
Class B	$29,761,000	$28,435,000	$1,326,000	4.250%	16.500%
Class C	$30,636,000	$29,271,000	$1,365,000	4.375%	12.125%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)

On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” are expected to be purchased from the underwriters by a majority-owned affiliate of Starwood Mortgage Capital LLC (a sponsor), in partial satisfaction of Starwood Mortgage Capital LLC’s obligations as retaining sponsor as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate initial credit enhancement for the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1	0.60100%
Class A-3	1.61700%
Class A-4	1.77100%
Class A-5	2.04000%
Class A-SB	1.86700%
Class X-A	1.97586%
Class X-B	1.14713%
Class A-S	2.39800%
Class B	2.49900%
Class C	3.35800%

(1)	The pass-through rates for the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates, in each case and on each distribution date, will be a fixed rate per annum equal to a fixed rate equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate equal to the lesser of (a) a fixed rate per annum equal to the rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001875% to 0.05250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to

0.01064%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00295%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
One Manhattan West	0.001250%	0.15000%
MGM Grand & Mandalay Bay	0.000625%	0.25000%
PGH17 Self Storage Portfolio	0.002500%	0.25000%
9th & Thomas	0.002500%	0.25000%
711 Fifth Avenue	0.002500%	0.25000%
ExchangeRight Net Leased Portfolio 32	0.001250%	0.25000%
McCarthy Ranch	0.002500%	0.25000%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex

E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (d) fourth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (e) fifth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-FG, Class X-H, Class S and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses

The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date). It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-FG or Class X-H certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	The Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates are interest-only certificates and the Class X-D, Class X-FG and Class X-H certificates are not offered by this prospectus.

(3)	Other than the Class X-D, Class X-FG, Class X-H, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-FG certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F and Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest

On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 48 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust,

deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 127 commercial, multifamily, leased fee or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $700,244,660.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 48 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of two (2) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
One Manhattan West	$70,000,000	9.997%	$1,080,000,000	$350,000,000	45.5%	4.46x	10.7%	59.4%	3.42x	8.2%
SoCal & South Miami Medical Office Portfolio	$70,000,000	9.997%	$19,000,000	N/A	59.9%	1.40x	8.8%	59.9%	1.40x	8.8%
MGM Grand & Mandalay Bay	$69,500,000	9.9%	$1,564,700,000	$1,365,800,000	35.5%	4.95x	17.9%	65.2%	2.70x	9.7%
PGH17 Self Storage Portfolio	$37,000,000	5.3%	$56,000,000	N/A	68.6%	1.27x	8.1%	68.6%	1.27x	8.1%
9th & Thomas	$26,000,000	3.7%	$70,000,000	N/A	60.2%	2.13x	7.8%	60.2%	2.13x	7.8%
711 Fifth Avenue	$20,000,000	2.9%	$525,000,000	N/A	54.5%	2.90x	9.4%	54.5%	2.90x	9.4%
ExchangeRight Net Leased Portfolio 32	$19,270,000	2.8%	$45,000,000	N/A	62.0%	2.53x	9.2%	62.0%	2.53x	9.2%
McCarthy Ranch	$5,000,000	0.7%	$40,000,000	N/A	60.5%	2.11x	8.5%	60.5%	2.11x	8.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.

(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.

(3)	In the case of the One Manhattan West, SoCal & South Miami Medical Office Portfolio, MGM Grand & Mandalay Bay and PGH17 Self Storage Portfolio mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
One Manhattan West	Manhattan West 2020-1MW	9.997%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
MGM Grand & Mandalay Bay	BX 2020-VIVA	9.9%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association
PGH17 Self Storage Portfolio	WFCM 2020-C57	5.3%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
9th & Thomas	BANK 2020-BNK28	3.7%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
711 Fifth Avenue	GSMS 2020-GC47	2.9%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
ExchangeRight Net Leased Portfolio 32	BBCMS 2020-C7	2.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
McCarthy Ranch	MSC 2020-L4	0.7%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Wells Fargo Bank, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(1)
One Manhattan West	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	New York State Teachers’ Retirement System
MGM Grand & Mandalay Bay	Citibank, N.A.	Citibank, N.A.	N/A	N/A	CF LV SASB Holdings LLC(2)
PGH17 Self Storage Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.
9th & Thomas	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Ellington Management Group, LLC
711 Fifth Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD II Holdco X, LLC
ExchangeRight Net Leased Portfolio 32	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV Debt AIV, LP
McCarthy Ranch	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC

(1)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

(2)

The initial directing party for the MGM Grand & Mandalay Bay whole loan is CF LV SASB Holdings LLC, as the controlling class representative for the BX 2020-VIVA securitization trust which is currently the controlling noteholder for such whole loan; provided, however, (i) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (ii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iii) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9, as further described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan—Consultation and

Control”. Note B-5-B was included in the BX 2020-VIV2 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV2 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note B-9-A was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note A-9 was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool— Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$700,244,660
Number of mortgage loans	48
Number of mortgaged properties	127
Range of Cut-off Date Balances	$1,800,000 to $70,000,000
Average Cut-off Date Balance	$14,588,430
Range of Mortgage Rates	2.34130% to 4.88000%
Weighted average Mortgage Rate	3.70357%
Range of original terms to maturity(2)	84 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	83 months to 120 months
Weighted average remaining term to maturity(2)	113 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	351 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	35.5% to 73.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	57.1%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	34.3% to 64.0%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	52.4%
Range of U/W NCF DSCRs(5)(7)(8)	1.27x to 4.95x
Weighted average U/W NCF DSCR(5)(7)(8)	2.54x
Range of U/W NOI Debt Yields(5)(6)(8)	7.3% to 18.1%
Weighted average U/W NOI Debt Yield(5)(6)(8)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-only	38.1%
Interest-only, Amortizing Balloon	36.4%
Amortizing Balloon	15.6%
Interest-only, ARD	9.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay (9.9%), calculated as of the related anticipated repayment date.

(3)	Excludes sixteen (16) mortgage loans (48.0%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) mortgage loans (45.2%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loans identified as the One Manhattan West mortgage loan (9.997%) and the MGM Grand & Mandalay Bay mortgage loan (9.9%), loan-to-value ratios and debt yields includes any pari passu companion loan(s), as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the One Manhattan West mortgage loan (9.997%), 3.42x, 59.4%, 59.4% and 8.2%, respectively and (b) with respect to the MGM Grand & Mandalay Bay mortgage loan (9.9%), 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)	With respect to the Southeast Texas Multifamily Portfolio mortgage loan (2.8%), the loan balance was calculated net of a holdback reserve of $550,000. The loan-to-value ratio as of the cut-off date including the related holdback reserve is 66.1%. The loan-to-value ratio as of the maturity date including the related holdback reserve is 53.4%. The underwritten net operating income debt yield including the related holdback reserve is 9.1%.

(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

(8)	With respect to the MGM Grand & Mandalay Bay mortgage loan (9.9%), each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, which is reflected in the underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield of the related whole loan, and not the underlying rents and other receipts from the mortgaged properties.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans was modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

See “Description of the Mortgage Pool —Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited Operating Histories	With respect to fifty-eight (58) of the mortgaged properties (26.3%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage

Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties-The Sponsors and Mortgage Loan Sellers”.

In addition, the mortgage loans originated prior to March 15, 2020 were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation and DealView Technologies Ltd.;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and

(ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of

Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class S certificates will be treated as the beneficial owners of their respective portions of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the President of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has begun to contract, and it is unclear how large the contraction will be, how long it will last, and when economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain countries have already implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●	self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. For example, 1 mortgaged property (2.3%) is located in San Francisco and 4 mortgaged properties (13.9%) are located in New York City. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their September debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1 and the identified exceptions, if any, to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operate a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	outstanding building code violations or tenant complaints at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Self Storage Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Mixed Use Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Risks Related to Casino Properties

Certain mortgaged properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, self-storage, retail, hotel, multifamily, mixed use and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Nevada, Florida, Texas and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% in 2020 of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million in 2020. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism

Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases, (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to the mortgage loans originated prior to March 15, 2020. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See

“Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both

(i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any. to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, and of (ii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Starwood Mortgage Capital LLC is affiliated with the borrower under the Airport Plaza mortgage loan (3.1%). Starwood Mortgage Capital LLC originated such mortgage loan and is the mortgage loan seller with respect to such mortgage loan. Such mortgage loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related loan documents permit transfers of the related mortgaged property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Starwood Mortgage Capital LLC; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

In addition, Starwood Conduit CMBS Vertical Retention I LLC will hold the VRR Interest as described in “Credit Risk Retention” and is affiliated with LNR Securities Holdings, LLC, the entity expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”. In addition, for so long as the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Starwood Conduit CMBS Vertical Retention I LLC or the initial risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Starwood Mortgage Capital LLC, Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, Starwood Mortgage Funding II LLC, the initial holder of the SoCal & South Miami Medical Office Portfolio companion loan, Starwood Mortgage Funding III LLC, the initial holder of certain of the McCarthy Ranch companion loans, and LNR Partners, LLC (the special servicer) are also affiliates of LNR Securities Holdings, LLC, the entity that will purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR Interest) and anticipated to be appointed as the initial directing certificateholder and risk retention consultation party.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2020-C8 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC, LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, Starwood Mortgage Funding II LLC, Starwood Mortgage Funding III LLC and Starwood Mortgage Capital LLC (i) are each affiliates of each other and (ii) are each an affiliate of the borrower relating to the Airport Plaza mortgage loan (3.1%). LNR Securities Holdings, LLC is the entity that will purchase on the closing date an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial directing certificateholder and initial risk retention consultation party. LNR Partners, LLC, is the special servicer. Starwood Conduit CMBS Vertical Retention I LLC is the entity that will purchase the VRR Interest. Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC is the entity that will purchase the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR Interest). Starwood Mortgage Capital LLC is a sponsor, originator and mortgage loan seller. Starwood Mortgage Funding II LLC is the initial holder of the SoCal & South Miami Medical Office Portfolio companion loan. Starwood Mortgage Funding III LLC is the initial holder of certain of the McCarthy Ranch companion loans. LNR Partners, LLC or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and LD II Holdco XII, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Directing Party(1)
One Manhattan West	Manhattan West 2020-1MW	Manhattan West 2020-1MW	New York State Teachers’ Retirement System
SoCal & South Miami Medical Office Portfolio	BBCMS 2020-C8	BBCMS 2020-C8	LNR Securities Holdings, LLC
MGM Grand & Mandalay Bay	BX 2020-VIVA	BX 2020-VIVA	CF LV SASB Holdings LLC(2)
PGH17 Self Storage Portfolio	WFCM 2020-C57	WFCM 2020-C57	KKR Real Estate Credit Opportunity Partners II L.P.
9th & Thomas	BANK 2020-BNK28	BANK 2020-BNK28	Ellington Management Group, LLC
711 Fifth Avenue	GSMS 2020-GC47	GSMS 2020-GC47	LD II Holdco X, LLC
ExchangeRight Net Leased Portfolio 32	BBCMS 2020-C8	BBCMS 2020-C8	RREF IV Debt AIV, LP
McCarthy Ranch	MSC 2020-L4	MSC 2020-L4	Argentic Securities Income USA LLC

(1)	The entity with the heading “Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The initial directing party for the MGM Grand & Mandalay Bay whole loan is CF LV SASB Holdings LLC, as the controlling class representative for the BX 2020-VIVA securitization trust which is currently the controlling noteholder for such whole loan; provided, however, (i) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (ii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iii) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9, as further described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan—Consultation and Control”. Note B-5-B was included in the BX 2020-VIV2 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV2 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note B-9-A was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note A-9 was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-FG, Class X-H, Class F, Class G, Class H, Class J-RR and Class K-RR certificates, which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

One of the B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Consultation and Control”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and LD II Holdco XII, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on

Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or any other party to the transaction described in this prospectus intends to take any action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements. None of the depositor, the underwriters, the sponsors or their respective affiliates will retain a 5% net economic interest with respect to the certificates in any of the forms prescribed by Article 6 of the EU Securitization Regulation.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

On October 17, 2019, a negotiated withdrawal agreement between the UK and the EU was endorsed by leaders at a special meeting of the European Council, providing for the UK to leave the EU on January 31, 2020. The negotiated withdrawal agreement also provides for a transition period, which started on January 31, 2020 and will end on December 31, 2020, unless extended by a single decision for up to one or two years. However, the UK government has stated that it will not seek such an extension. The negotiated withdrawal agreement states that, unless otherwise provided in the agreement, EU law is applicable to and in the UK during the transition period. Accordingly, all references to the EU in the context of the applicability of EU regulations and directives in these risk factors should be interpreted to include the UK until December 31, 2020.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of two nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected those nationally recognized statistical rating organizations to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action. Any such determination or other enforcement action may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. For example, an NRSRO agreed to pay $1.25 million to the Securities and Exchange Commission to settle allegations that the company allowed analysts to make adjustments to the estimated impact of loan defaults on cash flows for commercial mortgage-backed securities, that such adjustments “had material effects on the final ratings but did not require any analytical method for determining when and how those adjustments should be made”, and that the company’s internal controls “failed to prevent or detect the ambiguity”.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex

A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class K-RR certificates, then the Class J-RR certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates (and any portions of the Class F, Class G, Class H, Class J-RR or Class K-RR certificates which comprise the VRR Interest) will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent)

under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)        will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The A/B Whole Loans—The One Manhattan West Whole Loan—Servicing” and “—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” (as defined in the risk retention rules) of Starwood Mortgage Capital LLC (“SMC”) in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Starwood Conduit CMBS Vertical Retention I LLC and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Starwood Conduit CMBS Vertical Retention I LLC to finance a portion of the purchase price of the VRR Interest to be acquired by Starwood Conduit CMBS Vertical Retention I LLC. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to this securitization under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Starwood Conduit CMBS Vertical Retention I LLC, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Bank of America, National Association or LMF Commercial, LLC makes any representation as to the compliance of SMC or Starwood Conduit CMBS Vertical Retention I LLC in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Starwood Conduit CMBS Vertical Retention I LLC is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Starwood Conduit CMBS Vertical Retention I LLC has represented to the repurchase counterparty that (i) SMC is the “sponsor” (as defined in the risk retention rules), (ii) it is a “majority-owned affiliate” (as defined in the risk retention rules) of SMC, (iii) its obligations under the repurchase financing facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the risk retention rules. In addition, the obligations of Starwood Conduit CMBS Vertical Retention I LLC under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest as well as additional CMBS collateral from one or more other transactions. Unless accelerated by the repurchase counterparty or terminated early by Starwood Conduit CMBS Vertical Retention I LLC, the end of the term of each repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of certificates included in the related securitization. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Starwood Conduit CMBS Vertical Retention I LLC’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Starwood Conduit CMBS Vertical Retention I LLC and not transferring legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC. In addition, Starwood Conduit CMBS Vertical Retention I LLC’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR Interest and the other retention interests of Starwood Conduit CMBS Vertical Retention I LLC which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC upon payment in full of Starwood Conduit CMBS Vertical Retention I LLC’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Starwood Conduit CMBS Vertical Retention I LLC when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-eight (48) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $700,244,660 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2020 (or, in the case of any Mortgage Loan that has its first due date after October 2020, the date that would have been its due date in October 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (45.2%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”). Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Starwood Mortgage Capital LLC	16	24	$231,845,419	33.1%
Barclays Capital Real Estate Inc.	11	38	161,336,000	23.0
Bank of America, National Association	5	5	87,725,000	12.5
LMF Commercial, LLC	9	25	82,838,241	11.8
Barclays Capital Real Estate Inc./Societe Generale Financial Corporation	1	2	69,500,000	9.9
Societe Generale Financial Corporation	6	33	67,000,000	9.6
Total	48	127	$700,244,660	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leased fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The One Manhattan West Mortgage Loan (9.997%), is part of a Whole Loan that was co-originated by DBR Investments Co. Limited, Citi Real Estate Funding Inc., Wells Fargo Bank, National Association, Barclays, and JPMorgan Chase Bank, National Association.

●	The MGM Grand & Mandalay Bay Mortgage Loan (9.9%), is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Barclays, Deutsche Bank AG, acting through its New York Branch and SGFC.

●	The 711 Fifth Avenue Mortgage Loan (2.9%), is part of a Whole Loan that was co-originated by Bank of America and Goldman Sachs Bank USA.

●	The Parkside Townhomes Mortgage Loan (0.4%) was originated by Bayview Commercial Mortgage Finance, LLC and purchased by SMC. Such Mortgage Loan was re-underwritten pursuant to SMC’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 27, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the One Manhattan West Mortgage Loan or the Airport Plaza Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 9th & Thomas Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 711 Fifth Avenue Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
One Manhattan West(2)	9.997%	45.5%	45.5%	$ 2,525,000,000	51.1%	51.1%	$ 2,250,000,000
MGM Grand & Mandalay Bay(3)	9.9%	35.5%	35.5%	$ 4,600,000,000	22.2%	22.2%	$ 7,352,600,000
Newpark Town Center(4)	3.1%	54.5%	48.7%	$ 39,900,000	57.1%	51.0%	$ 38,100,000
711 Fifth Avenue(5)	2.9%	54.5%	54.5%	$ 1,000,000,000	54.5%	54.5%	$ 1,000,000,000
FedEx Portfolio(6)	2.2%	64.0%	64.0%	$ 24,200,000	65.4%	65.4%	$ 23,700,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).

(2)	The Appraised Value (Other Than “As-Is”) represents the hypothetical “Market Value Assuming Reserves for Outstanding Costs Have Been Escrowed” as of August 1, 2020 of $2,525,000,000, which appraised value assumes that contractually obligated free rent, tenant improvements, leasing costs and the remaining hard cost expenditures have been escrowed. The market as-is value without the extraordinary assumption is $2,250,000,000.

(3)	The Appraised Value (Other Than “As-Is”) represents the “As Is Real Property” value solely with respect to the real property at the MGM Grand & Mandalay Bay Mortgaged Properties attributable to the Mortgaged Properties and excludes personal property and intangible property. The appraisal also includes an “As Leased–Sale–Leaseback appraised value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value (“As-Is”) includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant as more particularly described in the master lease); and provided that the FF&E is only transferred to the borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the borrowers, and such security interest was collaterally assigned by the borrowers to the mortgage lender.

(4)	The Appraised Value (Other Than “As-Is”) represents the alternative prospective market value as of June 1, 2021, which assumes all tenant improvements and leasing commissions have been paid and rent has commenced in connection with the second largest tenant, Kiln Park City. The lender has reserved 100% of the tenant improvements and leasing commissions owed to Kiln Park City ($1,205,878.) Additionally, the lender has reserved $353,649 for rent on Kiln Park City’s leased space (the “Kiln Reserve”) between the loan origination date and Kiln Park City’s contractual rent commencement date of June 1, 2021, and if Kiln Park City (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance reaches $600,000.

(5)	The “As-Is” Appraised Value of $1,000,000,000 as of January 23, 2020 includes the extraordinary assumption that the borrower sponsors have invested approximately $13,500,000 in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Mortgaged Property. Such capital expenditures have not been completed, are not required and have not been reserved for under the Mortgage Loan.

(6)	The Appraised Value (Other Than “As-Is”) of $11,900,000 for the 115 Industrial Park Road Mortgaged Property represents an “as complete” value, which assumes the completion of certain work at the 115 Industrial Park Road Mortgaged Property, including roof repairs, installation of high volume, low speed fans and updates to the carbon monoxide and nitrogen dioxide monitors by July 1, 2021. At origination, the borrower reserved $536,052, representing approximately 100% of the estimated cost for such repairs. The market as-is value without the extraordinary assumption is $11,400,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as SoCal & South Miami Medical Office Portfolio, representing approximately 9.997% of the Initial Pool Balance, the Appraised Value of $148,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 59.9% and 52.1%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $134,390,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are 66.2% and 57.6%, respectively.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as PGH17 Self Storage Portfolio, representing approximately 5.3% of the Initial Pool

Balance, the Appraised Value, Appraised Value Per Unit, Cut-Off Date LTV Ratio and LTV Ratio at Maturity is based on the as-portfolio value of $135,550,000. The combined “as-is” individual appraised value is $118,970,000. The Cut-off Date LTV and Maturity Date LTV based on the sum of the “as-is” individual appraised values are 78.2% and 71.8%, respectively.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast Texas Multifamily Portfolio, representing approximately 2.8% of the Initial Pool Balance, the Appraised Value of $29,800,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.3% and 51.5%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $29,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are 66.0% and 53.0%, respectively. In addition, the loan balance was calculated net of a holdback reserve of $550,000. The Cut-off Date LTV Ratio including the related holdback reserve is 66.1%. The LTV Ratio at Maturity including the related holdback reserve is 53.4%.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast Texas Multifamily Portfolio, representing approximately 2.8% of the Initial Pool Balance, such Mortgage Loan has a Cut-off Date LTV Ratio calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan, the Cut-off Date LTV Ratio including the related holdback reserve is 66.1%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast Texas Multifamily Portfolio, representing approximately 2.8% of the Initial Pool Balance, such Mortgage Loan has an LTV Ratio at Maturity calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan, the LTV Ratio at Maturity including the related holdback reserve is 53.4%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“Def(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“Def or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“Def or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“Def or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast Texas Multifamily Portfolio, representing approximately 2.8% of the

Initial Pool Balance, the loan balance was calculated net of a holdback reserve of $550,000. The underwritten net operating income debt yield including the related holdback reserve is 9.1%.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast Texas Multifamily Portfolio, representing approximately 2.8% of the Initial Pool Balance, such Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan, the U/W NOI Debt Yield including the related holdback reserve is 9.1%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$700,244,660
Number of Mortgage Loans	48
Number of Mortgaged Properties	127
Range of Cut-off Date Balances	$1,800,000 to $70,000,000
Average Cut-off Date Balance	$14,588,430
Range of Mortgage Rates	2.34130% to 4.88000%
Weighted average Mortgage Rate	3.70357%
Range of original terms to maturity(2)	84 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	83 months to 120 months
Weighted average remaining term to maturity(2)	113 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	351 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	35.5% to 73.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	57.1%
Range of LTV Ratios at Maturity or ARD(4)(5)(6)	34.3% to 64.0%
Weighted average LTV Ratio at Maturity or ARD(4)(5)(6)	52.4%
Range of U/W NCF DSCRs(5)(7)(8)	1.27x to 4.95x
Weighted average U/W NCF DSCR(5)(7)(8)	2.54x
Range of U/W NOI Debt Yields(5)(6)(8)	7.3% to 18.1%
Weighted average U/W NOI Debt Yield(5)(6)(8)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	38.1%
Interest-only, Amortizing Balloon	36.4%
Amortizing Balloon	15.6%
Interest-only, ARD	9.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay (9.9%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes sixteen (16) Mortgage Loans (48.0%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) Mortgage Loans (45.2%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loans identified as the One Manhattan West Mortgage Loan (9.997%) and the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), LTV Ratios and Debt Yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loans are (a) with respect to the One Manhattan West Mortgage Loan (9.997%), 3.42x, 59.4%, 59.4% and 8.2%, respectively and (b) with respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)	With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan (2.8%), the loan balance was calculated net of a holdback reserve of $550,000. The Cut-off Date LTV Ratio including the related holdback reserve is 66.1%. The LTV Ratio at Maturity including the related holdback reserve is 53.4%. The U/W NOI Debt Yield including the related holdback reserve is 9.1%.

(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(8)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), each related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, which is reflected in the U/W NCF DSCR and U/W NOI Debt Yield of the related Whole Loan, and not the underlying rents and other receipts from the Mortgaged Properties.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	17	$ 255,091,492	36.4%
CBD	2	96,000,000	13.7
Medical	9	72,641,492	10.4
Suburban	5	60,650,000	8.7
Flex	1	25,800,000	3.7
Self Storage	28	$ 110,328,653	15.8%
Self Storage	28	110,328,653	15.8
Retail	45	$ 77,478,166	11.1%
Freestanding	39	53,763,508	7.7
Anchored	2	8,725,000	1.2
Single Tenant	2	7,500,000	1.1
Unanchored	2	7,489,659	1.1
Hotel	3	$ 75,050,000	10.7%
Full Service	2	69,500,000	9.9
Extended Stay	1	5,550,000	0.8
Multifamily	24	$ 67,015,348	9.6%
Garden	7	43,965,348	6.3
Low Rise	17	23,050,000	3.3
Mixed Use	3	$ 58,000,000	8.3%
Office/Retail	2	41,750,000	6.0
Retail/Medical Office	1	16,250,000	2.3
Industrial	4	$ 38,081,000	5.4%
Flex	1	16,531,000	2.4
Warehouse/Distribution	2	15,500,000	2.2
Flex/Manufacturing	1	6,050,000	0.9
Other	1	$ 13,500,000	1.9%
Leased Fee	1	13,500,000	1.9
Manufactured Housing	2	$ 5,700,000	0.8%
Manufactured Housing	2	5,700,000	0.8
Total	127	$ 700,244,660	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Newpark Town Center Mortgage Loan (3.1%), the second largest tenant at the Mortgaged Property, Kiln Park City, representing approximately 17.6% of the net rentable area, is a co-working tenant.

●	The borrowers with respect to other Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), each Mortgaged Property (other than the Rotterdam Self Storage Mortgaged Property) has an insurable value plus land value that is lower than the related allocated loan amount for such Mortgaged Property. In the event of a casualty at any such Mortgaged Property where the lender applies all net proceeds to the debt, if the insurance proceeds are insufficient to pay the allocated loan amount with respect to the related Mortgaged Property, the Mortgage Loan documents require that the borrower and/or the guarantor pay such shortfall.

●	With respect to the Museo Vault Storage Mortgage Loan (2.9%), approximately 10% of the related Mortgaged Property’s effective gross income is generated from packing, shipping and transportation services.

●	With respect to the BoxVault Storage Mortgage Loan (1.9%), approximately 13.3% of the related Mortgaged Property’s effective gross income is generated from retail and approximately 15.5% is billboard lease income.

●	With respect to the Value Store It Fort Lauderdale Mortgage Loan (1.0%), approximately 15.1% of the related Mortgaged Property’s effective gross income is generated from a 10,631 square foot retail component at the related Mortgaged Property.

●	With respect to the Benton Road Storage Center Mortgage Loan (1.0%), approximately 18.5% of underwritten income is derived from retail rent from six retail units totaling 14,239 square feet of the Mortgaged Property and 6.5% of underwritten income is derived from common area maintenance charge reimbursements.

●	With respect to the Pleasantdale Self Storage Mortgage Loan (0.8%), approximately 15.9% of the Mortgaged Property’s income is generated from five retail tenants.

●	With respect to the A Quality Storage Mortgage Loan (0.3%), approximately 65% of the Mortgaged Property’s income comprises traditional self-storage rental income. The remaining income is primarily generated from an adjacent 8,000 square foot retail building, which is also collateral for the Mortgage Loan.

●	The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, we note the following:

●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Properties, and may have greater name recognition and financial and marketing resources than such Mortgaged Properties, some of which may be operated by affiliates of the master tenant of such Mortgaged Properties.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC, and/or certain affiliated subtenants of MGM Lessee II, LLC and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements have been underwritten based on year-end 2019 figures and may expire during the term of the MGM Grand & Mandalay Bay Whole Loan, and the MGM

Grand & Mandalay Bay Whole Loan documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Risk Factors—Risks Relating to the Mortgage Loans—Sale-Leaseback Transactions Have Special Risks.”

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing 12 months ending June 30, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 33.8% of the revenues were from hotel rooms, approximately 29.8% of the revenues were from food and beverage sales, approximately 13.6% of the revenues were from gaming, and approximately 22.8% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 27.4% of the revenues were from food and beverage sales, approximately 24.4% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	The borrowers with respect to Mortgage Loans secured by hotel properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
WoodSpring Suites San Angelo	$ 5,550,000	0.8%	11/20/2035	10/6/2030

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Goldman Chicago Multifamily Portfolio Mortgage Loan (2.1%), 77.2% of units have Section 8 tenants representing 83.8% of in-place rent. 12 of the 13 units at the 1305 W. 82nd St. Mortgaged Property, 11 of the 13 units at the 1332 W. 82nd St. Mortgaged Property, 29 of the

40 units at the 6748 S. Crandon Ave. Mortgaged Property, 16 of the 35 units at the 7301 S. Stewart Ave. Mortgaged Property, 23 of the 24 units at the 7502 E. Eggleston Ave. Mortgaged Property, 17 of the 23 units at the 7549 S. Essex Ave. Mortgaged Property, 37 of the 39 units at the 7844 S. Ellis Ave. Mortgaged Property, 10 of the 13 units at the 7928 S. Morgan Street Mortgaged Property, 10 of the 12 units at the 8100 S. Loomis Blvd. Mortgaged Property and 11 of the 16 units at the 8248 S. Eberhart Ave. Mortgaged Property are currently rented to tenants that rely on rent subsidies under various government funded programs such as the Section 8 voucher program.

●	With respect to the Mochica Apartments Portfolio Mortgage Loan (1.2%), approximately 25% of the tenants lease units under the Section 8 voucher program, which is administered by the Hartford Housing Authority under certain Housing Assistance Payment Contracts.

●	With respect to the 1001 Apartments Mortgage Loan (0.8%),there are currently 6 apartments (representing approximately 5.5% of the total units and approximately 6.1% of the in-place rent) at the Mortgaged Property that are leased to low-income tenants who pay a portion of their rent using vouchers received from the local housing authority. Notwithstanding that certain current tenants receive vouchers to pay a portion of its rent, neither the borrower nor the Mortgaged Property are subject to any low or subsidized rent requirements.

●	With respect to the 228 Spaces Mortgage Loan (0.6%), the Mortgaged Property is a unique multifamily product that consists of “micro-units”, averaging 250 square feet in size. Certain typical kitchen features are only available in common areas.

●	The borrowers with respect to other Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office and retail components. In the case of the mixed use properties with office and retail components set forth in the above chart, we note the following:

●	With respect to the 711 Fifth Avenue Mortgage Loan (2.9%), the Mortgaged Property served as Ralph Lauren’s former flagship. However, since April 2017, the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant at this location and continues to pay rent for its entire leased space. The lease requires annual rent of approximately $27,500,000 plus a rent increase to approximately $30,000,000 in April 2024, expires June 30, 2029 and includes two five year renewal options. The lease represents 41.1% of the total underwritten base rent at the Mortgaged Property and is guaranteed by Ralph Lauren Corporation.

●	The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by leased fee properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by leased fee properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	15	21.4%
Restaurant/Bakery(2)	8	16.3%
Theater/entertainment venue(3)	3	10.6%
Grocery store(4)	1	0.7%
Laundromat(5)	1	0.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as SoCal & South Miami Medical Office Portfolio, Airport Plaza, ExchangeRight Net Leased Portfolio 32-BioLife Plasma Services L.P. - Phoenix, AZ, ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Greensburg, PA, ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Goldsboro, NC, 7 Powder Horn Drive, 3700 Geary Boulevard, Rio San Diego, Augusta Park and Magnolia Village.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay, 9th & Thomas, 44 Mercer Street & 471 Broadway – 44 Mercer Street, 44 Mercer Street & 471 Broadway – 471 Broadway, Cypress Shops, Springboro Plaza and Magnolia Village.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay and McCarthy Ranch.

(4)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 38 - Pick n Save - McFarland, WI.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Cypress Shops.

In addition, the Magnolia Ranch Mortgaged Property (0.5%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
One Manhattan West	$ 70,000,000	9.997%	$ 553	4.46x	45.5%	Office
SoCal & South Miami Medical Office Portfolio	$ 70,000,000	9.997%	$ 299	1.40x	59.9%	Office
MGM Grand & Mandalay Bay	$ 69,500,000	9.9%	$ 167,645	4.95x	35.5%	Hotel
PGH17 Self Storage Portfolio	$ 37,000,000	5.3%	$ 12,400	1.27x	68.6%	Self Storage
ExchangeRight Net Leased Portfolio 38	$ 29,608,000	4.2%	$ 154	2.28x	62.0%	Retail
9th & Thomas	$ 26,000,000	3.7%	$ 562	2.13x	60.2%	Office
Abele Business Park	$ 25,800,000	3.7%	$ 86	1.75x	62.2%	Office
Airport Plaza	$ 22,000,000	3.1%	$ 146	1.81x	63.8%	Office
Newpark Town Center	$ 21,750,000	3.1%	$ 178	2.19x	54.5%	Mixed Use
711 Fifth Avenue	$ 20,000,000	2.9%	$ 1,603	2.90x	54.5%	Mixed Use
Museo Vault Storage	$ 20,000,000	2.9%	$ 45,767	1.83x	54.6%	Self Storage
Southeast Texas Multifamily Portfolio	$ 19,699,358	2.8%	$ 50,126	1.42x	64.3%	Multifamily
ExchangeRight Net Leased Portfolio 32	$ 19,270,000	2.8%	$ 152	2.53x	62.0%	Various
7 Powder Horn Drive	$ 16,531,000	2.4%	$ 91	4.05x	58.6%	Industrial
3700 Geary Boulevard	$ 16,250,000	2.3%	$ 551	2.25x	56.8%	Mixed Use
Top 3 Total/Weighted Average	$ 209,500,000	29.9%		3.60x	47.0%
Top 5 Total/Weighted Average	$ 276,108,000	39.4%		3.15x	51.5%
Top 15 Total/Weighted Average	$ 483,408,358	69.0%		2.75x	54.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
SoCal & South Miami Medical Office Portfolio	$ 70,000,000	9.997%
MGM Grand & Mandalay Bay	$ 69,500,000	9.9%
PGH17 Self Storage Portfolio	$ 37,000,000	5.3%
ExchangeRight Net Leased Portfolio 38	$ 29,608,000	4.2%
Southeast Texas Multifamily Portfolio	$ 19,699,358	2.8%
ExchangeRight Net Leased Portfolio 32	$ 19,270,000	2.8%
FedEx Portfolio	$ 15,500,000	2.2%
Goldman Chicago Multifamily Portfolio	$ 14,850,000	2.1%
Mochica Apartments Portfolio	$ 8,200,000	1.2%
44 Mercer Street & 471 Broadway	$ 7,500,000	1.1%
Total	$ 291,127,358	41.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
ExchangeRight Net Leased Portfolio 38	13	$ 29,608,000	4.2%
ExchangeRight Net Leased Portfolio 32	27	19,270,000	2.8
Total for Group 1:	40	$ 48,878,000	7.0%
Group 2:
Museo Vault Storage	1	$ 20,000,000	2.9%
Value Store It Fort Lauderdale	1	7,100,000	1.0
Total for Group 2:	2	$ 27,100,000	3.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	14	$ 130,082,161	18.6%
California	11	$ 111,595,403	15.9%
Nevada	4	$ 83,030,000	11.9%
Florida	6	$ 69,164,710	9.9%
Texas	17	$ 66,262,964	9.5%
Pennsylvania	15	$ 54,802,737	7.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-three (23) other states, with no more than approximately 3.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eighteen (18) Mortgaged Properties (collectively, 15.6%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, Louisiana, North Carolina, Texas, Virginia or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Thirteen (13) Mortgaged Properties (22.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Fifty-eight (58) of the Mortgaged Properties (26.3%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as SoCal & South Miami Medical Office Portfolio - Snapper Creek, Goldman Chicago Multifamily Portfolio - 6748 S. Crandon Ave., Goldman Chicago Multifamily Portfolio - 7844 S. Ellis Ave., Goldman Chicago Multifamily Portfolio - 7502 S. Eggleston Ave., Goldman Chicago Multifamily Portfolio - 7549 S. Essex Ave., Goldman Chicago Multifamily Portfolio - 7301 S. Stewart Ave., Goldman Chicago Multifamily Portfolio - 8248 S. Eberhart Ave., Goldman Chicago Multifamily Portfolio - 8100 S. Loomis Blvd., Goldman Chicago Multifamily Portfolio - 7928 S. Morgan Street, Goldman Chicago Multifamily Portfolio - 1332 W. 82nd St., Goldman Chicago Multifamily Portfolio - 1305 W. 82nd St. and Walgreens Newport News (collectively, 4.3%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the A Quality Storage Mortgage Loan (0.3%), more than twenty individuals have direct ownership interests in the related borrowers.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio 38, ExchangeRight Net Leased Portfolio 32 and Security Mini Storage Mortgage Loans (collectively, 7.3%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The One Manhattan West, SoCal & South Miami Medical Office Portfolio, 7 Powder Horn Drive, Mochica Apartments Portfolio and 44 Mercer Street & 471 Broadway Mortgage Loans (collectively, 24.6%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 7 Powder Horn Drive Mortgage Loan (2.4%), the Mortgaged Property is subject to a condominium regime. The related borrower does not control the condominium board, is the owner of one of the six units subject to the condominium regime, and holds approximately 30.36% of the undivided interests in the common elements subject to the condominium regime.

●	With respect to the 44 Mercer Street & 471 Broadway Mortgage Loan (1.1%), the Mortgaged Properties are each subject to a condominium regime. The related borrower does not control the condominium board at either of the Mortgaged Properties. With respect to the 44 Mercer Street Mortgage Loan, the related borrower owns a 14.3120% interest in the related common areas and with respect to the 471 Broadway Mortgage Loan, the related borrower owns 21.5% interest in the related common areas.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	124	$ 606,577,245	86.6%
Fee/Leasehold	1	70,000,000	9.997
Leasehold(3)	2	23,667,416	3.4
Total	127	$ 700,244,660	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to the SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%), (i) a complete version of the ground lease related to the Tri-City Mortgaged Property has not been recorded and no estoppel was delivered by the related borrower in connection with the origination of the related Mortgage Loan, (ii) the ground lease requires the ground lessor to provide any notice of default to the related lender, but does not expressly provide that no such notice is effective against such lender unless such notice is given to the lender and (iii) the ground lease does not expressly provide that a new ground lease is required in connection with a rejection of such ground lease in a bankruptcy proceeding.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

COVID-19 Considerations

COVID-19 Update(1)

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	August Debt Service Payment Received (Y/N)(2)	September Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making August Payment (%)	UW August Base Rent Paid (%)	Occupied SF/Unit Making September Payment (%)	UW September Base Rent Paid (%)
Barclays	9/22/2020	8/28/2020	One Manhattan West	Office	NAP	NAP	N	N	N	N	100.0%(5)	100.0%(5)	100.0%(5)	100.0%(5)
SMC	9/16/2020	9/25/2020	SoCal & South Miami Medical Office Portfolio	Office	NAP	NAP	N	N	Y(6)	N	100.0%	100.0%	100.0%	100.0%
Barclays; SGFC	9/22/2020	2/14/2020	MGM Grand & Mandalay Bay	Hotel	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	7/28/2020	7/21/2020	PGH17 Self Storage Portfolio	Self Storage	Y	Y	N	N	N	N	(7)	(7)	(7)	(7)
Barclays	9/22/2020	7/29/2020	ExchangeRight Net Leased Portfolio 38	Retail	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/8/2020	9/4/2020	9th & Thomas	Office	NAP	NAP	N	N	Y(8)	N	96.1%	96.2%	97.1%	97.2%
SMC	9/3/2020	9/3/2020	Abele Business Park	Office	NAP	NAP	N	N	Y(9)	N	100.0%	98.9%	100.0%	97.9%
SMC	9/10/2020	9/25/2020	Airport Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/25/2020	9/30/2020	Newpark Town Center	Mixed Use	NAP	NAP	N	N	Y(10)	Y(11)	100.0%	100.0%	100.0%	100.0%
BANA	9/22/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	Y	N	N	Y(12)	N	100.0%	100.0%	100.0%	100.0%
SMC	9/10/2020	9/15/2020	Museo Vault Storage	Self Storage	NAP	NAP	N	N	N	N	97.4%	100.0%(13)	95.2%	85.3%(13)
SMC	9/16/2020	8/3/2020	Southeast Texas Multifamily Portfolio	Multifamily	NAP	Y	N	N	N	N	97.5%	96.9%	NAV(14)	NAV(14)
SGFC	9/22/2020	2/11/2020	ExchangeRight Net Leased Portfolio 32	Various	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/22/2020	9/25/2020	7 Powder Horn Drive	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/25/2020	9/24/2020	3700 Geary Boulevard	Mixed Use	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	9/22/2020	9/30/2020	FedEx Portfolio	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/24/2020	7/28/2020	Goldman Chicago Multifamily Portfolio	Multifamily	NAP	Y	N	N	N	N	96.5%(15)	96.5%(15)	94.3%(15)	94.3%(15)
SMC	9/16/2020	9/14/2020	313 Powell Street	Other	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/10/2020	9/15/2020	BoxVault Storage	Self Storage	NAP	NAP	N	N	N	N	97.1%	96.3%(16)	96.0%	90.2%(16)
LMF	9/17/2020	9/9/2020	Cedar Branch Apartments	Multifamily	NAP	NAP	N	N	N	N	98.7%	98.9%	84.8%	90.2%
SGFC	9/22/2020	9/28/2020	Rio San Diego	Office	NAP	NAP	N	N	Y(17)	N	100.0%	100.0%	100.0%	100.0%
SGFC	9/22/2020	9/23/2020	CH Robinson Plano	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	9/10/2020	2260 University Drive	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	9/16/2020	9/16/2020	Augusta Park	Office	NAP	NAP	N	N	Y(18)	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/22/2020	9/25/2020	Mochica Apartments Portfolio	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	11/26/2019	44 Mercer Street & 471 Broadway	Retail	Y	Y	N	N	N	N	100.0%	68.1%(19)	100.0%	68.1%(19)
SMC	9/17/2020	9/10/2020	Value Store It Fort Lauderdale	Self Storage	NAP	NAP	N	N	N	N	96.4%	94.7%(20)	93.7%	79.0%(20)
SGFC	9/2/2020	9/30/2020	Benton Road Storage Center	Self Storage	NAP	NAP	N	N	Y(21)	N	NAV	95.7%	NAV	77.0%(22)
SMC	9/16/2020	8/31/2020	Midgard Eastanollee	Self Storage	NAP	NAP	N	N	N	N	93.9%	95.1%	NAV(23)	93.2%(23)

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	August Debt Service Payment Received (Y/N)(2)	September Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making August Payment (%)	UW August Base Rent Paid (%)	Occupied SF/Unit Making September Payment (%)	UW September Base Rent Paid (%)
Barclays	9/22/2020	10/1/2020	21 Airport Road	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	8/31/2020	8/31/2020	1001 Apartments	Multifamily	NAP	NAP	N	N	N	N	NAV	97.0%	NAV	NAV
LMF	7/31/2020	9/16/2020	WoodSpring Suites San Angelo	Hotel	NAP	NAP	N	N	N	N	(24)	(24)	(24)	(24)
LMF	7/31/2020	9/18/2020	Pleasantdale Self Storage	Self Storage	NAP	NAP	N	N	N	N	(25)	(25)	(25)	(25)
SMC	9/16/2020	1/24/2020	McCarthy Ranch	Retail	Y	Y	N	N	Y(26)	N	97.0%	84.0%	97.0%	84.0%
SGFC	9/22/2020	9/24/2020	Freedom Storage Las Vegas	Self Storage	NAP	NAP	N	N	N	N	NAV	96.8%	NAV	82.3%(27)
Barclays	9/22/2020	9/18/2020	228 Spaces	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	8/27/2020	8/27/2020	Cypress Shops	Retail	NAP	NAP	N	N	N	N	100.0%(28)	100.0%(28)	100.0%(28)	100.0%(28)
Barclays	9/22/2020	8/20/2020	Walgreens Newport News	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/17/2020	9/24/2020	Springboro Plaza	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	9/4/2020	Summer Winds MHP	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	98.0%	84.6%	92.2%
Barclays	9/22/2020	9/15/2020	Walgreens Williamson	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/3/2020	7/31/2020	Magnolia Village	Retail	NAP	Y	N	N	Y(29)	N	100.0%	97.5%	100.0%	97.3%
LMF	7/31/2020	8/5/2020	Secure Storage Highland	Self Storage	NAP	Y	N	N	N	N	(30)	(30)	(30)	(30)
SMC	9/16/2020	12/16/2019	Parkside Townhomes	Multifamily	Y	Y	N	N	N	N	100.0%	99.4%	NAV(14)	NAV(14)
LMF	7/27/2020	8/20/2020	Airline Self Storage	Self Storage	NAP	NAP	N	N	N	N	(31)	(31)	(31)	(31)
Barclays	9/28/2020	9/24/2020	Security Mini Storage	Self Storage	NAP	NAP	N	N	N	N	97.2%(32)	97.2%(32)	88.6%(32)	88.6%(32)
SMC	9/16/2020	9/14/2020	Coronado Village MHP	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	NAV(33)	NAV(33)
Barclays	9/15/2020	9/14/2020	A Quality Storage	Self Storage	NAP	NAP	N	N	N	N	87.4%(34)	87.4%(34)	NAV(34)	NAV(34)

(1)	This table contains information regarding the status of the Mortgage Loans and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full August Payment (%)” and “Occupied SF/Unit Making Full August Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information as-of Date” column.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(2)	Some loans are newly originated and therefore, the August Debt Service Payment Received (Y/N) and September Debt Service Payment Received (Y/N) fields are not applicable. See Annex A-1 for each loan’s first payment date.

(3)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflects situations where a request was made and not withdrawn.

(4)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(5)	The One Manhattan West Property was newly constructed in 2019. Some tenants are still in their free rent periods, but all tenants are current under their lease obligations.

(6)	Two tenants (4.3% of NRA and 6.0% of UW Base Rent) received COVID-19 related rent relief and two tenants (1.2% of NRA) ceased operations due to the impact of the COVID-19 pandemic, which tenants have been underwritten as vacant. No rent was forgiven; all COVID-19 relief requests consisted of applying security deposits towards base rent or deferring one to two months of base rent. Of the two tenants that received COVID-19 related relief, one tenant will have an outstanding repayment obligation as of the origination date, totaling approximately $4,736 (equal to one half month’s total rent), which is required to be repaid by October 2020.

(7)	Tenant due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on calendar month basis. As of July 28, 2020, 4.0% of monthly rents were 31-60 days past due and 2.7% of monthly rents were 61-90 days past due.

(8)	Thomas Street Warehouse Restaurant (2.5% of NRA and 2.4% of UW Base Rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of

NRA and 1.0% of UW Base Rent) was provided with a base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of UW Base Rent) was provided with five months of base rent abatement (May through September 2020).

(9)	Three tenants (collectively representing 5.6% of NRA and 6.3% of UW Base Rent) entered into rent deferment agreements for the payments due in May, June and July 2020. These tenants include: (i) Wesley Spectrum, who paid 50% of rent due from May through July 2020 and will have an abatement of $2,077 per month through December 2020 (abatement escrowed), (ii) Crossmark, who paid no rent from May through July and paid full rent in August and (iii) Ridgeview Physical Therapy and Wellness Center, LLC, who paid partial rent from May through July and paid full rent in August. Each of the tenants has entered into an agreement to repay deferred rent.

(10)	The borrower has provided partial rent abatements to nine tenants (23.7% of NRA and 25.2% of UW Base Rent) and rent deferrals to eight tenants (45.4% of NRA and 45.4% of UW Base Rent). All tenants have repaid the deferred rent, except Best Buy (24.4% of NRA and 28.0% of UW Base Rent). Best Buy’s deferred rent is required to be repaid in two installments on November 1 and December 1, 2020. All tenants have paid rent for August and September 2020.

(11)	The borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act.

(12)	As of May 18, 2020, the borrower has entered into a rent deferral agreement with the sixth largest tenant, The Swatch Group (4.2% of NRA and 37.3% of UW Base Rent). For the months of April, May and June 2020, The Swatch Group base rent was reduced to 50.0%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50.0%) and March 31, 2021 (50.0%). All tenants have paid rent for August and September 2020.

(13)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant’s occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month’s collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

(14)	Due to the timing of the request, the related borrower sponsors were unable to provide full month collections for September 2020.

(15)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) are based on rent collections through August 31, 2020 and Occupied SF/Unit Making Full September Payment (%), UW September Base Rent Paid (%) are based on rent collections through September 24, 2020.

(16)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant’s occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month’s collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

(17)	All tenants except for Ideal Match (2.8% of NRA and 2.7% of UW Base Rent) have made their respective August 2020 rent payments. Ideal Match was granted deferred rent for March and April 2020 and a 50% rent abatement from May 2020 until further notice. Ideal Match is expected to pay all amounts owed in full prior to its lease expiration on January 31, 2021. Ideal Match is expected to vacate its suite upon the expiration of its lease. As a result, the suite occupied by Ideal Match is currently being marketed to prospective tenants.

(18)	Rent relief inquiries were received from Henderson Executive (19.4% of NRA and 19.0% of UW Base Rent) (rent deferment executed), The Day Chiropractic (4.0% of NRA and 3.9% of UW Base Rent) (tenant elected not to sign), Horizon Family Therapy (2.0% of NRA and 2.3% of UW Base Rent) (rent deferment executed), and David P. Smith, O.D. (2.7% of NRA and 4.6% of UW Base Rent) (landlord declined to offer). Henderson Executive received a deferment of its base rent in May 2020 totaling $18,892.90 due to the COVID-19 pandemic, which is required to be repaid in six monthly installments of $3,148.82 from July to December 2020. However, the tenant agreed to an early lease extension in August 2020, and in connection with the extension, the borrower agreed to waive the last four months of base rent deferments, otherwise due September 2020 through December 2020. Horizon Family Therapy received a deferment of the base rent in April 2020 totaling $2,306.40 due to the COVID-19 pandemic, which is required to be repaid in six monthly installments of $384.40 from June to November 2020.

(19)	Think Coffee (54.8% of NRA and 41.3% of UW Base Rent) is currently paying $5,000 of its $25,000 monthly base rent.

(20)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant’s occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month’s collections and does not accurately reflect the total monthly collections that will be received by the end of the month. One retail tenant, Estrella Insurance (1.8% of NRA and 2.9% of UW Base Rent), requested free rent for the month of May 2020. The tenant agreed to repay the abated rent in seven monthly installments from June through December 2020 in addition to the contractual monthly rent payments owed under the lease.

(21)	Subway (0.8% of NRA and 2.6% of UW Base Rent) requested rent relief due to the impact of the COVID-19 pandemic. The request was denied and Subway has continued to make full rental payments through September 2020.

(22)	UW September Base Rent Paid (%) is as of September 22, 2020; however, rents are collected throughout the month. The UW August Base Rent Paid % and UW September Base Rent Paid % are based on self storage collections only. The retail tenants at the Benton Road Self Storage Property had 100.0% collections in August and September 2020, respectively. The self storage units at the Benton Road Self Storage Property have averaged approximately 94.8% UW Base Rent collections between March and August 2020.

(23)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant’s occupancy date and payment method. Additionally, the Midgard Eastanollee Property was recently acquired. As such, August and September reporting is based on partial months’ collections and do not accurately reflect the total monthly collections that were received in August or are expected to be received by the end of September.

(24)	June and July 2020 occupancy, ADR and RevPAR information was 95.3%, $48.35 and $46.05 and 88.0%, $48.46 and $42.63, respectively.

(25)	As of July 31, 2020, 1.1% of units, representing 3.4% of base rent were 31-60 days past due and 0.4% of units, representing 1.7% of base rent were 61-90 days past due.

(26)	Three tenants (collectively representing 2.5% of NRA and 5.8% of UW Base Rent) have not paid rent for August or September 2020. Big Al’s (17.3% of NRA and 20.0% of UW Base Rent) is paying 50% rent through December 2020 with deferred rent required to be repaid beginning in January 2021.

(27)	UW September Base Rent Paid (%) is as of September 25, 2020; however, rents are collected throughout the month. The self storage units at Freedom Storage Las Vegas Property have averaged 88.0% collections between March and August 2020.

(28)	The second and third largest tenants (collectively representing 34.4% of NRA and 41.4% of UW Base Rent) are currently paying partially abated rent, based on the terms in new leases executed in 2019. Full rent payments are scheduled to commence October 1, 2020 and January 1, 2021, respectively. A free rent reserve of $94,876 was established at origination. Rent relief related to COVID-19 was not requested.

(29)	Otsuka Ramen and Bar (6.4% of NRA and 10.5% of UW Base Rent) did not pay rent from March through June 2020. They received a $1,500 per month discount from July through October 2020. 50% of the unpaid balance of such rent abatement will be forgiven. World Nail (3.9% of NRA and 2.8% of UW Base Rent) paid discounted rent from April through June 2020; World Nail has agreed to pay the unpaid balance of such rent abatement over a six-month period ending in January 2021. Magnolia Village Cleaners (3.1% of NRA and 2.6% of UW Base Rent) did not pay rent from March through June 2020; they are negotiating a plan to repay delinquent rent. Inizio Insurance Solutions (2.5% of NRA and 1.8% of UW Base Rent) did not pay rent in May 2020 and is negotiating a payment plan for the balance due. Pacific Mini Mart (6.3% of NRA and 4.7% of UW Base Rent) did not pay rent in April 2020 and is negotiating a payment plan for the balance due.

(30)	As of July 31, 2020, 2.0% of base rent was 31-60 days past due and 0.9% of base rent was 61-90 days past due.

(31)	As of July 27, 2020, 1.7% of UW Base Rent was 0-90 days past due and 0.8% of UW Base Rent was 360 days past due.

(32)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) is based on storage unit rent collections through August 31, 2020. Occupied SF/Unit Making Full September Payment (%) and UW September Base Rent Paid (%) are as of September 28, 2020; however, rents are collected throughout the month. The Security Mini Storage Property has averaged 98.9% collections since March 2020.

(33)	The Coronado Village MHP Property was acquired on September 14, 2020, thus full month collections for September 2020 are not available.

(34)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) is based on storage unit rent collections through August 31, 2020. Occupied SF/Unit Making Full September Payment (%) and UW September Base Rent Paid (%) are not currently available. However, according to the borrower sponsor, 92.4% of storage unit rent collections have been received since the onset of the COVID-19 pandemic, and all tenants are expected to repay any missed rent.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eighteen (18) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Whole Loan documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Whole Loan (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term within ten business days of the current PLL Policy term expiration.

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), the ESA report dated July 6, 2020 for the Capital Self Storage - Hanover Mortgaged Property identified one controlled recognized environmental condition (“CREC”). The Hanover Property was used for industrial purposes from approximately 1886 until 1993, entered the Voluntary Cleanup Program in 1994 and completed remediation in 2001. Engineering and institutional controls were implemented to achieve the CREC regulatory closure and the ESA opines that no further action is warranted at this time.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the CVS Pharmacy - Atlanta, GA Mortgaged Property in connection with the operation of a nearby dry cleaner facility. The Mortgaged Property was enrolled in the Georgia Brownfields program due to the presence of chlorinated solvent groundwater contamination. Two monitoring wells on the Mortgaged Property revealed tetrachloroethylene above applicable standards. Subsequent soil sampling did not detect any volatile organic compounds (“VOCs”) or semi-VOCs. Vapor intrusion modeling indicated that the low concentrations of groundwater impact would likely not adversely impact air quality and the vapor intrusion pathway should not pose an unacceptable hazard or risk. A Brownfields Limitation of Liability Letter relating to the Mortgaged Property was issued in September 2009. In March 2017, an environmental covenant was filed prohibiting the use or extraction of groundwater beneath the Mortgaged Property for drinking water or other potable uses. Based on the location of the groundwater impact, vapor intrusion modeling and the issuance of the Brownfields Limitation of

Liability Letter, the Phase I ESA provided that no further investigation is warranted; however, continued compliance with the environmental covenant was recommended.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the Walgreens - Racine, WI Mortgaged Property in connection with groundwater and soil contamination from the release of chlorinated solvents and petroleum compounds from gasoline station operations at the Mortgaged Property from about 1950 to 1979 and dry cleaner operations at the Mortgaged Property from 1994 to 1998. Groundwater sampling revealed tetrachloroethylene and trichloroethylene (“TCE”) above applicable standards and a soil sample showed a benzene concentration above the applicable standards. The Wisconsin Department of Natural Resources issued a No Further Action Letter in 2005, outlining use restrictions on the Mortgaged Property, which include (a) limitations on (i) new construction and (ii) filling over certain areas of the Mortgaged Property, (b) excavating or grading the land surface and (c) plowing for agricultural purposes. The Phase I ESA recommends continued implementation of the property use restrictions.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the CVS Pharmacy - Marietta, GA Mortgaged Property in connection with chlorinated solvent groundwater contamination originating from an offsite facility of Damar, Inc., located north of the Mortgaged Property. Groundwater sampling showed concentrations of tetrachloroethylene from 5.1 to 110 parts per billion (“ppb”), trichloroethene from 12 to 14 ppb, cis-1,2-dichloreothene from 5.6 to 15 ppb and vinyl chloride TCE from 28 to 48 ppb. The Mortgaged Property was subsequently enrolled in the Georgia Brownfields program on the condition the Mortgaged Property is limited to non-residential uses with limitations on groundwater usage. A Brownfields Limitation of Liability Letter was issued to a prospective purchaser of the Mortgaged Property in 2005. The Phase I ESA recommends further compliance with the use limitation on the Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the Dollar General-Jackson, MI Mortgaged Property in connection with the historical use of the Mortgaged Property for lumber yard and coal storage operations for approximately 60 years. In addition, properties adjoining the Mortgaged Property were historically occupied by a gasoline station and dry cleaners. The Mortgaged Property is required to be operated under a due care plan in accordance with the Michigan Natural Resources and Environmental Protection Act. A Baseline Environmental Assessment was prepared in 2019 which revealed concentrations of arsenic, selenium, lead, chromium, copper, mercury and TCE in soil and groundwater above applicable regulatory standards. Based on the lack of groundwater for potable purposes, nonresidential use of the Mortgaged Property and the low concentration of TCE in groundwater, the Phase I ESA provided that no further investigation is warranted; however, continued compliance with due care obligations was recommended.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the related Phase I ESA identified a CREC at the Walgreens - Midland, MI Mortgaged Property in connection with the former operation of the Mortgaged Property as a gasoline station from approximately 1973 through 2004. Testing revealed soil and groundwater impacts, including, among other things, benzene, trimethylbenzene and xylene in excess of applicable standards. Regulatory closure was granted subject to compliance with certain engineering controls and use restrictions (collectively, the “Environmental Controls”). A limited subsurface Phase II ESA was performed in March 2020 to investigate possible vapor intrusion arising from the potential for contaminated groundwater migration from a former dry cleaner property adjacent to the Mortgaged Property as previously identified as a REC in the Phase I ESA, but no evidence of such contaminated groundwater migration was found and no further action was recommended. The Phase II ESA recommended that the borrower comply with any Environmental Controls related to the CREC, including, among other things, a prohibition on the installation of water wells at the Mortgaged Property and a limitation of any future improvements to slab-on-grade construction.

●	With respect to the Walgreens Williamson Mortgage Loan (0.5%), the related Phase I ESA identified a CREC at the Mortgaged Property, in connection with the prior use of the Mortgaged Property as a gasoline filling station. The original underground storage tanks (“USTs”) were removed in 1970 and two USTs were removed in 1982. The Mortgaged Property was the site of a spill case in 1981 due to an impacted sewer line. The New York State Department of Environmental Conservation (“NYSDEC”) performed remediation of the sewer line, but it was reported that a sizeable amount of contamination was left on the Mortgaged Property. A Phase II Environmental Assessment was completed in 2003. Based on the results of the Phase II, a Remedial Action Plan was recommended with approval by the NYSDEC. Remediation activities commenced in April 2003 and were completed by July 2003. Upon completion of the remediation activities, the NYSDEC issued a letter to the owner of the Mortgaged Property indicating satisfaction with the remediation efforts. The NYSDEC concluded that based on the work completed at the Mortgaged Property, as well as the proposed future use of the area impacted by spill as a parking lot, no further action was required. It should be noted that 17 years have passed since the NYSDEC closed this case. As such, a vapor intrusion condition into the existing onsite structure is unlikely and this historical release represents a CREC.

●	With respect to the Magnolia Village Mortgage Loan (0.5%), the related Phase I ESA identified certain RECs at the related Mortgaged Property related to soil and groundwater contamination in addition to multiple USTs located at the Mortgaged Property. With respect to the soil and groundwater contamination, the related environmental consultant noted the historical use of the Mortgaged Property as a dry cleaning facility. The related environmental consultant recommended a subsurface investigation. With respect to the USTs, the related environmental consultant noted that it could not be confirmed whether such USTs were still located under the surface of the Mortgaged Property and recommended a geophysical survey to determine whether any USTs remain on the Mortgaged Property. The environmental consultant estimates that the total environmental exposure in connection with both RECs ranges from $100,000 to $500,000. In lieu of a Phase II ESA, at origination, an environmental insurance policy was obtained from Great American Insurance Group with a $2,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Great American Insurance Group is rated “A+:XV” or better by A.M. Best. The policy expires July 31, 2033, which is approximately 3 years past the maturity date of the related Mortgage Loan.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Property Damage Resulting from Civil Unrest

Incidents of civil unrest, riots and/or protests could result in property damage to the Mortgaged Properties located in the affected area. Additionally, if such incidents continue over an extended period, such incidents could impair the ability of retail and other tenants to remain open for business and could materially impair the ability of potential customers, employees, visitors and other personnel to gain access to such Mortgaged Properties and consequently, could materially and adversely affect the business and operations of the tenants located at such Mortgaged Properties. In addition, such prolonged disruptions could generally negatively impact perceptions of safety and the commercial viability of the area in which such Mortgaged Properties are located and in turn reduce demand for such Mortgaged Properties.

Additional civil unrest and resultant property damage could occur, and such damage could impose significant costs on tenants or borrowers or impact the tenants’ ability to operate at the Mortgaged Properties. See “Risk Factors—Other Events May Affect the Value and Liquidity of Your Investment”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), the borrower sponsor and non-recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions. In or about May 2019, Robert Morgan and several members of his organization were indicted by a federal grand jury for, among other things, conspiracy to commit wire fraud and bank fraud for their alleged roles in a mortgage fraud scheme. Prior to origination of the Mortgage Loan, Robert Moser dissolved his previous relationship with Robert Morgan by settlement agreement and agreed to pay Mr. Morgan $50 million (the “Buyout Price”) to buy out Mr. Morgan’s interest in the Mortgaged Properties and other properties and the related borrower entities in which Robert Morgan previously had an interest. $650,000 of the Buyout Price was paid in connection with the settlement agreement and the balance of the Buyout Price is evidenced by a note from Robert Moser, individually (the “Moser Note”). The Moser Note is guaranteed by The RJM Fund LLC, a fund managed by Robert Moser and is secured by a pledge of Robert Moser’s interest in certain properties (the “Pledged Properties”) owned by Robert Morgan. None of the related Mortgaged Properties are Pledged Properties. The settlement agreement requires Robert Morgan to market the Pledged Properties, and use commercially reasonable efforts to sell them prior to the December 2024 maturity of the Moser Note. The sale of the Pledged Properties is anticipated to generate the proceeds necessary to satisfy the obligations under the Moser Note. There can be no assurances that Robert Morgan will sell the Pledged Properties or that the proceeds will satisfy Robert Moser’s obligations under the Moser Note. In addition, there can be no assurance that Robert Moser and/or his assets will not be affected in connection with the criminal prosecution of Robert Morgan.

●	With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan (2.8%), the borrower with respect to the Innsbruck Apartments Mortgaged Property is subject to two pending lawsuits. The first lawsuit is brought by the estate of a former tenant at the related Mortgaged Property in connection with a shooting at the related Mortgaged Property and the plaintiff is seeking $1,000,000 in damages. The second lawsuit involves a former tenant who was injured by falling drywall at the related Mortgaged Property, and the amount of damages alleged are unknown. Additionally, the borrower sponsor and certain affiliates are subject to at least two additional lawsuits in connection with properties other than the Mortgaged Properties. The first such lawsuit is brought by the estate of a former tenant in connection with a wrongful death claim in which the plaintiff alleges an unspecified amount of damages. The second such lawsuit alleges various claims of negligence and seeks damages between $200,000 and $1,000,000.

●	With respect to the Goldman Chicago Multifamily Portfolio Mortgage Loan (2.1%), one of the related sponsors is the defendant in one active litigation. The plaintiff and the sponsor were managing members of an entity (“LR LLC”) that owned an unrelated condominium project. The plaintiff alleges that the sponsor (i) paid himself $105,000 for accounting services without the consent or knowledge of the other members of LR LLC, (ii) improperly accessed banking records of LR LLC without authorization after being removed as manager, (iii) defamed the plaintiff by falsely stating that the plaintiff mismanaged the financial affairs of LR LLC, and (iv) misrepresented to the plaintiff and other members of LR LLC that the sponsor would seek tax credits for LR LLC, or failed to disclose that the sponsor had no intention to do so. The plaintiff seeks unspecified damages and other relief. The sponsor vigorously denies any wrongdoing and has filed a cross-complaint seeking indemnification under the operating agreement of 123 Los Robles LLC and statutory indemnity. A final status conference is scheduled for July 2021, and a jury trial is scheduled for August 2021.

●	With respect to the 313 Powell Street Mortgage Loan (1.9%), one of the borrower sponsors is subject to pending litigation in connection with a foreclosure action with respect to a property other than the Mortgaged Property in which the plaintiff alleges a $277,677 deficiency.

●	With respect to the Cedar Branch Apartments Mortgage Loan (1.6%), the borrower is named in a pending wrongful death lawsuit based on the following: An employee of the property manager (Nova Asset Management), an affiliate of the borrower, was working on the roof of the Mortgaged Property when he fell and died as a result of injuries. His family filed a lawsuit against the property manager and the borrower. The complaint alleges that the property manager failed to provide appropriate protective equipment and generally alleges that the property manager was grossly negligent for “other acts and omissions to be proven at trial”. The complaint also alleges that the borrower knew that the decedent was working without proper protective equipment and failed to warn the decedent that the roof was steep and had no anchor points or means of arresting the decedent’s fall. The complaint seeks damages in excess of $1,000,000. The insurers for the borrower and the property manager are defending the lawsuit.

●	With respect to the 228 Spaces Mortgage Loan (0.6%), the sponsor, Brent Dahlstrom is the defendant in an ongoing civil litigation case brought by a former business partner. The plaintiff alleges that the sponsor failed to pay the remaining balance required pursuant to a purchase agreement for an unrelated property. The total amount at risk is approximately $2.9 million, and the matter is set for trial in February 2021.

●	With respect to the Magnolia Village Mortgage Loan (0.5%), a non-managing member of the borrower pled guilty to a burglary charge in 2019.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-four (34) of the Mortgage Loans (collectively, 64.4%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Eleven (11) of the Mortgage Loans (collectively, 24.8%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	One (1) Mortgage Loan (9.997%) was originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.

●	Two (2) of the Mortgage Loans (collectively, 0.9%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the SoCal & South Miami Medical Office Portfolio, PGH17 Self Storage Portfolio, ExchangeRight Net Leased Portfolio 38, Abele Business Park, Airport Plaza, Newpark Town Center, ExchangeRight Net Leased Portfolio 32, 7 Powder Horn Drive, Goldman Chicago Multifamily Portfolio, 313 Powell Street, Cedar Branch Apartments, Augusta Park, Mochica Apartments Portfolio, Freedom Storage Las Vegas and Walgreens Williamson Mortgage Loans (collectively, 43.9%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%), in 2013, one of the borrower sponsors acquired a portion of the El Camino Real Mortgaged Property from a foreclosing lender as part of an REO transaction.

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), the borrower sponsor (Robert Moser) and Robert Morgan were parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006. Of the 12 properties, four have been released from the lien of the related mortgage, seven have been foreclosed and sold, and one remains an REO property. In connection with the related deficiency claims, the related CMBS lender, Robert Moser and Robert Morgan agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.

●	With respect to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan (4.2%) and the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), sponsor Warren Thomas disclosed that in 2009, a lender foreclosed on a 60-unit Houston apartment building unrelated to the Mortgaged Property, for which the borrower sponsor was a co-guarantor. The borrower sponsor settled the debt with the lender in 2013.

●	With respect to the Abele Business Park Mortgage Loan (3.7%), the related borrower sponsor was previously a sponsor of a CMBS loan with respect to which the previous lender initiated a foreclosure. The related lender received a full payoff.

●	With respect to the Airport Plaza Mortgage Loan (3.1%), in 2017, an affiliate of the related Mortgage Loan Seller and the related originator acquired such Mortgaged Property as an REO property from the securitization trust that previously held the Mortgage Loan secured by such Mortgaged Property and for which LNR Partners, LLC, an affiliate of the related Mortgage Loan Seller and originator, was the special servicer. The prior mortgage loan became a defaulted loan in 2013. The trustee of the related prior securitization trust reported losses of approximately $12,739,299 in connection with the sale of the Airport Plaza Mortgaged Property to the borrower sponsor. The borrower under such Mortgage Loan is unaffiliated with the borrower under the prior mortgage loan.

●	With respect to the Newpark Town Center Mortgage Loan (3.1%), such Mortgaged Property was developed in 2008 by a former owner who was able to lease the then-two anchor suites (Best Buy and Jupiter Bowl) and one inline tenant (Great Clips), but due to market conditions, the former owner was unable to complete the buildout of the inline tenant suites and unable to stay current on the debt obligations and the Newpark Town Center Property was put into foreclosure by the former lender. The current borrower sponsor purchased the note from the former lender in 2013 through a foreclosure auction and took ownership of the Newpark Town Center Property thereafter and has brought the occupancy of the Newpark Town Center Mortgaged Property to 86.6% as of September 15, 2020.

●	With respect to the 7 Powder Horn Drive Mortgage Loan (2.4%), the related sponsor owns six unrelated properties that went into default prior to COVID-19, and 11 unrelated properties that have gone into default due to COVID-19. Additionally, the subject Mortgaged Property was purchased in 2018 by the seller as part of a portfolio foreclosure. The previous foreclosure was driven by other unrelated properties securing the portfolio loan and not the subject Mortgaged Property.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Nine (9) of the Mortgaged Properties (collectively, 11.2%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

●	Five (5) of the Mortgaged Properties (collectively, 7.6%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as SoCal & South Miami Medical Office Portfolio - Galloway Medical Park - Miami, FL, SoCal & South Miami Medical Office Portfolio - Activity Medical Center - San Diego, CA, SoCal & South Miami Medical Office Portfolio - El Camino Real - Encinitas, CA, SoCal & South Miami Medical Office Portfolio - Tri-City Medical Park - Oceanside, CA, SoCal & South Miami Medical Office Portfolio - Temecula Medical Center - Temecula, CA, SoCal & South Miami Medical Office Portfolio - Snapper Creek - Miami, FL, ExchangeRight Net Leased Portfolio 38 - Pick n Save - McFarland, WI, ExchangeRight Net Leased Portfolio 38 - CVS Pharmacy - Brownsville, TX, ExchangeRight Net Leased Portfolio 38 - Walgreens - La Crosse, WI, ExchangeRight Net Leased Portfolio 38 - Tractor Supply - Little Egg Harbor, NJ, ExchangeRight Net Leased Portfolio 38 - CVS Pharmacy - Hattiesburg, MS, ExchangeRight Net Leased Portfolio 38 - Tractor Supply - Horn Lake, MS, ExchangeRight Net Leased Portfolio 38 - Dollar General - Plum, PA, ExchangeRight Net Leased Portfolio 38 - Dollar General - Midland, TX, ExchangeRight Net Leased Portfolio 38 - Dollar General - Las Cruces, NM, ExchangeRight Net Leased Portfolio 38 - Dollar General - La Marque, TX, ExchangeRight Net Leased Portfolio 38 - Dollar General - Houston, TX, ExchangeRight Net Leased Portfolio 38 - Dollar General - South Bend, IN, ExchangeRight Net Leased Portfolio 38 - Dollar General - Hamilton, OH, ExchangeRight Net Leased Portfolio 32 - Hobby Lobby - Onalaska, WI, Airport Plaza, ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Oakdale, PA, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Marietta, GA,

ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Oak Ridge, NC, ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Beaver Falls, PA, ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Goldsboro, NC, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Eagan, MN, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Vestavia Hills, AL, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Yeadon, PA, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - South Lyon, MI, 7 Powder Horn Drive and 3700 Geary Boulevard.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
7 Powder Horn Drive	2.4%	No	10/31/2025	10/06/2027
313 Powell Street	1.9%	No	06/30/2030	10/06/2030
CH Robinson Plano	1.4%	No	03/31/2030	10/01/2030
FedEx Portfolio - 2498 Florence Harllee Blvd	1.1%	No	09/30/2025	10/01/2030
FedEx Portfolio - 115 Industrial Park Road	1.1%	No	09/30/2025	10/01/2030
ExchangeRight Net Leased Portfolio 38 - Tractor Supply - Little Egg Harbor, NJ	0.6%	No	09/30/2029	08/06/2030
44 Mercer Street & 471 Broadway - 44 Mercer Street	0.6%	No	12/31/2028	12/06/2029
Walgreens Williamson	0.5%	No	08/31/2030	10/06/2030
44 Mercer Street & 471 Broadway- 471 Broadway	0.5%	No	07/31/2024	12/06/2029
ExchangeRight Net Leased Portfolio 38 - CVS Pharmacy - Hattiesburg, MS	0.3%	No	04/30/2031	08/06/2030
ExchangeRight Net Leased Portfolio 38 - Dollar General - Plum, PA	0.2%	No	04/30/2031	08/06/2030
ExchangeRight Net Leased Portfolio 32 - Hobby Lobby - Onalaska, WI	0.2%	No	12/31/2029	03/01/2030
ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Oakdale, PA	0.1%	No	04/30/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Marietta, GA	0.1%	No	01/31/2031	03/01/2030
ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Oak Ridge, NC	0.1%	No	09/30/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Beaver Falls, PA	0.1%	No	09/30/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - Fresenius Medical Care - Goldsboro, NC	0.1%	No	10/31/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Eagan, MN	0.1%	No	01/31/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Vestavia Hills, AL	0.1%	No	01/31/2030	03/01/2030
ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Yeadon, PA	0.1%	No	12/31/2029	03/01/2030
ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - South Lyon, MI	0.1%	No	01/31/2030	03/01/2030

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as One Manhattan West, Abele Business Park and Newpark Town Center.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Rio San Diego	1.5%	Department of Veteran Affairs	22.2%	33.1%
SoCal & South Miami Medical Office Portfolio - Temecula Medical Center	1.3%	State of California	10.1%	15.3%
Augusta Park	1.2%	State of Nevada, Dept. of Administration	7.9%	10.6%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Airport Plaza, ExchangeRight Net Leased Portfolio 32 - BioLife Plasma Services L.P. - Phoenix, AZ, ExchangeRight Net Leased Portfolio 32 - Walgreens - Midland, MI, ExchangeRight Net Leased Portfolio 32 - Walgreens - Racine, WI, and ExchangeRight Net Leased Portfolio 32 - Walgreens - Delafield, WI.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the One Manhattan West Mortgage Loan (9.997%), the second largest tenant at the Mortgaged Property, EY, representing approximately 30.6% of the net rentable area, has accepted delivery of its premises and has a free rent period in the amount of $4,495,804 per month through

May 2022. The tenant is scheduled to begin paying full rent in June 2022. The tenant expects to occupy its space by February 15, 2021. Additionally, the third largest tenant, Accenture, representing approximately 13.5% of the net rentable area, has accepted delivery of its premises and has a free rent period in the amount of $328,323 for the month of October 2020. The tenant is scheduled to begin paying full rent in November 2020. The tenant expects to occupy its space by February 8, 2021. Further, the fourth largest tenant, the National Hockey League, representing 8.5% of the net rentable area, has accepted delivery of its premises and has a free rent period in the amount of $1,253,024 per month through May 2021 and a partial free rent period in the amount of $313,256 for the month of June 2021. The tenant is scheduled to begin paying full rent in July 2021. The tenant originally expected to occupy its space by September 2020, but may be delayed, as its current lease at an unrelated Manhattan property expires in October 2022.

●	With respect to the SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%), the second and fourth largest tenants at the Temecula Medical Center Mortgaged Property, State of California and David T. Phan, DDS, Inc., have not taken occupancy. Additionally, the fifth largest tenant at the El Camino Real Mortgaged Property, Anicira Veterinary Center, has not taken occupancy.

●	With respect to the Newpark Town Center Mortgage Loan (3.1%), the second largest tenant, Kiln Park City, representing approximately 17.6% of net rentable area, has taken possession but is not in full occupancy as they are building-out the space (which is expected to be completed in January 2021). Therefore, at origination, the lender reserved $1,205,878 representing 100% of the tenant improvements and leasing commissions owed to Kiln Park City with respect to such buildout and also reserved $353,649 for rent for the leased space for Kiln Park City between the loan origination date and Kiln Park City’s contractual rent commencement date of June 1, 2021, and if Kiln Park City (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the reserve balance reaches $600,000.

●	With respect to the 711 Fifth Avenue Mortgage Loan (2.9%), the fifth largest tenant at the Mortgaged Property, Sandler Capital, representing approximately 5.1% of the net rentable area, is in a free rent period through December 2020, and approximately $506,953 was reserved in order to cover such free rent.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), CVS Pharmacy, the sole tenant at each of the CVS Pharmacy - Eagan, MN Mortgaged Property, the CVS Pharmacy - Vestavia Hills, AL Mortgaged Property and the CVS Pharmacy - South Lyon, MI Mortgaged Property, is scheduled to have a free rent period between February 2027 and January 2030 at each such Mortgaged Property. At origination, the related borrower deposited $1,746,018 with the lender, representing approximately 100% of the amount of rent abated during such free rent period.

●	With respect to the 7 Powder Horn Drive Mortgage Loan (2.4%), the sole tenant at the related Mortgaged Property, Celgene Corporation, is entitled to rent abatement in the amount of $204,989 for the month of October 2020, which amount was reserved at origination. The tenant is expected to begin paying full unabated rent in November 2020.

●	With respect to the CH Robinson Plano Mortgage Loan (1.4%), the sole tenant at the related Mortgaged Property, C.H. Robinson, receives a monthly rent abatement in the amount of: (i) $29,040.35 through March 2021 and (ii) $29,521.61 beginning in April 2021 through November 2021. At origination, $410,414.98 was reserved in order to cover such rent abatement. C.H. Robinson is expected to begin paying full unabated rent in December 2021.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as One Manhattan West and Newpark Town Center.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The PGH17 Self Storage Portfolio - Capital Self Storage - East York, ExchangeRight Net Leased Portfolio 38 - Tractor Supply - Little Egg Harbor, NJ, ExchangeRight Net Leased Portfolio 38 - Walgreens - La Crosse, WI, ExchangeRight Net Leased Portfolio 38 - Tractor Supply - Horn Lake, MS, 9th & Thomas, ExchangeRight Net Leased Portfolio 32 - Walgreens - Midland, MI, ExchangeRight Net Leased Portfolio 32 - Walgreens - Racine, WI, ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Oakdale, PA, ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Burleson, TX, ExchangeRight Net Leased Portfolio 32 - Walgreens - Delafield, WI, ExchangeRight Net Leased Portfolio 32 - Tractor Supply - Beaver Falls, PA, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Eagan, MN, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - Vestavia Hills, AL, ExchangeRight Net Leased Portfolio 32 - CVS Pharmacy - South Lyon, MI, 21 Airport Road and Walgreens Newport News Mortgaged Properties (collectively, 7.9%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), a cell tower tenant (SBA Towers IV, LLC) at the Capital Self Storage - East York Mortgaged Property has a ROFR to purchase the Capital Self Storage - East York Mortgaged Property pursuant to the terms of its lease. However, the ROFR has been waived in connection with the transfer of the Capital Self Storage - East York Mortgaged Property in connection with a foreclosure of the mortgage, deed-in-lieu of foreclosure, appointment of a receiver, or other exercise of the lender’s remedies.

●	With respect to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan (4.2%), the sole tenant at the Walgreens – La Crosse, WI Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan (4.2%), the sole tenant at the Tractor Supply - Little Egg Harbor, NJ Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage upon the Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan (4.2%), the sole tenant at the Tractor Supply - Horn Lake, MS Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal is subject and subordinate to the related mortgage on the Mortgaged Property and its terms, which will include all advances made or to be made under such mortgage and any amendment, supplement, modification, renewal, refinance or replacement thereof.

●	With respect to the 9th & Thomas Mortgage Loan (3.7%), the largest tenant, Amazon Fulfillment Services (“Amazon”), has a ROFO whereby, if the related borrower elects to offer the Mortgaged Property to the market for sale, or receives a bona fide, unsolicited offer from an unrelated third party to purchase the Mortgaged Property, the borrower will be required to notify Amazon of such marketing or offer, as applicable, and provide a copy of the offer, or the terms upon which the borrower intends to market the Mortgaged Property, as applicable (any such notice, an “Amazon ROFO Notice”), and deliver a proposed purchase agreement, in the form included as an exhibit to the lease, setting forth the economic terms of the offer. Thereafter, Amazon will have 30 days in which to exercise its ROFO. Such ROFO does not apply to, among other things, (a) a foreclosure sale, trustee sale or deed in lieu of foreclosure, or any subsequent transfers, (b) a refinancing, or (c) a transfer to an affiliate of the borrower. If Amazon does not exercise its ROFO, the borrower is free to sell the Mortgaged Property for not more than 5% lower than the price set forth in the Amazon ROFO Notice, for the 12-month period following the expiration of the 30-day ROFO exercise period. Amazon will have a similar right with respect to any transfer of a controlling interest in the borrower.

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the sole tenant at each of the Walgreens - Midland, MI, Walgreens - Racine, WI, Tractor Supply - Oakdale, PA, Tractor Supply - Burleson, TX, Walgreens - Delafield, WI, Tractor Supply - Beaver Falls, PA, CVS - Eagan, MN, CVS Pharmacy - Vestavia Hills, AL and CVS Pharmacy - South Lyon, MI Mortgaged Properties has a ROFR to purchase the related Mortgaged Property if the landlord seeks to sell the related Mortgaged Property to a third party. Each related sole tenant executed a subordination, non-disturbance and attornment agreement in connection with the origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan, subordinating its related lease to the ExchangeRight Net Leased Portfolio 32 Whole Loan. The ROFRs do not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or a deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “–Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%) the borrowers have entered into certain leases with affiliates at both the Activity Medical Center Mortgaged Property and the Tri-City Medical Park Mortgaged Property. 52.6% of the net rentable area at the Activity Medical Center Mortgaged Property and 32.4% of the net rentable area at the Tri-City Medical Park Mortgaged Property are leased to affiliates. The related borrower sponsor and its affiliates operate various medical practices at the Mortgaged Properties.

●	With respect to the 313 Powell Street Mortgage Loan (1.9%), the related borrower has entered into a master lease with a borrower affiliate as a credit enhancement for the Mortgaged Property. The master tenant has no obligations under the master lease unless the existing unaffiliated sole tenant fails to satisfy its obligations under the lease. Pursuant to the terms of the master lease the master tenant is required to pay $1,200,000 annually subject to 3% annual increases, and a 6% increase in the final year of the term.

●	With respect to the 2260 University Drive Mortgage Loan (1.4%), Golden State Medicare Health Plan, Inc., a borrower affiliate, is the sole tenant at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans, we note the following:

●	With respect to the One Manhattan West Mortgage Loan (9.997%), the borrower sponsor owns multiple competitive properties within a five mile radius of the related Mortgaged Property, including the properties known as Five Manhattan West and Two Manhattan West, which is currently under construction.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the borrower sponsor owns multiple competitive properties within a five mile radius of the related Mortgaged Properties, including the properties known as New York New York and Luxor.

●	With respect to the Abele Business Park Mortgage Loan (3.7%), the borrower sponsor owns a flex property within two miles of the related Mortgaged Property that will likely compete with the related Mortgaged Property.

●	With respect to the Newpark Town Center Mortgage Loan (3.1%), the related borrower sponsor is developing a 38-unit multifamily property that includes approximately 12,000 square feet of commercial space to the immediate north of the collateral. The new development is currently under development and is expected to be completed in the winter of 2020. The Newpark Town Center Mortgage Loan was structured with anti-poaching language for the commercial tenants at the Newpark Town Center Mortgaged Property with respect to such commercial ground floor space.

●	With respect to each of the Museo Vault Storage (2.9%) and Value Store It Fort Lauderdale Mortgage Loans (1.0%), the borrower sponsor owns approximately 17 self-storage facilities within the south Florida area that will likely compete with the related Mortgaged Properties.

●	With respect to the Southeast Texas Multifamily Portfolio Mortgage Loan (2.8%), the borrower sponsor owns 33 multifamily developments within the Houston area that likely compete with the related Mortgaged Properties.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (22.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-four (24) Mortgage Loans (collectively, 72.4%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the MGM Grand & Mandalay Bay, ExchangeRight Net Leased Portfolio 38, ExchangeRight Net Leased Portfolio 32, 44 Mercer Street & 471 Broadway and Walgreens Newport News Mortgage Loans (collectively, 18.5%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the SoCal & South Miami Medical Office Portfolio Mortgage Loan, the Temecula Medical Center Mortgaged Property is located within the Alquist-Priolo Special Study Zone. However, the related seismic report could not confirm the distance between the Mortgaged Property and the related fault line; therefore, it cannot be determined whether, under applicable state law, the Mortgaged Property may be rebuilt upon casualty or condemnation. In addition, the seismic engineer’s estimate of the probable maximum loss at the Mortgaged Property assumes that such Mortgaged Property is not adjacent to a fault line. At origination, the borrower obtained seismic insurance, which policy includes law and ordinance coverage, with a policy limit of $11,663,648 with a maximum 5% deductible from Princeton Excess & Surplus Lines Insurance Company, General Security Indemnity Company of Arizona and Steadfast Insurance Company. Such insurance policies provide that, in the event of a casualty caused by an earthquake, such policy would pay out for a loss if the related borrower is unable to rebuild following an earthquake.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the ExchangeRight Net Leased Portfolio 32 Mortgage Loan (2.8%), the Dollar General - Midland (Front), TX Mortgaged Property is legal non-conforming as to use. The Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the Mortgaged Property for retail purposes is no longer permitted by right. If the Mortgaged Property is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within one year after the date of such destruction and complies with all current building codes and the zoning regulations in effect at the time the Mortgaged Property received its building permit.

●	With respect to the 44 Mercer Street & 471 Broadway Mortgage Loan (1.1%), each of the related Mortgaged Properties is designated as a historical landmark by the New York City Landmarks Preservation Commission. Such designation subjects the Mortgaged Properties to additional building code requirements and permit approvals before any construction work can be completed at the Mortgaged Properties.

●	With respect to the Freedom Storage Las Vegas Mortgage Loan (0.7%), the related Mortgaged Property is legal non-conforming as to use. The Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning ordinance, the use of the Mortgaged Property for self storage is no longer permitted by right and now requires a special use permit. The current zoning ordinance allows that any legal non-conforming structure at the Mortgaged Property damaged or destroyed by less than 50% of its replacement value may be repaired to include its prior nonconformance, provided such repair does not create a non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.

●	With respect to the A Quality Storage Mortgage Loan (0.3%), a portion of the Mortgaged Property, representing approximately 4.7% of effective gross income, is legal nonconforming as to use. According to the zoning report obtained in connection with the origination of the Mortgage Loan, the use of the Mortgaged Property as a mini-warehouse, self-storage unit and retail is permitted; however, the outdoor storage yard for parking cars is not a permitted use and requires approval. Pursuant to the Mortgage Loan documents, within 60 days after the origination of the Mortgage Loan, the borrower must deliver to the lender a permit issued by the City of Douglasville, Georgia (the “City”) permitting the outdoor storage of vehicles (the “Outdoor Storage”) on that portion of the Mortgaged Property commonly known as 5770 Fairburn Road (the “Self-Storage Property”). Failure of the borrower to deliver the permit, at the lender’s option, will constitute an event of default; provided, however, that so long as the borrower is diligently pursuing such permit, the failure by the borrower to deliver the permit within such 60 day period will not constitute an event of default. Moreover, in the event that the borrower receives a notice of zoning violation from the City as a result of the Outdoor Storage, the borrower will cause the removal of all vehicles stored outdoors on the Self-Storage Property within the time period specified in such notice, it being acknowledged that the borrower’s failure to remove all vehicles stored outdoors on the Self-Storage Property will not constitute an event of default unless and until the borrower has failed to cause such removal within the time period specified in such notice from the City.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

With respect to the 44 Mercer Street & 471 Broadway Mortgage Loan (1.1%), the related Mortgaged Properties are located in a historic district. Certain renovations at the Mortgaged Properties will require additional permitting in connection with such designation.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the One Manhattan West Mortgage Loan (9.997%), the guarantor’s liability with respect to the bankruptcy-related recourse events is capped at an amount equal to 15% of the outstanding principal balance of the whole loan as of the date of such event. In addition, the Mortgage Loan documents are recourse to the borrower and the guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits. Further, the Mortgage Loan documents are fully recourse to the borrower and the guarantor solely for any voluntary Prohibited Transfer of all or substantially all of the Mortgaged Property constituting real property other than (A) an easement (except for an easement affecting the Mortgaged Property that interferes or impairs in a material way the borrower’s ability to use and operate the Mortgaged Property as currently used or that otherwise has a material adverse effect), (B) a covenant or restriction that (1) does not interfere with or impair in a material way the borrower’s ability to use and operate the Mortgaged Property as currently used and (2) does not have a material adverse effect, and (C) a lease entered into at the Mortgaged Property (except for a lease of all or a majority of the Mortgaged Property, a ground lease, or a master lease) in violation of the terms of the Mortgage Loan documents (but excluding the failure to comply with the notice requirements in the definition of “Permitted Transfer” below). Except as provided above, the Mortgage Loan documents are recourse to the borrower and the guarantor for losses incurred by the lender arising out of or in connection with the borrower’s failure to obtain the lender’s prior consent to any Prohibited Transfer as required by the Mortgage Loan documents (other than a Permitted Transfer, as defined in the Mortgage Loan agreement); provided, that there shall be no liability for failure to perform administrative requirements (such as a notice) if the underlying transfer is a Permitted Transfer but for the satisfaction of the administrative requirements. “Prohibited Transfer” means, without the prior written consent of the lender, a sale or pledge of the Mortgaged Property or any part thereof or any legal or beneficial interest therein occurs, a sale or pledge of an interest in any Restricted Party occurs (other than a sale or pledge by a person other than a Restricted Party (as defined in the Mortgage Loan agreement) of its interest in any affiliated manager), and/or the borrower shall acquire an interest in any real property in addition to the interests owned by the borrower as of the origination date of the Mortgage Loan.

●	With respect to SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%), the related non-recourse carve out guarantee provides that, to enforce such guarantee, the lender is first required to attempt to collect from one of the non-recourse carve out guarantors before pursuing a claim against the other under the guarantee.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), each of the related nonrecourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Whole Loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

●	With respect to the 711 Fifth Avenue Mortgage Loan (2.9%), there is no separate non-recourse carveout guarantor, and the related single-purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the One Manhattan West Mortgage Loan (9.997%), the Mortgaged Property is subject to (i) that certain Amended and Restated Company Lease Agreement (Office Unit), dated as of July 1, 2020 (the “IDA Amendment Date”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant (the “Company Lease”) pursuant to which borrower leased the Mortgaged Property to the IDA and (ii) that certain Amended and Restated Agency Lease Agreement (Office Unit), dated as of the IDA Amendment Date, between the IDA, as sublandlord, and borrower, as subtenant, pursuant to which the IDA subleased the Mortgaged Property to the borrower (the “Agency Lease”). During the term of the Agency Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the Mortgaged Property. On the IDA Amendment Date, the IDA assigned its right to receive payments of PILOT under the Agency Lease to the Hudson Yards Infrastructure Corporation (“HYIC”). The borrower’s obligation to pay PILOT under the Agency Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the HYIC in the aggregate maximum principal amount of $816,109,050 encumbering the borrower’s fee simple interest in the Mortgaged Property and subtenant’s interest under the Agency Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the related mortgage securing the subject Mortgage Loan. As a condition precedent to HYIC’s commencing any foreclosure action under the PILOT Mortgages, HYIC must provide notice to the holder of any subordinate mortgage of record (including the related mortgage lender as holder of the related mortgage securing the Mortgage Loan) (each, a “Subordinate Mortgagee”) of the underlying default under the PILOT Mortgages and may proceed with foreclosure of the PILOT Mortgages only if the borrower or any Subordinate Mortgagee fail to cure such default within one year after the date of such notice and thereafter fail to cure such default within five business days after the date of a second notice from HYIC. The IDA acknowledged and agreed that nothing in the Agency Lease would restrict any foreclosure of any Mortgage Loan or mezzanine loan nor any acquisition of the Mortgaged Property or any direct or indirect interest in the borrower pursuant to or in lieu of such foreclosure, and in each case to subsequently transfer or assign such interests to a designee, foreclosure sale purchaser or subsequent purchaser provided the IDA receives notice of such foreclosure, transfer in lieu, or subsequent transfer, as well as the identity and ownership of the designee, foreclosure sale purchaser or subsequent purchaser, and that such subsequent transfer is in accordance with the requirements of the Agency Lease.

●	With respect to the 21 Airport Road Mortgage Loan (0.9%), the related Mortgaged Property currently benefits from a PILOT agreement, which expires on February 28, 2030 without any rights to renew or extend the term thereof. Pursuant to the PILOT, the borrower pays abated taxes during the term of the PILOT agreement. The tax exemption conferred and conveyed to the borrower is a 50% exemption for real property taxation (levied or based on the 2020 assessment roll of the Town of Glenville) for one year, followed by a five percent (5%) reduction in the exemption each year for the next 9 years thereafter.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage loan has been originated within the past 12 months). A

Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Fifteen (15) Mortgage Loans (38.1%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seventeen (17) Mortgage Loans (36.4%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Fifteen (15) Mortgage Loans (15.6%) require monthly payments of principal and interest for the entire term to stated maturity.

One (1) of the Mortgage Loans (9.9%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	15	$266,509,000	38.1%
IO-Balloon	17	255,105,000	36.4
Amortizing Balloon	15	109,130,660	15.6
ARD-Interest Only	1	69,500,000	9.9
Total	48	$700,244,660	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	37	$496,019,660	70.8%
1	10	134,725,000	19.2
5	1	69,500,000	9.9
Total	48	$700,244,660	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	46	$680,269,660	97.1%
5	2	19,975,000	2.9
Total	48	$700,244,660	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leased fee, leasehold, subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Abele Business Park Mortgage Loan (3.7%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

With respect to the Airport Plaza Mortgage Loan (3.1%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

With respect to the Newpark Town Center Mortgage Loan (3.1%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loan

One (1) Mortgage Loan secured by the MGM Grand & Mandalay Bay Mortgaged Property (9.9%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the related Revised Rate is an annual rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (I) the ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (II) 1.77%, and (B) 3.558%.

The ARD Loan is interest-only until its Anticipated Repayment Date, after which the ARD Loan amortizes to the extent of excess cash flow (following monthly payments of any monthly additional interest amounts as described above). Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-five (35) Mortgage Loans (66.8%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Two (2) of the Mortgage Loans (13.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (9.9%) prohibits the borrower for a specified period of time from defeasing the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and following such period, permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) Mortgage Loans (9.5%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans (0.7%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower for a specified period of time to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and following such period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	2.8%
4	36	50.8
5	4	16.6
6	2	5.1
7	5	24.8
Total	48	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of thirty-nine (39) Mortgage Loans (the “Defeasance Loans”) (collectively, 90.5%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan)

(or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Whole Loan or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Whole Loan has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may prepay a portion of the Whole Loan, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Whole Loan; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Whole Loan documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (9.9%), the borrower may, at any time after the earlier of (i) the date that is two years from the closing date of the last securitization that includes the last note to be securitized and (ii) February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may defease a portion of the MGM Grand & Mandalay Bay Whole Loan, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Whole Loan; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

●	With respect to the PGH17 Self Storage Portfolio Mortgage Loan (5.3%), after the lockout period, the borrower may obtain the release of an individual Mortgaged Property (the “PGH17 Release Property”) provided, among other conditions, (i) the related Whole Loan is defeased in an amount equal to 115% of the allocated loan amount for the PGH17 Release Property and (ii) after the release, (A) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of (x) 1.27x and (y) the debt service coverage ratio (based on the trailing 12 months preceding such determination) for the remaining Mortgaged Properties as of the date immediately preceding such release and (B) the loan-to-value ratio is less than or equal to the lesser of (x) 68.6% and (y) the loan-to-value ratio for the remaining Mortgaged Properties and the PGH17 Release Property immediately preceding the release of the PGH17 Release Property.

●	With respect to Southeast Texas Multifamily Portfolio Mortgage Loan (2.8%), upon the expiration of the lockout period, the lender will permit the individual release of the Timberline Forest Apartments and the Horizon Apartments properties (each, a “Southeast Release Property”) as collateral for the Southeast Texas Multifamily Portfolio Mortgage Loan, provided that the following conditions, among others, are satisfied: (a) no event of default or other sweep event (as defined in the loan documents) then exists; (b) the borrowers partially defease the Southeast Texas Multifamily Portfolio Mortgage Loan in amount equal to the greatest of (i) 130% of the allocated loan amount for such Southeast Release Property, (ii) an amount which would result in the debt service coverage ratio on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Mortgaged Properties remaining after giving effect to the release being not less than 1.50x, (iii) an amount which would result in the loan-to-value on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Mortgaged Properties remaining after giving effect to the release being not greater than 65.0%, and (iv) an amount which would result in the debt yield on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Mortgaged Properties remaining after giving effect to the release being not less than 9.5%. Additionally, payment of an amount such that the release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such release is required.

●	With respect to the Goldman Chicago Multifamily Portfolio Mortgage Loan (2.1%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) July 28, 2023 or (b) two years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust, the borrower may deliver defeasance collateral and obtain the release of an individual Mortgaged Property (the “Goldman Chicago Release Property”), upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides at least 30 days’ but no more than 90 days’ notice to the lender; (ii) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must equal or exceed the Release Price (as defined below) for the Goldman Chicago Release Property; (iii) the borrower must defease the portion of the Mortgage Loan equal to the Release Price of the Goldman Chicago Release Property; (iv) the DSCR for the Mortgaged Properties then remaining must be greater than the greater of (a) 2.15x net operating income debt service coverage ratio, and (b) the DSCR for all of the then remaining Mortgaged Properties (including the Goldman Chicago Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Chicago Release Property; (v) the Debt Yield for the Mortgaged Properties then remaining must be greater than the greater of (a) 11.0% net cash flow debt yield, and (b) the Debt Yield for all of the then remaining Mortgaged Properties (including the Goldman Chicago Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Chicago Release Property; and (vi) either (a) the lender determines that the aggregate fair market value of the Mortgaged Properties is at least 80% of the amount of the debt, or (b) the borrower delivers a REMIC opinion. “Release Price” means, with respect to any Goldman Chicago Release Property, an amount equal to: (i) the greater of (a) 115% of the allocated loan amount of such Goldman Chicago Release Property with respect to which, after giving effect to the release of such Goldman Chicago Release Property, the aggregate allocated loan amounts of all individual Mortgaged Properties which have been released on or prior to the date of the release of such Goldman Chicago Release Property is less than 30% of the original principal balance of the Mortgage Loan, and (b) the net sales proceeds applicable to such Goldman Chicago Release Property; or (ii) the greater of (a) 125% of the allocated loan amount of such Release Property with respect to which, after giving effect to the release of such Goldman Chicago Release Property, the aggregate allocated loan amounts of all individual Mortgaged Properties which have been released on or prior to the date of the release of such Goldman Chicago Release Property is equal to or greater than 30% of the original principal balance of the Mortgage Loan, and (b) the net sales proceeds applicable to such Goldman Chicago Release Property.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty (40) Mortgage Loans (70.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-two (42) Mortgage Loans (72.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-one (31) Mortgage Loans (50.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty (20) Mortgage Loans (49.9%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, self-storage, retail, industrial and mixed use properties only.

One (1) Mortgage Loan (2.8%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	30	$ 290,408,660	41.5%
Hard/Springing Cash Management(1)(2)	13	286,959,000	41.0
Soft/Springing Cash Management	1	70,000,000	9.997
Hard/Upfront Cash Management	4	52,877,000	7.6
Total:	48	$ 700,244,660	100.0%

(1)	With respect to the FedEx Portfolio Mortgage Loan (2.2%), as of the origination date, the borrower had not opened a lockbox account. Pursuant to the related Mortgage Loan documents, the borrower is required to establish a lockbox account within thirty days following the origination date; provided, however, that such period may be extended up to an additional ten days following the initial thirty day period.

(2)	With respect to the CH Robinson Plano Mortgage Loan (1.4%), as of the origination date, the borrower had not opened a lockbox account. Pursuant to the related Mortgage Loan documents, the borrower is required to establish a lockbox account within ten days following the origination date; provided, however, that such period may be extended up to thirty days following the origination date if the borrower is diligently seeking to establish a lockbox account but is unable to do so within such initial ten day period.

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

The SoCal & South Miami Medical Office Portfolio and the 44 Mercer Street & 471 Broadway Mortgage Loans (collectively, 11.1%) were originated or acquired by SMC with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	The SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the related ground lessor with respect to the Tri-City Medical Park Mortgaged Property did not deliver an estoppel in connection with origination of the Mortgage Loan. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the relatively small percentage of overall value contributed by the Tri-City Medical Park Mortgaged Property to the portfolio of Mortgaged Properties securing such Mortgage Loan, (ii) the various terms of such ground lease and (iii) the fact that the borrower and guarantors are liable for (a) any losses suffered by the lender as a result of the borrower’s failure to pay rent, additional rent or certain other amounts due under the ground lease and (b) the repayment of the Mortgage Loan in the event that the ground lease is amended or modified without the lender’s prior written consent, or the ground lease is terminated, cancelled or otherwise ceases to exist.

●	The 44 Mercer Street & 471 Broadway Mortgage Loan (1.1%) was originated subject to an exception to SMC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 7.2% is lower than the 8.0% U/W NCF Debt Yield required by SMC’s underwriting guidelines for retail properties. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the Mortgaged Property’s location in a submarket with a relatively low historical vacancy rate and (ii) the borrower sponsors’ experience in the real estate industry in the applicable submarket.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
One Manhattan West(2)	$70,000,000	9.997%	$1,080,000,000	$350,000,000	$300,000,000	$1,800,000,000	2.94275%	45.5%	71.3%	4.46x	2.27x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	With respect to the One Manhattan West Mortgage Loan (9.997%), if any mezzanine loan is paid in full (including payment of any applicable yield maintenance charge), then certain direct or indirect owners of the borrower will have the right to borrow additional mezzanine debt (the “Replacement Mezzanine Loan”) in an amount not to exceed the amount of the original principal loan amount of the mezzanine debt that was prepaid, subject to the lender and mezzanine lender entering into an intercreditor agreement reasonably satisfactory to the lender and satisfactory to the rating agencies (provided that an intercreditor agreement in substantially the same form as the related mezzanine intercreditor agreement that was entered into on the origination date of the Mortgage Loan with such changes as are acceptable to the lender and the rating agencies will be deemed reasonably satisfactory to the lender) and certain other conditions as set forth in the Mortgage Loan documents, including: (i) the Debt Service Coverage Ratio (taking into account the Replacement Mezzanine Loan) must be equal to or greater than 2.09x (which represents the Debt Service Coverage Ratio on the origination date of the Mortgage Loan), (ii) the LTV (taking into account the Replacement Mezzanine Loan) must be equal to or less than 71.3% (which represents the aggregate (mortgage and mezzanine) loan to value ratio on the origination date of the Mortgage Loan), and (iii) the Debt Yield (taking into account the Replacement Mezzanine Loan, and calculated using the current Net Operating Income and the outstanding principal balance of the Loan as of the origination date of the Mortgage Loan and the Replacement Mezzanine Loan (in place of the Mezzanine Loan)) must be equal to or greater than the Debt Yield on the origination date of the Mortgage Loan.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
MGM Grand & Mandalay Bay	$ 69,500,000	67.0%	4.81x	N/A	Yes	Yes
PGH17 Self Storage Portfolio	$ 37,000,000	68.6%	1.27x	N/A	Yes	Yes
Airport Plaza	$ 22,000,000	75.0%	1.25x	9.0%	Yes	Yes
711 Fifth Avenue(1)	$ 20,000,000	54.5%	2.80x	8.98%	Yes	Yes
7 Powder Horn Drive	$ 16,531,000	70.0%	2.53x	13.14%	Yes	Yes
44 Mercer Street & 471 Broadway	$ 7,500,000	60.0%	1.75x	7.3%	Yes	Yes
Coronado Village MHP	$ 2,000,000	57.3%	1.71x	10.2%	Yes	Yes

(1)       The mezzanine loan principal amount may not exceed $35,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Newpark Town Center Mortgage Loan (3.1%), the related borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under the Coronavirus Aid, Relief, and Economic Security Act. The Mortgage Loan agreement has a non-recourse liability carveout with respect to the borrower’s failure to repay, if required, or any breach of the conditions to borrowing under such loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained PPP loans. See “—COVID-19 Considerations”.

The Whole Loans

General

Each of the One Manhattan West, SoCal & South Miami Medical Office Portfolio, MGM Grand & Mandalay Bay, PGH17 Self Storage Portfolio, 9th & Thomas, 711 Fifth Avenue, ExchangeRight Net Leased Portfolio 32 and McCarthy Ranch Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means each of the One Manhattan West Whole Loan and the MGM Grand & Mandalay Bay Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
One Manhattan West	Non-Serviced	Note A-1	Control	$253,000,000	Manhattan West 2020-1MW
		Note A-2	Control	$253,000,000	Manhattan West 2020-1MW
		Note A-3	Control	$253,000,000	Manhattan West 2020-1MW
		Note A-4-A	Control	$125,500,000	Manhattan West 2020-1MW
		Note A-4-B	Non-Control	$70,000,000	BBCMS 2020-C8
		Note A-5	Control	$195,500,000	Manhattan West 2020-1MW
		Note B-1	Control	$77,000,000	Manhattan West 2020-1MW
		Note B-2	Control	$77,000,000	Manhattan West 2020-1MW
		Note B-3	Control	$77,000,000	Manhattan West 2020-1MW
		Note B-4	Control	$59,500,000	Manhattan West 2020-1MW
		Note B-5	Control	$59,500,000	Manhattan West 2020-1MW

SoCal & South Miami Medical Office Portfolio	Serviced	Note A-1	Control	$60,000,000	BBCMS 2020-C8
		Note A-2-A	Non-Control	$10,000,000	BBCMS 2020-C8
		Note A-2-B	Non-Control	$19,000,000	Starwood Mortgage Funding II LLC

MGM Grand & Mandalay Bay	Non-Serviced	Note A-1	Non-Control	$268,055.60	BX 2020-VIVA
		Note A-2	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-3	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-4	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-5	Non-Control	$317,944.40	BX 2020-VIV2
		Note A-6	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-7	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-8	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-9	Non-Control(2)	$400,000	BX 2020-VIV3
		Note A-10	Non-Control	$200,000	BX 2020-VIV3
		Note A-11	Non-Control	$200,000	BX 2020-VIV3
		Note A-12	Non-Control	$200,000	BX 2020-VIV3
		Note A-13-1	Non-Control	$43,333,333	BMARK 2020-B18
		Note A-13-2	Non-Control	$53,333,333	BMARK 2020-B19
		Note A-13-3	Non-Control	$509,360,667	Citi Real Estate Funding Inc.
		Note A-13-4	Non-Control	$46,666,667	Citi Real Estate Funding Inc.
		Note A-14-1	Non-Control	$44,500,000	BBCMS 2020-C8
		Note A-14-2	Non-Control	$40,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-14-3	Non-Control	$241,847,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-15-1	Non-Control	$21,666,667	BMARK 2020-B18
		Note A-15-2	Non-Control	$50,000,000	DBJPM 2020-C9
		Note A-15-3	Non-Control	$26,666,667	BMARK 2020-B19
		Note A-15-4	Non-Control	$23,333,333	DBR Investments Co. Limited(3)
		Note A-15-5	Non-Control	$204,680,333	DBR Investments Co. Limited(3)
		Note A-16-1	Non-Control	$25,000,000	BBCMS 2020-C8
		Note A-16-2	Non-Control	$301,347,000	Societe Generale Financial Corporation
		Note B-1-A	Non-Control	$70,548.60	BX 2020-VIVA

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note B-1-B	Non-Control	$61,395.80	BX 2020-VIVA
		Note B-2-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-2-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-3-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-3-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-4-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-4-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-5-A	Non-Control	$83,451.40	BX 2020-VIV2
		Note B-5-B	Non-Control(2)	$149,658,604.20	BX 2020-VIV2
		Note B-6-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-6-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-7-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-7-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-8-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-8-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-9-A	Non-Control(2)	$171,886,000	BX 2020-VIV3
		Note B-10-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-11-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-12-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note C-1	Control(2)	$224,560,000	BX 2020-VIVA
		Note C-2	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-3	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-4	Non-Control	$112,280,000	BX 2020-VIVA

PGH17 Self Storage Portfolio	Non-Serviced	Note A-1	Control	$56,000,000	WFCM 2020-C57
		Note A-2	Non-Control	$20,000,000	BBCMS 2020-C8
		Note A-3	Non-Control	$17,000,000	BBCMS 2020-C8

9th & Thomas	Non-Serviced	Note A-1	Control	$30,000,000	BANK 2020-BNK28
		Note A-2	Non-Control	$26,000,000	BBCMS 2020-C8
		Note A-3	Non-Control	$20,000,000	BANK 2020-BNK28
		Note A-4	Non-Control	$10,000,000	BANK 2020-BNK28
		Note A-5	Non-Control	$10,000,000	BANK 2020-BNK28

711 Fifth Avenue	Non-Serviced	Note A-1-1	Control	$50,000,000	GSMS 2020-GC47
		Note A-1-2	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-1-3	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-1-4	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-1-5-A	Non-Control	$25,000,000	Goldman Sachs Bank USA
		Note A-1-5-B	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-1-5-C	Non-Control	$5,000,000	Goldman Sachs Bank USA
		Note A-1-6	Non-Control	$20,000,000	JPMDB 2020-COR7
		Note A-1-7	Non-Control	$20,000,000	JPMDB 2020-COR7
		Note A-1-8	Non-Control	$20,000,000	BMARK 2020-B18
		Note A-1-9	Non-Control	$20,000,000	BMARK 2020-B18

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-1-10	Non-Control	$12,500,000	GSMS 2020-GC47
		Note A-1-11	Non-Control	$10,000,000	DBJPM 2020-C9
		Note A-1-12	Non-Control	$10,000,000	DBJPM 2020-C9
		Note A-1-13	Non-Control	$5,000,000	BMARK 2020-B18
		Note A-1-14	Non-Control	$5,000,000	DBJPM 2020-C9
		Note A-1-15	Non-Control	$10,000,000	BMARK 2020-B19
		Note A-1-16	Non-Control	$2,500,000	Goldman Sachs Bank USA
		Note A-1-17	Non-Control	$1,500,000	Goldman Sachs Bank USA
		Note A-2-1	Non-Control	$60,000,000	BANK 2020-BNK28
		Note A-2-2	Non-Control	$43,000,000	BANK 2020-BNK27
		Note A-2-3	Non-Control	$40,500,000	Bank of America, National Association
		Note A-2-4	Non-Control	$20,000,000	BBCMS 2020-C8

ExchangeRight Net Leased Portfolio 32	Non-Serviced	Note A-1	Control	$45,000,000	BBCMS 2020-C7
		Note A-2	Non-Control	$19,270,000	BBCMS 2020-C8

McCarthy Ranch	Non-Serviced	Note A-1	Control	$25,000,000	MSC 2020-L4
		Note A-2-A	Non-Control	$5,000,000	BBCMS 2020-C8
		Note A-2-B	Non-Control	$5,000,000	Starwood Mortgage Funding III LLC
		Note A-2-C	Non-Control	$5,000,000	Starwood Mortgage Funding III LLC
		Note A-2-D	Non-Control	$5,000,000	Starwood Mortgage Funding III LLC

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans”.

(2)	With respect to the MGM Grand & Mandalay Bay Whole Loan, the initial Control Note is Note C-1. During the continuance of certain control appraisal periods, Note B-5-B, Note B-9-A or Note A-9 will be the Control Note. See “—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” below.

(3)	Deutsche Bank AG, New York Branch is the current title holder of Note A-15-4 and Note A-15-5. However, Deutsche Bank AG, New York Branch has transferred to DBR Investments Co. Limited (an affiliate of Deutsche Bank AG, New York Branch) a 100% equity participation interest in each of Note A-15-4 and Note A-15-5.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The A/B Whole Loans

The One Manhattan West Whole Loan

General

The One Manhattan West Mortgage Loan (9.997%) is part of a split loan structure comprised of eleven (11) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The One Manhattan West Mortgage Loan is evidenced by one promissory note, note A-4-B, with an aggregate Cut-off Date Balance of $70,000,000. The “One Manhattan West Whole Loan” consists of (a) the One Manhattan West Mortgage Loan, (b) five (5) pari passu companion notes (the “One Manhattan West Pari Passu Companion Loans” and, together with the One Manhattan West Mortgage Loan, the “One Manhattan West A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4-A, A-4-B and A-5 and (c) five (5) subordinate companion B notes (the “One Manhattan West Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5. The One Manhattan West Subordinate Companion Loans and the One Manhattan West A Notes (excluding the One Manhattan West Mortgage Loan) are collectively referred to as the “One Manhattan West Companion Loans”.

Servicing

Pursuant to the terms of the related Co-Lender Agreement (the “One Manhattan West Co-Lender Agreement”), the One Manhattan West Whole Loan will be serviced and administered in accordance with the trust and servicing agreement (the “Manhattan West 2020-1MW TSA”), dated as of August 28, 2020, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (the “Manhattan West 2020-1MW Servicer”), Situs Holdings, LLC, as special servicer (the “Manhattan West 2020-1MW Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (the “Manhattan West 2020-1MW Certificate Administrator”), paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor (the “Manhattan West 2020-1MW Operating Advisor”) and Wilmington Trust, National Association, as trustee (the “Manhattan West 2020-1MW Trustee”), by the Manhattan West 2020-1MW Servicer and the Manhattan West 2020-1MW Special Servicer, subject to the terms of the One Manhattan West Co-Lender Agreement. Amounts payable to the issuing entity as holder of the One Manhattan West Mortgage Loan pursuant to the One Manhattan West Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the Manhattan West 2020-1MW TSA, is the custodian of the mortgage file related to the One Manhattan West Whole Loan (other than the promissory notes evidencing the One Manhattan West Mortgage Loan not included in the Manhattan West 2020-1MW securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the One Manhattan West Mortgage Loan and the related One Manhattan West Companion Loans with respect to distributions of funds received in respect of the MGM One Manhattan West Whole Loan, and provides, in general, that:

●	The One Manhattan West Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such One Manhattan West Subordinate Companion Loans will at all times be junior, subject and subordinate to the One Manhattan West A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such One Manhattan West A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the One Manhattan West Whole Loan or (ii) any non-monetary event of default as a result of which the One Manhattan West Whole Loan becomes a specially serviced mortgage loan under the Manhattan West 2020-1MW TSA (which, for clarification, will not include any imminent event of default (each, a “One Manhattan West Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the One Manhattan West Whole Loan, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the Manhattan West 2020-1MW TSA will be applied and distributed by the Manhattan West 2020-1MW Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in Manhattan West 2020-1MW TSA):

i.	first, (A) initially, to the Holders of Notes A-1, A-2, A-3, A-4-A, A-5, B-1, B-2, B-3, B-4 and B-5 (the “Standalone Notes”) (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee) and, if applicable, to Note A-4-B (the “BCREI Non-Standalone Note”, and together with any related new note created in accordance with the One Manhattan West Co-Lender Agreement, the “Non-Standalone Notes”) (or the master servicers of the related non-lead securitizations) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the holders of the One Manhattan West A Notes (the “Note A Holders”) (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee and, if applicable, the master servicers of the related non-lead securitizations), on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the holders of the One Manhattan West Subordinate Companion Loans (the “Note B Holders”) (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) finally, to the holders of the Standalone Notes (the “Standalone Note Holders”) (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee), on a pro rata and pari passu basis (based on the outstanding note principal balances of the Standalone Notes), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

ii.	second, to the Holders of the Standalone Notes (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Holders (or any servicer or trustee (if any), as applicable), with respect to the One Manhattan West Whole Loan pursuant to the One Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after August 28, 2020 (the “Lead Securitization Date”), under the Manhattan West 2020-1MW TSA;

iii.	third, (A) initially, to each Note A Holder and each Note B Holder (or the Manhattan West 2020-1MW Servicer), the applicable accrued and unpaid servicing fee on the related One Manhattan West A Note or related One Manhattan West Subordinate Companion Loans (without duplication of any portion of the servicing fee paid by the mortgagor of the One Manhattan West Whole Loan (the “Mortgage Loan Borrower”), as the case may be, and (B) then, to each Note A Holder and each Note B Holder (or the Manhattan West 2020-1MW Special Servicer), any special servicing fees, workout fees and liquidation fees earned by it with respect to the One Manhattan West Whole Loan under the Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA;

iv.	fourth, pari passu to each Note A Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its One Manhattan West A Note at its note interest rate, minus the servicing fee rate (the “Net Note Interest Rate”), with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Note A Holder;

v.	fifth, pari passu, in respect of principal, to the Note A Holders all payments and prepayments of amounts allocable to the reduction of the principal balance of the One Manhattan West Whole Loan in accordance with the One Manhattan West Loan Agreement until the note principal balances of the One Manhattan West A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis (based on their respective outstanding note principal balances);

vi.	sixth, if the proceeds of any foreclosure sale or any liquidation of the One Manhattan West Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (v), pari passu to each Note A Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note A Holder in accordance with the terms of the Manhattan West 2020-1MW TSA, plus interest thereon at the related Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Note A Holder, with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Note A Holder;

vii.	seventh, to the Note B Holders, if any, whose One Manhattan West Subordinate Companion Loans are not included in the Manhattan West 2020-1MW securitization (the “Lead Securitization”) (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Note B Holders (or any servicer or the trustee (if any), as applicable), with respect to the One Manhattan West Whole Loan pursuant to the Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Lead Securitization Date, under the Manhattan West 2020-1MW TSA, and any cure payment made by such Note B Holders pursuant to the Manhattan West 2020-1MW TSA;

viii.	eighth, pari passu, to each Note B Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its One Manhattan West Subordinate Companion Loan at its Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Note B Holder;

ix.	ninth, pari passu, in respect of principal, to the Note B Holders all payments and prepayments of amounts allocable to the reduction of the principal balance of the One Manhattan West Whole Loan in accordance with the One Manhattan West Loan Agreement until the note principal balances of the One Manhattan West Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis (based on their respective outstanding note principal balances);

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the One Manhattan West Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix), pari passu, to each Note B Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B Holder in accordance with the terms of the Manhattan West 2020-1MW Co-Lender Agreement, plus interest thereon at the related Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Note B Holder, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Note B Holder;

xi.	eleventh, any interest accrued at the default rate on the outstanding principal balance of the One Manhattan West Whole Loan (the “Mortgage Loan Principal Balance”) to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower, (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the related interest rate and (iii) not required to be paid to the Manhattan West 2020-1MW Servicer, the Manhattan West 2020-1MW Trustee or the Manhattan West 2020-1MW Special

Servicer, or the master servicer or trustee under a non-lead securitization servicing agreement, as provided in the One Manhattan West Co-Lender Agreement, pari passu, to each Note A Holder and each Note B Holder in an amount calculated on the principal balance of the related One Manhattan West Companion Loan at the excess of (x) default interest rate for such One Manhattan West Companion Loan over (y) the interest rate for such One Manhattan West Companion Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them under this clause;

xii.	twelfth, pro rata and pari passu, to each Note A Holder any yield maintenance premium, prepayment premium, spread maintenance premium or similar fee required to be paid in connection with a prepayment of the One Manhattan West Whole Loan (“Prepayment Charge”), to the extent actually paid by the Mortgage Loan Borrower and allocable to any prepayment of the related One Manhattan West A Note under the One Manhattan West Whole Loan Documents pro rata based on the Prepayment Charge entitlement of such One Manhattan West A Note, with the aggregate amount so payable to be allocated between the Note A Holders according to the respective amounts due to them under this clause;

xiii.	thirteenth, pro rata and pari passu, to each Note B Holder any Prepayment Charge, to the extent actually paid by the Mortgage Loan Borrower and allocable to any prepayment of the related One Manhattan West Subordinate Companion Loan under the One Manhattan West Whole Loan Documents pro rata based on the Prepayment Charge entitlement of such One Manhattan West Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Note B Holders according to the respective amounts due to them under this clause;

xiv.	fourteenth, pro rata and pari passu (in the case of any amounts actually collected on the Whole Loan from the Mortgage Loan Borrower that represent late payment charges, other than a Prepayment Charge or default interest (“Penalty Charges”), only to the extent not required to be paid to the Manhattan West 2020-1MW Servicer, the Manhattan West 2020-1MW Trustee or the Manhattan West 2020-1MW Special Servicer as provided in the One Manhattan West Co-Lender Agreement or in the Manhattan West 2020-1MW TSA or the master servicer or trustee under a non-lead securitization servicing agreement as provided in the One Manhattan West Co-Lender Agreement, to each Note A Holder and each Note B Holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any assumption fees and Penalty Charges, in each case to the extent actually paid by the Mortgage Loan Borrower;

xv.	fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiv), to the Holders pro rata and pari passu in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of a One Manhattan West Triggering Event of Default and for so long as such One Manhattan West Triggering Event of Default is continuing, all amounts tendered by the related borrower or otherwise available for payment of the One Manhattan West Whole Loan, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the Manhattan West 2020-1MW TSA will be applied and distributed by the Manhattan West 2020-1MW Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in Manhattan West 2020-1MW TSA):

i.	first, (A) initially, to the Holders of the Standalone Notes (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee) and, if applicable, to the Non-Standalone Note(s) (or the master servicers of the related non-lead securitizations) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the Note A Holders (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee and, if applicable, the master servicers of the related non-lead securitizations), on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the Note B Holders (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) finally, to the Standalone Note Holders (or the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Trustee), on a pro rata and pari passu basis (based on the outstanding note principal balances of the Standalone Notes), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

ii.	second, to the Holders of the Standalone Notes (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Holders (or any servicer or the trustee (if any), as applicable), with respect to the One Manhattan West Whole Loan pursuant to the One Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Lead Securitization Date, under the Manhattan West 2020-1MW TSA;

iii.	third, (A) initially, to each Note A Holder and each Note B Holder (or the Manhattan West 2020-1MW Servicer), the applicable accrued and unpaid servicing fee on the related One Manhattan West A Note or related One Manhattan West Subordinate Companion Loans (without duplication of any portion of the servicing fee paid by Mortgage Loan Borrower), as the case may be, and (B) then, to each Note A Holder and each Note B Holder (or the Manhattan West 2020-1MW Special Servicer), any special servicing fees, workout fees and liquidation fees earned by it with respect to the One Manhattan West Whole Loan under the Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA;

iv.	fourth, pari passu to each Note A Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its One Manhattan West A Note at its Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Note A Holder;

v.	fifth, pari passu to each Note B Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its One Manhattan West Subordinate Companion Loan at its Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Note B Holder;

vi.	sixth, pari passu, in respect of principal, to the Note A Holders, all remaining funds until the note principal balances of the One Manhattan West A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis (based on their respective outstanding note principal balances);

vii.	seventh, if the proceeds of any foreclosure sale or any liquidation of the One Manhattan West Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (vi), pari passu to each Note A Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note A Holder in accordance with the terms of the Manhattan West 2020-1MW TSA, plus interest thereon at the related Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Note A Holder, with the aggregate amount so payable to be allocated between the Note A Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Note A Holder;

viii.	eighth, to the Note B Holders, if any, whose One Manhattan West Subordinate Companion Loans are not included in the Lead Securitization (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Note B Holders (or any servicer or the trustee (if any), as applicable), with respect to the One Manhattan West Whole Loan pursuant to the Manhattan West Co-Lender Agreement or the Manhattan West 2020-1MW TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Lead Securitization Date, under the Manhattan West 2020-1MW TSA, and any cure payment made by such Note B Holders pursuant to the Manhattan West 2020-1MW TSA;

ix.	ninth, pari passu, in respect of principal, to the Note B Holders, all remaining funds until the note principal balances of the One Manhattan West Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis (based on their respective outstanding note principal balances);

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the One Manhattan West Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix), pari passu, to each Note B Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B Holder in accordance with the terms of the Manhattan West 2020-1MW Co-Lender Agreement, plus interest thereon at the related Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Note B Holder, with the aggregate amount so payable to be allocated between the Note B Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Note B Holder;

xi.	eleventh, pro rata and pari passu, to each Note A Holder any Prepayment Charge, to the extent actually paid by the Mortgage Loan Borrower and allocable to any prepayment of the related One Manhattan West A Note under the One Manhattan West Whole Loan Documents pro rata based on the Prepayment Charge entitlement of such One Manhattan West A Note, with the aggregate amount so payable to be allocated between the Note A Holders according to the respective amounts due to them under this clause;

xii.	twelfth, pro rata and pari passu, to each Note B Holder any Prepayment Charge, to the extent actually paid by the Mortgage Loan Borrower and allocable to any prepayment of the related One Manhattan West Subordinate Companion Loan under the One Manhattan West Whole Loan Documents pro rata based on the Prepayment Charge entitlement of such One Manhattan West Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Note B Holders according to the respective amounts due to them under this clause;

xiii.	thirteenth, any interest accrued at the default rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower, (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the applicable interest rate and (iii) not required to be paid to the Manhattan West 2020-1MW Servicer, the Manhattan West 2020-1MW Trustee or the Manhattan West 2020-1MW Special Servicer, or the master servicer or trustee under a non-lead securitization servicing agreement, as provided in the One Manhattan West Co-Lender Agreement, pari passu, to each Note A Holder and each Note B Holder in an amount calculated on the principal balance of the related One Manhattan West Companion Loan at the excess of (x) default interest rate for such One Manhattan West Companion Loan over (y) the interest rate for such One Manhattan West Companion Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them under this clause;

xiv.	fourteenth, pro rata and pari passu (in the case of Penalty Charges, only to the extent not required to be paid to the Manhattan West 2020-1MW Servicer, the Manhattan West 2020-1MW Trustee or the Manhattan West 2020-1MW Special Servicer as provided in the One Manhattan West Co-Lender Agreement or in the Manhattan West 2020-1MW TSA or the master servicer or trustee under a non-lead securitization servicing agreement as provided in the One Manhattan West Co-Lender Agreement to each Note A Holder and each Note B Holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any assumption fees and Penalty Charges, in each case to the extent actually paid by the Mortgage Loan Borrower;

xv.	fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiv) will be distributed pro rata and pari passu to the Holders in accordance with their respective initial percentage interests.

Consultation and Control

Pursuant to the One Manhattan West Co-Lender Agreement, the controlling holder with respect to the One Manhattan West Whole Loan (the “One Manhattan West Controlling Noteholder”), as of any date of determination, will be the Manhattan 2020-1MW Trust, and will be entitled to appoint (or act as) a “directing lender” (the “Directing Holder”) with respect to the One Manhattan West Whole Loan and to exercise the rights and powers granted to the Directing Holder and the One Manhattan West Controlling Holder pursuant to the One Manhattan West Co-Lender Agreement and under the Manhattan West 2020-1MW TSA; provided, that if the Mortgage Loan Borrower or any Mortgage Loan Borrower related party owns any portion of a One Manhattan West Subordinated Companion Loan, the ownership interests of such person will be deemed to equal zero for the purposes of determining which owners can vote to elect the Directing Holder, and provided, further, that in no event may the Mortgage Loan Borrower or any Mortgage Loan Borrower related party serve as the Directing Holder. Subject to the Manhattan West 2020-1MW TSA, such designation will remain in effect until it is revoked by the One Manhattan West Controlling Holder by a writing delivered to each of the other parties to the One Manhattan West Co-Lender Agreement.

Pursuant to the One Manhattan West Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the One Manhattan West Whole Loan that would constitute a One Manhattan West Major Decision, the Manhattan West 2020-1MW Servicer or Manhattan West 2020-1MW Special Servicer, as applicable, will be required to provide the Directing Holder (or its representative) with at least ten (10) business days prior notice requesting consent to the requested One Manhattan West Major Decision. With respect to any action requiring the consent of, or consultation with, the Directing Holder under the Manhattan West 2020-1MW TSA, such consent will be deemed given or consultation deemed waived if the Directing Holder does not respond within ten (10) business days unless otherwise specified.

Pursuant to the Manhattan West 2020-1MW TSA, prior to a Subordinate Control Period, the Manhattan West 2020-1MW Servicer will not be permitted to take any of the actions constituting a One Manhattan West Major Decision unless it has obtained the consent of the Manhattan West 2020-1MW Special Servicer (which consent will be deemed given if the Special Servicer does not object within fifteen (15) business days (or, in the case of a determination of a One Manhattan West Acceptable Insurance Default, ninety (90) days) of receipt of the Manhattan West 2020-1MW Servicer’s written analysis and recommendation together with any information in the possession of the Manhattan West 2020-1MW Servicer that is reasonably required to make a decision regarding the subject action). During any Subordinate Control Period, the Manhattan West 2020-1MW Special Servicer will not be permitted to consent to the Manhattan West 2020-1MW Servicer’s taking any of the actions constituting a One Manhattan West Major Decision, nor will the Manhattan West 2020-1MW Special Servicer itself be permitted to take any of the actions constituting a One Manhattan West Major Decision, as to which the Directing Holder has objected in writing within ten (10) business days (or, in the case of a determination of a One Manhattan West Acceptable Insurance Default, thirty (30) days) after receipt of the written recommendation and analysis from the Manhattan West 2020-1MW Special Servicer, together with any information in the possession of the Manhattan West 2020-1MW Special Servicer that is reasonably requested by the Directing Holder to make a decision regarding the subject action (provided that if such written objection has not been received by the Manhattan West 2020-1MW Special Servicer within such ten (10) business days (or, in the case of a determination of a One Manhattan West Acceptable Insurance Default, thirty (30) day) period, then the Directing Holder will be deemed to have approved such action); provided that if the Manhattan West 2020-1MW Special Servicer or the Manhattan West 2020-1MW Servicer (if the Manhattan West 2020-1MW Servicer is otherwise authorized by the Manhattan West 2020-1MW TSA to take such action), as applicable, determines that immediate action, with respect to a One Manhattan West Major Decision, or any other matter requiring consent of the Directing Holder during any Subordinate Control Period, is necessary to protect the interests of the Holders, the Manhattan West 2020-1MW Special Servicer or Manhattan West 2020-1MW Servicer, as applicable, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Manhattan West 2020-1MW Special Servicer’s) response; provided, further, that the Manhattan West 2020-1MW Special Servicer or the Manhattan West 2020-1MW Servicer, as applicable, has used reasonable efforts consistent with the Servicing Standard (as defined in the Manhattan West 2020-1MW TSA) to contact the Directing Holder prior to taking such action; provided, further, that the Manhattan West 2020-1MW Special Servicer is not required to obtain the consent of the Directing Holder for any of the foregoing actions during any Subordinate Consultation Period; provided, further, that the Manhattan West 2020-1MW Special Servicer will be required to consult, solely on a nonbinding basis (and to consider alternative actions recommended by each such party) during any Subordinate Consultation Period, with the Directing Holder with respect to any of the One Manhattan West Major Decisions and any other matter as to which consent of the Directing Holder would have been required during any Subordinate Control Period; provided, further, that for so long as there is no Directing Holder, the Manhattan West 2020-1MW Servicer and the Manhattan West 2020-1MW Special Servicer will have no duty to consult with, provide notice to, or seek the approval or consent of any Directing Holder. With respect to any action requiring the consent of, or consultation with, the Directing Holder under the Manhattan West 2020-1MW TSA, such consent will be deemed given or consultation deemed waived if the Directing Holder does not respond within ten (10) business days unless otherwise specified.

In addition, during any Subordinate Control Period, the Directing Holder may direct the Manhattan West 2020-1MW Special Servicer to take, or to refrain from taking, such other actions with respect to the One Manhattan West Whole Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein. Notwithstanding the foregoing, no such direction, and no direction or objection contemplated by the Manhattan West 2020-1MW TSA, may (a) require or cause the Manhattan West 2020-1MW Servicer or the Manhattan West 2020-1MW Special Servicer to violate any provision of the One Manhattan West Whole Loan Documents, any intercreditor agreement, applicable law or the Manhattan West 2020-1MW TSA, including without limitation the Manhattan West 2020-1MW Servicer’s or the Manhattan West 2020-1MW Special Servicer’s obligation to act in accordance with the Servicing Standard, (b) expose any Holder, the Manhattan West 2020-1MW Operating Advisor, the Manhattan West 2020-1MW Servicer, the Manhattan West 2020-1MW Special Servicer, the Manhattan West 2020-1MW Certificate Administrator, the Manhattan West 2020-1MW Trustee or the Manhattan West 2020-1MW Trust or their affiliates, officers, directors or agent to any claim, suit or liability, (c) result in the imposition of a tax upon the

Manhattan West 2020-1MW Trust or (d) materially expand the scope of the Manhattan West 2020-1MW Servicer’s or the Manhattan West 2020-1MW Special Servicer’s responsibilities under the Manhattan West 2020-1MW TSA.

“One Manhattan West Acceptable Insurance Default” means, with respect to the One Manhattan West Whole Loan, any default arising when the One Manhattan West Whole Loan Documents require that the related Borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism and the Manhattan West 2020-1MW Special Servicer has determined, in accordance with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. In making this determination, the Manhattan West 2020-1MW Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant (such expense to be advanced as a property advance).

“One Manhattan West Major Decision” means a “Major Decision” under the Manhattan West 2020-1MW TSA.

“Subordinate Control Period” means a “Subordinate Control Period” under the Manhattan West 2020-1MW TSA.

Sale of Defaulted Whole Loan

If the One Manhattan West Whole Loan becomes a defaulted mortgage loan under the Manhattan West 2020-1MW TSA and the Manhattan West 2020-1MW Special Servicer decides to sell the notes included in the Manhattan West 2020-1MW securitization, Manhattan West 2020-1MW Special Servicer will be required to sell the One Manhattan West Mortgage Loan and the One Manhattan West Companion Loans, together as notes evidencing one whole loan in accordance with the Manhattan West 2020-1MW TSA. In connection with any such sale, the Manhattan West 2020-1MW Special Servicer will provide notice to each Holder that is not the Controlling Holder of the planned sale and of such Holder’s opportunity to bid on the One Manhattan West Whole Loan.

Special Servicer Appointment Rights

The One Manhattan West Controlling Holder will have the right at any time and from time to time, with or without cause, to replace the Manhattan West 2020-1MW Special Servicer then acting with respect to the One Manhattan West Whole Loan and appoint a replacement Manhattan West 2020-1MW Special Servicer in lieu thereof.

The MGM Grand & Mandalay Bay Whole Loan

General

The MGM Grand & Mandalay Bay Mortgage Loan (9.9%) is part of a split loan structure comprised of fifty (50) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two promissory notes, notes A-14-1 and A-16-1, with an aggregate Cut-off Date Balance of $69,500,000. The “MGM Grand & Mandalay Bay Whole Loan” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) twenty-four (24) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-2, A-13-3, A-13-4, A-14-2, A-14-3, A-15-1, A-15-2, A-15-3, A-15-4, A-15-5 and A-16-2 (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and

B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans”.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Whole Loan (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Whole Loan, and provides, in general, that:

●	The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Whole Loan or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Whole Loan becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, an “MGM Grand & Mandalay Bay Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the

MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount shall be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of an MGM Grand & Mandalay Bay Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or the BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or

MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.

thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay

Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Whole Loan and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Whole Loan, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Whole Loan, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the MGM Grand & Mandalay Bay Whole Loan may, to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Whole Loan (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder, in the case of note C-1, a MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B, a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of the note B-9-A, a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, if the holder of note C-1 would be the MGM Grand & Mandalay Bay Controlling Noteholder, but any interest in note C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder with respect to note C-1, there will be no MGM Grand & Mandalay Bay Controlling Noteholder.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Whole Loan (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Whole Loan as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX

2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Whole Loan, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is a MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by a MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the

MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Whole Loan

If the MGM Grand & Mandalay Bay Whole Loan becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Whole Loan and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Whole Loan reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in September 2020 and ending on the hypothetical Determination Date in October 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Starwood Mortgage Capital LLC, Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Bank of America, National Association and LMF Commercial, LLC are to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Starwood Mortgage Capital LLC, Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Bank of America, National Association and LMF Commercial, LLC on or about October 27, 2020 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”), a Delaware limited liability company, is a sponsor, seller and originator of certain mortgage loans (the “SMC Mortgage Loans”) into the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan); (b) LNR Securities Holdings, LLC, the entity which will hold an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest; (d) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the expected purchaser of the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR Interest); (e) Starwood Mortgage Funding II LLC, the initial holder of the SoCal & South Miami Medical Office Portfolio Companion Loan, (f) Starwood Mortgage Funding III LLC, the initial holder of certain of the McCarthy Ranch Companion Loans and (g) the borrower relating to the Airport Plaza Mortgage Loan (3.1%).

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $167,250,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, the certificate administrator, and SMC, which is a sponsor and an originator, Wells Fargo Bank, National Association, acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMC prior to their inclusion in the issuing entity.

Starwood’s Securitization Program

This is the 89th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $13.05 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

Except with respect to the SoCal & South Miami Medical Office Portfolio (9.997%) and 44 Mercer Street & 471 Broadway (1.1%) Mortgage Loans, none of the SMC Mortgage Loans were originated with material exceptions to SMC’s underwriting guidelines and procedures.

The SoCal & South Miami Medical Office Portfolio Mortgage Loan (9.997%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the related ground lessor with respect to the Tri-City Medical Park Mortgaged Property did not deliver an estoppel in connection with origination of the Mortgage Loan. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) the relatively small percentage of overall value contributed by the Tri-City Medical Park Mortgaged Property to the portfolio of Mortgaged Properties securing such Mortgage Loan, (ii) the various terms of such ground lease and (iii) the fact that the borrower and guarantors are liable for (a) any losses suffered by the lender as a result of the borrower’s failure to pay rent, additional rent or certain other amounts due under the ground lease and (b) the repayment of the Mortgage Loan in the event that the ground lease is amended or modified without the lender’s prior written consent, or the ground lease is terminated, cancelled or otherwise ceases to exist.

The 44 Mercer Street & 471 Broadway Mortgage Loan (1.1%) was originated subject to an exception from SMC’s underwriting guidelines and procedures due to the fact that the U/W NCF Debt Yield of 7.2% is lower than the 8.0% U/W NCF Debt Yield required by SMC’s underwriting guidelines for retail properties. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i)

the Mortgaged Property’s location in a submarket with a relatively low historical vacancy rate and (ii) the borrower sponsors’ experience in the real estate industry in the applicable submarket.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 4, 2020. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, will hold an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention I LLC is expected to retain the VRR Interest, as described in “Credit Risk Retention”, and (iv) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC is expected to retain the Class J-RR and Class K-RR certificates, as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on October 2, 2020, Barclays or its affiliates were the loan sellers in approximately 146 commercial mortgage-backed securitization transactions. Approximately $40.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and through October 2, 2020.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2020	$2,163,324,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, tenants who are not paying rent due to the impact of COVID-19 and/or COVID-19 rent forbearances were included in underwritten revenues. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 4, 2020 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial

Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through September 30, 2020, Societe Generale Financial Corporation securitized 92 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $2.68 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans (other than the MGM Grand & Mandalay Bay Mortgage Loan), the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans (other than the MGM Grand & Mandalay Bay Mortgage Loan) in this prospectus. With respect to the MGM Grand & Mandalay Bay Mortgage Loan, which was co-originated by Societe Generale Financial Corporation and Barclays, the Barclays Data Tape was used by the Societe Generale Financial Corporation Deal Team in providing the numerical information regarding the MGM Grand & Mandalay Bay Mortgage Loan Mortgage Loan.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2020. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including September 30, 2020 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2020. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2020, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Societe Generale Financial Corporation is expected to retain the SGFC VRR Interest Portion. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. Societe Generale Financial Corporation will be required to retain the SGFC VRR Interest Portion for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2016	2017	2018	2019	As of 9/30/2020
Multifamily	$242,008,000	$146,622,500	$398,925,000	$865,834,000	$408,970,000
Office	1,207,957,250	1,424,716,159	1,760,222,500	3,219,527,500	150,375,000
Retail	1,392,460,000	720,057,794	1,377,112,634	1,434,905,387	660,355,000
Industrial	257,320,721	101,890,000	1,317,920,000	2,670,170,250	292,725,000
Manufactured Housing	19,987,500	38,835,750	150,480,000	62,075,000	0
Self Storage	156,775,000	387,370,000	511,986,250	185,248,500	118,431,250
Lodging	70,509,000	2,176,576,500	2,076,288,000	2,387,905,000	244,960,000
Mixed Use	18,362,500	221,600,000	182,040,000	123,515,000	198,500,000
Other	150,000,000	283,150,000	192,300,000	0	7,500,000
Total	$3,515,379,971	$5,500,818,703	$7,967,274,384	$10,949,180,637	$2,081,816,250

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

General. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that

Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●      Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●      Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●      Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●      Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●      Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●      Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●      Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 711 Fifth Avenue Mortgage Loan (2.9%) is part of a Non-Serviced Pari Passu Whole Loan that was co-originated by Bank of America in conjunction with Goldman Sachs Bank USA and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated (or, with respect to the 711 Fifth Avenue Mortgage Loan (2.9%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (the “Bank of America Mortgage Loans”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The following table sets forth, for the period commencing July 1, 2017, and ending June 30, 2020, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2020, through June 30, 2020, was set forth in a Form ABS-15G filed by Bank of America on August 10, 2020. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	19,301,668	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,906,708	55.26	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,100,851	41.95	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	6.14	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,721	2.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	437,939,364	54.15	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	249,174,296	30.81	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	121,622,179	15.04	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			664	961,770,786		1	0		0	0		0	0		3	8,220,279		0	1		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from July 1, 2017, to June 30, 2020. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2020, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2020, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from July 1, 2017, to June 30, 2020. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of June 30, 2020:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2020;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2017, to June 30, 2020.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2020.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2020.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2020, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 10, 2020. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was August 10, 2020. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization.

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of America, National Association” has been provided by Bank of America.

LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $45,383,241. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the seventy-sixth (76th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion and $1.54 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018 and 2019, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to nine (9) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 6, 2020. LMF’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2017 to and including June 30, 2020, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2020-C8 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2020, WTNA served as trustee on over 1,867 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $454 billion, of which approximately 600 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $400 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.97 trillion in assets and approximately 266,000 employees as of June 30, 2020, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2020, Wells Fargo Bank was acting as securities administrator with respect to more than $549 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2020, Wells Fargo Bank was acting as custodian of more than 288,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For four CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2019 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For two CMBS transactions, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. For two CMBS transactions, a technical issue caused a wire processing delay that resulted in a portion of the distribution for each transaction to occur one business day late. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis Holdings”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis Holdings have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis Holdings allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis Holdings of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis Holdings additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis Holdings failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells

Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Above Average”. Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2020, Midland was master and/or primary servicing approximately 28,094 commercial and multifamily mortgage loans with a principal balance of approximately $486 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,071 of such loans, with a total principal balance of approximately $242 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$351	$387
Total	$486	$532	$606

As of September 30, 2020, Midland was named the special servicer in approximately 390 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $169 billion. With respect to such transactions as of such date, Midland was administering approximately 386 assets with an outstanding principal balance of approximately $7.5 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2017 to 2019.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
Total	$145	$158	$171

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland is also (i) the special servicer of the PGH17 Self Storage Portfolio Whole Loan, which is serviced under the WFCM 2020-C57 pooling and servicing agreement, and (ii) the master servicer for the McCarthy Ranch Whole Loan, which is serviced under the MSC 2020-L4 pooling and servicing agreement.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

The report on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and expects to move to an automated solution for this process.

The foregoing information regarding Midland under this section titled “—The Master Servicer and the Special Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer and as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 166 as of June 30, 2020. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;

●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion; and

●	166 domestic commercial mortgage backed securitization pools as of June 30, 2020 with a then current face value in excess of $83.4 billion.

As of June 30, 2020, LNR Partners has resolved approximately $78.4 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019 and approximately $0.73 billion of U.S. commercial and multifamily mortgage loans through June 30, 2020.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2020, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,642 assets across the United States with a then current face value of approximately $83.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by

LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and LD II Holdco XII, LLC (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then Controlling Class of Certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity is expected to, on the Closing Date, to be appointed the initial Directing Certificateholder and Risk Retention Consultation Party and will purchase an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (excluding the portion comprising the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (iv) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the entity that will purchase the Class J-RR and Class K-RR certificates (other than the portion comprising the VRR Interest), (v) Starwood Mortgage Funding II LLC, the current holder of the SoCal & South Miami Medical Office Portfolio Companion Loan, (vi) Starwood Mortgage Funding III LLC, the current holder of certain of the McCarthy Ranch Companion Loans, and (vii) the borrower under the Airport Plaza Mortgage Loan (3.1%).

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) an affiliate of LNR Partners purchasing an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case excluding the portion comprising the VRR Interest), (iii) an affiliate of LNR Partners acting as the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iv) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the entity that will purchase the Class J-RR and Class K-RR certificates (other than the portion comprising the VRR Interest), (vii) Starwood Mortgage Funding II LLC, the initial holder of the SoCal & South Miami Medical Office Portfolio Companion Loan, (viii) Starwood Mortgage Funding III LLC, the initial holder of certain of the McCarthy Ranch Companion Loans, (ix) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC and LD II Holdco XII, LLC with due diligence relating to the mortgage loans to be included in the mortgage pool and (x) an affiliate of LNR Partners being the borrower under the Airport Plaza Mortgage Loan (3.1%), there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of June 30, 2020, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 202 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $186 billion. As of June 30, 2020, Pentalpha Surveillance was acting as asset representations reviewer for 83 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $79 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

The Manhattan West 2020-1MW Master Servicer, the WFCM 2020-C57 Master Servicer, the BANK 2020-BNK28 Master Servicer, the GSMS 2020-GC47 Master Servicer, the BBCMS 2020-C7 Master Servicer and the Airport Plaza Special Servicer

Wells Fargo Bank will act as the Non-Serviced Master Servicer for the One Manhattan West Whole Loan, the PGH17 Self Storage Portfolio Whole Loan, the 9th & Thomas Whole Loan, the 711 Fifth Avenue Whole Loan and the ExchangeRight Net Leased Portfolio 32 Whole Loan and will act as the initial special servicer for the Airport Plaza Mortgage Loan (in such capacity, the “Airport Plaza Special Servicer”. Wells

Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also (i) the certificate administrator and custodian under this securitization, (ii) the certificate administrator and custodian under the Manhattan West 2020-1MW trust and servicing agreement, pursuant to which the One Manhattan West Whole Loan is serviced (iii) the certificate administrator and custodian under the WFCM 2020-C57 pooling and servicing agreement, pursuant to which the PGH17 Self Storage Whole Loan is serviced, (iv) the certificate administrator and custodian under the BANK 2020-BNK28 pooling and servicing agreement, pursuant to which the 9th & Thomas Whole Loan is serviced, (v) the certificate administrator and custodian under the GSMS 2020-GC47 pooling and servicing agreement, pursuant to which 711 Fifth Avenue Whole Loan is serviced, (vi) the certificate administrator and custodian under the BBCMS 2020-C7 pooling and servicing agreement, pursuant to which the ExchangeRight Net Leased Portfolio 32 Whole Loan is serviced and (vii) the trustee, certificate administrator and custodian under the MSC 2020-L4 pooling and servicing agreement, pursuant to which the McCarthy Ranch Whole Loan is serviced. The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at MAC D1050-084, 401 South Tryon Street, Three Wells Fargo, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 9/30/2020
By Approximate Number:	30,017	30,491	30,931	30,661
By Approximate Aggregate Unpaid Principal Balance (in billions):	$527.63	$569.88	$594.17	$597.81

Within this portfolio, as of September 30, 2020, are approximately 23,224 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $472.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2020, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
YTD Q3 2020	$450,832,265,713	$640,529,947	0.14%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years. Wells Fargo Bank’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo Bank’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 9/30/2020
By Approximate Number	181	213	207	196
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$125.0	$135.3	$134.2	$118.4
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,818,177,720	$386,307,056	$800,062,114	$6,022,383,336

(1)	Includes all loans in Wells Fargo Bank’s portfolio for which Wells Fargo Bank is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo Bank’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo Bank has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo Bank’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through December 1, 2020 or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA or any of its obligations under any Non-Serviced PSA for which it acts as Non-Serviced Master Servicer through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank acting as Non-Serviced Master Servicer and Wells Fargo Bank acting as the Airport Plaza Special Servicer will remain responsible for its duties under such agreements. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the related Non-Serviced Mortgage Loans and Non- Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the related Non-Serviced Mortgage Loans and Non-Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account in a manner similar to that as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as a Non-Serviced Master Servicer and as the Airport Plaza Special Servicer) will not have primary responsibility for custody services of original documents evidencing the Non-Serviced Mortgage Loans, the Non-Serviced Companion Loans or the Airport Plaza Mortgage Loan. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the related Non-Serviced Mortgage Loans, Non-Serviced Companion Loans, the Airport Plaza Mortgage Loan or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA (in the case of the Non-Serviced Mortgage Loans and Non-Serviced Companion Loans) or the Servicing Standard (in the case of the Airport Plaza Mortgage Loan).

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo Bank & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo Bank has entered into one or more agreements with the mortgage loan sellers and/or their co-originators to purchase the master servicing and/or primary servicing rights to the One Manhattan West Whole Loan, the PGH17 Self Storage Portfolio Whole Loan, the 9th & Thomas Whole Loan, the 711 Fifth Avenue Whole Loan and the ExchangeRight Net Leased Portfolio 32 Whole Loan.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Barclays or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and SMC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the SMC Mortgage Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates (subject, in some cases, to the repurchase facility described above) from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Bank of America Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Societe Generale Financial Corporation or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Societe Generale Financial Corporation Mortgage Loans.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary mortgage transactions. Any such party will have the right to dispose of any such certificates at any time.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). SMC (in such capacity, the “Retaining Sponsor”) has been designated by the sponsors to act as the risk retaining sponsor under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class J-RR and Class K-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 0.5641% of the aggregate fair value of all applicable “ABS Interests” (consisting of the Certificates other than the Class R Certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	the acquisition by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 4.455% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$684,000
Class A-3	$4,130,000
Class A-4	$6,162,000
Class A-5	$9,498,000
Class A-SB	$1,365,000
Class X-A	$21,839,000
Class X-B	$5,577,000
Class X-D	$1,521,000
Class X-FG	$780,000
Class X-H	$351,000
Class A-S	$2,886,000
Class B	$1,326,000
Class C	$1,365,000
Class D	$819,000
Class E	$702,000
Class F	$390,000
Class G	$390,000
Class H	$351,000
Class J-RR	$468,000
Class K-RR	$663,660
Class S	4.455%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

SMC originated or acquired approximately 33.1% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

The approximate fair value of each Class of Regular Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Market Value
Class A-1	$15,339,693
Class A-3	$93,621,345
Class A-4	$139,688,619
Class A-5	$219,572,981
Class A-SB	$31,549,593
Class X-A	$69,743,981
Class X-B	$12,028,866
Class X-D	$4,135,098
Class X-FG	$2,440,546
Class X-H	$912,015
Class A-S	$66,711,792
Class B	$30,651,717
Class C	$31,552,813
Class D	$15,347,694
Class E	$11,328,396
Class F	$4,154,148
Class G	$3,545,160
Class H	$2,230,987
Class J-RR	$1,854,534
Class K-RR	$2,627,255
Class S	$0

The aggregate fair value of all of the Classes of Certificates (other than the Class R Certificates) is approximately $759,037,233, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated October 6, 2020, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk

Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the Class J-RR and Class K-RR Certificates that were retained by Starwood Conduit CMBS Horizontal Retention BBCMS 2020-C8 LLC based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC will purchase the Class J-RR and Class K-RR Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Initial Available Certificate Balance(1)	Fair Value (in % and $)	Purchase Price(2)
Class J-RR(1)	$10,036,000	0.233%/$1,771,906	17.6555%
Class K-RR(1)	$14,217,000	0.331%/$2,510,082	17.6555%

(1)	Excludes the initial Certificate Balance of the Class J-RR and Class K-RR that Starwood Conduit CMBS Vertical Retention I LLC will purchase on the Closing Date. The VRR Interest is not included in the Initial Available Certificate Balance.

(2)	Expressed as a percentage of the initial Certificate Balance of each of the Class J-RR and Class K-RR Certificates, excluding accrued interest. The aggregate purchase price to be paid for the Class J-RR and Class K-RR available Certificates to be acquired by Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC is approximately $4,281,988 excluding accrued interest.

The fair value of the Class J-RR and Class K-RR Certificates identified in the above table is equal to approximately 0.5641% of the aggregate fair value of all ABS Interests.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, the Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates that are Principal Balance Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates, and seventh, to the Senior Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest” section, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the Class J-RR or Class K-RR Certificates (except to an MOA of such Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Description of the Trust and Servicing Agreement—Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the Class J-RR or Class K-RR Certificates unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Related to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the ABS Interests has been reduced to 33% of the total outstanding Certificate Balance of the ABS Interests as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-C8 will consist of the following classes: the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D, Class X-FG and Class X-H Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$15,340,000
A-3	$92,700,000
A-4	$138,312,000
A-5	$213,188,000
A-SB	$30,631,000
X-A	$490,171,000
X-B	$125,169,000
A-S	$64,772,000
B	$29,761,000
C	$30,636,000

Non-Offered Certificates
X-D	$34,136,000
X-FG	$17,507,000
X-H	$7,877,000
D	$18,381,000
E	$15,755,000
F	$8,753,000
G	$8,754,000
H	$7,877,000
J-RR	$10,504,000
K-RR	$14,880,660
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $490,171,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $125,169,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $34,136,000. The Notional Amount of the Class X-FG certificates will equal the aggregate Certificate Balances of the Class F and Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-FG certificates will be approximately $17,507,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $7,877,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2020.

All distributions to the Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the holder of the Class R certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,

(c)	to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(d)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(e)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(f)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal

Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-first, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-second, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-third, to the Class K-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-fourth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 0.60100%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 1.61700%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 1.77100%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.04000%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 1.86700%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.39800%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 2.49900%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 3.35800%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.25000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.25000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-FG certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class G certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class S certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Prepayment Premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1)(i) pro rata, among (u) the group of the Class A-1 certificates, Class A-3 certificates, Class A-4 certificates, Class A-5 certificates, Class A-SB certificates and the Class X-A certificates (the “YM Group A”), (v) the group of the Class A-S certificates, Class B certificates, Class C certificates and Class X-B certificates (the “YM Group BC”), (w) the group of the Class D certificates, Class E certificates and Class X-D certificates (the “YM Group DE”), (x) the group of the Class F certificates, Class G certificates and Class X-FG certificates (the “YM Group FG”), (y) the group of the Class H certificates and Class X-H certificates (the

“YM Group H”) and (z) the group of the Class J-RR certificates and Class K-RR certificates (the “YM Group JK”, and collectively with the YM Group A, the YM Group BC, the YM Group DE, the YM Group FG and the YM Group H, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (ii) any remaining amounts, to the Class K-RR certificates, and (2) among the classes of certificates in each YM Group, in the following manner: with respect to each YM Group, (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Prepayment Premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any Prepayment Premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	August 2025
Class A-3	October 2027
Class A-4	August 2030
Class A-5	October 2030
Class A-SB	December 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2030
Class B	October 2030
Class C	October 2030

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control

Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based on their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-4, Class A-5 and

Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class K-RR certificates;

second, to the Class J-RR certificates,

third, to the Class H certificates;

fourth, to the Class G certificates;

fifth, to the Class F certificates;

sixth, to the Class E certificates;

seventh, to the Class D certificates;

eighth, to the Class C certificates;

ninth, to the Class B certificates; and

tenth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on the information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report with respect to the related reporting period, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such master servicer will deliver, or such special servicer will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Starwood Mortgage Capital LLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. In addition, for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, the Airport Plaza Mortgage Loan (3.1%) is expected to be an Excluded Controlling Class Loan.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, the Airport Plaza Mortgage Loan (3.1%) is expected to be an Excluded Loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, any holder of Class F, Class G, Class H, Class J-RR or Class K-RR certificates evidencing part of the VRR Interest or any sub-servicer (as applicable) or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS

Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation and DealView Technologies Ltd., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer will provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such

Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. None of the Class S or Class R certificates (or any portions of the Class F, Class G, Class H, Class J-RR or Class K-RR certificates which comprise the VRR Interest) will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or

Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2020-C8

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement;

(xviii)       the original or a copy of all related environmental insurance policies; and

(xix)       a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)       a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)       unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until 18 months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every 90 days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the MGM Grand & Mandalay Bay Mortgage Loan, each of Barclays and Societe Generale Financial Corporation will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the MGM Grand & Mandalay Bay Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as

Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage

Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)       to recoup any amounts deposited in the Collection Account in error;

(xiii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)       to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.001875% to 0.05250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any Mortgage Loans that are not Specially Serviced Loans to the extent such action is (i) a Major Decision or an item under sub-clause (4)(b) or (4)(c) or sub-clause (b) of clause (9) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such action) or (ii) a Special Servicer Decision processed by the master servicer (provided, however, the master servicer will receive 0% of any fees collected with respect to any COVID Modification);

●	(x) 100% of all assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision processed by the Master Servicer;

●	100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision processed by the master servicer; for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is either a Special Servicer Decision which the master servicer is processing or a Major Decision;

●	with respects to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan other than any Specially Serviced Loan;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans other than 50% of any default interest with respect to non-Specially Serviced Loans to which the Special Servicer is entitled as described under “—Special Servicing Compensation” below), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)       the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced

Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)      with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       (x) 100% of all Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), review fees, assumption fees, transfer fees, waiver fees or earnout fees (a) earned in connection with a Special Servicer Decision on a Mortgage Loan that is not a Specially Serviced Loan, where the Special Servicer processes the related Special Servicer Decision (other than any Special Servicer Decision under sub-clause (4)(b) or (4)(c) or sub-clause (b) of clause (9) of the definition of “Special Servicer Decision”, with respect to which each of the Master Servicer and Special Servicer shall be entitled to 50% of the fees earned regardless of who processes such decision), (b) earned in connection with any Specially Serviced Loan and/or (c) collected with respect to any COVID Modification;

(ii)       50% of Excess Modification Fees (other than Modification Fees related to a COVID Modification) collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a Special Servicer Decision processed by the master servicer or a Major Decision;

(iii)      (x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Special Servicer Decision processed by the master servicer or a Major Decision;

(iv)      100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)       (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Special Servicer Decision processed by the master servicer or a Major Decision;

(vi)      100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans; and

(vii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition to any default interest to which the Special Servicer is entitled as described above, the special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

For so long as the Airport Plaza Mortgage Loan is an Excluded Special Servicer Loan, Wells Fargo Bank will act as the Excluded Special Servicer for such Excluded Special Servicer Loan (and, if appointed, may act as the Excluded Special Servicer for other Mortgage Loans that are Excluded Special Servicer Loans in the future) and will be entitled to all special servicing compensation related thereto with respect to such Mortgage Loan earned during such time as it is an Excluded Special Servicer Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01064% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00295% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)       prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)       the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)       if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement;

(iv)       any COVID Modification Agreement (a) defers up to 9 monthly debt service payments but no greater than 9 monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(v)       the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives from the master servicer the related appraisal or the valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the master servicer has not notified the special servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class H certificates, fourth, to the Class G certificates, fifth, to the Class F certificates, sixth, to the Class E certificates, seventh, to the Class D certificates, eighth, to the Class C certificates, ninth, to the Class B certificates, tenth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such

AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR Certificates, third, to the Class H certificates, fourth, to the Class G certificates, fifth, to the Class F certificates, sixth, to the Class E certificates, seventh, to the Class D certificates, eighth, to the Class C certificates, ninth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR Certificates, third, to the Class H certificates, fourth, to the Class G certificates, and fifth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates.

After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)       determining whether a borrower request is a COVID Modification, and whether consent to a COVID Modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan related to a COVID Modification; and

(11)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure

2020-26), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

Any fees or other charges charged by the special servicer in connection with processing any COVID Modification with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such COVID Modification with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a COVID Modification. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a COVID Modification or the Mortgage Loan becomes a Specially Serviced Loan, all caps and limitations on fees will not be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2022, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2021 and the calendar year ending on December 31, 2021 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the

Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan with respect to an event described in clauses (2), (6) and (7) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

In addition, if a borrower has requested a COVID Modification but the Mortgage Loan is not yet a COVID Modified Loan and an event described in clauses (2), (6) or (7) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the COVID Modification, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan; provided, further, that for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be LNR Securities Holdings, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class K-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H, Class J-RR and Class K-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or

Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)     any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)    (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)     releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

(xii)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)   any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xiv)   any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)    any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days (or, if the Directing Certificateholder or Risk Retention Consultation Party, as applicable, and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided further that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided further that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is also the operating advisor under the WFCM 2020-C57 pooling and servicing agreement and MSC 2020-L4 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)       the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)      after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

Only as used in connection with any annual report produced by the operating advisor, the term “trust-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of the pool of Specially Serviced Loans taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA or made available to Privileged Persons that are posted on the certificate administrator’s website.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class S and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between September 1, 2015 and September 30, 2020 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 20% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)      a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale

Financial Corporation), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s, or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information

Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the owner of the VRR Interest;

(c)    does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)    may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC will be an affiliate of LNR Partners, LLC. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time). As of the Closing Date, the Airport Plaza Mortgage Loan is expected to be an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been publicly cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing

Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)     either Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or DBRS Morningstar (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency) within 60 days of such rating action and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)    the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees, including any costs of enforcement of the indemnity, and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2020-C8 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2020-C8 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA)

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS Morningstar has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS Morningstar”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5

Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S or Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency

Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)    to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by DBRS Morningstar, “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS Morningstar (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS Morningstar, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Fourteen (14) Mortgaged Properties (18.6%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Eleven (11) Mortgaged Properties (15.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Nevada. Four (4) Mortgaged Properties (11.9%) are located in Nevada. Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are generally employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is conducted by the trustee under the deed of trust, which, subject to the requirements of

Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, a notice of sale must be recorded, and notice must be given to the trustor, any guarantor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, the trustee’s sale is held. In addition, please note that special notice and affidavit requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless (to the extent possible) waived, any guarantor, surety or other obligor to collect the debt. Further, actions for deficiency judgments following any foreclosure, judicial or non-judicial, must be brought within six months of the foreclosure, and are limited to the lesser of (i) the amount by which the secured indebtedness exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the secured indebtedness, with interest from the date of sale. Additional limitations may apply in the residential context if the party seeking the deficiency acquired the right to obtain the judgment from a person who previously held that right. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or other obligor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The

Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines,

National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

In addition, an affiliate of Barclays currently holds certain of the MGM Grand & Mandalay Bay Companion Loans. However, such affiliate of Barclays intends to sell such Companion Loans to Barclays in connection with one or more future securitizations in which Barclays is a loan seller.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank, National Association, the certificate administrator, custodian and Airport Plaza Special Servicer is also (i) the master servicer, certificate administrator and custodian under the Manhattan West 2020-1MW trust and servicing agreement, pursuant to which the One Manhattan West Whole Loan is serviced (ii) the master servicer, certificate administrator and custodian under the WFCM 2020-C57 pooling and servicing agreement, pursuant to which the PGH17 Self Storage Whole Loan is serviced, (iii) the master servicer, certificate administrator and custodian under the BANK 2020-BNK28 pooling and servicing agreement, pursuant to which the 9th & Thomas Whole Loan is serviced, (iv) the master servicer, certificate administrator and custodian under the GSMS 2020-GC47 pooling and servicing agreement, pursuant to which 711 Fifth Avenue Whole Loan is serviced, (v) the master servicer, certificate administrator and custodian under the BBCMS 2020-C7 pooling and servicing agreement, pursuant to which the ExchangeRight Net Leased Portfolio 32 Whole Loan is serviced and (vi) the trustee, certificate administrator and custodian under the MSC 2020-L4 pooling and servicing agreement, pursuant to which the McCarthy Ranch Whole Loan is serviced.

Midland is also (i) the special servicer of the PGH17 Self Storage Portfolio Whole Loan, which is serviced under the WFCM 2020-C57 pooling and servicing agreement, and (ii) the master servicer for the McCarthy Ranch Whole Loan, which is serviced under the MSC 2020-L4 pooling and servicing agreement.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under the Manhattan West 2020-1MW trust and servicing agreement, pursuant to which the One Manhattan West Whole Loan is serviced, (ii) the trustee under the BX 2020-VIVA trust and servicing agreement, pursuant to which the MGM Grand & Mandalay Bay Whole Loan is serviced, (iii) the trustee under the WFCM 2020-C57 pooling and servicing agreement, pursuant to which the PGH17 Self Storage Portfolio Whole Loan is serviced, (iv) the trustee under the BANK 2020-BNK28 pooling and servicing agreement, pursuant to which the 9th & Thomas Whole Loan is serviced, (v) the trustee under the GSMS 2020-GC47 pooling and servicing agreement, pursuant to which the 711 Fifth Avenue Whole Loan is serviced, and (vi) the trustee under the BBCMS 2020-C7 pooling and servicing agreement, pursuant to which the ExchangeRight Net Leased Portfolio 32 Whole Loan is serviced.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan); (b) LNR Securities Holdings, LLC, the entity which will hold an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest; (d) Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the expected purchaser of the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR Interest); (e) Starwood Mortgage Funding II LLC, the initial holder of the SoCal & South Miami Medical Office Portfolio Companion Loan, (f) Starwood Mortgage Funding III LLC, the initial holder of certain of the McCarthy Ranch Companion Loans and (g) the borrower relating to the Airport Plaza Mortgage Loan (3.1%).

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $167,250,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

LNR Partners is an affiliate of SMC, Starwood Mortgage Funding II LLC, Starwood Mortgage Funding III LLC, the borrower relating to the Airport Plaza Mortgage Loan (3.1%), LNR Securities Holdings, LLC, the entity anticipated to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, and will an approximately 55% interest in each of the Class X-FG, Class X-H, Class F, Class G, Class H and Class S certificates (in each case, excluding the portion comprising the VRR Interest), Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest, and Starwood CMBS Horizontal Retention BBCMS 2020-C8 LLC, the expected purchaser of the Class J-RR and Class K-RR certificates (excluding the portion comprising the VRR Interest). LNR Partners or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and LD II Holdco XII, LLC (or its affiliate) with their due diligence of the Mortgage Pool.

Pentalpha Surveillance LLC is also: (i) the operating advisor and asset representations reviewer under the WFCM 2020-C57 pooling and servicing agreement pursuant to which the PGH17 Self Storage Portfolio Whole Loan will be serviced; and (ii) the operating advisor and asset representations reviewer under the MSC 2020-L4 pooling and servicing agreement pursuant to which the McCarthy Ranch Whole Loan will be serviced.

Pursuant to certain interim servicing agreements between SMC and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans, including some or all of the Mortgage Loans to be contributed to this securitization by SMC prior to their inclusion in the issuing entity. In addition, Wells Fargo Bank acts as interim custodian with respect to some or all of the Mortgage Loans contributed by SMC.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller, an originator and the holder of certain of the MGM Grand & Mandalay Bay Companion Loans, is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

Bank of America, a sponsor, a mortgage loan seller, an originator and the holder of certain of the 711 Fifth Avenue Companion Loans, is an affiliate of BofA Securities, Inc., one of the underwriters. However, Bank of America intends to sell such Companion Loans in connection with one or more future securitizations.

Pursuant to an certain interim servicing agreement between Wells Fargo Bank, on the one hand, and Bank of America, a sponsor, an originator and a mortgage loan seller, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to the Newpark Town Center, 3700 Geary Boulevard and Springboro Plaza Mortgage Loans (collectively, 6.0%) prior to their inclusion in the issuing entity.

LMF is a sponsor, a mortgage loan seller and an originator.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $45,838,241. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment

Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans allocated to the certificates is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$490,171,000	Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$125,169,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$490,171,000	Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$125,169,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in November 2020;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about October 27, 2020;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	88%	88%	88%	88%	88%
October 2022	74%	74%	74%	74%	74%
October 2023	58%	58%	58%	58%	58%
October 2024	27%	27%	27%	27%	27%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.97	2.97	2.97	2.97	2.97

Percent of the Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.90	6.87	6.83	6.77	6.47

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	97%	92%	85%	28%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.39	9.35	9.31	9.26	9.00

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.85	9.82	9.77	9.58

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	97%	97%	97%	97%	97%
October 2026	75%	75%	75%	75%	75%
October 2027	52%	52%	52%	52%	52%
October 2028	28%	28%	28%	28%	28%
October 2029	2%	2%	2%	2%	2%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.04	7.04	7.04	7.04	7.04

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.93	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	1.286%	1.286%	1.286%	1.286%	1.286%
98.5000%	1.111%	1.111%	1.111%	1.111%	1.111%
99.0000%	0.938%	0.938%	0.938%	0.938%	0.938%
99.5000%	0.765%	0.765%	0.765%	0.765%	0.765%
100.0000%	0.594%	0.594%	0.594%	0.594%	0.594%
100.5000%	0.424%	0.424%	0.424%	0.424%	0.424%
101.0000%	0.255%	0.255%	0.255%	0.255%	0.255%
101.5000%	0.087%	0.087%	0.087%	0.087%	0.087%
102.0000%	-0.080%	-0.080%	-0.080%	-0.080%	-0.080%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	2.083%	2.085%	2.088%	2.092%	2.113%
98.0000%	1.924%	1.926%	1.928%	1.930%	1.944%
99.0000%	1.768%	1.768%	1.769%	1.770%	1.777%
100.0000%	1.613%	1.613%	1.613%	1.613%	1.612%
101.0000%	1.460%	1.459%	1.458%	1.456%	1.449%
102.0000%	1.308%	1.306%	1.305%	1.302%	1.288%
103.0000%	1.158%	1.156%	1.153%	1.149%	1.128%
104.0000%	1.010%	1.007%	1.003%	0.998%	0.970%
105.0000%	0.863%	0.859%	0.855%	0.849%	0.814%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	2.125%	2.126%	2.127%	2.129%	2.139%
98.0000%	2.005%	2.006%	2.007%	2.008%	2.014%
99.0000%	1.887%	1.887%	1.887%	1.888%	1.891%
100.0000%	1.770%	1.769%	1.769%	1.769%	1.769%
101.0000%	1.654%	1.653%	1.653%	1.652%	1.649%
102.0000%	1.539%	1.538%	1.537%	1.536%	1.530%
103.0000%	1.426%	1.425%	1.423%	1.421%	1.412%
104.0000%	1.314%	1.312%	1.310%	1.308%	1.295%
105.0000%	1.203%	1.201%	1.199%	1.196%	1.180%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.153%	2.153%	2.154%	2.154%	2.156%
100.0000%	2.040%	2.040%	2.040%	2.040%	2.039%
101.0000%	1.928%	1.927%	1.927%	1.926%	1.924%
102.0000%	1.817%	1.816%	1.815%	1.814%	1.810%
103.0000%	1.707%	1.706%	1.705%	1.704%	1.698%
104.0000%	1.599%	1.598%	1.596%	1.594%	1.586%
105.0000%	1.491%	1.490%	1.488%	1.486%	1.476%
106.0000%	1.385%	1.384%	1.381%	1.378%	1.367%
107.0000%	1.280%	1.279%	1.276%	1.272%	1.259%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.017%	2.017%	2.017%	2.017%	2.017%
100.0000%	1.863%	1.863%	1.863%	1.863%	1.863%
101.0000%	1.711%	1.711%	1.711%	1.711%	1.711%
102.0000%	1.561%	1.561%	1.561%	1.561%	1.561%
103.0000%	1.412%	1.412%	1.412%	1.412%	1.412%
104.0000%	1.265%	1.265%	1.265%	1.265%	1.265%
105.0000%	1.120%	1.120%	1.120%	1.120%	1.120%
106.0000%	0.976%	0.976%	0.976%	0.976%	0.976%
107.0000%	0.833%	0.833%	0.833%	0.833%	0.833%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
13.7500%	4.225%	4.166%	4.092%	3.991%	3.515%
13.8750%	4.012%	3.953%	3.878%	3.777%	3.298%
14.0000%	3.801%	3.742%	3.667%	3.565%	3.084%
14.1250%	3.594%	3.534%	3.459%	3.356%	2.873%
14.2500%	3.389%	3.329%	3.253%	3.150%	2.664%
14.3750%	3.187%	3.126%	3.050%	2.947%	2.459%
14.5000%	2.987%	2.927%	2.850%	2.746%	2.255%
14.6250%	2.790%	2.729%	2.652%	2.547%	2.055%
14.7500%	2.595%	2.534%	2.457%	2.352%	1.857%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.1250%	4.049%	4.062%	4.078%	4.063%	3.608%
9.2500%	3.765%	3.778%	3.794%	3.779%	3.319%
9.3750%	3.487%	3.499%	3.516%	3.500%	3.035%
9.5000%	3.214%	3.226%	3.243%	3.227%	2.757%
9.6250%	2.946%	2.958%	2.975%	2.959%	2.485%
9.7500%	2.683%	2.696%	2.712%	2.696%	2.217%
9.8750%	2.425%	2.437%	2.454%	2.437%	1.954%
10.0000%	2.171%	2.184%	2.200%	2.183%	1.696%
10.1250%	1.922%	1.935%	1.951%	1.934%	1.443%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.514%	2.514%	2.514%	2.514%	2.517%
100.0000%	2.399%	2.399%	2.399%	2.399%	2.399%
101.0000%	2.286%	2.286%	2.286%	2.286%	2.282%
102.0000%	2.174%	2.174%	2.174%	2.173%	2.167%
103.0000%	2.063%	2.063%	2.063%	2.062%	2.053%
104.0000%	1.954%	1.954%	1.954%	1.952%	1.940%
105.0000%	1.845%	1.845%	1.845%	1.844%	1.828%
106.0000%	1.738%	1.738%	1.738%	1.736%	1.718%
107.0000%	1.632%	1.632%	1.632%	1.630%	1.608%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.616%	2.616%	2.616%	2.616%	2.619%
100.0000%	2.501%	2.501%	2.501%	2.501%	2.501%
101.0000%	2.387%	2.387%	2.387%	2.387%	2.384%
102.0000%	2.274%	2.274%	2.274%	2.274%	2.268%
103.0000%	2.163%	2.163%	2.163%	2.163%	2.154%
104.0000%	2.053%	2.053%	2.053%	2.053%	2.041%
105.0000%	1.944%	1.944%	1.944%	1.944%	1.930%
106.0000%	1.836%	1.836%	1.836%	1.836%	1.819%
107.0000%	1.730%	1.730%	1.730%	1.730%	1.710%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	3.486%	3.486%	3.486%	3.486%	3.489%
100.0000%	3.366%	3.366%	3.366%	3.366%	3.366%
101.0000%	3.247%	3.247%	3.247%	3.247%	3.244%
102.0000%	3.129%	3.129%	3.129%	3.129%	3.124%
103.0000%	3.013%	3.013%	3.013%	3.013%	3.005%
104.0000%	2.898%	2.898%	2.898%	2.898%	2.888%
105.0000%	2.784%	2.784%	2.784%	2.784%	2.771%
106.0000%	2.672%	2.672%	2.672%	2.672%	2.657%
107.0000%	2.561%	2.561%	2.561%	2.561%	2.543%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portions of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, of subchapter E of the Code and the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-four (24) of the Mortgaged Properties, securing seven (7) Mortgage Loans (9.6%), are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Acts” (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of OID, market discount, Yield Maintenance Charges, Prepayment Premiums and other amounts no later than the year they include such amounts as revenue on their applicable financial statements. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the

Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-3	Class A-4	Class A-5
Barclays Capital Inc.	$14,340,000	$92,700,000	$138,312,000	$213,188,000
BofA Securities, LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Academy Securities, Inc.	$500,000	$0	$0	$0
Drexel Hamilton, LLC	$500,000	$0	$0	$0
Total	$15,340,000	$92,700,000	$138,312,000	$213,188,000

Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$30,631,000	$490,171,000	$125,169,000	$64,772,000
BofA Securities, Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$30,631,000	$490,171,000	$125,169,000	$64,772,000

Underwriter	Class B	Class C
Barclays Capital Inc.	$29,761,000	$30,636,000
BofA Securities, Inc.	$0	$0
SG Americas Securities, LLC	$0	$0
Academy Securities, Inc.	$0	$0
Drexel Hamilton, LLC	$0	$0
Total	$29,761,000	$30,636,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 115.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2020, before deducting expenses payable by the depositor (such expenses estimated at $8,956,357.50, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator, a mortgage loan seller, and an affiliate of the holder of certain of the MGM Grand & Mandalay Bay Companion Loans. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the 711 Fifth Avenue Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the MGM Grand & Mandalay Bay Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans;

(3)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(4)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(5)       the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BofA Securities, Inc. and SG Americas Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226850-07)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in October 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of two NRSROs hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by those NRSROs for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1

17g-5 Information Provider	337
1986 Act	483
1996 Act	463

3

30/360 Basis	369

4

401(c) Regulations	500

A

A/B Whole Loan	210
AB Modified Loan	381
ABS Interests	301
Accelerated Mezzanine Loan Lender	331
Acceptable Insurance Default	384
Accrued and Deferred Principal	196
Accrued Interest	196
Acting General Counsel’s Letter	136
Actual/360 Basis	195
Actual/360 Loans	360
ADA	465
Additional Exclusions	384
Administrative Cost Rate	315
ADR	143
Advances	356
Affirmative Asset Review Vote	419
Agency Lease	193
Airport Plaza Special Servicer	295
ALTA	261
Amazon	186
Amazon ROFO Notice	186
Annual Debt Service	143
Anticipated Repayment Date	195
Appraisal Reduction Amount	378
Appraisal Reduction Event	376
Appraised Value	143
Appraised-Out Class	382
ARD	195
ARD Loan	195
Assessment of Compliance Report	445
Asset Representations Reviewer Asset Review Fee	375
Asset Representations Reviewer Fee	375
Asset Representations Reviewer Fee Rate	375
Asset Representations Reviewer Termination Event	423
Asset Review	420
Asset Review Notice	419
Asset Review Quorum	419
Asset Review Report	421
Asset Review Report Summary	421
Asset Review Standard	421
Asset Review Trigger	418
Asset Review Vote Election	419
Asset Status Report	394
Assumed Final Distribution Date	323
Assumed Scheduled Payment	316
Attestation Report	445
Available Funds	308

B

Balloon or ARD LTV Ratio	148
Balloon or ARD Payment	148
BAMLCM	276
BANA Qualification Criteria	273
Bank of America	264
Bank of America Data File	272
Bank of America Guidelines	265
Bank of America Mortgage Loans	271
Bank of America Securitization Database	271
Bankruptcy Code	457
Barclays	251
Barclays Data Tape	253
Barclays Holdings	251
Barclays Mortgage Loans	253
Barclays Review Team	253
Base Interest Fraction	322
BCREI Non-Standalone Note	221
Borrower Information	171
Borrower Party	330
Borrower Party Affiliate	330
Breach Notice	347
Buyout Price	177
BX 2020-VIVA Servicer	230
BX 2020-VIVA Special Service	230
BX 2020-VIVA Trustee	230
BX 2020-VIVA TSA	230

C

C(WUMP)O	17
Cash Flow Analysis	143
CERCLA	463
Certificate Administrator/Trustee Fee	374

Certificate Administrator/Trustee Fee Rate	374
Certificate Balance	306
Certificate Owners	339
Certificateholder	332
Certificateholder Quorum	426
Certificateholder Repurchase Request	435
Certificates	305
Certifying Certificateholder	341
City	190
Class A Certificates	305
Class A-SB Planned Principal Balance	317
Class X Certificates	305
Clearstream	338
Clearstream Participants	340
Closing Date	142, 244
CMBS	56, 287
Code	481
Collateral Deficiency Amount	381
Collection Account	359
Collection Period	309
Communication Request	342
Companion Distribution Account	359
Companion Holder	210
Companion Holders	210
Companion Loan Rating Agency	210
Companion Loans	141
Company Lease	193
Compensating Interest Payment	324
Constant Prepayment Rate	473
Consultation Termination Event	408
Control Eligible Certificates	403
Control Note	210
Control Termination Event	408
Controlling Class	403
Controlling Class Certificateholder	403
Controlling Holder	210
Corrected Loan	394
COVID Emergency	377
COVID Modification	377
COVID Modification Agreement	378
COVID Modified Loan	378
COVID-19	53
CPR	473
CPY	473
CREC	174
Credit Risk Retention Rules	301
CREFC®	328
CREFC® Intellectual Property Royalty License Fee	376
CREFC® Intellectual Property Royalty License Fee Rate	376
CREFC® Reports	328
Cross-Over Date	313
Cumulative Appraisal Reduction Amount	381, 382
Cure/Contest Period	421
Cut-off Date	140
Cut-off Date Balance	144
Cut-off Date Loan-to-Value Ratio	146
Cut-off Date LTV Ratio	146

D

D or @%(#)	149
D or GRTR of @% or YM(#)	150
D or YM(#)	149
D(#)	149
DBRS Morningstar	443
Debt Service Coverage Ratio	147
Default Release	201
Defaulted Loan	400
Defeasance Deposit	199
Defeasance Loans	199
Defeasance Lock-Out Period	199
Defeasance Option	199
Definitive Certificate	338
Delegated Directive	14
Delinquent Loan	419
Demand Entities	276
Depositaries	339
Determination Date	307
Diligence File	344
Directing Certificateholder	403
Directing Certificateholder Approval Process	396
Directing Holder	227
Disclosable Special Servicer Fees	374
Discount Rate	322
Dispute Resolution Consultation	437
Dispute Resolution Cut-off Date	437
Distribution Accounts	359
Distribution Date	307
Distribution Date Statement	328
Dodd-Frank Act	120
DOL	498
DSCR	147
DTC	338
DTC Participants	339
DTC Rules	340
Due Date	194

E

EDGAR	496
EEA	14
Effective Gross Income	144
Eligible Asset Representations Reviewer	422
Eligible Operating Advisor	413
Enforcing Party	435
Enforcing Servicer	435

Environmental Controls	175
ESA	174
Escrow/Reserve Mitigating Circumstances	256
EU Institutional Investors	122
EU Risk Retention and Due Diligence Requirements	122
EU Securitization Regulation	15, 122
Euroclear	338
Euroclear Operator	340
Euroclear Participants	340
Excess Interest	307
Excess Interest Distribution Account	360
Excess Modification Fee Amount	370
Excess Modification Fees	369
Excess Prepayment Interest Shortfall	325
Exchange Act	244
Excluded Controlling Class Holder	330
Excluded Controlling Class Loan	331
Excluded Information	331
Excluded Loan	331
Excluded Plan	499
Excluded Special Servicer	427
Excluded Special Servicer Loan	427
Exemption	498
Exemption Rating Agency	498

F

FATCA	491
FDIA	135
FDIC	136
FIEL	18
Final Asset Status Report	396
Final Dispute Resolution Election Notice	438
Financial Promotion Order	15
FIRREA	137
Fitch	443
FPO Persons	15
FSMA	15

G

GAAP	301
Gain-on-Sale Entitlement Amount	309
Gain-on-Sale Remittance Amount	309
Gain-on-Sale Reserve Account	360
Garn Act	464
GLA	147
Goldman Chicago Release Property	202
Government Securities	197
Grantor Trust	307, 481
GRTR of @% or YM(#)	150
H

Horizontal MOA	22
HSTP Act	72
HYIC	193

I

IDA	193
IDA Amendment Date	193
Indirect Participants	339
Initial Delivery Date	394
Initial Pool Balance	140
Initial Rate	195
Initial Requesting Certificateholder	435
In-Place Cash Management	147
INSTITUTIONAL INVESTOR	17
Insurance and Condemnation Proceeds	359
Intercreditor Agreement	210
Interest Accrual Amount	315
Interest Accrual Period	315
Interest Distribution Amount	315
Interest Reserve Account	360
Interest Shortfall	315
Interested Person	401
Investor Certification	331
IRS	398

J

Japanese Retention Requirement	19
JFSA	19
JRR Rule	19

K

KBRA	422
Kiln Reserve	145

L

L(#)	149
Lead Securitization	223
Lead Securitization Date	222
Lennar	277
Liquidation Fee	371
Liquidation Fee Rate	371
Liquidation Proceeds	359
LMF	277
LMF Data Tape	281
LMF Mortgage Loans	277
LMF Review Team	281
LNR Partners	290
Loan Per Unit	147
Lock-out Period	197
Loss of Value Payment	348

Lower-Tier Regular Interests	481
Lower-Tier REMIC	307, 481
Lower-Tier REMIC Distribution Account	359
LR LLC	178
LTV Ratio	145
LTV Ratio at Maturity or Anticipated Repayment Date	148
LTV Ratio at Maturity or ARD	148

M

MAI	350
Major Decision	404
Manhattan West 2020-1MW Certificate Administrator	221
Manhattan West 2020-1MW Operating Advisor	221
Manhattan West 2020-1MW Servicer	221
Manhattan West 2020-1MW Special Servicer	221
Manhattan West 2020-1MW Trustee	221
Manhattan West 2020-1MW TSA	221
MAS	17
Master Servicer Proposed Course of Action Notice	436
Material Defect	346
Maturity Date Balloon or ARD Payment	148
MGM Grand & Mandalay Bay A Notes	229
MGM Grand & Mandalay Bay B Notes	230
MGM Grand & Mandalay Bay C Note Control Appraisal Period	242
MGM Grand & Mandalay Bay C Notes	230
MGM Grand & Mandalay Bay Co-Lender Agreement	230
MGM Grand & Mandalay Bay Companion Loans	230
MGM Grand & Mandalay Bay Controlling Noteholder	241
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	242
MGM Grand & Mandalay Bay Major Decision	243
MGM Grand & Mandalay Bay Non-Controlling Noteholder	242
MGM Grand & Mandalay Bay Non-Lead Noteholders	243
MGM Grand & Mandalay Bay Non-Lead Securitization Notes	243
MGM Grand & Mandalay Bay Pari Passu Companion Loans	229
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	243
MGM Grand & Mandalay Bay Senior B Notes	229
MGM Grand & Mandalay Bay Subordinate Companion Loans	230
MGM Grand & Mandalay Bay Triggering Event of Default	231
MGM Grand & Mandalay Bay Whole Loan	229
MGM Policies	189
MGM/Mandalay Operating Subtenant	160
MGM/Mandalay Operating Subtenants	145
Midland	287
MiFID II	14
MLPA	342
Modeling Assumptions	473
Modification Fees	369
Moody’s	443
Mortgage	141
Mortgage File	342
Mortgage Loan Borrower	222
Mortgage Loan Principal Balance	223
Mortgage Loans	140
Mortgage Note	141
Mortgage Pool	140
Mortgage Rate	315
Mortgaged Property	141
Moser Note	177

N

Natixis Holdings	286
Net Mortgage Rate	314
Net Note Interest Rate	222
Net Operating Income	148
NI 33-105	19
Nomura	286
Non-Control Note	210
Non-Controlling Holder	210
Nonrecoverable Advance	356
Non-Serviced A/B Whole Loan	211
Non-Serviced Certificate Administrator	211
Non-Serviced Companion Loan	211
Non-Serviced Custodian	211
Non-Serviced Directing Certificateholder	211
Non-Serviced Master Servicer	211
Non-Serviced Mortgage Loan	211
Non-Serviced Pari Passu Companion Loan	211
Non-Serviced Pari Passu Mortgage Loan	211
Non-Serviced Pari Passu Whole Loan	211
Non-Serviced PSA	211
Non-Serviced Special Servicer	211
Non-Serviced Trustee	211
Non-Serviced Whole Loan	211
Non-Standalone Notes	221
Non-U.S. Person	491

Note A Holders	222
Note B Holders	222
Notional Amount	306
NRA	148
NRSRO	330
NRSRO Certification	332
NYSDEC	176

O

O(#)	149
OCC	264
Occupancy As Of Date	149
Occupancy Rate	148
Offered Certificates	305
OID	483
OID Regulations	484
OLA	136
One Manhattan West A Notes	220
One Manhattan West Acceptable Insurance Default	229
One Manhattan West Co-Lender Agreement	220
One Manhattan West Companion Loans	220
One Manhattan West Controlling Noteholder	227
One Manhattan West Major Decision	229
One Manhattan West Pari Passu Companion Loans	220
One Manhattan West Subordinate Companion Loans	220
One Manhattan West Triggering Event of Default	221
One Manhattan West Whole Loan	220
Operating Advisor Consulting Fee	375
Operating Advisor Expenses	375
Operating Advisor Fee	375
Operating Advisor Fee Rate	375
Operating Advisor Standard	412
Operating Advisor Termination Event	415
Operating Statements	153
Other Master Servicer	211
Other PSA	211
Other Special Servicer	211
Outdoor Storage	190

P

P&I Advance	355
P&I Advance Date	355
PACE	209
Pads	154
Pari Passu Companion Loans	141
Pari Passu Mortgage Loan	212
Participants	338
Parties in Interest	497
partnership representative	490
Pass-Through Rate	313
Patriot Act	466
PCIS Persons	15
PCR	261
Penalty Charges	224
Pentalpha Surveillance	294
Percentage Interest	307
Periodic Payments	308
Permitted Investments	307, 360
Permitted Special Servicer/Affiliate Fees	374
PGH17 Release Property	201
PILOT	193
PILOT Mortgages	193
PIPs	176
Plans	497
Pledged Properties	178
PLL Policy	174
ppb	175
PRC	16
Preliminary Dispute Resolution Election Notice	437
Prepayment Assumption	485
Prepayment Charge	224
Prepayment Interest Excess	324
Prepayment Interest Shortfall	324
Prepayment Premium	323
Prepayment Provisions	149
PRIIPS Regulation	14
Prime Rate	359
Principal Balance Certificates	305
Principal Distribution Amount	315
Principal Shortfall	317
Privileged Information	414
Privileged Information Exception	414
Privileged Person	329
Professional Investors	16, 17
Prohibited Prepayment	324
Prohibited Transfer	192
Promotion of Collective Investment Schemes Exemptions Order	15
Proposed Course of Action	436
Proposed Course of Action Notice	436
Prospectus	17
Prospectus Regulation	14
PSA	305
PSA Party Repurchase Request	436
PTCE	500
Purchase Price	349

Q

Qualification Criteria	263, 282
Qualified Investor	14

Qualified Replacement Special Servicer	427
Qualified Substitute Mortgage Loan	349
Qualifying CRE Loan Percentage	302

R

RAC No-Response Scenario	442
Rated Final Distribution Date	324
Rating Agencies	443
Rating Agency Confirmation	443
REA	68
Realized Loss	326
REC	174
Record Date	307
Registration Statement	496
Regular Certificates	305
Regular Interestholder	484
Regular Interests	481
Regulation AB	445
Regulation RR	301
Reimbursement Rate	359
Related Proceeds	358
Release Amount	200
Release Date	199
Release Price	202
Relevant Investor	17
Relevant Persons	15
Relief Act	465
Remaining Term to Maturity or ARD	150
REMIC	481
REO Account	360
REO Loan	318
REO Property	394
Replacement Mezzanine Loan	207
Repurchase Request	436
Requesting Certificateholder	437
Requesting Holders	382
Requesting Investor	342
Requesting Party	442
Required Credit Risk Retention Percentage	302
Required PLL Policy Term	174
Requirements	466
Residual Certificates	305
Resolution Failure	436
Resolved	436
Restricted Group	498
Restricted Party	414
Retaining Sponsor	301
Review Materials	419
Revised Rate	195
RevPAR	150
Risk Retention Consultation Party	330
RMBS	286
ROFO	185
ROFR	185
Rooms	154
Rule 17g-5	332

S

S&P	287, 422
Scheduled Principal Distribution Amount	316
SEC	244
Securities Act	445
Securitization Accounts	305, 360
Self-Storage Property	190
Senior Certificates	305
Serviced Companion Loan	212
Serviced Mortgage Loan	212
Serviced Pari Passu Companion Loan	212
Serviced Pari Passu Companion Loan Securities	430
Serviced Pari Passu Mortgage Loan	212
Serviced Pari Passu Whole Loan	212
Serviced Whole Loan	212
Servicer Termination Event	429
Servicing Advances	356
Servicing Fee	367
Servicing Fee Rate	367
Servicing Standard	354
Servicing Transfer Event	393
SF	150
SFA	17
SFO	16
SGFC Entities	257
SGNY	257
Similar Law	497
SMC	139, 244
SMC Data Tape	246
SMC Mortgage Loans	244
SMC Review Team	245
SMMEA	501
Société Générale	257
Societe Generale Financial Corporation	257
Societe Generale Financial Corporation Data Tape	262
Societe Generale Financial Corporation Deal Team	262
Societe Generale Mortgage Loans	258
Special Servicer Decision	386
Special Servicing Fee	370
Special Servicing Fee Rate	370
Specially Serviced Loans	392
Sq. Ft.	150
Square Feet	150
Standalone Note Holders	222
Standalone Notes	221
Standard Qualifications	2

Startup Day	481
Starwood	244
Stated Principal Balance	317
Structured Product	16
STWD	290
Subordinate Certificates	305
Subordinate Companion Loan	212
Subordinate Companion Loans	141
Subordinate Control Period	229
Subordinate Mortgagee	193
Subsequent Asset Status Report	394
Sub-Servicing Agreement	354

T

T-12	150
Tax Cuts and Jobs Act	484
TCE	175
Term to Maturity	150
Terms and Conditions	341
Tests	420
Title V	465
Total Operating Expenses	144
Treasury Regulations	481
TRIPRA	88
Trust	283
Trust REMICs	307, 481
TTM	150

U

U.S. Person	491
U/W DSCR	147
U/W Expenses	150
U/W NCF	150
U/W NCF Debt Yield	152
U/W NCF DSCR	147
U/W Net Cash Flow	150
U/W Net Operating Income	153
U/W NOI	153
U/W NOI Debt Yield	154
U/W NOI DSCR	154
U/W Revenues	154
UCC	453
UK	14
Underwriter Entities	111
Underwriting Agreement	494
Underwritten Debt Service Coverage Ratio	147
Underwritten Expenses	150
Underwritten NCF	150
Underwritten NCF Debt Yield	152
Underwritten Net Cash Flow	150
Underwritten Net Cash Flow Debt Service Coverage Ratio	147
Underwritten Net Operating Income	153
Underwritten Net Operating Income Debt Service Coverage Ratio	154
Underwritten NOI	153
Underwritten NOI Debt Yield	154
Underwritten Revenues	154
Units	154
Unscheduled Principal Distribution Amount	316
Unsolicited Information	420
Upper-Tier REMIC	307, 481
Upper-Tier REMIC Distribution Account	359
USTs	176

V

Vertical MOA	22
VOCs	174
Volcker Rule	121
Voting Rights	338
VRR Interest	301

W

WAC Rate	314
Weighted Average Mortgage Rate	155
weighted averages	155
Wells Fargo Bank	285
Whole Loan	141
Withheld Amounts	360
Workout Fee	370
Workout Fee Rate	370
Workout-Delayed Reimbursement Amount	358
WTNA	284

Y

Yield Maintenance Charge	323
YM Group A	321
YM Group BC	321
YM Group DE	321
YM Group FG	321
YM Group H	322
YM Group JK	322
YM Group JK-RR	322
YM Groups	322
YM(#)	149

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date
1	Both	Barclays	1	One Manhattan West	401 Ninth Avenue	New York	NY	10001	Office	CBD	2019		2,081,035	Square Feet	93.8%	08/01/2020
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	Various	Various	Various	Various	Office	Medical	Various	Various	297,839	Square Feet	96.2%	Various
2.01	Property	SMC	1	El Camino Real	285 and 499 North El Camino Real	Encinitas	CA	92024	Office	Medical	1984	2019	74,124	Square Feet	88.5%	09/21/2020
2.02	Property	SMC	1	Galloway Medical Park	7400 & 7500 Southwest 87th Avenue	Miami	FL	33173	Office	Medical	1998-2014		82,753	Square Feet	98.7%	09/01/2020
2.03	Property	SMC	1	Snapper Creek	7800 Southwest 87th Avenue	Miami	FL	33173	Office	Medical	1989		58,764	Square Feet	100.0%	09/01/2020
2.04	Property	SMC	1	Temecula Medical Center	27699 Jefferson Avenue	Temecula	CA	92590	Office	Medical	1990		43,425	Square Feet	96.0%	09/21/2020
2.05	Property	SMC	1	Activity Medical Center	8901 Activity Road	San Diego	CA	92126	Office	Medical	1988	2015	28,698	Square Feet	100.0%	09/21/2020
2.06	Property	SMC	1	Tri-City Medical Park	3907 Waring Road	Oceanside	CA	92056	Office	Medical	1985	2017	10,075	Square Feet	100.0%	09/21/2020
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	Various	Las Vegas	NV	Various	Hotel	Full Service	Various		9,748	Rooms	87.5%	06/30/2020
3.01	Property	Barclays; SGFC	1	MGM Grand	3799 South Las Vegas Boulevard	Las Vegas	NV	89109	Hotel	Full Service	1993		4,998	Rooms	83.9%	06/30/2020
3.02	Property	Barclays; SGFC	1	Mandalay Bay	3950 South Las Vegas Boulevard	Las Vegas	NV	89119	Hotel	Full Service	1999		4,750	Rooms	91.7%	06/30/2020
4	Loan	LMF	17	PGH17 Self Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	7,500	Units	85.4%	06/30/2020
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs	2353 Route 9	Malta	NY	12118	Self Storage	Self Storage	2011		817	Units	79.8%	06/30/2020
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg	5160 East Trindle Road	Hampden	PA	17050	Self Storage	Self Storage	1999		611	Units	88.2%	06/30/2020
4.03	Property	LMF	1	Capital Self Storage - Middletown	2200 Vine Street	Middletown	PA	17057	Self Storage	Self Storage	2004-2006		606	Units	90.3%	06/30/2020
4.04	Property	LMF	1	Capital Self Storage - East York	2611 East Market Street	York	PA	17402	Self Storage	Self Storage	1942, 2010	2008	541	Units	87.1%	06/30/2020
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal	1851 Arsenal Boulevard	Harrisburg	PA	17103	Self Storage	Self Storage	2006, 2007		524	Units	87.8%	06/30/2020
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage	61 & 249 Harold L. Dow Highway	Eliot	ME	03903	Self Storage	Self Storage	1986-2003		568	Units	79.4%	06/30/2020
4.07	Property	LMF	1	Capital Self Storage - Enola	10 Prospect Drive	Enola	PA	17025	Self Storage	Self Storage	1989, 1993, 1996, 2000		521	Units	86.4%	06/30/2020
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry	3861 Derry Street	Harrisburg	PA	17111	Self Storage	Self Storage	1998, 2000		482	Units	90.0%	06/30/2020
4.09	Property	LMF	1	Capital Self Storage - West York	915 Carlisle Road	York	PA	17404	Self Storage	Self Storage	2001, 2009, 2013		603	Units	87.4%	06/30/2020
4.10	Property	LMF	1	Capital Self Storage - Dover	4044 Carlisle Road	Dover	PA	17315	Self Storage	Self Storage	1986-2007		567	Units	79.9%	06/30/2020
4.11	Property	LMF	1	A Space Place Self Storage	3220 Horseblock Road	Medford	NY	11763	Self Storage	Self Storage	1989	2001	365	Units	78.4%	06/30/2020
4.12	Property	LMF	1	Capital Self Storage - Hanover	250 East Chestnut Street	Hanover	PA	17331	Self Storage	Self Storage	2001-2003		453	Units	89.0%	06/30/2020
4.13	Property	LMF	1	Prime Storage - Glens Falls	128 Dix Avenue	Glens Falls	NY	12801	Self Storage	Self Storage	2002-2005		297	Units	84.5%	06/30/2020
4.14	Property	LMF	1	Affordable Storage - Wilton	3 Commerce Park Drive	Wilton	NY	12831	Self Storage	Self Storage	2004, 2009		126	Units	87.3%	06/30/2020
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road	1322 Loudon Road	Cohoes	NY	12047	Self Storage	Self Storage	1997-2004		176	Units	84.7%	06/30/2020
4.16	Property	LMF	1	Rotterdam Self Storage	103 Old Mill Lane	Rotterdam	NY	12306	Self Storage	Self Storage	1980		115	Units	90.4%	06/30/2020
4.17	Property	LMF	1	Affordable Storage - Saratoga	655 Saratoga Road	Wilton	NY	12831	Self Storage	Self Storage	1996, 2000		128	Units	92.2%	06/30/2020
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	Various	Various	Various	Various	Retail	Freestanding	Various		192,083	Square Feet	100.0%	07/29/2020
5.01	Property	Barclays	1	Pick n Save - McFarland, WI	5709 US 51	McFarland	WI	53558	Retail	Freestanding	1996		47,000	Square Feet	100.0%	07/29/2020
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX	4531 Padre Island Highway	Brownsville	TX	78521	Retail	Freestanding	2009		13,000	Square Feet	100.0%	07/29/2020
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ	630 Route 9 South	Little Egg Harbor Township	NJ	08087	Retail	Freestanding	2013		19,097	Square Feet	100.0%	07/29/2020
5.04	Property	Barclays	1	Walgreens - La Crosse, WI	3909 Mormon Coulee Road	La Crosse	WI	54601	Retail	Freestanding	2010		14,550	Square Feet	100.0%	07/29/2020
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS	3910 Hardy Street	Hattiesburg	MS	39402	Retail	Freestanding	2003		12,739	Square Feet	100.0%	07/29/2020
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS	6915 Windchase Drive	Horn Lake	MS	38637	Retail	Freestanding	2004		22,563	Square Feet	100.0%	07/29/2020
5.07	Property	Barclays	1	Dollar General - Plum, PA	2409 Golden Mile Highway	Pittsburgh	PA	15239	Retail	Freestanding	2016		9,002	Square Feet	100.0%	07/29/2020
5.08	Property	Barclays	1	Dollar General - Midland, TX	5212 North County Road 1150	Midland	TX	79705	Retail	Freestanding	2020		9,026	Square Feet	100.0%	07/29/2020
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM	1110 Parkhill Drive	Las Cruces	NM	88012	Retail	Freestanding	2020		9,026	Square Feet	100.0%	07/29/2020
5.10	Property	Barclays	1	Dollar General - La Marque, TX	2020 Highway 3	La Marque	TX	77568	Retail	Freestanding	2020		9,026	Square Feet	100.0%	07/29/2020
5.11	Property	Barclays	1	Dollar General - Houston, TX	4712 Almeda Genoa Road	Houston	TX	77048	Retail	Freestanding	2019		9,026	Square Feet	100.0%	07/29/2020
5.12	Property	Barclays	1	Dollar General - South Bend, IN	51195 Indiana Route 933	South Bend	IN	46637	Retail	Freestanding	2020		9,002	Square Feet	100.0%	07/29/2020
5.13	Property	Barclays	1	Dollar General - Hamilton, OH	620 North Riverside Drive	St. Clair Township	OH	45011	Retail	Freestanding	2020		9,026	Square Feet	100.0%	07/29/2020
6	Both	BANA	1	9th & Thomas	234 9th Avenue North	Seattle	WA	98109	Office	CBD	2018		170,812	Square Feet	98.6%	08/28/2020
7	Both	SMC	1	Abele Business Park	500 and 600 Old Pond Road, 100, 200 Villani Drive, 50-70 and 800 Abele Road	Bridgeville	PA	15017	Office	Flex	1989-2009	2015-2019	301,230	Square Feet	93.8%	09/02/2020
8	Both	SMC	1	Airport Plaza	4900-4910 Airport Plaza Drive	Long Beach	CA	90815	Office	Suburban	1986	2018	150,730	Square Feet	91.2%	09/18/2020
9	Both	BANA	1	Newpark Town Center	1177-1209 Center Drive	Park City	UT	84098	Mixed Use	Office/Retail	2008		122,211	Square Feet	86.6%	09/15/2020
10	Both	BANA	1	711 Fifth Avenue	711 Fifth Avenue	New York	NY	10022	Mixed Use	Office/Retail	1927	2013-2019	340,024	Square Feet	76.5%	01/31/2020
11	Both	SMC	1	Museo Vault Storage	346, 348 and 350 Northwest 29th Street and 345 and 355 Northwest 28th Street	Miami	FL	33127	Self Storage	Self Storage	2008		437	Units	78.5%	09/11/2020
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	Various	Various	TX	Various	Multifamily	Garden	Various	Various	393	Units	97.5%	07/29/2020
12.01	Property	SMC	1	Innsbruck Apartments	4603 Sherwood Lane	Houston	TX	77092	Multifamily	Garden	1970	2020	248	Units	96.8%	07/29/2020
12.02	Property	SMC	1	Horizon Apartments	1311 Beaumont Road	Baytown	TX	77520	Multifamily	Garden	1970	2017	80	Units	98.8%	07/29/2020
12.03	Property	SMC	1	Timberline Forest Apartments	1503 and 1431 Sherwood Forest Street	Houston	TX	77043	Multifamily	Garden	1973		65	Units	98.5%	07/29/2020
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	Various	Various	Various	Various	Various	Various	Various	Various	422,042	Square Feet	100.0%	05/01/2020
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	9408 State Road 16	Onalaska	WI	54650	Retail	Freestanding	1994		63,919	Square Feet	100.0%	05/01/2020
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	3131 East Greenway Road	Phoenix	AZ	85032	Office	Medical	2008	2019	13,969	Square Feet	100.0%	05/01/2020
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	14475 West 135th Street	Olathe	KS	66062	Retail	Freestanding	2018		55,000	Square Feet	100.0%	05/01/2020
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	2555 Bolton Road Northwest	Atlanta	GA	30318	Retail	Freestanding	2008		11,800	Square Feet	100.0%	05/01/2020
13.05	Property	SGFC	1	Walgreens - Midland, MI	1615 North Saginaw Road	Midland	MI	48640	Retail	Freestanding	2006		14,820	Square Feet	100.0%	05/01/2020
13.06	Property	SGFC	1	Walgreens - Racine, WI	3825 Durand Avenue	Racine	WI	53405	Retail	Freestanding	2003		15,120	Square Feet	100.0%	05/01/2020
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	121 West Steuben Street	Oakdale	PA	15071	Retail	Freestanding	2014		19,097	Square Feet	100.0%	05/01/2020
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX	2410 Southwest Wilshire Boulevard	Burleson	TX	76028	Retail	Freestanding	2019		19,097	Square Feet	100.0%	05/01/2020
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	684 Cobb Parkway North	Marietta	GA	30062	Retail	Freestanding	2005		10,880	Square Feet	100.0%	05/01/2020
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	8005 Marketplace Drive	Oak Ridge	NC	27310	Retail	Freestanding	2005		21,677	Square Feet	100.0%	05/01/2020
13.11	Property	SGFC	1	Walgreens - Delafield, WI	2901 Golf Road	Delafield	WI	53018	Retail	Freestanding	2000		13,905	Square Feet	100.0%	05/01/2020
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	814 Sheldon Road	Channelview	TX	77530	Retail	Freestanding	1998		10,908	Square Feet	100.0%	05/01/2020
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	1003 North Greengate Road	Greensburg	PA	15601	Office	Medical	2019		8,353	Square Feet	100.0%	05/01/2020
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	142 McKinley Road	Beaver Falls	PA	15010	Retail	Freestanding	2008		19,097	Square Feet	100.0%	05/01/2020
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	2604 North Hospital Road	Goldsboro	NC	27534	Office	Medical	2018		9,813	Square Feet	100.0%	05/01/2020
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	4241 Johnny Cake Ridge Road	Eagan	MN	55122	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	1100 Montgomery Highway	Vestavia Hills	AL	35216	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	101 Chester Avenue	Yeadon	PA	19050	Retail	Freestanding	1998		10,125	Square Feet	100.0%	05/01/2020
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	61019 Silver Lake Road	South Lyon	MI	48178	Retail	Freestanding	2004		10,880	Square Feet	100.0%	05/01/2020
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	151 North Clarke Road	Ocoee	FL	34761	Retail	Freestanding	2007		7,000	Square Feet	100.0%	05/01/2020
13.21	Property	SGFC	1	Dollar General - Asheville, NC	19 Dix Creek Chapel Road	Asheville	NC	28806	Retail	Freestanding	2019		9,002	Square Feet	100.0%	05/01/2020
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX	1305 East Front Street	Midland	TX	79701	Retail	Freestanding	2018		10,640	Square Feet	100.0%	05/01/2020
13.23	Property	SGFC	1	Dollar General - Port Huron, MI	1251 Water Street	Port Huron	MI	48060	Retail	Freestanding	2019		9,026	Square Feet	100.0%	05/01/2020
13.24	Property	SGFC	1	Dollar General - Goshen, IN	1075 North Main Street	Goshen	IN	46528	Retail	Freestanding	2019		9,002	Square Feet	100.0%	05/01/2020
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	6306 Highway 349	Midland	TX	79705	Retail	Freestanding	2018		9,026	Square Feet	100.0%	05/01/2020
13.26	Property	SGFC	1	Dollar General - Jackson, MI	2400 East Michigan Avenue	Jackson	MI	49202	Retail	Freestanding	2019		9,026	Square Feet	100.0%	05/01/2020
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN	12487 McKinley Highway	Mishawaka	IN	46545	Retail	Freestanding	2018		9,100	Square Feet	100.0%	05/01/2020

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date
14	Both	Barclays	1	7 Powder Horn Drive	7 Powder Horn Drive	Warren	NJ	07059	Industrial	Flex	1986	2019	181,210	Square Feet	100.0%	09/25/2020
15	Both	BANA	1	3700 Geary Boulevard	3700 Geary Boulevard	San Francisco	CA	94118	Mixed Use	Retail/Medical Office	1956	1997	29,489	Square Feet	100.0%	09/16/2020
16	Loan	SGFC	2	FedEx Portfolio	Various	Various	Various	Various	Industrial	Warehouse/Distribution	Various	Various	213,021	Square Feet	100.0%	09/30/2020
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard	2498 Florence Harllee Boulevard	Florence	SC	29506	Industrial	Warehouse/Distribution	2007	2012	120,149	Square Feet	100.0%	09/30/2020
16.02	Property	SGFC	1	115 Industrial Park Road	115 Industrial Park Road	Saco	ME	04072	Industrial	Warehouse/Distribution	2005	2011	92,872	Square Feet	100.0%	09/30/2020
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	Various	Chicago	IL	Various	Multifamily	Low Rise	Various	Various	228	Units	96.9%	07/13/2020
17.01	Property	Barclays	1	6748 S. Crandon Ave.	6748 South Crandon Avenue	Chicago	IL	60649	Multifamily	Low Rise	1921	2019-2020	40	Units	97.5%	07/13/2020
17.02	Property	Barclays	1	7844 S. Ellis Ave.	7844 South Ellis Avenue	Chicago	IL	60619	Multifamily	Low Rise	1926	2019-2020	39	Units	94.9%	07/13/2020
17.03	Property	Barclays	1	7502 S. Eggleston Ave.	7502 South Eggleston Avenue	Chicago	IL	60620	Multifamily	Low Rise	1927	2019-2020	24	Units	100.0%	07/13/2020
17.04	Property	Barclays	1	7549 S. Essex Ave.	7549 South Essex Avenue	Chicago	IL	60649	Multifamily	Low Rise	1929	2019-2020	23	Units	91.3%	07/13/2020
17.05	Property	Barclays	1	7301 S. Stewart Ave.	7301 South Stewart Avenue	Chicago	IL	60621	Multifamily	Low Rise	1930	2019-2020	35	Units	100.0%	07/13/2020
17.06	Property	Barclays	1	8248 S. Eberhart Ave.	8248 South Eberhart Avenue	Chicago	IL	60619	Multifamily	Low Rise	1929	2019-2020	16	Units	100.0%	07/13/2020
17.07	Property	Barclays	1	8100 S. Loomis Blvd.	8100 South Loomis Boulevard	Chicago	IL	60620	Multifamily	Low Rise	1924	2019-2020	12	Units	91.7%	07/13/2020
17.08	Property	Barclays	1	7928 S. Morgan Street	7928 South Morgan Street	Chicago	IL	60620	Multifamily	Low Rise	1922	2020	13	Units	100.0%	07/13/2020
17.09	Property	Barclays	1	1332 W. 82nd St.	1332 West 82nd Street	Chicago	IL	60620	Multifamily	Low Rise	1924	2020	13	Units	100.0%	07/13/2020
17.10	Property	Barclays	1	1305 W. 82nd St.	1305 West 82nd Street	Chicago	IL	60620	Multifamily	Low Rise	1927	2019-2020	13	Units	92.3%	07/13/2020
18	Both	SMC	1	313 Powell Street	313 Powell Street	Brooklyn	NY	11212	Other	Leased Fee	1930	2018	52,341	Square Feet	100.0%	09/14/2020
19	Both	SMC	1	BoxVault Storage	123 Southwest North River Drive	Miami	FL	33130	Self Storage	Self Storage	2016		799	Units	85.6%	09/04/2020
20	Both	LMF	1	Cedar Branch Apartments	1217 Blalock Road	Houston	TX	77055	Multifamily	Garden	1974		237	Units	98.7%	07/31/2020
21	Both	SGFC	1	Rio San Diego	8989 Rio San Diego Drive	San Diego	CA	92108	Office	Suburban	1989		78,924	Square Feet	86.3%	08/24/2020
22	Both	SGFC	1	CH Robinson Plano	8454 Parkwood Boulevard	Plano	TX	75024	Office	Suburban	2016		39,324	Square Feet	100.0%	09/23/2020
23	Both	SMC	1	2260 University Drive	2260 University Drive	Newport Beach	CA	92660	Office	Suburban	1983	2015	24,701	Square Feet	100.0%	09/10/2020
24	Both	LMF	1	Augusta Park	1481-1489 West Warm Springs Road	Henderson	NV	89014	Office	Suburban	2001		74,996	Square Feet	78.9%	09/14/2020
25	Loan	Barclays	7	Mochica Apartments Portfolio	Various	Hartford	CT	Various	Multifamily	Low Rise	Various	Various	135	Units	100.0%	09/14/2020
25.01	Property	Barclays	1	322 Hudson Street	322 Hudson Street	Hartford	CT	06106	Multifamily	Low Rise	1966		34	Units	100.0%	09/14/2020
25.02	Property	Barclays	1	291 Buckingham Street	291 Buckingham Street	Hartford	CT	06106	Multifamily	Low Rise	1915		26	Units	100.0%	09/14/2020
25.03	Property	Barclays	1	990 Wethersfield	990 Wethersfield Avenue	Hartford	CT	06114	Multifamily	Low Rise	1940	2001	24	Units	100.0%	09/14/2020
25.04	Property	Barclays	1	26 Congress Street	26 Congress Street	Hartford	CT	06114	Multifamily	Low Rise	1924		24	Units	100.0%	09/14/2020
25.05	Property	Barclays	1	162-164 Ward Street	162-164 Ward Street	Hartford	CT	06106	Multifamily	Low Rise	1927	2006	12	Units	100.0%	09/14/2020
25.06	Property	Barclays	1	286-288 Park Street	286-288 Park Street	Hartford	CT	06106	Multifamily	Low Rise	1920	2018-2020	6	Units	100.0%	09/14/2020
25.07	Property	Barclays	1	808-812 Maple Street	808-812 Maple Street	Hartford	CT	06114	Multifamily	Low Rise	1920		9	Units	100.0%	09/14/2020
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	Various	New York	NY	10013	Retail	Single Tenant	Various	Various	4,059	Square Feet	100.0%	11/26/2019
26.01	Property	SMC	1	44 Mercer Street	44 Mercer Street	New York	NY	10013	Retail	Single Tenant	2007		1,836	Square Feet	100.0%	11/26/2019
26.02	Property	SMC	1	471 Broadway	471 Broadway	New York	NY	10013	Retail	Single Tenant	1900	2019	2,223	Square Feet	100.0%	11/26/2019
27	Both	SMC	1	Value Store It Fort Lauderdale	1100-1136 West Sunrise Boulevard	Fort Lauderdale	FL	33311	Self Storage	Self Storage	1983	2009	832	Units	73.3%	08/31/2020
28	Both	SGFC	1	Benton Road Storage Center	4012 Benton Road	Bossier City	LA	71111	Self Storage	Self Storage	2014, 2017		709	Units	89.4%	08/28/2020
29	Both	SMC	1	Midgard Eastanollee	63 Scott Road	Eastanollee	GA	30538	Self Storage	Self Storage	2004	2004-2019	825	Units	87.6%	07/31/2020
30	Both	Barclays	1	21 Airport Road	21 Airport Road	Glenville	NY	12302	Industrial	Flex/Manufacturing	2020		47,600	Square Feet	100.0%	10/01/2020
31	Both	LMF	1	1001 Apartments	1001 North 90th Street	Omaha	NE	68114	Multifamily	Garden	1968		110	Units	99.1%	07/30/2020
32	Both	LMF	1	WoodSpring Suites San Angelo	4013 West Houston Harte Expressway	San Angelo	TX	76901	Hotel	Extended Stay	2015		123	Rooms	89.0%	07/31/2020
33	Both	LMF	1	Pleasantdale Self Storage	3810 Pleasantdale Road	Atlanta	GA	30340	Self Storage	Self Storage	1982, 2003, 2012		550	Units	84.4%	07/31/2020
34	Both	SMC	1	McCarthy Ranch	15-251 Ranch Drive	Milpitas	CA	95035	Retail	Anchored	1994		265,994	Square Feet	83.6%	07/31/2020
35	Both	SGFC	1	Freedom Storage Las Vegas	2600 Vegas Drive	Las Vegas	NV	89106	Self Storage	Self Storage	1999		485	Units	96.7%	08/21/2020
36	Both	Barclays	1	228 Spaces	4117 University Avenue	Cedar Falls	IA	50613	Multifamily	Garden	1970	2016-2018	81	Units	98.8%	09/04/2020
37	Both	LMF	1	Cypress Shops	6871 North Fry Road	Katy	TX	77449	Retail	Unanchored	2019		20,752	Square Feet	100.0%	07/31/2020
38	Both	Barclays	1	Walgreens Newport News	600 J. Clyde Morris Boulevard	Newport News	VA	23601	Retail	Freestanding	1999		15,120	Square Feet	100.0%	08/20/2020
39	Both	BANA	1	Springboro Plaza	220-240 West Central Avenue	Springboro	OH	45066	Retail	Anchored	1999		40,819	Square Feet	100.0%	09/01/2020
40	Both	SMC	1	Summer Winds MHP	4801 South Main Street	Mesilla Park	NM	88047	Manufactured Housing	Manufactured Housing	1973		165	Pads	86.7%	09/01/2020
41	Both	Barclays	1	Walgreens Williamson	4061 NY-104	Williamson	NY	14589	Retail	Freestanding	2003	2012	14,690	Square Feet	100.0%	09/15/2020
42	Both	SMC	1	Magnolia Village	10901-10995 Magnolia Avenue	Riverside	CA	92505	Retail	Unanchored	1988		38,060	Square Feet	96.2%	07/28/2020
43	Both	LMF	1	Secure Storage Highland	7957 Church Avenue	Highland	CA	92346	Self Storage	Self Storage	1980	2014	257	Units	89.5%	07/28/2020
44	Both	SMC	1	Parkside Townhomes	202 Walker Avenue	Portland	TX	78374	Multifamily	Garden	1983	2019	39	Units	100.0%	06/30/2020
45	Both	LMF	1	Airline Self Storage	2604 Airline Boulevard	Portsmouth	VA	23701	Self Storage	Self Storage	1981		457	Units	85.6%	07/31/2020
46	Both	Barclays	1	Security Mini Storage	2100 South Washington Street	Beeville	TX	78102	Self Storage	Self Storage	1999	2000, 2002-2003	606	Units	87.3%	08/25/2020
47	Both	SMC	1	Coronado Village MHP	3201 North Kentucky Avenue	Roswell	NM	88201	Manufactured Housing	Manufactured Housing	1980		185	Pads	62.2%	09/09/2020
48	Both	Barclays	1	A Quality Storage	5728 and 5770 Fairburn Road	Douglasville	GA	30134	Self Storage	Self Storage	1961, 1985, 1998,1999, 2003	2005	221	Units	79.2%	09/06/2020

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)
1	Both	Barclays	1	One Manhattan West	2,525,000,000	08/01/2020	No	70,000,000	70,000,000	553	9.997%	45.5%	70,000,000	45.5%	2.34130	0.01394	2.32736	Actual/360	138,472.72	1,661,672.64
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	148,500,000	09/18/2020	No	70,000,000	70,000,000	299	9.997%	59.9%	60,840,374	52.1%	4.19500	0.01689	4.17811	Actual/360	342,107.77	4,105,293.24
2.01	Property	SMC	1	El Camino Real	47,700,000	08/27/2020		24,641,573	24,641,573	299	3.5%	59.9%	21,417,179	52.1%	4.19500
2.02	Property	SMC	1	Galloway Medical Park	33,200,000	08/31/2020		17,106,742	17,106,742	299	2.4%	59.9%	14,868,294	52.1%	4.19500
2.03	Property	SMC	1	Snapper Creek	21,600,000	08/31/2020		11,129,213	11,129,213	299	1.6%	59.9%	9,672,936	52.1%	4.19500
2.04	Property	SMC	1	Temecula Medical Center	16,300,000	08/26/2020		9,092,135	9,092,135	299	1.3%	59.9%	7,902,413	52.1%	4.19500
2.05	Property	SMC	1	Activity Medical Center	12,350,000	08/26/2020		6,362,921	6,362,921	299	0.9%	59.9%	5,530,322	52.1%	4.19500
2.06	Property	SMC	1	Tri-City Medical Park	3,240,000	08/26/2020		1,667,416	1,667,416	299	0.2%	59.9%	1,449,231	52.1%	4.19500
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	4,600,000,000	01/10/2020	No	69,500,000	69,500,000	167,645	9.9%	35.5%	69,500,000	35.5%	3.55800	0.01332	3.54469	Actual/360	208,929.55	2,507,154.60
3.01	Property	Barclays; SGFC	1	MGM Grand	2,505,000,000	01/10/2020		37,877,500	37,877,500	167,645	5.4%	35.5%	37,877,500	35.5%	3.55800
3.02	Property	Barclays; SGFC	1	Mandalay Bay	2,095,000,000	01/10/2020		31,622,500	31,622,500	167,645	4.5%	35.5%	31,622,500	35.5%	3.55800
4	Loan	LMF	17	PGH17 Self Storage Portfolio	135,550,000	Various	No	37,000,000	37,000,000	12,400	5.3%	68.6%	34,005,457	63.1%	4.77500	0.01519	4.75981	Actual/360	193,567.46	2,322,809.52
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs	11,890,000	06/22/2020		3,707,957	3,707,957	12,400	0.5%	68.6%	3,407,859	63.1%	4.77500
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg	12,000,000	06/24/2020		3,652,258	3,652,258	12,400	0.5%	68.6%	3,356,668	63.1%	4.77500
4.03	Property	LMF	1	Capital Self Storage - Middletown	10,210,000	06/24/2020		3,425,484	3,425,484	12,400	0.5%	68.6%	3,148,247	63.1%	4.77500
4.04	Property	LMF	1	Capital Self Storage - East York	10,000,000	06/24/2020		3,039,570	3,039,570	12,400	0.4%	68.6%	2,793,567	63.1%	4.77500
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal	9,300,000	06/24/2020		2,916,237	2,916,237	12,400	0.4%	68.6%	2,680,215	63.1%	4.77500
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage	7,960,000	06/22/2020		2,689,462	2,689,462	12,400	0.4%	68.6%	2,471,795	63.1%	4.77500
4.07	Property	LMF	1	Capital Self Storage - Enola	8,730,000	06/24/2020		2,689,462	2,689,462	12,400	0.4%	68.6%	2,471,795	63.1%	4.77500
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry	8,130,000	06/24/2020		2,514,409	2,514,409	12,400	0.4%	68.6%	2,310,909	63.1%	4.77500
4.09	Property	LMF	1	Capital Self Storage - West York	7,700,000	06/24/2020		2,367,204	2,367,204	12,400	0.3%	68.6%	2,175,618	63.1%	4.77500
4.10	Property	LMF	1	Capital Self Storage - Dover	7,080,000	06/24/2020		2,319,462	2,319,462	12,400	0.3%	68.6%	2,131,740	63.1%	4.77500
4.11	Property	LMF	1	A Space Place Self Storage	7,570,000	06/24/2020		2,076,774	2,076,774	12,400	0.3%	68.6%	1,908,693	63.1%	4.77500
4.12	Property	LMF	1	Capital Self Storage - Hanover	6,320,000	06/24/2020		1,981,290	1,981,290	12,400	0.3%	68.6%	1,820,937	63.1%	4.77500
4.13	Property	LMF	1	Prime Storage - Glens Falls	3,840,000	06/23/2020		1,213,441	1,213,441	12,400	0.2%	68.6%	1,115,233	63.1%	4.77500
4.14	Property	LMF	1	Affordable Storage - Wilton	2,520,000	06/23/2020		736,022	736,022	12,400	0.1%	68.6%	676,453	63.1%	4.77500
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road	2,360,000	06/23/2020		692,258	692,258	12,400	0.1%	68.6%	636,231	63.1%	4.77500
4.16	Property	LMF	1	Rotterdam Self Storage	1,830,000	06/23/2020		505,269	505,269	12,400	0.1%	68.6%	464,376	63.1%	4.77500
4.17	Property	LMF	1	Affordable Storage - Saratoga	1,530,000	06/23/2020		473,441	473,441	12,400	0.1%	68.6%	435,124	63.1%	4.77500
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	47,755,000	Various	No	29,608,000	29,608,000	154	4.2%	62.0%	29,608,000	62.0%	4.05000	0.01689	4.03311	Actual/360	101,314.88	1,215,778.56
5.01	Property	Barclays	1	Pick n Save - McFarland, WI	7,340,000	07/18/2020		4,950,000	4,950,000	154	0.7%	62.0%	4,950,000	62.0%	4.05000
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX	7,350,000	02/16/2020		4,900,000	4,900,000	154	0.7%	62.0%	4,900,000	62.0%	4.05000
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ	6,450,000	02/20/2020		4,045,000	4,045,000	154	0.6%	62.0%	4,045,000	62.0%	4.05000
5.04	Property	Barclays	1	Walgreens - La Crosse, WI	6,100,000	07/18/2020		3,125,000	3,125,000	154	0.4%	62.0%	3,125,000	62.0%	4.05000
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS	5,350,000	02/21/2020		2,440,000	2,440,000	154	0.3%	62.0%	2,440,000	62.0%	4.05000
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS	3,580,000	02/24/2020		2,275,000	2,275,000	154	0.3%	62.0%	2,275,000	62.0%	4.05000
5.07	Property	Barclays	1	Dollar General - Plum, PA	1,850,000	07/11/2020		1,225,000	1,225,000	154	0.2%	62.0%	1,225,000	62.0%	4.05000
5.08	Property	Barclays	1	Dollar General - Midland, TX	1,700,000	07/01/2020		1,172,000	1,172,000	154	0.2%	62.0%	1,172,000	62.0%	4.05000
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM	1,650,000	07/06/2020		1,116,000	1,116,000	154	0.2%	62.0%	1,116,000	62.0%	4.05000
5.10	Property	Barclays	1	Dollar General - La Marque, TX	1,650,000	06/25/2020		1,115,000	1,115,000	154	0.2%	62.0%	1,115,000	62.0%	4.05000
5.11	Property	Barclays	1	Dollar General - Houston, TX	1,640,000	06/25/2020		1,115,000	1,115,000	154	0.2%	62.0%	1,115,000	62.0%	4.05000
5.12	Property	Barclays	1	Dollar General - South Bend, IN	1,570,000	07/07/2020		1,070,000	1,070,000	154	0.2%	62.0%	1,070,000	62.0%	4.05000
5.13	Property	Barclays	1	Dollar General - Hamilton, OH	1,525,000	07/02/2020		1,060,000	1,060,000	154	0.2%	62.0%	1,060,000	62.0%	4.05000
6	Both	BANA	1	9th & Thomas	159,400,000	07/16/2020	No	26,000,000	26,000,000	562	3.7%	60.2%	26,000,000	60.2%	3.60000	0.01519	3.58481	Actual/360	79,083.33	948,999.96
7	Both	SMC	1	Abele Business Park	41,500,000	08/13/2020	No	25,800,000	25,800,000	86	3.7%	62.2%	22,317,930	53.8%	4.00000	0.04689	3.95311	Actual/360	123,173.15	1,478,077.80
8	Both	SMC	1	Airport Plaza	34,500,000	08/21/2020	No	22,000,000	22,000,000	146	3.1%	63.8%	17,466,861	50.6%	3.98800	0.01689	3.97111	Actual/360	104,879.22	1,258,550.64
9	Both	BANA	1	Newpark Town Center	39,900,000	06/01/2021	No	21,750,000	21,750,000	178	3.1%	54.5%	19,447,805	48.7%	3.17000	0.04689	3.12311	Actual/360	93,705.03	1,124,460.36
10	Both	BANA	1	711 Fifth Avenue	1,000,000,000	01/23/2020	No	20,000,000	20,000,000	1,603	2.9%	54.5%	20,000,000	54.5%	3.16000	0.01519	3.14481	Actual/360	53,398.15	640,777.80
11	Both	SMC	1	Museo Vault Storage	36,600,000	08/25/2020	No	20,000,000	20,000,000	45,767	2.9%	54.6%	18,060,522	49.3%	3.71300	0.06564	3.64736	Actual/360	92,203.72	1,106,444.64
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	29,800,000	07/14/2020	No	19,750,000	19,699,358	50,126	2.8%	64.3%	15,911,313	51.5%	4.40000	0.01689	4.38311	Actual/360	98,900.28	1,186,803.36
12.01	Property	SMC	1	Innsbruck Apartments	18,900,000	07/06/2020		11,304,284	11,275,298	50,126	1.6%	64.3%	9,107,140	51.5%	4.40000
12.02	Property	SMC	1	Horizon Apartments	4,700,000	07/17/2020		4,340,716	4,329,586	50,126	0.6%	64.3%	3,497,038	51.5%	4.40000
12.03	Property	SMC	1	Timberline Forest Apartments	5,400,000	07/14/2020		4,105,000	4,094,474	50,126	0.6%	64.3%	3,307,136	51.5%	4.40000
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	103,655,000	Various	No	19,270,000	19,270,000	152	2.8%	62.0%	19,270,000	62.0%	3.45400	0.01394	3.44006	Actual/360	56,235.84	674,830.08
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	7,700,000	01/10/2020		1,430,184	1,430,184	152	0.2%	62.0%	1,430,184	62.0%	3.45400
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	7,400,000	01/09/2020		1,376,214	1,376,214	152	0.2%	62.0%	1,376,214	62.0%	3.45400
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	7,125,000	01/09/2020		1,325,244	1,325,244	152	0.2%	62.0%	1,325,244	62.0%	3.45400
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	6,700,000	01/08/2020		1,244,290	1,244,290	152	0.2%	62.0%	1,244,290	62.0%	3.45400
13.05	Property	SGFC	1	Walgreens - Midland, MI	5,590,000	01/11/2020		1,040,406	1,040,406	152	0.1%	62.0%	1,040,406	62.0%	3.45400
13.06	Property	SGFC	1	Walgreens - Racine, WI	5,400,000	01/10/2020		1,004,427	1,004,427	152	0.1%	62.0%	1,004,427	62.0%	3.45400
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	5,250,000	01/08/2020		977,442	977,442	152	0.1%	62.0%	977,442	62.0%	3.45400
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX	5,150,000	01/11/2020		956,454	956,454	152	0.1%	62.0%	956,454	62.0%	3.45400
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	4,825,000	01/05/2020		896,488	896,488	152	0.1%	62.0%	896,488	62.0%	3.45400
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	4,675,000	01/18/2020		869,504	869,504	152	0.1%	62.0%	869,504	62.0%	3.45400
13.11	Property	SGFC	1	Walgreens - Delafield, WI	4,450,000	01/10/2020		827,528	827,528	152	0.1%	62.0%	827,528	62.0%	3.454000
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	4,400,000	01/12/2020		818,533	818,533	152	0.1%	62.0%	818,533	62.0%	3.45400
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	3,900,000	01/08/2020		725,586	725,586	152	0.1%	62.0%	725,586	62.0%	3.45400
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	3,650,000	01/08/2020		677,613	677,613	152	0.1%	62.0%	677,613	62.0%	3.45400
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	2,900,000	01/10/2020		539,692	539,692	152	0.1%	62.0%	539,692	62.0%	3.45400
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	2,725,000	01/25/2020		506,711	506,711	152	0.1%	62.0%	506,711	62.0%	3.45400
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	2,700,000	01/21/2020		500,714	500,714	152	0.1%	62.0%	500,714	62.0%	3.45400
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	2,650,000	01/08/2020		491,719	491,719	152	0.1%	62.0%	491,719	62.0%	3.45400
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	2,580,000	01/17/2020		479,726	479,726	152	0.1%	62.0%	479,726	62.0%	3.45400
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	2,300,000	01/08/2020		428,755	428,755	152	0.1%	62.0%	428,755	62.0%	3.45400
13.21	Property	SGFC	1	Dollar General - Asheville, NC	2,040,000	01/10/2020		377,784	377,784	152	0.1%	62.0%	377,784	62.0%	3.45400
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX	1,950,000	01/08/2020		362,793	362,793	152	0.1%	62.0%	362,793	62.0%	3.45400
13.23	Property	SGFC	1	Dollar General - Port Huron, MI	1,575,000	01/12/2020		293,832	293,832	152	0.0%	62.0%	293,832	62.0%	3.45400
13.24	Property	SGFC	1	Dollar General - Goshen, IN	1,575,000	01/07/2020		293,832	293,832	152	0.0%	62.0%	293,832	62.0%	3.45400
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	1,550,000	01/08/2020		287,836	287,836	152	0.0%	62.0%	287,836	62.0%	3.45400
13.26	Property	SGFC	1	Dollar General - Jackson, MI	1,470,000	01/12/2020		272,844	272,844	152	0.0%	62.0%	272,844	62.0%	3.45400
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN	1,425,000	01/07/2020		263,849	263,849	152	0.0%	62.0%	263,849	62.0%	3.45400

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)
14	Both	Barclays	1	7 Powder Horn Drive	28,200,000	08/18/2020	No	16,531,000	16,531,000	91	2.4%	58.6%	16,531,000	58.6%	3.20000	0.01689	3.18311	Actual/360	44,694.93	536,339.16
15	Both	BANA	1	3700 Geary Boulevard	28,600,000	08/26/2020	No	16,250,000	16,250,000	551	2.3%	56.8%	16,250,000	56.8%	3.57000	0.01689	3.55311	Actual/360	49,015.19	588,182.28
16	Loan	SGFC	2	FedEx Portfolio	24,200,000	Various	No	15,500,000	15,500,000	73	2.2%	64.0%	15,500,000	64.0%	3.06000	0.01689	3.04311	Actual/360	40,073.96	480,887.52
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard	12,300,000	08/28/2020		7,884,000	7,884,000	73	1.1%	64.0%	7,884,000	64.0%	3.06000
16.02	Property	SGFC	1	115 Industrial Park Road	11,900,000	07/01/2021		7,616,000	7,616,000	73	1.1%	64.0%	7,616,000	64.0%	3.06000
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	20,350,000	06/25/2020	No	14,850,000	14,850,000	65,132	2.1%	73.0%	12,086,083	59.4%	3.35000	0.01689	3.33311	Actual/360	65,445.96	785,351.52
17.01	Property	Barclays	1	6748 S. Crandon Ave.	4,300,000	06/25/2020		3,100,000	3,100,000	65,132	0.4%	73.0%	2,523,021	59.4%	3.35000
17.02	Property	Barclays	1	7844 S. Ellis Ave.	3,500,000	06/25/2020		2,525,000	2,525,000	65,132	0.4%	73.0%	2,055,041	59.4%	3.35000
17.03	Property	Barclays	1	7502 S. Eggleston Ave.	2,400,000	06/25/2020		1,800,000	1,800,000	65,132	0.3%	73.0%	1,464,980	59.4%	3.35000
17.04	Property	Barclays	1	7549 S. Essex Ave.	2,000,000	06/25/2020		1,450,000	1,450,000	65,132	0.2%	73.0%	1,180,123	59.4%	3.35000
17.05	Property	Barclays	1	7301 S. Stewart Ave.	1,900,000	06/25/2020		1,425,000	1,425,000	65,132	0.2%	73.0%	1,159,776	59.4%	3.35000
17.06	Property	Barclays	1	8248 S. Eberhart Ave.	1,600,000	06/25/2020		1,175,000	1,175,000	65,132	0.2%	73.0%	956,306	59.4%	3.35000
17.07	Property	Barclays	1	8100 S. Loomis Blvd.	1,200,000	06/25/2020		875,000	875,000	65,132	0.1%	73.0%	712,143	59.4%	3.35000
17.08	Property	Barclays	1	7928 S. Morgan Street	1,150,000	06/25/2020		850,000	850,000	65,132	0.1%	73.0%	691,796	59.4%	3.35000
17.09	Property	Barclays	1	1332 W. 82nd St.	1,150,000	06/25/2020		825,000	825,000	65,132	0.1%	73.0%	671,449	59.4%	3.35000
17.10	Property	Barclays	1	1305 W. 82nd St.	1,150,000	06/25/2020		825,000	825,000	65,132	0.1%	73.0%	671,449	59.4%	3.35000
18	Both	SMC	1	313 Powell Street	21,700,000	09/01/2020	No	13,500,000	13,500,000	258	1.9%	62.2%	10,866,853	50.1%	4.37600	0.01689	4.35911	Actual/360	67,411.47	808,937.64
19	Both	SMC	1	BoxVault Storage	21,650,000	08/25/2020	No	13,400,000	13,400,000	16,771	1.9%	61.9%	13,400,000	61.9%	3.70200	0.06564	3.63636	Actual/360	41,913.15	502,957.83
20	Both	LMF	1	Cedar Branch Apartments	17,690,000	08/03/2020	No	11,500,000	11,500,000	48,523	1.6%	65.0%	10,279,061	58.1%	4.40000	0.01689	4.38311	Actual/360	57,587.50	691,050.00
21	Both	SGFC	1	Rio San Diego	21,300,000	08/17/2020	No	10,500,000	10,500,000	133	1.5%	49.3%	10,500,000	49.3%	3.65000	0.01689	3.63311	Actual/360	32,381.08	388,572.96
22	Both	SGFC	1	CH Robinson Plano	14,700,000	09/04/2020	No	9,800,000	9,800,000	249	1.4%	66.7%	8,487,916	57.7%	4.05000	0.01689	4.03311	Actual/360	47,069.63	564,835.56
23	Both	SMC	1	2260 University Drive	16,300,000	08/14/2020	No	9,750,000	9,750,000	395	1.4%	59.8%	7,880,645	48.3%	4.49500	0.06564	4.42936	Actual/360	49,372.86	592,474.32
24	Both	LMF	1	Augusta Park	13,500,000	07/27/2020	No	8,600,000	8,600,000	115	1.2%	63.7%	6,830,916	50.6%	4.00000	0.01689	3.98311	Actual/360	41,057.72	492,692.64
25	Loan	Barclays	7	Mochica Apartments Portfolio	13,250,000	08/31/2020	No	8,200,000	8,200,000	60,741	1.2%	61.9%	7,013,944	52.9%	3.55000	0.01689	3.53311	Actual/360	37,050.91	444,610.92
25.01	Property	Barclays	1	322 Hudson Street	3,200,000	08/31/2020		1,980,377	1,980,377	60,741	0.3%	61.9%	1,693,934	52.9%	3.55000
25.02	Property	Barclays	1	291 Buckingham Street	2,900,000	08/31/2020		1,794,717	1,794,717	60,741	0.3%	61.9%	1,535,127	52.9%	3.55000
25.03	Property	Barclays	1	990 Wethersfield	2,200,000	08/31/2020		1,361,509	1,361,509	60,741	0.2%	61.9%	1,164,579	52.9%	3.55000
25.04	Property	Barclays	1	26 Congress Street	2,200,000	08/31/2020		1,361,509	1,361,509	60,741	0.2%	61.9%	1,164,579	52.9%	3.55000
25.05	Property	Barclays	1	162-164 Ward Street	1,000,000	08/31/2020		618,868	618,868	60,741	0.1%	61.9%	529,354	52.9%	3.55000
25.06	Property	Barclays	1	286-288 Park Street	880,000	08/31/2020		544,604	544,604	60,741	0.1%	61.9%	465,832	52.9%	3.55000
25.07	Property	Barclays	1	808-812 Maple Street	870,000	08/31/2020		538,415	538,415	60,741	0.1%	61.9%	460,538	52.9%	3.55000
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	12,500,000	10/17/2019	No	7,500,000	7,500,000	1,848	1.1%	60.0%	7,500,000	60.0%	4.11800	0.01689	4.10111	Actual/360	26,094.97	313,139.58
26.01	Property	SMC	1	44 Mercer Street	6,500,000	10/17/2019		3,900,000	3,900,000	1,848	0.6%	60.0%	3,900,000	60.0%	4.11800
26.02	Property	SMC	1	471 Broadway	6,000,000	10/17/2019		3,600,000	3,600,000	1,848	0.5%	60.0%	3,600,000	60.0%	4.11800
27	Both	SMC	1	Value Store It Fort Lauderdale	11,620,000	08/07/2020	No	7,100,000	7,100,000	8,534	1.0%	61.1%	6,414,533	55.2%	3.74000	0.06564	3.67436	Actual/360	32,840.93	394,091.16
28	Both	SGFC	1	Benton Road Storage Center	11,775,000	08/15/2020	No	7,000,000	7,000,000	9,873	1.0%	59.4%	7,000,000	59.4%	3.05000	0.01689	3.03311	Actual/360	18,038.77	216,465.24
29	Both	SMC	1	Midgard Eastanollee	9,550,000	06/18/2020	No	6,200,000	6,190,412	7,504	0.9%	64.8%	4,852,384	50.8%	3.60000	0.01689	3.58311	Actual/360	28,188.01	338,256.12
30	Both	Barclays	1	21 Airport Road	11,300,000	07/30/2020	No	6,050,000	6,050,000	127	0.9%	53.5%	6,050,000	53.5%	3.91500	0.06689	3.84811	Actual/360	20,012.27	240,147.24
31	Both	LMF	1	1001 Apartments	8,200,000	05/13/2020	No	5,550,000	5,550,000	50,455	0.8%	67.7%	4,841,397	59.0%	4.35000	0.01689	4.33311	Actual/360	27,628.55	331,542.60
32	Both	LMF	1	WoodSpring Suites San Angelo	9,500,000	09/03/2020	No	5,550,000	5,550,000	45,122	0.8%	58.4%	4,544,503	47.8%	4.88000	0.01689	4.86311	Actual/360	29,387.90	352,654.80
33	Both	LMF	1	Pleasantdale Self Storage	8,300,000	07/10/2020	No	5,400,000	5,400,000	9,818	0.8%	65.1%	4,574,558	55.1%	4.20000	0.01689	4.18311	Actual/360	26,406.93	316,883.16
34	Both	SMC	1	McCarthy Ranch	74,400,000	12/04/2019	No	5,000,000	5,000,000	169	0.7%	60.5%	5,000,000	60.5%	3.69400	0.01519	3.67881	Actual/360	15,605.44	187,265.28
35	Both	SGFC	1	Freedom Storage Las Vegas	8,450,000	08/24/2020	No	4,930,000	4,930,000	10,165	0.7%	58.3%	4,422,110	52.3%	3.34000	0.01689	3.32311	Actual/360	21,699.94	260,399.28
36	Both	Barclays	1	228 Spaces	7,200,000	08/14/2020	No	4,500,000	4,500,000	55,556	0.6%	62.5%	3,541,782	49.2%	3.75000	0.01689	3.73311	Actual/360	20,840.20	250,082.40
37	Both	LMF	1	Cypress Shops	6,260,000	07/29/2020	No	4,000,000	4,000,000	193	0.6%	63.9%	3,504,748	56.0%	4.54000	0.01689	4.52311	Actual/360	20,362.59	244,351.08
38	Both	Barclays	1	Walgreens Newport News	6,100,000	08/02/2020	No	3,900,000	3,900,000	258	0.6%	63.9%	3,900,000	63.9%	4.12000	0.01689	4.10311	Actual/360	13,575.97	162,911.64
39	Both	BANA	1	Springboro Plaza	5,300,000	08/24/2020	No	3,725,000	3,725,000	91	0.5%	70.3%	3,182,115	60.0%	3.50000	0.01689	3.48311	Actual/360	16,726.91	200,722.92
40	Both	SMC	1	Summer Winds MHP	6,400,000	08/04/2020	No	3,700,000	3,700,000	22,424	0.5%	57.8%	3,001,588	46.9%	3.71500	0.01689	3.69811	Actual/360	17,061.88	204,742.56
41	Both	Barclays	1	Walgreens Williamson	4,930,000	06/11/2020	No	3,627,000	3,627,000	247	0.5%	73.6%	2,900,246	58.8%	4.18700	0.01689	4.17011	Actual/360	17,709.14	212,509.68
42	Both	SMC	1	Magnolia Village	8,000,000	07/05/2020	No	3,500,000	3,489,659	92	0.5%	43.6%	2,747,084	34.3%	3.67500	0.06689	3.60811	Actual/360	16,060.45	192,725.40
43	Both	LMF	1	Secure Storage Highland	5,030,000	07/09/2020	No	2,850,000	2,841,699	11,057	0.4%	56.5%	2,243,156	44.6%	3.75000	0.01689	3.73311	Actual/360	13,198.79	158,385.48
44	Both	SMC	1	Parkside Townhomes	4,050,000	09/08/2020	No	2,750,000	2,715,990	69,641	0.4%	67.1%	2,195,339	54.2%	4.13700	0.01689	4.12011	Actual/360	13,347.05	160,164.60
45	Both	LMF	1	Airline Self Storage	4,100,000	06/26/2020	No	2,400,000	2,396,542	5,244	0.3%	58.5%	1,906,221	46.5%	4.00000	0.01689	3.98311	Actual/360	11,457.97	137,495.64
46	Both	Barclays	1	Security Mini Storage	4,600,000	08/27/2020	No	2,270,000	2,270,000	3,746	0.3%	49.3%	1,779,563	38.7%	3.64350	0.01689	3.62661	Actual/360	10,376.02	124,512.24
47	Both	SMC	1	Coronado Village MHP	3,450,000	08/21/2020	No	2,000,000	2,000,000	10,811	0.3%	58.0%	1,605,074	46.5%	4.29000	0.01689	4.27311	Actual/360	9,885.69	118,628.28
48	Both	Barclays	1	A Quality Storage	3,150,000	08/11/2020	No	1,800,000	1,800,000	8,145	0.3%	57.1%	1,517,850	48.2%	4.03500	0.01689	4.01811	Actual/360	8,629.84	103,558.08

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ ARD Date	ARD Loan(11)	Final Maturity Date
1	Both	Barclays	1	One Manhattan West	08/28/2020	10/06/2020			84	83	0	0	84	1	Interest Only	6	0	0	09/06/2027	No	09/06/2027
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	09/25/2020	11/06/2020	10/06/2023	11/06/2023	120	120	360	360	36	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030
2.01	Property	SMC	1	El Camino Real					120	120	360	360	36	0
2.02	Property	SMC	1	Galloway Medical Park					120	120	360	360	36	0
2.03	Property	SMC	1	Snapper Creek					120	120	360	360	36	0
2.04	Property	SMC	1	Temecula Medical Center					120	120	360	360	36	0
2.05	Property	SMC	1	Activity Medical Center					120	120	360	360	36	0
2.06	Property	SMC	1	Tri-City Medical Park					120	120	360	360	36	0
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	02/14/2020	04/05/2020			120	113	0	0	120	7	ARD-Interest Only	5	0	0	03/05/2030	Yes	03/05/2032
3.01	Property	Barclays; SGFC	1	MGM Grand					120	113	0	0	120	7
3.02	Property	Barclays; SGFC	1	Mandalay Bay					120	113	0	0	120	7
4	Loan	LMF	17	PGH17 Self Storage Portfolio	07/21/2020	09/06/2020	08/06/2025	09/06/2025	120	118	360	360	60	2	IO-Balloon	6	0	0	08/06/2030	No	08/06/2030
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs					120	118	360	360	60	2
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg					120	118	360	360	60	2
4.03	Property	LMF	1	Capital Self Storage - Middletown					120	118	360	360	60	2
4.04	Property	LMF	1	Capital Self Storage - East York					120	118	360	360	60	2
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal					120	118	360	360	60	2
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage					120	118	360	360	60	2
4.07	Property	LMF	1	Capital Self Storage - Enola					120	118	360	360	60	2
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry					120	118	360	360	60	2
4.09	Property	LMF	1	Capital Self Storage - West York					120	118	360	360	60	2
4.10	Property	LMF	1	Capital Self Storage - Dover					120	118	360	360	60	2
4.11	Property	LMF	1	A Space Place Self Storage					120	118	360	360	60	2
4.12	Property	LMF	1	Capital Self Storage - Hanover					120	118	360	360	60	2
4.13	Property	LMF	1	Prime Storage - Glens Falls					120	118	360	360	60	2
4.14	Property	LMF	1	Affordable Storage - Wilton					120	118	360	360	60	2
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road					120	118	360	360	60	2
4.16	Property	LMF	1	Rotterdam Self Storage					120	118	360	360	60	2
4.17	Property	LMF	1	Affordable Storage - Saratoga					120	118	360	360	60	2
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	07/29/2020	09/06/2020			120	118	0	0	120	2	Interest Only	6	0	0	08/06/2030	No	08/06/2030
5.01	Property	Barclays	1	Pick n Save - McFarland, WI					120	118	0	0	120	2
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX					120	118	0	0	120	2
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ					120	118	0	0	120	2
5.04	Property	Barclays	1	Walgreens - La Crosse, WI					120	118	0	0	120	2
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS					120	118	0	0	120	2
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS					120	118	0	0	120	2
5.07	Property	Barclays	1	Dollar General - Plum, PA					120	118	0	0	120	2
5.08	Property	Barclays	1	Dollar General - Midland, TX					120	118	0	0	120	2
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM					120	118	0	0	120	2
5.10	Property	Barclays	1	Dollar General - La Marque, TX					120	118	0	0	120	2
5.11	Property	Barclays	1	Dollar General - Houston, TX					120	118	0	0	120	2
5.12	Property	Barclays	1	Dollar General - South Bend, IN					120	118	0	0	120	2
5.13	Property	Barclays	1	Dollar General - Hamilton, OH					120	118	0	0	120	2
6	Both	BANA	1	9th & Thomas	09/04/2020	11/01/2020			120	120	0	0	120	0	Interest Only	1	5 (Twice per calendar year)	0	10/01/2030	No	10/01/2030
7	Both	SMC	1	Abele Business Park	09/03/2020	10/06/2020	09/06/2023	10/06/2023	120	119	360	360	36	1	IO-Balloon	6	0, one payment grace	0	09/06/2030	No	09/06/2030
8	Both	SMC	1	Airport Plaza	09/25/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
9	Both	BANA	1	Newpark Town Center	09/30/2020	11/01/2020	10/01/2025	11/01/2025	120	120	360	360	60	0	IO-Balloon	1	0	0	10/01/2030	No	10/01/2030
10	Both	BANA	1	711 Fifth Avenue	03/06/2020	04/06/2020			120	113	0	0	120	7	Interest Only	6	0	0	03/06/2030	No	03/06/2030
11	Both	SMC	1	Museo Vault Storage	09/15/2020	11/06/2020	10/06/2025	11/06/2025	120	120	360	360	60	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	08/03/2020	09/06/2020			120	118	360	358	0	2	Balloon	6	0	0	08/06/2030	No	08/06/2030
12.01	Property	SMC	1	Innsbruck Apartments					120	118	360	358	0	2
12.02	Property	SMC	1	Horizon Apartments					120	118	360	358	0	2
12.03	Property	SMC	1	Timberline Forest Apartments					120	118	360	358	0	2
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	02/11/2020	04/01/2020			120	113	0	0	120	7	Interest Only	1	0	0	03/01/2030	No	03/01/2030
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI					120	113	0	0	120	7
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ					120	113	0	0	120	7
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS					120	113	0	0	120	7
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA					120	113	0	0	120	7
13.05	Property	SGFC	1	Walgreens - Midland, MI					120	113	0	0	120	7
13.06	Property	SGFC	1	Walgreens - Racine, WI					120	113	0	0	120	7
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA					120	113	0	0	120	7
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX					120	113	0	0	120	7
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA					120	113	0	0	120	7
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC					120	113	0	0	120	7
13.11	Property	SGFC	1	Walgreens - Delafield, WI					120	113	0	0	120	7
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX					120	113	0	0	120	7
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA					120	113	0	0	120	7
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA					120	113	0	0	120	7
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC					120	113	0	0	120	7
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN					120	113	0	0	120	7
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL					120	113	0	0	120	7
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA					120	113	0	0	120	7
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI					120	113	0	0	120	7
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL					120	113	0	0	120	7
13.21	Property	SGFC	1	Dollar General - Asheville, NC					120	113	0	0	120	7
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX					120	113	0	0	120	7
13.23	Property	SGFC	1	Dollar General - Port Huron, MI					120	113	0	0	120	7
13.24	Property	SGFC	1	Dollar General - Goshen, IN					120	113	0	0	120	7
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX					120	113	0	0	120	7
13.26	Property	SGFC	1	Dollar General - Jackson, MI					120	113	0	0	120	7
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN					120	113	0	0	120	7

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization	Remaining Amortization	I/O Period	Seasoning	Amortization Type	Payment Date	Grace Period (Late Payment)(10)	Grace Period (Default)	Maturity/ ARD Date	ARD Loan(11)	Final Maturity Date
14	Both	Barclays	1	7 Powder Horn Drive	09/25/2020	11/06/2020			84	84	0	0	84	0	Interest Only	6	5	0	10/06/2027	No	10/06/2027
15	Both	BANA	1	3700 Geary Boulevard	09/24/2020	11/01/2020			120	120	0	0	120	0	Interest Only	1	5	5	10/01/2030	No	10/01/2030
16	Loan	SGFC	2	FedEx Portfolio	09/30/2020	11/01/2020			120	120	0	0	120	0	Interest Only	1	0	0	10/01/2030	No	10/01/2030
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard					120	120	0	0	120	0
16.02	Property	SGFC	1	115 Industrial Park Road					120	120	0	0	120	0
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	07/28/2020	09/06/2020	02/06/2022	03/06/2022	120	118	360	360	18	2	IO-Balloon	6	5	0	08/06/2030	No	08/06/2030
17.01	Property	Barclays	1	6748 S. Crandon Ave.					120	118	360	360	18	2
17.02	Property	Barclays	1	7844 S. Ellis Ave.					120	118	360	360	18	2
17.03	Property	Barclays	1	7502 S. Eggleston Ave.					120	118	360	360	18	2
17.04	Property	Barclays	1	7549 S. Essex Ave.					120	118	360	360	18	2
17.05	Property	Barclays	1	7301 S. Stewart Ave.					120	118	360	360	18	2
17.06	Property	Barclays	1	8248 S. Eberhart Ave.					120	118	360	360	18	2
17.07	Property	Barclays	1	8100 S. Loomis Blvd.					120	118	360	360	18	2
17.08	Property	Barclays	1	7928 S. Morgan Street					120	118	360	360	18	2
17.09	Property	Barclays	1	1332 W. 82nd St.					120	118	360	360	18	2
17.10	Property	Barclays	1	1305 W. 82nd St.					120	118	360	360	18	2
18	Both	SMC	1	313 Powell Street	09/14/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
19	Both	SMC	1	BoxVault Storage	09/15/2020	11/06/2020			120	120	0	0	120	0	Interest Only	6	0	0	10/06/2030	No	10/06/2030
20	Both	LMF	1	Cedar Branch Apartments	09/09/2020	10/06/2020	09/06/2024	10/06/2024	120	119	360	360	48	1	IO-Balloon	6	0	0	09/06/2030	No	09/06/2030
21	Both	SGFC	1	Rio San Diego	09/28/2020	11/01/2020			120	120	0	0	120	0	Interest Only	1	0	0	10/01/2030	No	10/01/2030
22	Both	SGFC	1	CH Robinson Plano	09/23/2020	11/01/2020	10/01/2023	11/01/2023	120	120	360	360	36	0	IO-Balloon	1	0	0	10/01/2030	No	10/01/2030
23	Both	SMC	1	2260 University Drive	09/10/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
24	Both	LMF	1	Augusta Park	09/16/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	5	0	10/06/2030	No	10/06/2030
25	Loan	Barclays	7	Mochica Apartments Portfolio	09/25/2020	11/06/2020	10/06/2023	11/06/2023	120	120	360	360	36	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030
25.01	Property	Barclays	1	322 Hudson Street					120	120	360	360	36	0
25.02	Property	Barclays	1	291 Buckingham Street					120	120	360	360	36	0
25.03	Property	Barclays	1	990 Wethersfield					120	120	360	360	36	0
25.04	Property	Barclays	1	26 Congress Street					120	120	360	360	36	0
25.05	Property	Barclays	1	162-164 Ward Street					120	120	360	360	36	0
25.06	Property	Barclays	1	286-288 Park Street					120	120	360	360	36	0
25.07	Property	Barclays	1	808-812 Maple Street					120	120	360	360	36	0
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	11/26/2019	01/06/2020			120	110	0	0	120	10	Interest Only	6	0	0	12/06/2029	No	12/06/2029
26.01	Property	SMC	1	44 Mercer Street					120	110	0	0	120	10
26.02	Property	SMC	1	471 Broadway					120	110	0	0	120	10
27	Both	SMC	1	Value Store It Fort Lauderdale	09/10/2020	11/06/2020	10/06/2025	11/06/2025	120	120	360	360	60	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030
28	Both	SGFC	1	Benton Road Storage Center	09/30/2020	11/01/2020			120	120	0	0	120	0	Interest Only	1	0	0	10/01/2030	No	10/01/2030
29	Both	SMC	1	Midgard Eastanollee	08/31/2020	10/06/2020			120	119	360	359	0	1	Balloon	6	0	0	09/06/2030	No	09/06/2030
30	Both	Barclays	1	21 Airport Road	10/01/2020	11/06/2020			84	84	0	0	84	0	Interest Only	6	0	0	10/06/2027	No	10/06/2027
31	Both	LMF	1	1001 Apartments	08/31/2020	10/06/2020	09/06/2023	10/06/2023	120	119	360	360	36	1	IO-Balloon	6	0	0	09/06/2030	No	09/06/2030
32	Both	LMF	1	WoodSpring Suites San Angelo	09/16/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
33	Both	LMF	1	Pleasantdale Self Storage	09/18/2020	11/06/2020	10/06/2022	11/06/2022	120	120	360	360	24	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030
34	Both	SMC	1	McCarthy Ranch	01/24/2020	03/06/2020			120	112	0	0	120	8	Interest Only	6	0	0	02/06/2030	No	02/06/2030
35	Both	SGFC	1	Freedom Storage Las Vegas	09/24/2020	11/01/2020	10/01/2025	11/01/2025	120	120	360	360	60	0	IO-Balloon	1	0	0	10/01/2030	No	10/01/2030
36	Both	Barclays	1	228 Spaces	09/18/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
37	Both	LMF	1	Cypress Shops	08/27/2020	10/06/2020	09/06/2023	10/06/2023	120	119	360	360	36	1	IO-Balloon	6	0	0	09/06/2030	No	09/06/2030
38	Both	Barclays	1	Walgreens Newport News	08/20/2020	10/06/2020			120	119	0	0	120	1	Interest Only	6	0	0	09/06/2030	No	09/06/2030
39	Both	BANA	1	Springboro Plaza	09/24/2020	11/01/2020	10/01/2023	11/01/2023	120	120	360	360	36	0	IO-Balloon	1	5	5	10/01/2030	No	10/01/2030
40	Both	SMC	1	Summer Winds MHP	09/04/2020	10/06/2020	09/06/2021	10/06/2021	120	119	360	360	12	1	IO-Balloon	6	0	0	09/06/2030	No	09/06/2030
41	Both	Barclays	1	Walgreens Williamson	09/15/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
42	Both	SMC	1	Magnolia Village	07/31/2020	09/06/2020			120	118	360	358	0	2	Balloon	6	0	0	08/06/2030	No	08/06/2030
43	Both	LMF	1	Secure Storage Highland	08/05/2020	09/06/2020			120	118	360	358	0	2	Balloon	6	0	0	08/06/2030	No	08/06/2030
44	Both	SMC	1	Parkside Townhomes	12/16/2019	02/06/2020			120	111	360	351	0	9	Balloon	6	0	0	01/06/2030	No	01/06/2030
45	Both	LMF	1	Airline Self Storage	08/20/2020	10/06/2020			120	119	360	359	0	1	Balloon	6	0	0	09/06/2030	No	09/06/2030
46	Both	Barclays	1	Security Mini Storage	09/24/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	5	0	10/06/2030	No	10/06/2030
47	Both	SMC	1	Coronado Village MHP	09/14/2020	11/06/2020			120	120	360	360	0	0	Balloon	6	0	0	10/06/2030	No	10/06/2030
48	Both	Barclays	1	A Quality Storage	09/14/2020	11/06/2020	10/06/2022	11/06/2022	120	120	360	360	24	0	IO-Balloon	6	0	0	10/06/2030	No	10/06/2030

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)
1	Both	Barclays	1	One Manhattan West	L(25),DeforGrtr1%orYM(52),O(7)	Yes	No	70,000,000	1,080,000,000	1,150,000,000	1,150,000,000	No	Yes	B-Notes ($350,000,000)/Senior Mezzanine Loan ($100,000,000)/Junior Mezzanine Loan ($200,000,000)
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	L(24),Def(91),O(5)	Yes	Yes	70,000,000	19,000,000	89,000,000	89,000,000	No	No	NAP
2.01	Property	SMC	1	El Camino Real
2.02	Property	SMC	1	Galloway Medical Park
2.03	Property	SMC	1	Snapper Creek
2.04	Property	SMC	1	Temecula Medical Center
2.05	Property	SMC	1	Activity Medical Center
2.06	Property	SMC	1	Tri-City Medical Park
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	Grtr0.5%orYM(31), DeforGrtr0.5%orYM(82),O(7)	Yes	No	69,500,000	1,564,700,000	1,634,200,000	1,634,200,000	Yes	Yes	B-Notes ($804,400,000)/C-Notes ($561,400,000)
3.01	Property	Barclays; SGFC	1	MGM Grand
3.02	Property	Barclays; SGFC	1	Mandalay Bay
4	Loan	LMF	17	PGH17 Self Storage Portfolio	L(26),Def(90),O(4)	Yes	No	37,000,000	56,000,000	93,000,000	93,000,000	Yes	No	NAP
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg
4.03	Property	LMF	1	Capital Self Storage - Middletown
4.04	Property	LMF	1	Capital Self Storage - East York
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage
4.07	Property	LMF	1	Capital Self Storage - Enola
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry
4.09	Property	LMF	1	Capital Self Storage - West York
4.10	Property	LMF	1	Capital Self Storage - Dover
4.11	Property	LMF	1	A Space Place Self Storage
4.12	Property	LMF	1	Capital Self Storage - Hanover
4.13	Property	LMF	1	Prime Storage - Glens Falls
4.14	Property	LMF	1	Affordable Storage - Wilton
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road
4.16	Property	LMF	1	Rotterdam Self Storage
4.17	Property	LMF	1	Affordable Storage - Saratoga
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	L(26),Def(90),O(4)	No	NAP					No	No	NAP
5.01	Property	Barclays	1	Pick n Save - McFarland, WI
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ
5.04	Property	Barclays	1	Walgreens - La Crosse, WI
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS
5.07	Property	Barclays	1	Dollar General - Plum, PA
5.08	Property	Barclays	1	Dollar General - Midland, TX
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM
5.10	Property	Barclays	1	Dollar General - La Marque, TX
5.11	Property	Barclays	1	Dollar General - Houston, TX
5.12	Property	Barclays	1	Dollar General - South Bend, IN
5.13	Property	Barclays	1	Dollar General - Hamilton, OH
6	Both	BANA	1	9th & Thomas	L(24),Def(91),O(5)	Yes	No	26,000,000	70,000,000	96,000,000	96,000,000	No	No	NAP
7	Both	SMC	1	Abele Business Park	L(25),Def(91),O(4)	No	NAP					No	No	NAP
8	Both	SMC	1	Airport Plaza	L(24),DeforGrtr1%orYM(90),O(6)	No	NAP					Yes	No	NAP
9	Both	BANA	1	Newpark Town Center	L(24),Def(92),O(4)	No	NAP					No	No	NAP
10	Both	BANA	1	711 Fifth Avenue	L(31),Def(82),O(7)	Yes	No	20,000,000	525,000,000	545,000,000	545,000,000	Yes	No	NAP
11	Both	SMC	1	Museo Vault Storage	L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No	NAP
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	L(26),Def(90),O(4)	No	NAP					No	No	NAP
12.01	Property	SMC	1	Innsbruck Apartments
12.02	Property	SMC	1	Horizon Apartments
12.03	Property	SMC	1	Timberline Forest Apartments
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	L(31),Def(86),O(3)	Yes	No	19,270,000	45,000,000	64,270,000	64,270,000	No	No	NAP
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
13.05	Property	SGFC	1	Walgreens - Midland, MI
13.06	Property	SGFC	1	Walgreens - Racine, WI
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
13.11	Property	SGFC	1	Walgreens - Delafield, WI
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
13.21	Property	SGFC	1	Dollar General - Asheville, NC
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX
13.23	Property	SGFC	1	Dollar General - Port Huron, MI
13.24	Property	SGFC	1	Dollar General - Goshen, IN
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
13.26	Property	SGFC	1	Dollar General - Jackson, MI
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Prepayment Provisions(12)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(13)	Additional Debt Exist (Y/N)(13)	Additional Debt Type(s)(13)
14	Both	Barclays	1	7 Powder Horn Drive	L(24),Def(56),O(4)	No	NAP					Yes	No	NAP
15	Both	BANA	1	3700 Geary Boulevard	L(24),Grtr1%orYM(91),O(5)	No	NAP					No	No	NAP
16	Loan	SGFC	2	FedEx Portfolio	L(24),Def(92),O(4)	No	NAP					No	No	NAP
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard
16.02	Property	SGFC	1	115 Industrial Park Road
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	L(26),Def(90),O(4)	No	NAP					No	No	NAP
17.01	Property	Barclays	1	6748 S. Crandon Ave.
17.02	Property	Barclays	1	7844 S. Ellis Ave.
17.03	Property	Barclays	1	7502 S. Eggleston Ave.
17.04	Property	Barclays	1	7549 S. Essex Ave.
17.05	Property	Barclays	1	7301 S. Stewart Ave.
17.06	Property	Barclays	1	8248 S. Eberhart Ave.
17.07	Property	Barclays	1	8100 S. Loomis Blvd.
17.08	Property	Barclays	1	7928 S. Morgan Street
17.09	Property	Barclays	1	1332 W. 82nd St.
17.10	Property	Barclays	1	1305 W. 82nd St.
18	Both	SMC	1	313 Powell Street	L(24),Def(90),O(6)	No	NAP					No	No	NAP
19	Both	SMC	1	BoxVault Storage	L(24),Def(92),O(4)	No	NAP					No	No	NAP
20	Both	LMF	1	Cedar Branch Apartments	L(25),Def(91),O(4)	No	NAP					No	No	NAP
21	Both	SGFC	1	Rio San Diego	L(24),Def(89),O(7)	No	NAP					No	No	NAP
22	Both	SGFC	1	CH Robinson Plano	L(24),Def(92),O(4)	No	NAP					No	No	NAP
23	Both	SMC	1	2260 University Drive	L(24),Def(92),O(4)	No	NAP					No	No	NAP
24	Both	LMF	1	Augusta Park	L(24),Def(92),O(4)	No	NAP					No	No	NAP
25	Loan	Barclays	7	Mochica Apartments Portfolio	L(24),Def(92),O(4)	No	NAP					No	No	NAP
25.01	Property	Barclays	1	322 Hudson Street
25.02	Property	Barclays	1	291 Buckingham Street
25.03	Property	Barclays	1	990 Wethersfield
25.04	Property	Barclays	1	26 Congress Street
25.05	Property	Barclays	1	162-164 Ward Street
25.06	Property	Barclays	1	286-288 Park Street
25.07	Property	Barclays	1	808-812 Maple Street
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	L(34),Def(82),O(4)	No	NAP					Yes	No	NAP
26.01	Property	SMC	1	44 Mercer Street
26.02	Property	SMC	1	471 Broadway
27	Both	SMC	1	Value Store It Fort Lauderdale	L(24),Def(92),O(4)	No	NAP					No	No	NAP
28	Both	SGFC	1	Benton Road Storage Center	L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No	NAP
29	Both	SMC	1	Midgard Eastanollee	L(25),Def(91),O(4)	No	NAP					No	No	NAP
30	Both	Barclays	1	21 Airport Road	L(24),Def(56),O(4)	No	NAP					No	No	NAP
31	Both	LMF	1	1001 Apartments	L(23),Grtr1%orYM(93),O(4)	No	NAP					No	No	NAP
32	Both	LMF	1	WoodSpring Suites San Angelo	L(24),Def(92),O(4)	No	NAP					No	No	NAP
33	Both	LMF	1	Pleasantdale Self Storage	L(23),Grtr1%orYM(93),O(4)	No	NAP					No	No	NAP
34	Both	SMC	1	McCarthy Ranch	L(32),Def(84),O(4)	Yes	No	5,000,000	40,000,000	45,000,000	45,000,000	No	No	NAP
35	Both	SGFC	1	Freedom Storage Las Vegas	L(24),Def(35),DeforGrtr1%orYM(57),O(4)	No	NAP					No	No	NAP
36	Both	Barclays	1	228 Spaces	L(24),Def(92),O(4)	No	NAP					No	No	NAP
37	Both	LMF	1	Cypress Shops	L(25),Def(91),O(4)	No	NAP					No	No	NAP
38	Both	Barclays	1	Walgreens Newport News	L(25),Def(91),O(4)	No	NAP					No	No	NAP
39	Both	BANA	1	Springboro Plaza	L(24),Grtr1%orYM(89),O(7)	No	NAP					No	No	NAP
40	Both	SMC	1	Summer Winds MHP	L(25),Def(90),O(5)	No	NAP					No	No	NAP
41	Both	Barclays	1	Walgreens Williamson	L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No	NAP
42	Both	SMC	1	Magnolia Village	L(26),Def(90),O(4)	No	NAP					No	No	NAP
43	Both	LMF	1	Secure Storage Highland	L(23),Grtr1%orYM(93),O(4)	No	NAP					No	No	NAP
44	Both	SMC	1	Parkside Townhomes	L(33),Def(83),O(4)	No	NAP					No	No	NAP
45	Both	LMF	1	Airline Self Storage	L(25),Def(91),O(4)	No	NAP					No	No	NAP
46	Both	Barclays	1	Security Mini Storage	L(24),Def(92),O(4)	No	NAP					No	No	NAP
47	Both	SMC	1	Coronado Village MHP	L(24),Grtr1%orYM(92),O(4)	No	NAP					Yes	No	NAP
48	Both	Barclays	1	A Quality Storage	L(24),Def(92),O(4)	No	NAP					No	No	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
1	Both	Barclays	1	One Manhattan West	650,000,000	4.006853846153850	1,800,000,000	2.27	71.3%	6.8%	10.7%	10.6%	4.49	4.46	92.3%	189,802,981	67,304,677	122,498,304	647,056	121,851,248
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	NAP	NAP	89,000,000	1.40	59.9%	8.8%	8.8%	8.2%	1.50	1.40	93.2%	11,197,785	3,392,125	7,805,659	485,823	7,319,837
2.01	Property	SMC	1	El Camino Real											88.9%	3,064,117	720,332	2,343,786	117,840	2,225,945
2.02	Property	SMC	1	Galloway Medical Park											94.9%	3,268,291	1,159,286	2,109,005	141,425	1,967,580
2.03	Property	SMC	1	Snapper Creek											95.0%	2,085,016	717,234	1,367,782	93,036	1,274,747
2.04	Property	SMC	1	Temecula Medical Center											95.0%	1,450,386	400,367	1,050,019	71,066	978,953
2.05	Property	SMC	1	Activity Medical Center											95.0%	1,019,845	300,601	719,244	44,697	674,547
2.06	Property	SMC	1	Tri-City Medical Park											95.0%	310,129	94,306	215,824	17,759	198,065
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	1,365,800,000	3.55800	3,000,000,000	2.70	65.2%	9.7%	17.9%	17.9%	4.95	4.95	92.1%	2,106,295,488	1,586,215,135	520,080,353	32,774,592	487,305,761
3.01	Property	Barclays; SGFC	1	MGM Grand											91.4%	1,161,850,748	879,242,083	282,608,665	16,011,953	266,596,712
3.02	Property	Barclays; SGFC	1	Mandalay Bay											92.8%	944,444,740	706,973,052	237,471,688	16,762,639	220,709,049
4	Loan	LMF	17	PGH17 Self Storage Portfolio	NAP	NAP	93,000,000	1.27	68.6%	8.1%	8.1%	8.0%	1.29	1.27	85.2%	10,877,012	3,348,439	7,528,573	98,429	7,430,144
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs											82.3%	1,060,575	314,502	746,073	1,548	744,526
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg											85.9%	984,865	240,382	744,482	11,109	733,373
4.03	Property	LMF	1	Capital Self Storage - Middletown											88.5%	928,608	230,907	697,701	9,649	688,052
4.04	Property	LMF	1	Capital Self Storage - East York											88.5%	869,475	249,628	619,847	9,621	610,226
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal											86.9%	832,254	237,207	595,047	7,732	587,315
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage											81.1%	736,110	191,106	545,004	4,932	540,072
4.07	Property	LMF	1	Capital Self Storage - Enola											86.4%	725,322	177,674	547,648	7,840	539,808
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry											88.7%	709,707	196,816	512,891	8,284	504,607
4.09	Property	LMF	1	Capital Self Storage - West York											84.2%	752,207	267,840	484,368	9,328	475,040
4.10	Property	LMF	1	Capital Self Storage - Dover											82.5%	704,815	229,144	475,670	10,091	465,579
4.11	Property	LMF	1	A Space Place Self Storage											79.2%	672,292	251,439	420,853	4,460	416,393
4.12	Property	LMF	1	Capital Self Storage - Hanover											86.3%	615,333	211,390	403,944	6,633	397,311
4.13	Property	LMF	1	Prime Storage - Glens Falls											85.9%	402,703	157,329	245,373	1,904	243,469
4.14	Property	LMF	1	Affordable Storage - Wilton											87.1%	263,295	113,712	149,583	1,136	148,447
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road											79.9%	228,369	88,280	140,089	900	139,189
4.16	Property	LMF	1	Rotterdam Self Storage											91.8%	224,003	121,128	102,875	1,298	101,577
4.17	Property	LMF	1	Affordable Storage - Saratoga											92.2%	167,078	69,955	97,123	1,965	95,158
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.4%	2.30	2.28	98.4%	3,119,567	318,056	2,801,511	24,663	2,776,848
5.01	Property	Barclays	1	Pick n Save - McFarland, WI											100.0%	544,842	85,738	459,103	7,050	452,053
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX											100.0%	423,980	9,712	414,267	0	414,267
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ											95.0%	354,382	9,304	345,077	16,085	328,992
5.04	Property	Barclays	1	Walgreens - La Crosse, WI											100.0%	385,563	9,206	376,357	0	376,357
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS											95.0%	305,262	7,368	297,895	14,674	283,221
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS											95.6%	233,935	34,553	199,381	12,325	187,056
5.07	Property	Barclays	1	Dollar General - Plum, PA											96.4%	156,786	50,197	106,589	4,529	102,060
5.08	Property	Barclays	1	Dollar General - Midland, TX											100.0%	125,591	17,502	108,088	0	108,088
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM											100.0%	115,752	10,200	105,552	0	105,552
5.10	Property	Barclays	1	Dollar General - La Marque, TX											100.0%	117,213	18,296	98,917	0	98,917
5.11	Property	Barclays	1	Dollar General - Houston, TX											100.0%	117,533	19,674	97,859	0	97,859
5.12	Property	Barclays	1	Dollar General - South Bend, IN											100.0%	115,642	18,018	97,624	0	97,624
5.13	Property	Barclays	1	Dollar General - Hamilton, OH											100.0%	123,089	28,287	94,802	0	94,802
6	Both	BANA	1	9th & Thomas	NAP	NAP	96,000,000	2.13	60.2%	7.8%	7.8%	7.8%	2.15	2.13	95.0%	10,490,555	2,966,141	7,524,414	59,623	7,464,791
7	Both	SMC	1	Abele Business Park	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	10.0%	1.98	1.75	93.5%	4,738,830	1,814,965	2,923,865	331,715	2,592,151
8	Both	SMC	1	Airport Plaza	NAP	NAP	NAP	NAP	NAP	NAP	11.5%	10.3%	2.01	1.81	90.3%	4,075,006	1,545,242	2,529,764	256,241	2,273,523
9	Both	BANA	1	Newpark Town Center	NAP	NAP	NAP	NAP	NAP	NAP	12.0%	11.3%	2.33	2.19	87.2%	3,285,373	670,188	2,615,185	154,978	2,460,207
10	Both	BANA	1	711 Fifth Avenue	NAP	NAP	545,000,000	2.90	54.5%	9.4%	9.4%	9.3%	2.94	2.90	90.6%	74,193,553	22,888,769	51,304,783	629,356	50,675,427
11	Both	SMC	1	Museo Vault Storage	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	10.1%	1.84	1.83	87.5%	3,088,484	1,053,232	2,035,253	5,865	2,029,388
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	8.8%	1.51	1.42	93.2%	3,543,969	1,756,233	1,787,735	98,254	1,689,481
12.01	Property	SMC	1	Innsbruck Apartments											93.8%	2,197,286	1,096,598	1,100,688	65,224	1,035,464
12.02	Property	SMC	1	Horizon Apartments											94.5%	571,076	247,310	323,765	19,120	304,645
12.03	Property	SMC	1	Timberline Forest Apartments											90.8%	775,607	412,325	363,282	13,910	349,372
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	NAP	NAP	64,270,000	2.53	62.0%	9.2%	9.2%	8.9%	2.64	2.53	95.0%	6,540,963	601,689	5,939,274	241,205	5,698,069
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI											95.0%	540,288	105,540	434,748	56,710	378,037
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ											95.0%	438,768	13,544	425,224	0	425,224
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS											95.0%	412,775	12,383	400,392	44,475	355,917
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA											95.0%	453,578	105,905	347,672	7,773	339,899
13.05	Property	SGFC	1	Walgreens - Midland, MI											95.0%	345,135	10,354	334,781	0	334,781
13.06	Property	SGFC	1	Walgreens - Racine, WI											95.0%	326,800	9,804	316,996	10,584	306,412
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA											95.0%	287,375	9,132	278,243	15,662	262,581
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX											95.0%	299,250	9,569	289,682	15,278	274,404
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA											95.0%	286,824	8,605	278,219	0	278,219
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC											95.0%	281,626	8,449	273,178	15,174	258,004
13.11	Property	SGFC	1	Walgreens - Delafield, WI											95.0%	264,195	7,926	256,269	22,425	233,845
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX											95.0%	243,808	9,990	233,818	0	233,818
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA											95.0%	277,482	44,607	232,875	835	232,040
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA											95.0%	199,500	6,502	192,998	15,278	177,720
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC											95.0%	186,665	8,540	178,125	1,547	176,578
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN											95.0%	187,047	5,611	181,436	7,616	173,820
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL											95.0%	184,530	5,536	178,995	7,616	171,379
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA											95.0%	160,152	13,386	146,766	8,100	138,666
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI											95.0%	181,328	5,440	175,888	7,616	168,272
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL											95.0%	164,744	40,291	124,453	4,517	119,936
13.21	Property	SGFC	1	Dollar General - Asheville, NC											95.0%	126,246	10,306	115,940	0	115,940
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX											95.0%	136,419	28,304	108,115	0	108,115
13.23	Property	SGFC	1	Dollar General - Port Huron, MI											95.0%	119,165	29,186	89,979	0	89,979
13.24	Property	SGFC	1	Dollar General - Goshen, IN											95.0%	124,886	35,254	89,632	0	89,632
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX											95.0%	105,216	19,238	85,978	0	85,978
13.26	Property	SGFC	1	Dollar General - Jackson, MI											95.0%	110,288	26,282	84,007	0	84,007
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN											95.0%	96,872	12,006	84,866	0	84,866

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(14)	U/W NCF DSCR (x)(14)	U/W Economic Occupancy (%)	U/W Revenues ($)(15)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(16)	U/W Net Cash Flow ($)
14	Both	Barclays	1	7 Powder Horn Drive	NAP	NAP	NAP	NAP	NAP	NAP	14.4%	13.1%	4.45	4.05	95.0%	3,233,876	848,097	2,385,778	212,778	2,173,000
15	Both	BANA	1	3700 Geary Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	8.6%	8.1%	2.39	2.25	95.0%	2,031,204	627,657	1,403,546	79,851	1,323,696
16	Loan	SGFC	2	FedEx Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	10.2%	9.3%	3.27	3.01	95.0%	1,654,104	80,846	1,573,258	127,813	1,445,446
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard											95.0%	801,973	44,411	757,562	72,089	685,473
16.02	Property	SGFC	1	115 Industrial Park Road											95.0%	852,131	36,435	815,696	55,723	759,973
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	11.4%	11.0%	2.15	2.07	94.3%	2,930,218	1,244,280	1,685,938	57,000	1,628,938
17.01	Property	Barclays	1	6748 S. Crandon Ave.											95.0%	579,230	270,644	308,586	10,000	298,586
17.02	Property	Barclays	1	7844 S. Ellis Ave.											95.0%	518,312	209,479	308,833	9,750	299,083
17.03	Property	Barclays	1	7502 S. Eggleston Ave.											95.0%	335,288	132,460	202,828	6,000	196,828
17.04	Property	Barclays	1	7549 S. Essex Ave.											91.5%	297,571	135,061	162,510	5,750	156,760
17.05	Property	Barclays	1	7301 S. Stewart Ave.											94.9%	323,759	152,700	171,059	8,750	162,309
17.06	Property	Barclays	1	8248 S. Eberhart Ave.											95.0%	222,011	84,404	137,607	4,000	133,607
17.07	Property	Barclays	1	8100 S. Loomis Blvd.											92.1%	153,683	55,306	98,377	3,000	95,377
17.08	Property	Barclays	1	7928 S. Morgan Street											95.0%	162,907	64,215	98,692	3,250	95,442
17.09	Property	Barclays	1	1332 W. 82nd St.											95.0%	170,589	69,025	101,563	3,250	98,313
17.10	Property	Barclays	1	1305 W. 82nd St.											92.7%	166,870	70,987	95,883	3,250	92,633
18	Both	SMC	1	313 Powell Street	NAP	NAP	NAP	NAP	NAP	NAP	8.6%	8.6%	1.44	1.44	97.0%	1,164,000	0	1,164,000	0	1,164,000
19	Both	SMC	1	BoxVault Storage	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.4%	2.52	2.50	91.3%	1,798,274	530,354	1,267,920	8,308	1,259,612
20	Both	LMF	1	Cedar Branch Apartments	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.0%	1.58	1.49	92.0%	2,285,276	1,195,695	1,089,582	59,250	1,030,332
21	Both	SGFC	1	Rio San Diego	NAP	NAP	NAP	NAP	NAP	NAP	14.2%	13.1%	3.84	3.55	86.6%	2,268,755	777,876	1,490,879	110,484	1,380,395
22	Both	SGFC	1	CH Robinson Plano	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.1%	1.64	1.57	95.0%	1,387,014	458,072	928,942	40,504	888,438
23	Both	SMC	1	2260 University Drive	NAP	NAP	NAP	NAP	NAP	NAP	8.6%	8.3%	1.41	1.37	95.0%	1,037,213	202,567	834,646	24,701	809,945
24	Both	LMF	1	Augusta Park	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	10.5%	1.97	1.83	81.9%	1,218,363	249,898	968,465	64,484	903,981
25	Loan	Barclays	7	Mochica Apartments Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.6%	1.85	1.77	95.0%	1,445,962	623,553	822,410	35,463	786,947
25.01	Property	Barclays	1	322 Hudson Street											95.0%	343,143	136,244	206,899	7,072	199,827
25.02	Property	Barclays	1	291 Buckingham Street											95.0%	293,302	124,831	168,471	5,642	162,829
25.03	Property	Barclays	1	990 Wethersfield											95.0%	258,712	120,744	137,968	7,800	130,168
25.04	Property	Barclays	1	26 Congress Street											95.0%	231,349	95,647	135,702	6,048	129,654
25.05	Property	Barclays	1	162-164 Ward Street											95.0%	120,028	61,466	58,562	3,792	54,770
25.06	Property	Barclays	1	286-288 Park Street											95.0%	87,061	31,629	55,432	2,346	53,086
25.07	Property	Barclays	1	808-812 Maple Street											95.0%	112,368	52,992	59,375	2,763	56,612
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	7.3%	7.2%	1.75	1.73	94.2%	689,146	140,946	548,200	7,915	540,285
26.01	Property	SMC	1	44 Mercer Street											94.2%	405,632	83,278	322,354	3,580	318,773
26.02	Property	SMC	1	471 Broadway											94.2%	283,514	57,667	225,846	4,335	221,511
27	Both	SMC	1	Value Store It Fort Lauderdale	NAP	NAP	NAP	NAP	NAP	NAP	9.3%	9.1%	1.67	1.65	78.4%	1,079,093	421,280	657,813	8,208	649,605
28	Both	SGFC	1	Benton Road Storage Center	NAP	NAP	NAP	NAP	NAP	NAP	12.2%	11.8%	3.96	3.83	87.2%	1,193,765	336,296	857,469	28,078	829,392
29	Both	SMC	1	Midgard Eastanollee	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	9.0%	1.68	1.65	88.9%	828,525	259,088	569,437	10,475	558,962
30	Both	Barclays	1	21 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	10.8%	10.1%	2.72	2.54	95.0%	996,933	343,504	653,429	42,584	610,845
31	Both	LMF	1	1001 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	8.9%	1.59	1.49	95.0%	1,034,351	506,845	527,506	34,100	493,406
32	Both	LMF	1	WoodSpring Suites San Angelo	NAP	NAP	NAP	NAP	NAP	NAP	18.1%	16.6%	2.84	2.62	89.0%	2,016,146	1,013,293	1,002,853	80,646	922,208
33	Both	LMF	1	Pleasantdale Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.3%	1.63	1.58	87.1%	827,889	312,303	515,586	15,635	499,951
34	Both	SMC	1	McCarthy Ranch	NAP	NAP	45,000,000	2.11	60.5%	8.5%	8.5%	7.9%	2.26	2.11	84.5%	5,379,369	1,576,791	3,802,578	252,694	3,549,884
35	Both	SGFC	1	Freedom Storage Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	8.8%	8.7%	1.66	1.64	86.7%	683,741	250,903	432,837	4,615	428,222
36	Both	Barclays	1	228 Spaces	NAP	NAP	NAP	NAP	NAP	NAP	10.7%	10.2%	1.93	1.83	90.0%	677,700	195,375	482,325	24,300	458,025
37	Both	LMF	1	Cypress Shops	NAP	NAP	NAP	NAP	NAP	NAP	10.1%	9.7%	1.65	1.60	95.0%	551,706	148,340	403,366	13,489	389,877
38	Both	Barclays	1	Walgreens Newport News	NAP	NAP	NAP	NAP	NAP	NAP	8.1%	8.0%	1.94	1.92	98.0%	321,976	6,440	315,536	2,268	313,268
39	Both	BANA	1	Springboro Plaza	NAP	NAP	NAP	NAP	NAP	NAP	11.4%	10.3%	2.11	1.91	92.5%	599,183	175,465	423,718	41,193	382,525
40	Both	SMC	1	Summer Winds MHP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.6%	1.78	1.74	82.8%	526,872	163,152	363,720	8,250	355,470
41	Both	Barclays	1	Walgreens Williamson	NAP	NAP	NAP	NAP	NAP	NAP	9.1%	8.7%	1.56	1.48	95.0%	337,250	6,745	330,505	15,939	315,448
42	Both	SMC	1	Magnolia Village	NAP	NAP	NAP	NAP	NAP	NAP	15.6%	14.3%	2.83	2.59	93.9%	924,553	378,517	546,036	46,179	499,857
43	Both	LMF	1	Secure Storage Highland	NAP	NAP	NAP	NAP	NAP	NAP	12.0%	11.7%	2.15	2.11	89.3%	486,782	146,488	340,295	6,425	333,870
44	Both	SMC	1	Parkside Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	10.1%	1.78	1.72	95.0%	495,511	210,837	284,674	9,750	274,924
45	Both	LMF	1	Airline Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	11.1%	10.9%	1.94	1.91	86.8%	433,242	166,551	266,691	4,742	261,949
46	Both	Barclays	1	Security Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	11.4%	11.1%	2.09	2.03	87.5%	433,043	173,289	259,754	7,500	252,254
47	Both	SMC	1	Coronado Village MHP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	10.0%	1.76	1.69	58.8%	357,450	148,127	209,323	9,250	200,073
48	Both	Barclays	1	A Quality Storage	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.3%	1.66	1.62	87.1%	318,306	146,909	171,397	3,995	167,402

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2019 Revenues ($)	2019 Expenses ($)	2019 NOI ($)	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	Both	Barclays	1	One Manhattan West	NAV	NAV	NAV	NAV										Fee/Leasehold
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	9,640,692	3,377,373	6,263,319	TTM 07/31/2020	9,505,208	3,410,928	6,094,280	9,029,630	3,093,303	5,936,327	7,486,028	2,476,656	5,009,372	Various
2.01	Property	SMC	1	El Camino Real	2,289,312	739,578	1,549,734	TTM 07/31/2020	2,187,765	771,533	1,416,232	2,234,443	729,827	1,504,616	999,775	244,826	754,949	Fee				8%-9%
2.02	Property	SMC	1	Galloway Medical Park	3,173,905	1,166,230	2,007,674	TTM 07/31/2020	3,187,499	1,128,913	2,058,586	3,083,561	1,055,966	2,027,594	2,934,790	975,005	1,959,785	Fee
2.03	Property	SMC	1	Snapper Creek	1,973,769	686,878	1,286,891	TTM 07/31/2020	1,942,524	758,466	1,184,059	1,948,260	685,892	1,262,368	1,939,552	693,709	1,245,843	Fee
2.04	Property	SMC	1	Temecula Medical Center	1,062,415	402,765	659,650	TTM 07/31/2020	1,098,277	413,418	684,858	981,048	331,461	649,587	1,003,894	351,816	652,078	Fee				15%
2.05	Property	SMC	1	Activity Medical Center	856,365	271,664	584,701	TTM 07/31/2020	830,877	219,884	610,993	686,822	237,797	449,025	608,018	211,300	396,718	Fee				12%
2.06	Property	SMC	1	Tri-City Medical Park	284,926	110,257	174,669	TTM 07/31/2020	258,266	118,714	139,552	95,496	52,359	43,137				Leasehold	02/27/2059	NAP	$30,450	8%
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	1,542,534,742	1,161,377,839	381,156,903	TTM 06/30/2020	2,106,295,488	1,586,215,135	520,080,353	2,191,540,530	##########	617,369,266	2,161,960,165	1,556,922,957	605,037,208	Fee
3.01	Property	Barclays; SGFC	1	MGM Grand	874,139,277	653,818,258	220,321,020	TTM 06/30/2020	1,161,850,748	879,242,083	282,608,665	1,226,105,346	854,539,115	371,566,231	1,179,680,639	834,995,842	344,684,797	Fee
3.02	Property	Barclays; SGFC	1	Mandalay Bay	668,395,465	507,559,582	160,835,883	TTM 06/30/2020	944,444,740	706,973,052	237,471,688	965,435,184	719,632,149	245,803,035	982,279,526	721,927,115	260,352,411	Fee
4	Loan	LMF	17	PGH17 Self Storage Portfolio	10,546,055	3,318,067	7,227,989	TTM 06/30/2020	10,491,203	3,323,465	7,167,737	9,850,292	3,311,501	6,538,790	8,993,509	2,994,280	5,999,229	Fee
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs	984,530	312,644	671,886	TTM 06/30/2020	994,126	309,891	684,235	961,415	318,798	642,617	822,917	314,342	508,576	Fee
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg	950,749	238,659	712,090	TTM 06/30/2020	926,484	232,332	694,152	885,573	217,669	667,905	877,312	197,778	679,534	Fee
4.03	Property	LMF	1	Capital Self Storage - Middletown	874,135	228,039	646,095	TTM 06/30/2020	844,516	227,823	616,693	755,335	223,817	531,518	672,803	213,690	459,113	Fee
4.04	Property	LMF	1	Capital Self Storage - East York	820,106	246,809	573,297	TTM 06/30/2020	816,124	257,241	558,883	744,437	260,135	484,302	725,900	208,296	517,604	Fee
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal	822,585	235,541	587,044	TTM 06/30/2020	802,083	242,380	559,703	734,891	233,602	501,289	675,796	213,205	462,592	Fee
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage	724,303	190,995	533,308	TTM 06/30/2020	730,621	182,785	547,836	753,179	180,380	572,799	740,794	160,785	580,009	Fee
4.07	Property	LMF	1	Capital Self Storage - Enola	706,573	176,455	530,118	TTM 06/30/2020	691,350	186,051	505,299	638,320	178,673	459,646	615,022	156,336	458,686	Fee
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry	682,846	195,191	487,655	TTM 06/30/2020	677,550	194,378	483,173	622,893	182,551	440,342	585,818	169,191	416,627	Fee
4.09	Property	LMF	1	Capital Self Storage - West York	739,078	264,004	475,073	TTM 06/30/2020	762,622	285,845	476,777	650,362	265,721	384,641	501,443	227,624	273,819	Fee
4.10	Property	LMF	1	Capital Self Storage - Dover	668,569	217,918	450,651	TTM 06/30/2020	659,351	212,230	447,121	571,764	214,412	357,352	491,335	208,805	282,530	Fee
4.11	Property	LMF	1	A Space Place Self Storage	704,491	250,480	454,012	TTM 06/30/2020	731,187	249,704	481,483	713,219	248,926	464,294	628,776	208,766	420,010	Fee
4.12	Property	LMF	1	Capital Self Storage - Hanover	593,430	213,761	379,668	TTM 06/30/2020	574,858	210,876	363,982	570,231	201,041	369,190	535,696	175,431	360,265	Fee
4.13	Property	LMF	1	Prime Storage - Glens Falls	406,218	157,172	249,046	TTM 06/30/2020	404,944	163,293	241,651	395,123	169,606	225,516	382,892	170,788	212,104	Fee
4.14	Property	LMF	1	Affordable Storage - Wilton	263,299	115,685	147,613	TTM 06/30/2020	271,968	107,776	164,192	267,385	122,987	144,398	210,206	104,136	106,070	Fee
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road	231,023	97,219	133,804	TTM 06/30/2020	236,924	95,015	141,909	243,985	121,875	122,110	230,679	114,169	116,510	Fee
4.16	Property	LMF	1	Rotterdam Self Storage	217,086	107,143	109,943	TTM 06/30/2020	210,818	100,883	109,935	189,527	103,169	86,357	153,069	92,153	60,916	Fee
4.17	Property	LMF	1	Affordable Storage - Saratoga	157,035	70,351	86,683	TTM 06/30/2020	155,676	64,963	90,713	152,652	68,140	84,512	143,050	58,785	84,265	Fee
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	NAV	NAV	NAV	NAV										Fee
5.01	Property	Barclays	1	Pick n Save - McFarland, WI	NAV	NAV	NAV	NAV										Fee
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX	NAV	NAV	NAV	NAV										Fee
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ	NAV	NAV	NAV	NAV										Fee
5.04	Property	Barclays	1	Walgreens - La Crosse, WI	NAV	NAV	NAV	NAV										Fee
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS	NAV	NAV	NAV	NAV										Fee
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS	NAV	NAV	NAV	NAV										Fee
5.07	Property	Barclays	1	Dollar General - Plum, PA	NAV	NAV	NAV	NAV										Fee
5.08	Property	Barclays	1	Dollar General - Midland, TX	NAV	NAV	NAV	NAV										Fee
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM	NAV	NAV	NAV	NAV										Fee
5.10	Property	Barclays	1	Dollar General - La Marque, TX	NAV	NAV	NAV	NAV										Fee
5.11	Property	Barclays	1	Dollar General - Houston, TX	NAV	NAV	NAV	NAV										Fee
5.12	Property	Barclays	1	Dollar General - South Bend, IN	NAV	NAV	NAV	NAV										Fee
5.13	Property	Barclays	1	Dollar General - Hamilton, OH	NAV	NAV	NAV	NAV										Fee
6	Both	BANA	1	9th & Thomas	NAV	NAV	NAV	NAV	9,295,726	2,460,347	6,835,379							Fee				9%
7	Both	SMC	1	Abele Business Park	4,721,111	1,793,010	2,928,101	TTM 07/31/2020	4,509,599	1,797,766	2,711,833	4,065,242	1,780,297	2,284,945	3,972,289	1,794,870	2,177,419	Fee
8	Both	SMC	1	Airport Plaza	2,233,064	1,501,091	731,972	TTM 08/31/2020	1,859,283	1,430,287	428,996	1,539,195	1,359,839	179,356				Leasehold	07/07/2031	One 18.5 year option	$186,029	16%
9	Both	BANA	1	Newpark Town Center	2,560,184	471,407	2,088,777	TTM 06/30/2020	2,730,578	496,208	2,234,370	2,375,320	535,733	1,839,587	2,092,180	403,794	1,688,386	Fee				4%
10	Both	BANA	1	711 Fifth Avenue	69,060,254	21,771,999	47,288,255	TTM 03/31/2020	69,563,590	20,967,241	48,596,349	63,038,695	18,950,129	44,088,566	62,723,555	17,358,037	45,365,518	Fee
11	Both	SMC	1	Museo Vault Storage	3,088,484	1,036,379	2,052,105	TTM 07/31/2020	2,827,764	1,147,531	1,680,233	3,004,512	1,158,722	1,845,790	2,987,140	1,127,931	1,859,209	Fee
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	3,543,969	1,634,115	1,909,854	TTM 06/30/2020	3,474,984	1,611,628	1,863,355	3,409,390	1,698,200	1,711,190	2,708,200	1,460,233	1,247,967	Fee
12.01	Property	SMC	1	Innsbruck Apartments	2,197,286	980,522	1,216,764	TTM 06/30/2020	2,173,095	964,072	1,209,023	2,094,944	1,047,472	1,047,473	2,043,320	1,152,328	890,992	Fee
12.02	Property	SMC	1	Horizon Apartments	571,076	246,290	324,786	TTM 06/30/2020	560,136	249,463	310,673	546,454	244,741	301,713	545,469	256,012	289,457	Fee
12.03	Property	SMC	1	Timberline Forest Apartments	775,607	407,303	368,304	TTM 06/30/2020	741,752	398,092	343,659	767,991	405,987	362,005	119,411	51,893	67,518	Fee
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	NAV	NAV	NAV	NAV										Fee
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	NAV	NAV	NAV	NAV										Fee
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	NAV	NAV	NAV	NAV										Fee
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	NAV	NAV	NAV	NAV										Fee
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	NAV	NAV	NAV	NAV										Fee
13.05	Property	SGFC	1	Walgreens - Midland, MI	NAV	NAV	NAV	NAV										Fee
13.06	Property	SGFC	1	Walgreens - Racine, WI	NAV	NAV	NAV	NAV										Fee
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	NAV	NAV	NAV	NAV										Fee
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX	NAV	NAV	NAV	NAV										Fee
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	NAV	NAV	NAV	NAV										Fee
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	NAV	NAV	NAV	NAV										Fee
13.11	Property	SGFC	1	Walgreens - Delafield, WI	NAV	NAV	NAV	NAV										Fee
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	NAV	NAV	NAV	NAV										Fee
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	NAV	NAV	NAV	NAV										Fee
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	NAV	NAV	NAV	NAV										Fee
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	NAV	NAV	NAV	NAV										Fee
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	NAV	NAV	NAV	NAV										Fee
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	NAV	NAV	NAV	NAV										Fee
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	NAV	NAV	NAV	NAV										Fee
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	NAV	NAV	NAV	NAV										Fee
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	NAV	NAV	NAV	NAV										Fee
13.21	Property	SGFC	1	Dollar General - Asheville, NC	NAV	NAV	NAV	NAV										Fee
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX	NAV	NAV	NAV	NAV										Fee
13.23	Property	SGFC	1	Dollar General - Port Huron, MI	NAV	NAV	NAV	NAV										Fee
13.24	Property	SGFC	1	Dollar General - Goshen, IN	NAV	NAV	NAV	NAV										Fee
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	NAV	NAV	NAV	NAV										Fee
13.26	Property	SGFC	1	Dollar General - Jackson, MI	NAV	NAV	NAV	NAV										Fee
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN	NAV	NAV	NAV	NAV										Fee

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(17)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2019 Revenues ($)	2019 Expenses ($)	2019 NOI ($)	2018 Revenues ($)	2018 Expenses ($)	2018 NOI ($)	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	Title Type(18)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
14	Both	Barclays	1	7 Powder Horn Drive	3,230,947	789,105	2,441,842	TTM 06/30/2020	3,106,205	829,272	2,276,933							Fee
15	Both	BANA	1	3700 Geary Boulevard	2,163,819	620,682	1,543,137	YTD 08/31/2020	2,030,037	474,483	1,555,554	1,092,013	371,170	720,843	1,080,813	213,857	866,956	Fee				14%
16	Loan	SGFC	2	FedEx Portfolio	1,658,953	38,581	1,620,371	TTM 08/31/2020	1,650,759	30,388	1,620,371	1,649,546	29,175	1,620,371				Fee
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard	819,254	20,352	798,903	TTM 08/31/2020	818,593	19,690	798,903	818,365	19,463	798,903				Fee
16.02	Property	SGFC	1	115 Industrial Park Road	839,699	18,230	821,469	TTM 08/31/2020	832,166	10,698	821,469	831,181	9,712	821,469				Fee
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	2,507,517	1,027,717	1,479,801	T6 Annualized 06/30/2020										Fee
17.01	Property	Barclays	1	6748 S. Crandon Ave.	523,819	186,413	337,406	T6 Annualized 06/30/2020										Fee
17.02	Property	Barclays	1	7844 S. Ellis Ave.	351,435	146,748	204,687	T6 Annualized 06/30/2020										Fee
17.03	Property	Barclays	1	7502 S. Eggleston Ave.	351,824	133,679	218,144	T6 Annualized 06/30/2020										Fee
17.04	Property	Barclays	1	7549 S. Essex Ave.	277,801	111,017	166,784	T6 Annualized 06/30/2020										Fee
17.05	Property	Barclays	1	7301 S. Stewart Ave.	229,029	122,422	106,606	T6 Annualized 06/30/2020										Fee
17.06	Property	Barclays	1	8248 S. Eberhart Ave.	200,330	111,907	88,423	T6 Annualized 06/30/2020										Fee
17.07	Property	Barclays	1	8100 S. Loomis Blvd.	136,625	48,721	87,904	T6 Annualized 06/30/2020										Fee
17.08	Property	Barclays	1	7928 S. Morgan Street	126,193	49,120	77,073	T6 Annualized 06/30/2020										Fee
17.09	Property	Barclays	1	1332 W. 82nd St.	174,282	57,441	116,841	T6 Annualized 06/30/2020										Fee
17.10	Property	Barclays	1	1305 W. 82nd St.	136,181	60,248	75,933	T6 Annualized 06/30/2020										Fee
18	Both	SMC	1	313 Powell Street	NAV	NAV	NAV	NAV										Fee
19	Both	SMC	1	BoxVault Storage	1,741,424	502,587	1,238,837	TTM 07/31/2020	1,590,762	523,329	1,067,433	1,375,147	519,540	855,607	1,063,839	497,504	566,335	Fee
20	Both	LMF	1	Cedar Branch Apartments	2,278,110	1,145,709	1,132,402	TTM 07/31/2020	2,293,744	1,088,690	1,205,054	2,316,028	1,087,615	1,228,412				Fee
21	Both	SGFC	1	Rio San Diego	1,914,383	820,128	1,094,255	TTM 07/31/2020	1,799,361	817,590	981,771	2,208,452	881,044	1,327,408				Fee				6%
22	Both	SGFC	1	CH Robinson Plano	NAV	NAV	NAV	NAV										Fee
23	Both	SMC	1	2260 University Drive	NAV	NAV	NAV	NAV										Fee				10%
24	Both	LMF	1	Augusta Park	1,117,836	239,300	878,536	TTM 08/31/2020	1,092,550	243,242	849,308	975,345	227,348	747,997	1,059,382	228,844	830,539	Fee
25	Loan	Barclays	7	Mochica Apartments Portfolio	1,493,217	581,435	911,782	TTM 07/31/2020	1,457,949	524,874	933,075	1,517,651	523,648	994,004	1,316,729	568,408	748,321	Fee
25.01	Property	Barclays	1	322 Hudson Street	352,091	130,832	221,259	TTM 07/31/2020	355,717	107,332	248,385	365,616	103,109	262,506	312,200	133,751	178,449	Fee
25.02	Property	Barclays	1	291 Buckingham Street	296,548	116,776	179,772	TTM 07/31/2020	280,975	106,958	174,017	278,308	105,863	172,444	243,690	117,464	126,226	Fee
25.03	Property	Barclays	1	990 Wethersfield	267,816	111,834	155,982	TTM 07/31/2020	259,078	106,478	152,601	277,956	106,607	171,348	243,617	111,652	131,965	Fee
25.04	Property	Barclays	1	26 Congress Street	237,895	85,568	152,327	TTM 07/31/2020	231,744	75,149	156,595	248,161	81,273	166,888	221,743	81,395	140,348	Fee
25.05	Property	Barclays	1	162-164 Ward Street	127,182	56,626	70,556	TTM 07/31/2020	123,644	53,998	69,646	129,366	53,693	75,672	112,028	52,869	59,159	Fee
25.06	Property	Barclays	1	286-288 Park Street	95,030	29,773	65,257	TTM 07/31/2020	93,200	27,754	65,446	97,502	27,732	69,770	74,012	23,917	50,095	Fee
25.07	Property	Barclays	1	808-812 Maple Street	116,656	50,027	66,629	TTM 07/31/2020	113,590	47,205	66,385	120,743	45,369	75,374	109,439	47,361	62,078	Fee
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	607,850	127,479	480,371	TTM 08/31/2020	540,710	108,743	431,967							Fee
26.01	Property	SMC	1	44 Mercer Street	NAV	NAV	NAV	TTM 08/31/2020										Fee
26.02	Property	SMC	1	471 Broadway	NAV	NAV	NAV	TTM 08/31/2020										Fee
27	Both	SMC	1	Value Store It Fort Lauderdale	1,068,774	407,770	661,004	TTM 07/31/2020	1,085,122	440,033	645,089	1,096,537	409,582	686,955	1,027,786	399,242	628,544	Fee
28	Both	SGFC	1	Benton Road Storage Center	1,148,765	248,376	900,389	TTM 06/30/2020	1,102,784	234,755	868,029	1,015,887	245,735	770,152				Fee
29	Both	SMC	1	Midgard Eastanollee	802,922	213,203	589,719	TTM 07/31/2020	740,389	186,217	554,172	640,211	165,071	475,140	565,233	139,508	425,725	Fee
30	Both	Barclays	1	21 Airport Road	748,058	59,789	688,270	T5 Annualized 07/31/2020										Fee
31	Both	LMF	1	1001 Apartments	1,003,285	454,981	548,304	TTM 06/30/2020	988,615	462,341	526,274	981,017	464,080	516,937				Fee
32	Both	LMF	1	WoodSpring Suites San Angelo	2,016,146	1,019,904	996,242	TTM 07/31/2020	1,905,438	1,001,909	903,529	1,792,741	903,621	889,120	1,606,911	824,186	782,725	Fee
33	Both	LMF	1	Pleasantdale Self Storage	811,363	308,115	503,248	TTM 08/31/2020	812,529	308,644	503,885	801,173	316,060	485,113				Fee
34	Both	SMC	1	McCarthy Ranch	5,025,608	1,508,116	3,517,493	TTM 07/31/2020	5,076,248	1,368,290	3,707,958	3,806,476	1,303,754	2,502,722	3,376,131	1,315,559	2,060,572	Fee				15%
35	Both	SGFC	1	Freedom Storage Las Vegas	683,743	248,490	435,253	TTM 07/31/2020	668,014	220,978	447,036	634,853	253,040	381,813				Fee
36	Both	Barclays	1	228 Spaces	708,320	183,345	524,975	TTM 08/31/2020	630,325	188,537	441,788							Fee
37	Both	LMF	1	Cypress Shops	262,429	51,062	211,367	T7 Annualized 07/31/2020										Fee
38	Both	Barclays	1	Walgreens Newport News	NAV	NAV	NAV	NAV										Fee
39	Both	BANA	1	Springboro Plaza	613,869	175,240	438,629	TTM 07/31/2020	591,074	169,446	421,628	587,964	171,570	416,394	564,061	159,607	404,454	Fee
40	Both	SMC	1	Summer Winds MHP	526,872	163,582	363,290	TTM 07/31/2020	517,319	157,111	360,208	493,393	173,129	320,264	503,623	186,962	316,661	Fee
41	Both	Barclays	1	Walgreens Williamson	NAV	NAV	NAV	NAV										Fee
42	Both	SMC	1	Magnolia Village	880,142	373,926	506,216	TTM 06/30/2020	918,053	391,774	526,279	885,740	383,097	502,643	843,856	352,680	491,176	Fee				12%
43	Both	LMF	1	Secure Storage Highland	464,058	131,368	332,690	TTM 06/30/2020	478,381	129,030	349,352	447,780	121,660	326,120	384,860	115,884	268,976	Fee				10%
44	Both	SMC	1	Parkside Townhomes	492,353	216,430	275,923	TTM 07/31/2020	416,139	233,740	182,399	341,549	189,421	152,128	358,680	196,219	162,461	Fee
45	Both	LMF	1	Airline Self Storage	408,236	153,250	254,986	TTM 07/31/2020	381,219	153,503	227,716	358,786	177,892	180,894				Fee
46	Both	Barclays	1	Security Mini Storage	443,784	185,358	258,425	TTM 07/31/2020	469,935	178,609	291,327							Fee
47	Both	SMC	1	Coronado Village MHP	283,862	88,367	195,495	TTM 07/31/2020	307,493	72,503	234,990	292,657	24,485	268,172				Fee
48	Both	Barclays	1	A Quality Storage	350,005	146,419	203,585	TTM 06/30/2020	370,156	169,306	200,851	366,517	171,629	194,888				Fee

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)

Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
1	Both	Barclays	1	One Manhattan West	0	0	0	103,583,972	0	0	0	154,930,072	Outstanding Free Rent: 122,411,619; Remaining LL Work: 32,518,453
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	0	99,786	0	0	569,523	498,277	0	1,544,610	Outstanding TI/LC Reserve: 1,122,424; Rent Concession Reserve: 422,186
2.01	Property	SMC	1	El Camino Real
2.02	Property	SMC	1	Galloway Medical Park
2.03	Property	SMC	1	Snapper Creek
2.04	Property	SMC	1	Temecula Medical Center
2.05	Property	SMC	1	Activity Medical Center
2.06	Property	SMC	1	Tri-City Medical Park
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	0	0	0	0	0	0	0	0
3.01	Property	Barclays; SGFC	1	MGM Grand
3.02	Property	Barclays; SGFC	1	Mandalay Bay
4	Loan	LMF	17	PGH17 Self Storage Portfolio	0	82,148	0	0	160,781	0	0	0
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg
4.03	Property	LMF	1	Capital Self Storage - Middletown
4.04	Property	LMF	1	Capital Self Storage - East York
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage
4.07	Property	LMF	1	Capital Self Storage - Enola
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry
4.09	Property	LMF	1	Capital Self Storage - West York
4.10	Property	LMF	1	Capital Self Storage - Dover
4.11	Property	LMF	1	A Space Place Self Storage
4.12	Property	LMF	1	Capital Self Storage - Hanover
4.13	Property	LMF	1	Prime Storage - Glens Falls
4.14	Property	LMF	1	Affordable Storage - Wilton
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road
4.16	Property	LMF	1	Rotterdam Self Storage
4.17	Property	LMF	1	Affordable Storage - Saratoga
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	0	12,868	60,000	300,000	59,011	0	0	437,500	Fire Suppression Reserve
5.01	Property	Barclays	1	Pick n Save - McFarland, WI
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ
5.04	Property	Barclays	1	Walgreens - La Crosse, WI
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS
5.07	Property	Barclays	1	Dollar General - Plum, PA
5.08	Property	Barclays	1	Dollar General - Midland, TX
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM
5.10	Property	Barclays	1	Dollar General - La Marque, TX
5.11	Property	Barclays	1	Dollar General - Houston, TX
5.12	Property	Barclays	1	Dollar General - South Bend, IN
5.13	Property	Barclays	1	Dollar General - Hamilton, OH
6	Both	BANA	1	9th & Thomas	0	0	0	0	406,459	140,847	0	0
7	Both	SMC	1	Abele Business Park	0	0	0	300,000	192,387	0	0	45,050	Rent Concession Reserve
8	Both	SMC	1	Airport Plaza	0	0	0	0	179,221	0	0	1,083,513	Ground Lease Extension Reserve: 1,000,000; Rent Concession Reserve: 83,513.34
9	Both	BANA	1	Newpark Town Center	0	0	0	1,292,849	123,845	12,554	0	353,649	Kiln Reserve
10	Both	BANA	1	711 Fifth Avenue	0	0	0	0	0	0	0	1,048,024	Unfunded Obligations Reserve
11	Both	SMC	1	Museo Vault Storage	0	0	0	0	283,669	0	1,042,451	0
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	0	32,938	0	0	238,637	40,160	0	550,000	Economic Holdback
12.01	Property	SMC	1	Innsbruck Apartments
12.02	Property	SMC	1	Horizon Apartments
12.03	Property	SMC	1	Timberline Forest Apartments
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	0	376,947	0	500,000	532,327	0	0	1,746,018	CVS Free Rent Reserve
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
13.05	Property	SGFC	1	Walgreens - Midland, MI
13.06	Property	SGFC	1	Walgreens - Racine, WI
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
13.11	Property	SGFC	1	Walgreens - Delafield, WI
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
13.21	Property	SGFC	1	Dollar General - Asheville, NC
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX
13.23	Property	SGFC	1	Dollar General - Port Huron, MI
13.24	Property	SGFC	1	Dollar General - Goshen, IN
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
13.26	Property	SGFC	1	Dollar General - Jackson, MI
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					UPFRONT ESCROWS(19)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
14	Both	Barclays	1	7 Powder Horn Drive	0	4,375	0	800,692	112,531	0	0	204,989	Free Rent Reserve
15	Both	BANA	1	3700 Geary Boulevard	0	0	0	0	0	0	0	0
16	Loan	SGFC	2	FedEx Portfolio	0	0	0	0	0	26,799	0	536,052	Phase I Capital Repairs: 336,052; Phase 2 Capital Repairs: 200,000
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard
16.02	Property	SGFC	1	115 Industrial Park Road
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	0	1,250	0	0	18,586	8,756	197,571	0
17.01	Property	Barclays	1	6748 S. Crandon Ave.
17.02	Property	Barclays	1	7844 S. Ellis Ave.
17.03	Property	Barclays	1	7502 S. Eggleston Ave.
17.04	Property	Barclays	1	7549 S. Essex Ave.
17.05	Property	Barclays	1	7301 S. Stewart Ave.
17.06	Property	Barclays	1	8248 S. Eberhart Ave.
17.07	Property	Barclays	1	8100 S. Loomis Blvd.
17.08	Property	Barclays	1	7928 S. Morgan Street
17.09	Property	Barclays	1	1332 W. 82nd St.
17.10	Property	Barclays	1	1305 W. 82nd St.
18	Both	SMC	1	313 Powell Street	0	0	0	0	25,897	20,539	0	0
19	Both	SMC	1	BoxVault Storage	0	0	0	0	154,163	41,684	720,270	0
20	Both	LMF	1	Cedar Branch Apartments	150,000	110,546	0	0	211,283	66,653	0	0
21	Both	SGFC	1	Rio San Diego	0	0	0	0	52,705	4,749	0	1,221,014	VA Lease Tenant Improvements Reserve: 837,520; VA Lease Rent Reserve: 358,112; Civic San Diego Lease Rent Reserve: 25,382.27
22	Both	SGFC	1	CH Robinson Plano	0	0	0	0	0	0	0	410,415	Free Rent Reserve
23	Both	SMC	1	2260 University Drive	0	1,750	0	0	119,486	11,126	0	0
24	Both	LMF	1	Augusta Park	0	0	0	500,000	11,407	12,288	0	413,801	Outstanding TI/LC: 137,681.50; Roof Reserve: 130,000; Shell Space Reserve: 75,000; Free Rent Reserve: 71,119.25
25	Loan	Barclays	7	Mochica Apartments Portfolio	0	28,125	0	0	55,119	0	223,852	80,000	Force Place Insurance Reserve: 65,000; Fire Code Repair Reserve: 15,000
25.01	Property	Barclays	1	322 Hudson Street
25.02	Property	Barclays	1	291 Buckingham Street
25.03	Property	Barclays	1	990 Wethersfield
25.04	Property	Barclays	1	26 Congress Street
25.05	Property	Barclays	1	162-164 Ward Street
25.06	Property	Barclays	1	286-288 Park Street
25.07	Property	Barclays	1	808-812 Maple Street
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	0	0	0	0	2,593	6,969	0	195,664	Keetsa Free Rent Reserve: 180,059; Broadway Regime Reserve: 15,604.66
26.01	Property	SMC	1	44 Mercer Street
26.02	Property	SMC	1	471 Broadway
27	Both	SMC	1	Value Store It Fort Lauderdale	0	0	0	0	85,935	3,882	376,660	0
28	Both	SGFC	1	Benton Road Storage Center	2,340	0	0	0	108,094	8,175	0	0
29	Both	SMC	1	Midgard Eastanollee	0	0	0	0	29,863	8,192	0	0
30	Both	Barclays	1	21 Airport Road	0	0	0	0	128,650	0	0	0
31	Both	LMF	1	1001 Apartments	0	13,500	0	0	43,098	15,138	0	0
32	Both	LMF	1	WoodSpring Suites San Angelo	0	0	0	0	73,333	0	0	0
33	Both	LMF	1	Pleasantdale Self Storage	0	6,875	0	0	0	4,148	0	0
34	Both	SMC	1	McCarthy Ranch	0	0	0	500,000	47,794	69,027	0	4,083,976	PetSmart Reserve: 4,000,000; Bao Bao Reserve: 83,976
35	Both	SGFC	1	Freedom Storage Las Vegas	385	0	0	0	4,480	2,846	0	0
36	Both	Barclays	1	228 Spaces	0	27,563	0	0	6,632	3,346	250,082	0
37	Both	LMF	1	Cypress Shops	0	0	0	0	72,734	0	0	94,876	Free Rent Reserve
38	Both	Barclays	1	Walgreens Newport News	0	0	0	0	0	0	0	0
39	Both	BANA	1	Springboro Plaza	110,000	6,500	0	50,000	11,834	0	0	0
40	Both	SMC	1	Summer Winds MHP	0	8,875	0	0	3,691	4,927	0	149,298	Debt Yield Holdback Reserve: 100,000; Treatment Plant Closure Holdback Reserve: 49,298
41	Both	Barclays	1	Walgreens Williamson	0	313	0	0	0	1,165	0	0
42	Both	SMC	1	Magnolia Village	0	159,293	0	0	37,452	21,358	300,000	34,006	Big Apple Pizza Holdback Reserve: 29,196; Monica Lopez Holdback Reserve: 4,810
43	Both	LMF	1	Secure Storage Highland	0	0	0	0	10,107	273	0	0
44	Both	SMC	1	Parkside Townhomes	0	12,000	0	0	3,425	2,615	0	200,000	Debt Yield Reserve
45	Both	LMF	1	Airline Self Storage	50,000	0	0	0	3,542	14,158	0	0
46	Both	Barclays	1	Security Mini Storage	0	13,063	0	0	28,708	3,412	93,384	0
47	Both	SMC	1	Coronado Village MHP	0	14,563	0	0	4,878	2,962	0	200,000	Holdback Reserve
48	Both	Barclays	1	A Quality Storage	174,938	25,063	0	80,000	29,246	2,255	77,669	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)							RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
1	Both	Barclays	1	One Manhattan West	Springing	0	Springing	Springing	Springing	Springing	Condo Assessments and POA Assessments Reserve								No
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio	6,979	0	33,524	79,239	41,684	0		418,740		2,000,000					No
2.01	Property	SMC	1	El Camino Real															No
2.02	Property	SMC	1	Galloway Medical Park															No
2.03	Property	SMC	1	Snapper Creek															No
2.04	Property	SMC	1	Temecula Medical Center															No
2.05	Property	SMC	1	Activity Medical Center															No
2.06	Property	SMC	1	Tri-City Medical Park															No
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	Springing	0	0	Springing	Springing	0									No
3.01	Property	Barclays; SGFC	1	MGM Grand															No
3.02	Property	Barclays; SGFC	1	Mandalay Bay															No
4	Loan	LMF	17	PGH17 Self Storage Portfolio	8,202	0	0	76,562	4,147	0									No
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs															No
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg															No
4.03	Property	LMF	1	Capital Self Storage - Middletown															No
4.04	Property	LMF	1	Capital Self Storage - East York															No
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal															No
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage															No
4.07	Property	LMF	1	Capital Self Storage - Enola															No
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry															No
4.09	Property	LMF	1	Capital Self Storage - West York															No
4.10	Property	LMF	1	Capital Self Storage - Dover															No
4.11	Property	LMF	1	A Space Place Self Storage															No
4.12	Property	LMF	1	Capital Self Storage - Hanover															No
4.13	Property	LMF	1	Prime Storage - Glens Falls															No
4.14	Property	LMF	1	Affordable Storage - Wilton															No
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road															No
4.16	Property	LMF	1	Rotterdam Self Storage															No
4.17	Property	LMF	1	Affordable Storage - Saratoga															No
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38	826	0	Springing	19,670	Springing	0									Yes
5.01	Property	Barclays	1	Pick n Save - McFarland, WI															Yes
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX															Yes
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ															Yes
5.04	Property	Barclays	1	Walgreens - La Crosse, WI															Yes
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS															Yes
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS															Yes
5.07	Property	Barclays	1	Dollar General - Plum, PA															Yes
5.08	Property	Barclays	1	Dollar General - Midland, TX															Yes
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM															Yes
5.10	Property	Barclays	1	Dollar General - La Marque, TX															Yes
5.11	Property	Barclays	1	Dollar General - Houston, TX															Yes
5.12	Property	Barclays	1	Dollar General - South Bend, IN															Yes
5.13	Property	Barclays	1	Dollar General - Hamilton, OH															Yes
6	Both	BANA	1	9th & Thomas	712	0	0	81,292	Springing	0									No
7	Both	SMC	1	Abele Business Park	5,523	0	25,103	65,984	Springing	0				600,000					No
8	Both	SMC	1	Airport Plaza	2,512	0	18,841	25,603	Springing	0		150,000		1,500,000					No
9	Both	BANA	1	Newpark Town Center	2,036	0	10,185	11,259	Springing	Springing	Kiln Reserve			488,880				600,000	No
10	Both	BANA	1	711 Fifth Avenue	Springing	0	Springing	Springing	Springing	Springing	Downgraded Tenant Reserve	170,012		1,020,072					No
11	Both	SMC	1	Museo Vault Storage	489	0	0	23,639	Springing	0									No
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio	8,188	0	0	29,830	7,478	0									No
12.01	Property	SMC	1	Innsbruck Apartments															No
12.02	Property	SMC	1	Horizon Apartments															No
12.03	Property	SMC	1	Timberline Forest Apartments															No
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32	4,369	0	Springing	Springing	Springing	0									Yes
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI															Yes
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ															Yes
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS															Yes
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA															Yes
13.05	Property	SGFC	1	Walgreens - Midland, MI															Yes
13.06	Property	SGFC	1	Walgreens - Racine, WI															Yes
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA															Yes
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX															Yes
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA															Yes
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC															Yes
13.11	Property	SGFC	1	Walgreens - Delafield, WI															Yes
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX															Yes
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA															Yes
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA															Yes
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC															Yes
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN															Yes
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL															Yes
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA															Yes
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI															Yes
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL															Yes
13.21	Property	SGFC	1	Dollar General - Asheville, NC															Yes
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX															Yes
13.23	Property	SGFC	1	Dollar General - Port Huron, MI															Yes
13.24	Property	SGFC	1	Dollar General - Goshen, IN															Yes
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX															Yes
13.26	Property	SGFC	1	Dollar General - Jackson, MI															Yes
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN															Yes

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					MONTHLY ESCROWS(20)							RESERVE CAPS(21)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
14	Both	Barclays	1	7 Powder Horn Drive	2,265	0	25,671	28,133	Springing	Springing	Condominium Assessment Reserve								Yes
15	Both	BANA	1	3700 Geary Boulevard	492	0	0	Springing	Springing	0									No
16	Loan	SGFC	2	FedEx Portfolio	1,775	0	8,876	0	2,680	Springing	Special Rollover Reserve								Yes
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard															Yes
16.02	Property	SGFC	1	115 Industrial Park Road															Yes
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio	4,750	0	0	18,586	8,756	0									No
17.01	Property	Barclays	1	6748 S. Crandon Ave.															No
17.02	Property	Barclays	1	7844 S. Ellis Ave.															No
17.03	Property	Barclays	1	7502 S. Eggleston Ave.															No
17.04	Property	Barclays	1	7549 S. Essex Ave.															No
17.05	Property	Barclays	1	7301 S. Stewart Ave.															No
17.06	Property	Barclays	1	8248 S. Eberhart Ave.															No
17.07	Property	Barclays	1	8100 S. Loomis Blvd.															No
17.08	Property	Barclays	1	7928 S. Morgan Street															No
17.09	Property	Barclays	1	1332 W. 82nd St.															No
17.10	Property	Barclays	1	1305 W. 82nd St.															No
18	Both	SMC	1	313 Powell Street	Springing	0	0	5,179	6,315	Springing	Major Tenant Reserve								Yes
19	Both	SMC	1	BoxVault Storage	692	0	0	12,847	4,570	0									No
20	Both	LMF	1	Cedar Branch Apartments	4,938	0	0	23,016	9,335	0		177,750							No
21	Both	SGFC	1	Rio San Diego	0	0	0	17,568	1,583	0									No
22	Both	SGFC	1	CH Robinson Plano	Springing	0	Springing	Springing	Springing	0				346,051					Yes
23	Both	SMC	1	2260 University Drive	412	0	1,647	13,276	1,011	Springing	Major Tenant Reserve: Springing; Excelera Reserve: Springing								Yes
24	Both	LMF	1	Augusta Park	1,250	0	4,124	5,432	1,170	0				300,000					No
25	Loan	Barclays	7	Mochica Apartments Portfolio	3,375	0	0	13,780	Springing	0									No
25.01	Property	Barclays	1	322 Hudson Street															No
25.02	Property	Barclays	1	291 Buckingham Street															No
25.03	Property	Barclays	1	990 Wethersfield															No
25.04	Property	Barclays	1	26 Congress Street															No
25.05	Property	Barclays	1	162-164 Ward Street															No
25.06	Property	Barclays	1	286-288 Park Street															No
25.07	Property	Barclays	1	808-812 Maple Street															No
26	Loan	SMC	2	44 Mercer Street & 471 Broadway	68	0	592	6,625	1,390	0		3,248		50,000					Yes
26.01	Property	SMC	1	44 Mercer Street															Yes
26.02	Property	SMC	1	471 Broadway															Yes
27	Both	SMC	1	Value Store It Fort Lauderdale	684	0	0	7,161	1,107	0									No
28	Both	SGFC	1	Benton Road Storage Center	2,340	0	0	9,827	4,087	0									No
29	Both	SMC	1	Midgard Eastanollee	873	0	0	2,715	1,365	0									No
30	Both	Barclays	1	21 Airport Road	397	0	1,983	11,189	Springing	0									Yes
31	Both	LMF	1	1001 Apartments	2,842	0	0	13,682	3,604	0									No
32	Both	LMF	1	WoodSpring Suites San Angelo	1/12 of 4% of Gross Income from Operations	0	0	7,333	Springing	Springing	PIP Reserve								No
33	Both	LMF	1	Pleasantdale Self Storage	760	0	546	5,870	790	0		18,000		24,000					No
34	Both	SMC	1	McCarthy Ranch	4,433	0	16,625	47,794	5,310	0		300,000		1,000,000					No
35	Both	SGFC	1	Freedom Storage Las Vegas	385	0	0	2,240	356	0									No
36	Both	Barclays	1	228 Spaces	2,025	0	0	3,316	1,673	0									No
37	Both	LMF	1	Cypress Shops	259	0	865	7,697	Springing	0		9,338		41,504					No
38	Both	Barclays	1	Walgreens Newport News	189	0	Springing	Springing	Springing	0									Yes
39	Both	BANA	1	Springboro Plaza	680	0	Springing	5,917	Springing	0				50,000					No
40	Both	SMC	1	Summer Winds MHP	688	0	0	738	547	0		24,750							No
41	Both	Barclays	1	Walgreens Williamson	184	0	1,224	Springing	583	0									Yes
42	Both	SMC	1	Magnolia Village	634	0	3,173	7,490	2,670	0		38,000		190,000			300,000		No
43	Both	LMF	1	Secure Storage Highland	535	0	0	1,925	260	0		50,000							No
44	Both	SMC	1	Parkside Townhomes	813	0	0	3,425	2,615	0									No
45	Both	LMF	1	Airline Self Storage	790	0	0	3,373	1,124	0									No
46	Both	Barclays	1	Security Mini Storage	625	0	0	2,871	1,706	0									No
47	Both	SMC	1	Coronado Village MHP	771	0	0	813	987	0									No
48	Both	Barclays	1	A Quality Storage	Springing	0	Springing	2,437	1,127	0		50,000		40,000					No

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant	Unit Size	Lease Expiration
1	Both	Barclays	1	One Manhattan West	Skadden Arps	638,784	06/30/2040	EY	636,416	05/31/2037	Accenture	280,192	07/31/2035	National Hockey League	176,007	05/31/2041
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio
2.01	Property	SMC	1	El Camino Real	AAA	8,626	06/30/2026	Rady’s Children’s Hospital	8,309	01/31/2028	Sola Salons	5,872	12/14/2021	ShareMD Suites	5,660	10/31/2032
2.02	Property	SMC	1	Galloway Medical Park	Diagnostic Center for Women	14,730	06/30/2024	South Florida Digest / Gastro Health, P.L.	13,981	06/30/2024	Baptist Cardiovascular Center	12,758	11/30/2025	Baptist Surgery & Endoscopy Centers, LLC	12,261	06/30/2024
2.03	Property	SMC	1	Snapper Creek	South Florida Pediatric	7,500	12/31/2021	Unique Medical Centers	6,165	11/30/2024	FemCare OBGYN, LLC	6,120	09/30/2025	Asthma+Allergy CB&Y	5,427	01/31/2021
2.04	Property	SMC	1	Temecula Medical Center	Rady’s Children’s Hospital	7,078	05/31/2026	State of California	4,378	01/31/2031	Oasis MD / Summit Institute	3,480	03/31/2028	David T. Phan, DDS, Inc.	3,000	02/28/2031
2.05	Property	SMC	1	Activity Medical Center	Oasis Ortho & Oasis Plastic Surgery	5,341	09/30/2031	Peak Diagnostics	4,007	03/31/2028	ShareMD Suites	3,057	10/31/2032	Sports Medicine Foundation	2,828	08/31/2031
2.06	Property	SMC	1	Tri-City Medical Park	Tri-City Hospital	4,632	07/31/2022	ShareMD Suites	3,262	10/31/2032	ENT Associates	2,181	08/31/2022
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay
3.01	Property	Barclays; SGFC	1	MGM Grand
3.02	Property	Barclays; SGFC	1	Mandalay Bay
4	Loan	LMF	17	PGH17 Self Storage Portfolio
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg
4.03	Property	LMF	1	Capital Self Storage - Middletown
4.04	Property	LMF	1	Capital Self Storage - East York
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage
4.07	Property	LMF	1	Capital Self Storage - Enola
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry
4.09	Property	LMF	1	Capital Self Storage - West York
4.10	Property	LMF	1	Capital Self Storage - Dover
4.11	Property	LMF	1	A Space Place Self Storage
4.12	Property	LMF	1	Capital Self Storage - Hanover
4.13	Property	LMF	1	Prime Storage - Glens Falls
4.14	Property	LMF	1	Affordable Storage - Wilton
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road
4.16	Property	LMF	1	Rotterdam Self Storage
4.17	Property	LMF	1	Affordable Storage - Saratoga
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38
5.01	Property	Barclays	1	Pick n Save - McFarland, WI	Pick n Save	47,000	07/31/2032
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX	CVS Pharmacy	13,000	01/31/2035
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ	Tractor Supply Company	19,097	09/30/2029
5.04	Property	Barclays	1	Walgreens - La Crosse, WI	Walgreens	14,550	01/31/2035
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS	CVS Pharmacy	12,739	04/30/2031
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS	Tractor Supply Company	22,563	06/30/2035
5.07	Property	Barclays	1	Dollar General - Plum, PA	Dollar General	9,002	04/30/2031
5.08	Property	Barclays	1	Dollar General - Midland, TX	Dollar General	9,026	03/31/2035
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM	Dollar General	9,026	03/31/2035
5.10	Property	Barclays	1	Dollar General - La Marque, TX	Dollar General	9,026	04/30/2035
5.11	Property	Barclays	1	Dollar General - Houston, TX	Dollar General	9,026	05/31/2035
5.12	Property	Barclays	1	Dollar General - South Bend, IN	Dollar General	9,002	01/31/2035
5.13	Property	Barclays	1	Dollar General - Hamilton, OH	Dollar General	9,026	04/30/2035
6	Both	BANA	1	9th & Thomas	Amazon Fulfillment Services, Inc.	159,037	07/31/2033	Thomas Street Warehouse	4,273	08/31/2028	Scott Redman - Penthouse	2,757	03/31/2030	Jack’s BBQ	1,632	12/31/2028
7	Both	SMC	1	Abele Business Park	Junior Achievement	17,762	05/31/2028	Dr. Gertrude A. Barber Center, Inc.	17,750	06/30/2026	Sizewise	15,300	09/30/2024	RX Partners	13,104	12/31/2023
8	Both	SMC	1	Airport Plaza	Traffic Management Inc	50,850	09/30/2027	Healthcare Partners	32,255	10/31/2026	Redfin	25,470	12/17/2024	Children’s Home Society	11,948	01/10/2023
9	Both	BANA	1	Newpark Town Center	Best Buy	29,795	01/31/2025	Kiln Park City	21,570	05/31/2031	Event Network	7,436	07/01/2024	ColdWell Banker	6,117	08/01/2021
10	Both	BANA	1	711 Fifth Avenue	SunTrust Banks	84,516	04/30/2024	Allen & Company	70,972	09/30/2033	Ralph Lauren	38,638	06/30/2029	Loro Piana USA	24,388	08/31/2025
11	Both	SMC	1	Museo Vault Storage
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio
12.01	Property	SMC	1	Innsbruck Apartments
12.02	Property	SMC	1	Horizon Apartments
12.03	Property	SMC	1	Timberline Forest Apartments
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI	Hobby Lobby	63,919	12/31/2029
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ	BioLife Plasma Services L.P.	13,969	07/31/2034
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS	Hobby Lobby	55,000	12/31/2033
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA	CVS Pharmacy	11,800	01/31/2034
13.05	Property	SGFC	1	Walgreens - Midland, MI	Walgreens	14,820	07/31/2080
13.06	Property	SGFC	1	Walgreens - Racine, WI	Walgreens	15,120	11/30/2079
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA	Tractor Supply Company	19,097	04/30/2030
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX	Tractor Supply Company	19,097	11/29/2034
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA	CVS Pharmacy	10,880	01/31/2031
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC	Tractor Supply Company	21,677	09/30/2030
13.11	Property	SGFC	1	Walgreens - Delafield, WI	Walgreens	13,905	09/30/2069
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX	CVS Pharmacy	10,908	09/28/2033
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA	Fresenius Medical Care	8,353	07/31/2034
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA	Tractor Supply Company	19,097	09/30/2030
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC	Fresenius Medical Care	9,813	10/31/2030
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN	CVS Pharmacy	10,880	01/31/2030
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL	CVS Pharmacy	10,880	01/31/2030
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA	CVS Pharmacy	10,125	12/31/2029
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI	CVS Pharmacy	10,880	01/31/2030
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL	Advance Auto Parts	7,000	11/30/2032
13.21	Property	SGFC	1	Dollar General - Asheville, NC	Dollar General	9,002	11/30/2034
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX	Dollar General	10,640	09/30/2033
13.23	Property	SGFC	1	Dollar General - Port Huron, MI	Dollar General	9,026	03/31/2035
13.24	Property	SGFC	1	Dollar General - Goshen, IN	Dollar General	9,002	03/31/2035
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX	Dollar General	9,026	09/30/2034
13.26	Property	SGFC	1	Dollar General - Jackson, MI	Dollar General	9,026	11/30/2034
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN	Dollar General	9,100	07/31/2033

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant	Unit Size	Lease Expiration
14	Both	Barclays	1	7 Powder Horn Drive	Celgene Corporation	181,210	10/31/2025
15	Both	BANA	1	3700 Geary Boulevard	Office Depot	19,250	01/31/2028	Satellite Healthcare	10,239	12/31/2033
16	Loan	SGFC	2	FedEx Portfolio
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard	FedEx Ground Package System, Inc.	120,149	09/30/2025
16.02	Property	SGFC	1	115 Industrial Park Road	FedEx Ground Package System, Inc.	92,872	09/30/2025
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio
17.01	Property	Barclays	1	6748 S. Crandon Ave.
17.02	Property	Barclays	1	7844 S. Ellis Ave.
17.03	Property	Barclays	1	7502 S. Eggleston Ave.
17.04	Property	Barclays	1	7549 S. Essex Ave.
17.05	Property	Barclays	1	7301 S. Stewart Ave.
17.06	Property	Barclays	1	8248 S. Eberhart Ave.
17.07	Property	Barclays	1	8100 S. Loomis Blvd.
17.08	Property	Barclays	1	7928 S. Morgan Street
17.09	Property	Barclays	1	1332 W. 82nd St.
17.10	Property	Barclays	1	1305 W. 82nd St.
18	Both	SMC	1	313 Powell Street	Powell Partners, LLC	52,341	06/30/2030
19	Both	SMC	1	BoxVault Storage
20	Both	LMF	1	Cedar Branch Apartments
21	Both	SGFC	1	Rio San Diego	Considine & Considine	20,088	06/30/2026	Department of Veteran Affairs	17,548	07/31/2031	Elizabeth Hospice	5,169	10/31/2023	Civic San Diego	4,669	06/30/2024
22	Both	SGFC	1	CH Robinson Plano	C.H. Robinson	39,324	03/31/2030
23	Both	SMC	1	2260 University Drive	Golden State Medicare Health Plan, Inc.	24,701	08/31/2035
24	Both	LMF	1	Augusta Park	Henderson Executive	14,533	12/31/2027	Davita Green Valley	7,276	05/06/2025	State of Nevada, Dept. of Administration	5,948	04/30/2027	The Day Chiropractic (dba First Chiropractic)	3,026	09/30/2029
25	Loan	Barclays	7	Mochica Apartments Portfolio
25.01	Property	Barclays	1	322 Hudson Street
25.02	Property	Barclays	1	291 Buckingham Street
25.03	Property	Barclays	1	990 Wethersfield
25.04	Property	Barclays	1	26 Congress Street
25.05	Property	Barclays	1	162-164 Ward Street
25.06	Property	Barclays	1	286-288 Park Street
25.07	Property	Barclays	1	808-812 Maple Street
26	Loan	SMC	2	44 Mercer Street & 471 Broadway
26.01	Property	SMC	1	44 Mercer Street	Keetsa	1,836	12/31/2028
26.02	Property	SMC	1	471 Broadway	Think Coffee	2,223	07/31/2024
27	Both	SMC	1	Value Store It Fort Lauderdale
28	Both	SGFC	1	Benton Road Storage Center
29	Both	SMC	1	Midgard Eastanollee
30	Both	Barclays	1	21 Airport Road	SuperPower, Inc	47,600	02/28/2030
31	Both	LMF	1	1001 Apartments
32	Both	LMF	1	WoodSpring Suites San Angelo
33	Both	LMF	1	Pleasantdale Self Storage
34	Both	SMC	1	McCarthy Ranch	Best Buy	51,250	01/31/2025	Big Al’s	46,000	04/30/2034	Ross Stores	27,000	01/31/2025	PetSmart	25,416	04/30/2025
35	Both	SGFC	1	Freedom Storage Las Vegas
36	Both	Barclays	1	228 Spaces
37	Both	LMF	1	Cypress Shops	Family Dollar	8,320	05/31/2029	Texas Laundry dba Las Lavandería	4,648	05/31/2035	Mex Pozole	2,500	07/31/2030	TitleMax	2,154	11/30/2024
38	Both	Barclays	1	Walgreens Newport News	Walgreens	15,120	07/31/2035
39	Both	BANA	1	Springboro Plaza	Discount Drug Mart	24,012	03/31/2025	Sherwin Williams	5,000	01/31/2022	Greg’s Prime Meats	2,000	07/31/2025	Hot Head Burrito	1,986	02/29/2028
40	Both	SMC	1	Summer Winds MHP
41	Both	Barclays	1	Walgreens Williamson	Walgreens	14,690	08/31/2030
42	Both	SMC	1	Magnolia Village	Kaiser Permanente	6,903	09/30/2024	Joe’s Bar and Grill	3,120	06/30/2025	Taco Bell	2,543	08/31/2046	Otsuka Ramen and Bar	2,433	03/31/2028
43	Both	LMF	1	Secure Storage Highland
44	Both	SMC	1	Parkside Townhomes
45	Both	LMF	1	Airline Self Storage
46	Both	Barclays	1	Security Mini Storage
47	Both	SMC	1	Coronado Village MHP
48	Both	Barclays	1	A Quality Storage

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)(27)	Lockbox Type
1	Both	Barclays	1	One Manhattan West	McKool Smith	96,704	04/30/2035	Refinance	BOP NYC OP LLC	No	Yes	Hard
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio				Refinance/Acquisition	George Scopetta, JDS Real Holdings, LLC	No	Yes	Soft
2.01	Property	SMC	1	El Camino Real	Anicira Veterinary Center	4,760	12/31/2030
2.02	Property	SMC	1	Galloway Medical Park	Urology Center SoFlo	7,124	08/26/2021
2.03	Property	SMC	1	Snapper Creek	Dermcare	4,532	09/30/2026
2.04	Property	SMC	1	Temecula Medical Center	Quest Diagnostics	2,922	10/31/2024
2.05	Property	SMC	1	Activity Medical Center	Prime Med Spa	2,704	03/31/2028
2.06	Property	SMC	1	Tri-City Medical Park
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay				Acquisition	BREIT Operating Partnership L.P., MGM Growth Properties Operating Partnership LP	No	Yes	Hard
3.01	Property	Barclays; SGFC	1	MGM Grand
3.02	Property	Barclays; SGFC	1	Mandalay Bay
4	Loan	LMF	17	PGH17 Self Storage Portfolio				Refinance	Robert Moser	No	Yes	Springing
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg
4.03	Property	LMF	1	Capital Self Storage - Middletown
4.04	Property	LMF	1	Capital Self Storage - East York
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage
4.07	Property	LMF	1	Capital Self Storage - Enola
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry
4.09	Property	LMF	1	Capital Self Storage - West York
4.10	Property	LMF	1	Capital Self Storage - Dover
4.11	Property	LMF	1	A Space Place Self Storage
4.12	Property	LMF	1	Capital Self Storage - Hanover
4.13	Property	LMF	1	Prime Storage - Glens Falls
4.14	Property	LMF	1	Affordable Storage - Wilton
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road
4.16	Property	LMF	1	Rotterdam Self Storage
4.17	Property	LMF	1	Affordable Storage - Saratoga
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38				Acquisition	David Fisher, Joshua Ungerecht, Warren Thomas	Yes - Group 1	Yes	Hard
5.01	Property	Barclays	1	Pick n Save - McFarland, WI
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ
5.04	Property	Barclays	1	Walgreens - La Crosse, WI
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS
5.07	Property	Barclays	1	Dollar General - Plum, PA
5.08	Property	Barclays	1	Dollar General - Midland, TX
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM
5.10	Property	Barclays	1	Dollar General - La Marque, TX
5.11	Property	Barclays	1	Dollar General - Houston, TX
5.12	Property	Barclays	1	Dollar General - South Bend, IN
5.13	Property	Barclays	1	Dollar General - Hamilton, OH
6	Both	BANA	1	9th & Thomas	Elm Coffee	654	10/31/2028	Refinance	Scott B. Redman, Richard C. Redman	No	Yes	Hard
7	Both	SMC	1	Abele Business Park	Wesley Spectrum	12,859	12/31/2027	Refinance	James D. Scalo, John F. Scalo	No	Yes	Springing
8	Both	SMC	1	Airport Plaza	ADP	10,621	02/29/2024	Refinance	SPT LNR Property Sub, LLC	No	Yes	Springing
9	Both	BANA	1	Newpark Town Center	Storm Cycle	5,615	12/01/2028	Refinance	Gary Crandall	No	Yes	Springing
10	Both	BANA	1	711 Fifth Avenue	Sandler Capital	17,200	06/30/2027	Refinance	NAP	No	Yes	Hard
11	Both	SMC	1	Museo Vault Storage				Refinance	Todd A. Ruderman, Todd Ruderman 2002 Revocable Trust	Yes - Group 2	Yes	Springing
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio				Refinance	Gary W. Gates, Jr.	No	Yes	Springing
12.01	Property	SMC	1	Innsbruck Apartments
12.02	Property	SMC	1	Horizon Apartments
12.03	Property	SMC	1	Timberline Forest Apartments
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32				Acquisition	David Fisher, Joshua Ungerecht, Warren Thomas	Yes - Group 1	Yes	Hard
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
13.05	Property	SGFC	1	Walgreens - Midland, MI
13.06	Property	SGFC	1	Walgreens - Racine, WI
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
13.11	Property	SGFC	1	Walgreens - Delafield, WI
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
13.21	Property	SGFC	1	Dollar General - Asheville, NC
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX
13.23	Property	SGFC	1	Dollar General - Port Huron, MI
13.24	Property	SGFC	1	Dollar General - Goshen, IN
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
13.26	Property	SGFC	1	Dollar General - Jackson, MI
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					TENANCY INFORMATION(22)(23)(24)
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal/Carveout Guarantor(25)	Related Borrower(26)	Lockbox (Y/N)(27)	Lockbox Type
14	Both	Barclays	1	7 Powder Horn Drive				Acquisition	Joseph Sitt	No	Yes	Hard
15	Both	BANA	1	3700 Geary Boulevard				Refinance	David R. Grieve	No	Yes	Hard
16	Loan	SGFC	2	FedEx Portfolio				Refinance	Moises Mizrahi	No	Yes	Hard
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard
16.02	Property	SGFC	1	115 Industrial Park Road
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio				Acquisition	Hadar Goldman, Yaacov Jake Metzler	No	Yes	Springing
17.01	Property	Barclays	1	6748 S. Crandon Ave.
17.02	Property	Barclays	1	7844 S. Ellis Ave.
17.03	Property	Barclays	1	7502 S. Eggleston Ave.
17.04	Property	Barclays	1	7549 S. Essex Ave.
17.05	Property	Barclays	1	7301 S. Stewart Ave.
17.06	Property	Barclays	1	8248 S. Eberhart Ave.
17.07	Property	Barclays	1	8100 S. Loomis Blvd.
17.08	Property	Barclays	1	7928 S. Morgan Street
17.09	Property	Barclays	1	1332 W. 82nd St.
17.10	Property	Barclays	1	1305 W. 82nd St.
18	Both	SMC	1	313 Powell Street				Refinance	Joseph Brunner, Toby Mandel	No	Yes	Hard
19	Both	SMC	1	BoxVault Storage				Refinance	Alexis Mantecon, Guillermo Vadell	No	Yes	Springing
20	Both	LMF	1	Cedar Branch Apartments				Refinance	Arun Verma	No	Yes	Springing
21	Both	SGFC	1	Rio San Diego	Carvallo & White	4,612	06/30/2021	Refinance	Susan Beyler, Beyler Family Bypass Trust	No	Yes	Springing
22	Both	SGFC	1	CH Robinson Plano				Refinance	CFH International (BVI), Limited, Jean Paul Szita	No	Yes	Hard
23	Both	SMC	1	2260 University Drive				Refinance	Sanjay Patil	No	Yes	Hard
24	Both	LMF	1	Augusta Park	Kenneth E. Fatkin, DPM (dba Henderson Foot and Ankle Center)	2,911	08/31/2021	Refinance	Christopher Emanuel, Jerome Fink	No	Yes	Springing
25	Loan	Barclays	7	Mochica Apartments Portfolio				Refinance	Jose Reategui, Pilar Reategui, Luis Reategui	No	Yes	Springing
25.01	Property	Barclays	1	322 Hudson Street
25.02	Property	Barclays	1	291 Buckingham Street
25.03	Property	Barclays	1	990 Wethersfield
25.04	Property	Barclays	1	26 Congress Street
25.05	Property	Barclays	1	162-164 Ward Street
25.06	Property	Barclays	1	286-288 Park Street
25.07	Property	Barclays	1	808-812 Maple Street
26	Loan	SMC	2	44 Mercer Street & 471 Broadway				Refinance	Mordechai Lipkis	No	Yes	Springing
26.01	Property	SMC	1	44 Mercer Street
26.02	Property	SMC	1	471 Broadway
27	Both	SMC	1	Value Store It Fort Lauderdale				Refinance	Todd A. Ruderman, Todd Ruderman 2002 Revocable Trust	Yes - Group 2	Yes	Springing
28	Both	SGFC	1	Benton Road Storage Center				Refinance	Michael R. Salter	No	Yes	Springing
29	Both	SMC	1	Midgard Eastanollee				Acquisition	Lewis G. Pollack, Todd M. Allen	No	Yes	Springing
30	Both	Barclays	1	21 Airport Road				Acquisition	Wei Liu	No	Yes	Hard
31	Both	LMF	1	1001 Apartments				Refinance	Michael G. Kucera, Steven R. Schell, Robert Green	No	Yes	Springing
32	Both	LMF	1	WoodSpring Suites San Angelo				Refinance	Dustin Todd Campbell	No	Yes	Hard
33	Both	LMF	1	Pleasantdale Self Storage				Refinance	John W. Dye	No	Yes	Springing
34	Both	SMC	1	McCarthy Ranch	Michael’s	23,781	06/30/2028	Refinance	MPI Realty Corp., Bonseph Holdings Limited, Eliahu Swirsky, Shlomo Cohen	No	Yes	Hard
35	Both	SGFC	1	Freedom Storage Las Vegas				Refinance	William Brown, Eugene Taylor	No	Yes	Springing
36	Both	Barclays	1	228 Spaces				Refinance	Brent Dahlstrom	No	Yes	Springing
37	Both	LMF	1	Cypress Shops	Pollo Bravo	1,800	07/31/2030	Refinance	Danny Kuperman	No	Yes	Springing
38	Both	Barclays	1	Walgreens Newport News				Acquisition	David Harari, Leah Harari	No	Yes	Hard
39	Both	BANA	1	Springboro Plaza	Young Chow Star Restaurant	1,664	03/31/2021	Recapitalization	SCG Global Investment Holdings LLC	No	Yes	Springing
40	Both	SMC	1	Summer Winds MHP				Refinance	Donald Ned Dusatko	No	Yes	Springing
41	Both	Barclays	1	Walgreens Williamson				Acquisition	Kunal Soni	No	Yes	Hard
42	Both	SMC	1	Magnolia Village	Pacific Mini Mart	2,400	03/31/2027	Refinance	Jami Stewart, Adam Stewart	No	Yes	Springing
43	Both	LMF	1	Secure Storage Highland				Refinance	James P. Karas	No	Yes	Springing
44	Both	SMC	1	Parkside Townhomes				Refinance	Marvin Feiger, Norman Litz, Ron Berman	No	Yes	Springing
45	Both	LMF	1	Airline Self Storage				Recapitalization	Warren L. Holland, Jr., Cynthia L. Thornburg	No	Yes	Springing
46	Both	Barclays	1	Security Mini Storage				Refinance	Matthew Ricciardella	No	Yes	Springing
47	Both	SMC	1	Coronado Village MHP				Acquisition	Park Avenue Partners Fund 1, LLC	No	Yes	Springing
48	Both	Barclays	1	A Quality Storage				Acquisition	Cohen Investment Group Capital LLC	No	Yes	Springing

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2019 Occupancy (%)	2019 ADR ($)	2019 RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)
1	Both	Barclays	1	One Manhattan West
2	Loan	SMC	6	SoCal & South Miami Medical Office Portfolio
2.01	Property	SMC	1	El Camino Real
2.02	Property	SMC	1	Galloway Medical Park
2.03	Property	SMC	1	Snapper Creek
2.04	Property	SMC	1	Temecula Medical Center
2.05	Property	SMC	1	Activity Medical Center
2.06	Property	SMC	1	Tri-City Medical Park
3	Loan	Barclays; SGFC	2	MGM Grand & Mandalay Bay	92.1%	196.52	180.94	87.5%	197.27	172.60	92.1%	196.52	180.94	91.5%	192.62	176.18	91.0%	193.58	176.24
3.01	Property	Barclays; SGFC	1	MGM Grand	91.4%	190.29	173.85	83.9%	192.07	161.19	91.4%	190.29	173.85	92.7%	182.10	168.76	92.1%	181.76	167.36
3.02	Property	Barclays; SGFC	1	Mandalay Bay	92.8%	202.98	188.40	91.7%	202.85	185.98	92.8%	202.98	188.40	90.2%	203.96	183.96	90.0%	206.28	185.57
4	Loan	LMF	17	PGH17 Self Storage Portfolio
4.01	Property	LMF	1	Prime Storage - Malta/Saratoga Springs
4.02	Property	LMF	1	Capital Self Storage - Mechanicsburg
4.03	Property	LMF	1	Capital Self Storage - Middletown
4.04	Property	LMF	1	Capital Self Storage - East York
4.05	Property	LMF	1	Capital Self Storage - Harrisburg Arsenal
4.06	Property	LMF	1	Eliot Rent A Space & Self Storage
4.07	Property	LMF	1	Capital Self Storage - Enola
4.08	Property	LMF	1	Capital Self Storage - Harrisburg Derry
4.09	Property	LMF	1	Capital Self Storage - West York
4.10	Property	LMF	1	Capital Self Storage - Dover
4.11	Property	LMF	1	A Space Place Self Storage
4.12	Property	LMF	1	Capital Self Storage - Hanover
4.13	Property	LMF	1	Prime Storage - Glens Falls
4.14	Property	LMF	1	Affordable Storage - Wilton
4.15	Property	LMF	1	Prime Storage - Latham New Loudon Road
4.16	Property	LMF	1	Rotterdam Self Storage
4.17	Property	LMF	1	Affordable Storage - Saratoga
5	Loan	Barclays	13	ExchangeRight Net Leased Portfolio 38
5.01	Property	Barclays	1	Pick n Save - McFarland, WI
5.02	Property	Barclays	1	CVS Pharmacy - Brownsville, TX
5.03	Property	Barclays	1	Tractor Supply - Little Egg Harbor, NJ
5.04	Property	Barclays	1	Walgreens - La Crosse, WI
5.05	Property	Barclays	1	CVS Pharmacy - Hattiesburg, MS
5.06	Property	Barclays	1	Tractor Supply - Horn Lake, MS
5.07	Property	Barclays	1	Dollar General - Plum, PA
5.08	Property	Barclays	1	Dollar General - Midland, TX
5.09	Property	Barclays	1	Dollar General - Las Cruces, NM
5.10	Property	Barclays	1	Dollar General - La Marque, TX
5.11	Property	Barclays	1	Dollar General - Houston, TX
5.12	Property	Barclays	1	Dollar General - South Bend, IN
5.13	Property	Barclays	1	Dollar General - Hamilton, OH
6	Both	BANA	1	9th & Thomas
7	Both	SMC	1	Abele Business Park
8	Both	SMC	1	Airport Plaza
9	Both	BANA	1	Newpark Town Center
10	Both	BANA	1	711 Fifth Avenue
11	Both	SMC	1	Museo Vault Storage
12	Loan	SMC	3	Southeast Texas Multifamily Portfolio
12.01	Property	SMC	1	Innsbruck Apartments
12.02	Property	SMC	1	Horizon Apartments
12.03	Property	SMC	1	Timberline Forest Apartments
13	Loan	SGFC	27	ExchangeRight Net Leased Portfolio 32
13.01	Property	SGFC	1	Hobby Lobby - Onalaska, WI
13.02	Property	SGFC	1	BioLife Plasma Services L.P. - Phoenix, AZ
13.03	Property	SGFC	1	Hobby Lobby - Olathe, KS
13.04	Property	SGFC	1	CVS Pharmacy - Atlanta, GA
13.05	Property	SGFC	1	Walgreens - Midland, MI
13.06	Property	SGFC	1	Walgreens - Racine, WI
13.07	Property	SGFC	1	Tractor Supply - Oakdale, PA
13.08	Property	SGFC	1	Tractor Supply - Burleson, TX
13.09	Property	SGFC	1	CVS Pharmacy - Marietta, GA
13.10	Property	SGFC	1	Tractor Supply - Oak Ridge, NC
13.11	Property	SGFC	1	Walgreens - Delafield, WI
13.12	Property	SGFC	1	CVS Pharmacy - Channelview, TX
13.13	Property	SGFC	1	Fresenius Medical Care - Greensburg, PA
13.14	Property	SGFC	1	Tractor Supply - Beaver Falls, PA
13.15	Property	SGFC	1	Fresenius Medical Care - Goldsboro, NC
13.16	Property	SGFC	1	CVS Pharmacy - Eagan, MN
13.17	Property	SGFC	1	CVS Pharmacy - Vestavia Hills, AL
13.18	Property	SGFC	1	CVS Pharmacy - Yeadon, PA
13.19	Property	SGFC	1	CVS Pharmacy - South Lyon, MI
13.20	Property	SGFC	1	Advance Auto Parts - Ocoee, FL
13.21	Property	SGFC	1	Dollar General - Asheville, NC
13.22	Property	SGFC	1	Dollar General - Midland (Front), TX
13.23	Property	SGFC	1	Dollar General - Port Huron, MI
13.24	Property	SGFC	1	Dollar General - Goshen, IN
13.25	Property	SGFC	1	Dollar General - Midland (349 Hwy), TX
13.26	Property	SGFC	1	Dollar General - Jackson, MI
13.27	Property	SGFC	1	Dollar General - Mishawaka, IN

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HOTEL OPERATING STATISTICS
Mortgage Loan Number	Loan/Prop.	Mortgage Loan Seller(1)	# of Properties	Property Name	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2019 Occupancy (%)	2019 ADR ($)	2019 RevPAR ($)	2018 Occupancy (%)	2018 ADR ($)	2018 RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)
14	Both	Barclays	1	7 Powder Horn Drive
15	Both	BANA	1	3700 Geary Boulevard
16	Loan	SGFC	2	FedEx Portfolio
16.01	Property	SGFC	1	2498 Florence Harllee Boulevard
16.02	Property	SGFC	1	115 Industrial Park Road
17	Loan	Barclays	10	Goldman Chicago Multifamily Portfolio
17.01	Property	Barclays	1	6748 S. Crandon Ave.
17.02	Property	Barclays	1	7844 S. Ellis Ave.
17.03	Property	Barclays	1	7502 S. Eggleston Ave.
17.04	Property	Barclays	1	7549 S. Essex Ave.
17.05	Property	Barclays	1	7301 S. Stewart Ave.
17.06	Property	Barclays	1	8248 S. Eberhart Ave.
17.07	Property	Barclays	1	8100 S. Loomis Blvd.
17.08	Property	Barclays	1	7928 S. Morgan Street
17.09	Property	Barclays	1	1332 W. 82nd St.
17.10	Property	Barclays	1	1305 W. 82nd St.
18	Both	SMC	1	313 Powell Street
19	Both	SMC	1	BoxVault Storage
20	Both	LMF	1	Cedar Branch Apartments
21	Both	SGFC	1	Rio San Diego
22	Both	SGFC	1	CH Robinson Plano
23	Both	SMC	1	2260 University Drive
24	Both	LMF	1	Augusta Park
25	Loan	Barclays	7	Mochica Apartments Portfolio
25.01	Property	Barclays	1	322 Hudson Street
25.02	Property	Barclays	1	291 Buckingham Street
25.03	Property	Barclays	1	990 Wethersfield
25.04	Property	Barclays	1	26 Congress Street
25.05	Property	Barclays	1	162-164 Ward Street
25.06	Property	Barclays	1	286-288 Park Street
25.07	Property	Barclays	1	808-812 Maple Street
26	Loan	SMC	2	44 Mercer Street & 471 Broadway
26.01	Property	SMC	1	44 Mercer Street
26.02	Property	SMC	1	471 Broadway
27	Both	SMC	1	Value Store It Fort Lauderdale
28	Both	SGFC	1	Benton Road Storage Center
29	Both	SMC	1	Midgard Eastanollee
30	Both	Barclays	1	21 Airport Road
31	Both	LMF	1	1001 Apartments
32	Both	LMF	1	WoodSpring Suites San Angelo	89.0%	49.10	43.68	89.0%	49.10	43.68	84.4%	49.12	41.45	81.9%	47.40	38.83	80.2%	43.16	34.60
33	Both	LMF	1	Pleasantdale Self Storage
34	Both	SMC	1	McCarthy Ranch
35	Both	SGFC	1	Freedom Storage Las Vegas
36	Both	Barclays	1	228 Spaces
37	Both	LMF	1	Cypress Shops
38	Both	Barclays	1	Walgreens Newport News
39	Both	BANA	1	Springboro Plaza
40	Both	SMC	1	Summer Winds MHP
41	Both	Barclays	1	Walgreens Williamson
42	Both	SMC	1	Magnolia Village
43	Both	LMF	1	Secure Storage Highland
44	Both	SMC	1	Parkside Townhomes
45	Both	LMF	1	Airline Self Storage
46	Both	Barclays	1	Security Mini Storage
47	Both	SMC	1	Coronado Village MHP
48	Both	Barclays	1	A Quality Storage

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller; “BANA” denotes Bank of America, National Association as Mortgage Loan Seller; “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller; “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller; “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller.

With respect to Loan No. 44, Parkside Townhomes, the mortgage loan was originated by Bayview Commercial Mortgage Finance, LLC. The mortgage loan was sold to SMC prior to the closing date of the BBCMS 2020-C8 securitization transaction.

(2)	With respect to Loan No. 3, MGM Grand & Mandalay Bay, each of the related mortgaged properties consists of a resort and casino and, as of the trailing 12 months ending June 30, 2020 (i) with respect to the Mandalay Bay mortgaged property, approximately 33.8% of the revenues were from hotel rooms, approximately 29.8% of the revenues were from food and beverage sales, approximately 13.6% of the revenues were from gaming, and approximately 22.8% of the revenues were from other sources and (ii) with respect to the MGM Grand mortgaged property, approximately 26.2% of the revenues were from hotel rooms, approximately 27.4% of the revenues were from food and beverage sales, approximately 24.4% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources.

With respect to Loan No. 9, Newpark Town Center, the mortgaged property was comprised of 67,748 square feet of retail space and 38,039 square feet of office space with 16,424 square feet of vacant space as of September 15, 2020.

With respect to Loan No. 10, 711 Fifth Avenue, the mortgaged property is comprised of 285,396 square feet of office space, 50,939 square feet of retail space and 3,689 square feet of storage space.

With respect to Loan No. 15, 3700 Geary Boulevard, the mortgaged property is comprised of 19,250 square feet of retail space and 10,239 square feet of office space.

With respect to Loan No. 16, FedEx Portfolio, the mortgaged properties are comprised of two warehouse/distribution properties totaling 213,021 square feet, which includes 16,151 square feet of office space, collectively at the two properties.

With respect to Loan No. 18, 313 Powell Street, the mortgaged property is 100% leased to Powell Partners, LLC, which is a subsidiary of CORE Services, a non-profit partner of New York City’s Department of Homeless Services that provides services for the homeless. The lease to Powell Partners, LLC is structured as a NNN ground lease with an approximately 10-year term and two 10-year renewal options. The mortgaged property contains 52,431 square feet and has 100 units. The annual NNN rent is $1,200,000, subject to 3% annual increases until the final lease year, which is subject to a 6.4% annual increase. Additionally, a borrower-affiliate has entered into a 15-year master lease on similar terms as the Powell Partners, LLC lease, which master lease is guaranteed by the nonrecourse carve-out guarantors.

With respect to Loan No. 28, Benton Road Storage Center, the mortgaged property is comprised of 703 vehicle and self storage units and six retail suites that collectively comprise 14,239 square feet.

With respect to Loan No. 33, Pleasantdale Self Storage, the mortgaged property is comprised of 550 self storage and parking units and 6,546 square feet of retail space.

With respect to Loan No. 48, A Quality Storage, the mortgaged property is comprised of 27,950 square feet of storage space and 8,000 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their

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property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 11, Museo Vault Storage, historical occupancy is based on square footage rather than by units.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, One Manhattan West, the Appraised Value ($) assumes that outstanding tenant improvements and leasing commissions and free rent are deposited at loan origination. The borrower reserved approximately $154.9 million in outstanding free rent and development costs into a reserve account at loan origination.

With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, the Appraised Value ($) represents the “As Portfolio” value of $148.5 million for the mortgaged properties as a whole reflects an approximately 10.5% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium, as of August 26, 2020, August 27, 2020, and August 31, 2020 was approximately $134.4 million, which results in a Current LTV (%) of 66.2% and a Maturity/ARD LTV (%) of 57.6%.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the Appraised Value ($) of $4,600,000,000 represents the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay mortgaged properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay mortgaged properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased Sale Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay bay mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay mortgaged properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay mortgaged properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay borrowers to the mortgage lender.

With respect to Loan No. 4, PGH17 Self Storage Portfolio, the Appraised Value ($) represents the "As Portfolio" value of $135,550,000, which includes a portfolio premium for the mortgaged properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $118,970,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “as-is” individual appraised values are 78.2% and 71.8%, respectively.

With respect to Loan No. 9, Newpark Town Center, the Appraised Value ($) assumes all tenant improvements and leasing commissions have been paid and rent has commenced in connection with the second largest tenant, Kiln Park City, LLC (“Kiln”). The lender has reserved 100% of the tenant improvements and leasing commissions owed to Kiln ($1,205,878). Additionally, the lender has reserved $353,649 for rent on Kiln’s leased space between the loan origination date and Kiln’s contractual rent commencement date of June 1, 2021, and if Kiln (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance reaches $600,000. The “As-is” value as of August 30, 2020 is $38,100,000 which value when used results in Current LTV and Maturity Date LTV of 57.1% and 51.0%, respectively.

With respect to Loan No. 10, 711 Fifth Avenue, the Appraised Value ($) assumes that the whole loan borrower sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the mortgaged property.

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With respect to Loan No. 12, Southeast Texas Multifamily Portfolio, the Appraised Value ($) represents the “As Portfolio” value of $29.8 million for the mortgaged properties as a whole reflects an approximately 2.8% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium, as of July 6, 2020, July 14, 2020 and July 17, 2020 was $29.0 million, which results in a Current LTV (%) of 66.0% and a Maturity/ARD LTV (%) of 53.0%.

With respect to Loan No. 16, FedEx Portfolio, the Appraised Value ($) represents the “As Complete” value of $11,900,000 as of July 1, 2021 for the 115 Industrial Park Road property, which assumes that roof repairs, installation of HVLS fans and updates to the CO/NO2 system will be completed. The appraisal also provided an “as-is” appraised value of $11,400,000 as of August 19, 2020. At origination, the borrower reserved $536,052 for a roof system ($336,052) and to update the CO/NO2 system and installation of HVLS fans ($200,000).

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	The Original Balance ($) and Current Balance ($) represent only the mortgage loan included in the issuing entity. The U/W NOI DSCR (x), U/W NCF DSCR (x), Current LTV (%), Maturity/ARD LTV (%), Current U/W NOI Debt Yield (%), Current U/W NCF Debt Yield (%) and Current Balance per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1 as 1, 2, 3, 4, 6, 10, 13, and 34, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, control rights are currently exercised by the holder of the related subordinate companion loan until the occurrence and during the continuance of a control appraisal period for the related whole loan, as described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the prospectus.

With respect to Loan No. 12, Southeast Texas Multifamily Portfolio, at origination of the mortgage loan, the borrowers deposited $550,000 into an Economic Holdback reserve, to be released to the borrowers upon the net operating income debt yield at the mortgaged properties of at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in September 2021. Current LTV (%), Maturity/ARD LTV (%), Current U/W NOI Debt Yield (%) and Current U/W NCF Debt Yield (%) calculations are based on the mortgage loan Current Balance ($) of approximately $19,149,358. Assuming the gross mortgage loan Current Balance ($) of approximately $19,699,358, Current LTV (%), Maturity/ARD LTV (%) Current U/W NOI Debt Yield (%) and Current U/W NCF Debt Yield (%) calculations are 66.1%, 53.4%, 9.1% and 8.6%, respectively.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 1, One Manhattan West, the One Manhattan West whole loan accrues interest on an Actual/360 basis at a rate of (i) 2.34130% for the A Notes and B Notes, (ii) approximately 5.55000% for the senior mezzanine loan and (iii) approximately 6.15000% for the junior mezzanine loan. All excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the One Manhattan West mezzanine loan, and the mezzanine borrower will not be in default under the One Manhattan West mezzanine loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.

(10)

With respect to Loan No. 7, Abele Business Park, the borrower will not be required to pay the lender the late payment charge with respect to the first delinquent payment during the term of the mortgage loan.

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With respect to Loan No. 14, 7 Powder Horn Drive, a Grace Period (Late Payment) of five days is allowed. If any principal, interest or any other sums due under the 7 Powder Horn Drive loan documents is not paid by the borrower within five days following the date on which it is due, the borrower is required to pay to the lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by the lender in handling and processing such delinquent payment and to compensate the lender for the loss of the use of such delinquent payment.

With respect to Loan No. 17, Goldman Chicago Multifamily Portfolio, a Grace Period (Late Payment) of five days is allowed. If any principal, interest or any other sums due under the Goldman Chicago Multifamily Portfolio loan documents is not paid by the borrower within five days following the date on which it is due, the borrower is required to pay to the lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by the lender in handling and processing such delinquent payment and to compensate the lender for the loss of the use of such delinquent payment.

With respect to Loan No. 24, Augusta Park, a Grace Period (Late Payment) of five days is allowed.

With respect to Loan No. 46, Security Mini Storage, a Grace Period (Late Payment) of five days is allowed. If any principal, interest or any other sums due under the Security Mini Storage loan documents is not paid by the borrower within five days following the date on which it is due, the borrower is required to pay to the lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by the lender in handling and processing such delinquent payment and to compensate the lender for the loss of the use of such delinquent payment.

(11)	With respect to Loan No. 3, MGM Grand & Mandalay Bay, the MGM Grand & Mandalay Bay whole loan is structured with an anticipated repayment date of March 5, 2030 (the “ARD”) and a final maturity date of March 5, 2032. The monthly debt service payments are based on an initial interest rate of 3.55800% and are interest-only through the ARD. Commencing on the ARD and each payment date thereafter, the MGM Grand & Mandalay Bay whole loan will accrue interest at an interest rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (1) the ARD Treasury Note Rate (as defined in the loan documents) plus (2) 1.77% and (B) 3.55800%, through the final maturity date.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, defeasance of the SoCal & South Miami Medical Office Portfolio whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the SoCal & South Miami Medical Office Portfolio whole loan to be securitized or (ii) September 25, 2023. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in October 2020. The actual lockout period may be longer.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the borrower is permitted to prepay the MGM Grand & Mandalay Bay whole loan in whole or in part at any time provided that, amongst other things, if such prepayment occurs prior to September 5, 2029, borrower must pay the applicable yield maintenance premium (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a special release or default release). Defeasance of the MGM Grand & Mandalay Bay whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the mortgage loan to be securitized or (ii) February 14, 2023. The assumed defeasance lockout period of 31 payments is based on the closing date of this transaction in October 2020. The actual lockout period may be longer.

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With respect to Loan No. 4, PGH17 Self Storage Portfolio, the borrowers are permitted to obtain the release of an individual mortgaged property after the expiration of the lockout period, provided, among other conditions: (i) the borrowers make a defeasance payment in an amount equal to at least 115% of the allocated loan amount with respect to the individual mortgaged property to be released; (ii) the debt service coverage immediately following the release is not less than the greater of (a) 1.27x or (b) the debt service coverage ratio for all the mortgaged properties immediately preceding the release; (iii) following such release, the loan-to-value ratio of all remaining mortgaged properties is not greater than the lesser of (a) 68.6% or (b) the loan-to-value ratio for all of the mortgaged properties prior to the release; and (iv) the customary REMIC release requirements are satisfied.

With respect to Loan No. 10, 711 Fifth Avenue, defeasance of the 711 Fifth Avenue whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 711 Fifth Avenue whole loan to be securitized or (ii) three years from closing. The assumed defeasance lockout period of 31 payments is based on the closing date of this transaction in October 2020. The actual lockout period may be longer.

With respect to Loan No. 10, 711 Fifth Avenue, provided no event of default is continuing, the borrower has the right at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, and solely in connection with, at the borrower’s option, the achievement of a DY Cure Event (as defined below), to defease a portion of the mortgage loan in the amount necessary to cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion without a corresponding release of any collateral from the liens of the mortgage loan documents, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first payment date in the prepayment period, including a REMIC opinion and a rating agency confirmation. A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the lockout period, debt yield test may be achieved, at the borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the debt yield or (ii) the debt yield test may be achieved, at the borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered at no time exceed 10% of the principal indebtedness).

With respect to Loan No. 12, Southeast Texas Multifamily Portfolio, upon the expiration of the lockout period, the lender will permit the individual release of the Timberline Forest Apartments mortgaged property and the Horizon Apartments mortgaged property (each, a “Release Property”) as collateral for the Southeast Texas Multifamily Portfolio mortgage loan (a “Release”), provided that the following conditions, among others, are satisfied: (a) no event of default or other sweep event (as defined in the Southeast Texas Multifamily Portfolio mortgage loan documents) then exists; (b) the borrowers partially defease the Southeast Texas Multifamily Portfolio mortgage loan in amount equal to the greatest of (i) 130% of the allocated loan amount for such Release Property, (ii) an amount that would result in a DSCR no less than 1.50x for the Southeast Texas Multifamily Portfolio mortgaged properties remaining after giving effect to the Release, (iii) an amount that would result in an LTV ratio no greater than 65.0% for the Southeast Texas Multifamily Portfolio mortgaged properties remaining after giving effect to the Release, and (iv) an amount that would result in a debt yield no less than 9.5% for the Southeast Texas Multifamily Portfolio mortgaged properties remaining after giving effect to the Release. Additionally, the borrowers are required to pay any amount necessary to ensure such that the Release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such Release, as evidenced by an opinion of counsel.

With respect to Loan. 17, Goldman Chicago Multifamily Portfolio, provided that no event of default is continuing under the related mortgage loan documents, at any time after the earlier of (a) July 28, 2023 or (b) two years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust, the borrower may deliver defeasance collateral and obtain the release of an individual mortgaged property (the “Goldman Chicago Release Property”), upon the satisfaction of certain conditions set forth in the mortgage loan documents, including, but not limited to: (i) the borrower provides at least 30 days’ but no more than 90 days’ notice to the lender; (ii) the amount of the outstanding principal balance of the mortgage loan to be defeased must equal or exceed the Release Price (as defined below) for the Goldman Chicago Release Property; (iii) the borrower must defease the portion of the mortgage loan equal to the Release Price of the Goldman Chicago Release Property; (iv) the DSCR for the mortgaged properties then remaining must be greater than the greater of (a) 2.15x net operating income debt service coverage ratio, and (b) the DSCR for all of the then remaining mortgaged properties (including the Goldman Chicago Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Chicago Release Property; (v) the Debt Yield for the mortgaged properties then remaining must be greater than the

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greater of (a) 11.0% net cash flow debt yield, and (b) the Debt Yield for all of the then remaining mortgaged properties (including the Goldman Chicago Release Property) for the 12 full calendar months immediately preceding the release of the Goldman Chicago Release Property; and (vi) either (a) the lender determines that the aggregate fair market value of the mortgaged properties is at least 80% of the amount of the debt, or (b) the borrower delivers a REMIC opinion. “Release Price” means, with respect to any Goldman Chicago Release Property, an amount equal to: (i) the greater of (a) 115% of the allocated loan amount of such Goldman Chicago Release Property with respect to which, after giving effect to the release of such Goldman Chicago Release Property, the aggregate allocated loan amounts of all individual mortgaged properties which have been released on or prior to the date of the release of such Goldman Chicago Release Property is less than 30% of the original principal balance of the mortgage loan, and (b) the net sales proceeds applicable to such Goldman Chicago Release Property; or (ii) the greater of (a) 125% of the allocated loan amount of such Release Property with respect to which, after giving effect to the release of such Goldman Chicago Release Property, the aggregate allocated loan amounts of all individual mortgaged properties which have been released on or prior to the date of the release of such Goldman Chicago Release Property is equal to or greater than 30% of the original principal balance of the mortgage loan, and (b) the net sales proceeds applicable to such Goldman Chicago Release Property.

With respect to Loan No. 34, McCarthy Ranch, defeasance of the McCarthy Ranch whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the McCarthy Ranch whole loan to be securitized or (ii) January 24, 2023. The assumed defeasance lockout period of 32 payments is based on the closing date of this transaction in October 2020. The actual lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, One Manhattan West, the One Manhattan West whole loan includes five pari passu subordinate B-Notes (B-1, B-2, B-3, B-4 and B-5), two mezzanine loans which have a combined Cut-off Date Balance of $650,000,000 and are not included in the BBCMS 2020-C8 securitization trust. All loan level metrics are based on the One Manhattan West whole loan balance excluding the B-Notes and mezzanine loan.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the MGM Grand & Mandalay Bay whole loan includes 20 pari passu subordinate B-Notes (B-1-A, B-1-B, B-2-A, B-2-B, B-3-A, B-3-B, B-4-A, B-4-B, B-5-A, B-5-B, B-6-A, B-6-B, B-7-A, B-7-B, B-8-A, B-8-B, B-9-A, B-10-A, B-11-A, B-12-A) and 4 pari passu subordinate C-Notes (C-1, C-2, C-3, C-4) which have a combined Cut-off Date Balance of $1,365,800,000 and are not included in the BBCMS 2020-C8 securitization trust. All loan level metrics are based on the MGM Grand & Mandalay Bay whole loan balance excluding the B-Notes and C-Notes. Future mezzanine debt is permitted provided that, among other conditions (i) no event of default is continuing, (ii) the principal amount of the mezzanine loan shall in no event be greater than an amount equal to the amount which shall yield (x) an aggregate LTV ratio of 67% and (y) a DSCR equal to 4.81x and (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 4, PGH17 Self Storage Portfolio, future mezzanine debt is permitted provided, among other conditions: (i) no event of default has occurred and is continuing; (ii) the borrowers pay a release price of 115% of the allocated loan amount; (iii) the combined loan-to-value ratio is no greater than 68.6%; (iv) the combined debt service coverage ratio is no less than 1.27x; (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender; and (vi) the borrowers obtain rating agency confirmation.

With respect to Loan No. 8, Airport Plaza, the borrower is permitted to incur future mezzanine debt provided that, among other conditions (i) the combined loan-to-value ratio is no greater than 75.0%, (ii) the combined debt yield is equal to or greater than 9.00%, (iii) the actual debt yield (based on the Airport Plaza mortgage loan amount) is equal to or greater than 11.75%, (iv) the combined debt service coverage ratio is equal to or greater than 1.25x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 9, Newpark Town Center, the related borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under the Coronavirus Aid, Relief, and Economic Security Act. The mortgage loan agreement has a non-recourse liability carveout with respect to the borrower’s failure to repay, if required, or any breach of the conditions to borrowing under such loan.

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With respect to Loan No. 10, 711 Fifth Avenue, future mezzanine debt and preferred equity are permitted provided that, among other conditions (i) the principal balance will not exceed the lesser of (A) $35,000,000 and (B) an amount that, when added to the outstanding principal balance of the loan, will result in (x) a combined LTV less than 54.5%, (y) a combined DSCR greater than 2.80x and (z) a combined Debt Yield greater than 8.98%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.
With respect to Loan No. 14, 7 Powder Horn Drive, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 70.0%, (iii) the combined debt service coverage ratio is equal to or greater than 2.53x, (iv) the combined debt yield is equal to or greater than 13.14%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) the borrower obtains rating agency confirmation.

With respect to Loan No. 26, 44 Mercer Street & 471 Broadway, the borrowers are permitted to incur future mezzanine debt provided that, among other conditions (i) the combined loan-to-value ratio is no greater than 60.0%, (ii) the combined debt yield is equal to or greater than 7.3%, (iii) the combined debt service coverage ratio is equal to or greater than 1.75x, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (v) the borrowers obtain rating agency confirmation.

With respect to Loan No. 47, Coronado Village MHP, the borrower is permitted to incur future mezzanine debt that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 57.3%, (iii) the combined debt yield is equal to or greater than 10.2%, (iv) the combined debt service coverage ratio is equal to or greater than 1.71x, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the borrower obtains rating agency confirmation.

(14)	The U/W NOI DSCR (x) and U/W NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Note Date during the term of the mortgage loan.

(15)	With respect to Loan No. 21, Rio San Diego, the UW Revenues assume that the Second Largest Tenant, Department of Veteran Affairs, takes occupancy of its expansion space on August 1, 2021.

With respect to Loan No. 21, Rio San Diego, 2,061 square feet of the mortgaged property are dark, but the tenant, The Adecco Group, is currently paying rent. The space leased by The Adecco Group was underwritten as occupied despite The Adecco Group not being in occupancy. The Adecco Group lease expires on August 31, 2022.

(16)	In certain cases, U/W Capital Items ($) is inclusive of certain credits for upfront reserves taken at closing.

(17)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, One Manhattan West, historical financials are not available because the mortgaged property was constructed in 2019.

With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, the borrower sponsors acquired the mortgaged properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park mortgaged property did not make 2017 financials available. Due to the timing of the acquisition of a portion of the El Camino Real mortgaged property, full year 2017 financials are available for only a portion of the mortgaged property. As such, 2017 financial information includes operations from Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center mortgaged properties and a portion of the El Camino Real mortgage property. The borrower sponsors acquired four of the buildings that comprise the El Camino Real mortgaged property in May 2018, and thus, 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real mortgaged property, which 2018 financials represents the trailing 12 months ending in June 2019. Additionally, 2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park mortgaged property, which 2019 financials represent the trailing 12 months ending in February 2020, due to a change in the prior ownership’s accounting system.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the increase by 10% or more from Most Recent NOI (if past 2019) ($) to U/W Net Operating Income ($) is a result of the temporary closure of the MGM Grand & Mandalay Bay mortgaged properties due to the COVID-19 pandemic. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay mortgaged properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM

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Grand & Mandalay Bay mortgaged properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay mortgaged properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things.

With respect to Loan No. 5, ExchangeRight Net Leased Portfolio 38, historical financials are not available because some properties were built in 2020/acquisition financing/recent construction.

With respect to Loan No. 8, Airport Plaza, the mortgaged property previously served as collateral to a mortgage loan in MSC 2007-HQ12, which mortgage loan defaulted in 2012. The borrower acquired the mortgaged property in an REO sale in October 2017, at which time the mortgaged property was approximately 29.3% occupied; therefore full year financials are not available for 2017.

With respect to Loan No. 13, ExchangeRight Net Leased Portfolio 32, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 17, Goldman Chicago Multifamily Portfolio, historical financials may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 18, 313 Powell Street, historical financials are unavailable because the mortgaged property was recently renovated and the sole tenant’s NNN lease commenced in June 2020.

With respect to Loan No. 22, CH Robinson Plano, the mortgaged property was recently acquired in May 2020 and the borrower sponsor provided limited operating history for the property.

With respect to Loan No. 23, 2260 University Drive, historical financials are unavailable due to the NNN nature of the single-tenant lease.

With respect to Loan No. 26, 44 Mercer Street & 471 Broadway, historical financials are unavailable due to (i) the sole tenant at the 44 Mercer Street mortgaged property did not take occupancy until September 2018 and (ii) the sole tenant at the 471 Broadway mortgaged property did not take occupancy until August 2019.

With respect to Loan No. 30, 21 Airport Road, historical financials are not available because the mortgaged property was constructed in 2020.

With respect to Loan No. 37, Cypress Shops, historical financials are unavailable as the Cypress Shops mortgaged property was built in 2019 and fully completed in 2020.

With respect to Loan No. 38, Walgreens Newport News, historical financials may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 41, Walgreens Williamson, historical financials may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 46, Security Mini Storage, the 2019 financials represent the trailing eight months, ending in December 2019, annualized as a result of acquisition financing and/or recent construction.

With respect to Loan No. 47, Coronado Village MHP, the mortgage loan represents acquisition financing and 2017 financials were not provided by the seller.

(18)	With respect to Loan No. 1, One Manhattan West, the mortgaged property is comprised of a fee interest and leasehold interest. The fee and leasehold interests are collateral for the whole loan. The borrower owns the fee and leasehold interests in the mortgaged property. The borrower is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, the borrowers’ leasehold interest in the Tri-City Medical Park mortgaged property is pursuant to a 75-year ground lease with Allen Dull, a natural person, which expires in February 2059. The annual ground rent is currently approximately $30,450, and the ground lease provides for no further rent increases.

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With respect to Loan No. 8, Airport Plaza, the mortgaged property is subject to a ground lease with the City of Long Beach. The original lease term is scheduled to expire on July 7, 2031 with an extension option through December 31, 2050. The current annual ground rent payment is approximately $186,029 with consumer price index adjustments every five years. The most recent adjustment was in January 2017 and the next adjustment will be in January 2022.

With respect to Loan No. 30, 21 Airport Road, the mortgaged property is comprised of a fee interest and leasehold interest. The fee and leasehold interests are collateral for the whole loan. The borrower owns the fee and leasehold interests in the property. The borrower is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

(19)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 16, FedEx Portfolio, at origination the borrower reserved $536,052 for a roof system ($336,052), and to update the CO/NO2 system and installation of HVLS fans ($200,000).

With respect to Loan No. 21, Rio San Diego, at origination the borrower reserved (i) $837,520 into the VA Lease Tenant Improvements Reserve and (ii) $358,112 into the VA Lease Rent Reserve for the Department of Veteran Affairs expansion space. Department of Veteran Affairs is the Second Largest Tenant at the Rio San Diego mortgaged property and is expected to commence paying rent for its expansion space on August 1, 2021.

With respect to Loan No. 21, Rio San Diego, at origination the borrower reserved $25,382.27 into a free rent reserve for Civic San Diego, the Fourth Largest Tenant at the mortgaged property, representing a rent abatement for July 2021 and July 2022. The lender will disburse $12,503.58 to the borrower on July 1, 2021 and $12,878.69 to the borrower on July 1, 2022.

With respect to Loan No. 22, CH Robinson Plano, at origination the borrower reserved $410,414.98 into the free rent reserve to be held by the lender to cover free rent, gap rent or rent abatement. Provided that no event of default has occurred and is continuing, the lender will disburse amounts on deposit in the free rent reserve (i) provided no cash sweep period is in effect, to the borrower or (ii) during the continuance of a cash sweep period, to the clearing account, each on a monthly basis in accordance mortgage loan documents.

With respect to Loan No. 24, Augusta Park, at origination the borrower reserved $71,119.25 into a free rent reserve, of which $66,125.15 is for Henderson Executive, the Largest Tenant at the mortgaged property, representing a rent abatement for half of base rent for the eight-month period of September 2020 through April 2021. The lender will issue a monthly disbursement of $9,446.45 to the borrower starting on October 6, 2020 through April 6, 2021.

(20)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, One Manhattan West, the borrower is required to make monthly payments of an amount equal to $0.20 per rentable square feet for approved capital expenditures and $1.00 per rentable square feet for approved leasing costs, provided that the borrower will not be required to escrow such amounts if (i) no event of default has occurred and is continuing, (ii) lender has not received written notice from Mezzanine A lender that Mezzanine A event of default exists, (iii) lender has not received written notice from Mezzanine B lender that Mezzanine B event of default exists and (iv) the Debt Yield (tested quarterly) does not fall below 5.00% during the first through fifth years of the term of the loan and does not fall below 6.00% during the sixth and seventh years of the term of the loan.

With respect to Loan No. 5, ExchangeRight Net Leased Portfolio 38, the borrower is required to make monthly payments of an amount equal to (i) the sum of $11,204.84 on each payment date and (ii) any sum or termination fee payable to borrower in connection with any tenant’s election to exercise any early termination option contained in its respective lease of space at the mortgaged property or in connection with any other termination, amendment or modification of any lease, reduction of rents, shortening of the term or surrender of space, provided that the borrower will not be required to escrow such amounts if no event of default has occurred and is continuing.

With respect to Loan No. 10, 711 Fifth Avenue, during a Tenant Rollover Sweep (as defined in the Prospectus), all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000)

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is required to be reserved in a Tenant Rollover Reserve, provided that to avoid such sweep, the borrower may deposit with the lender the greater of (i) $7,500,000 and (ii) all excess cash flow estimated by the lender that would have been deposited in such reserve account for the three-month period following the deposit of such funds. Additionally, during a Downgraded Tenant Sweep (as defined in the Prospectus) and so long as no deposits are required to be deposited into the Tenant Rollover Reserve (described above), all excess cash is required to be reserved in a Tenant Downgrade Reserve.

With respect to Loan No. 13, ExchangeRight Net Leased Portfolio 32, solely as it relates to the Fresenius Medical Care - Greensburg, PA mortgaged property, until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance subaccount on account of real estate taxes for the Fresenius Medical Care - Greensburg, PA mortgaged property will be one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months for the entirety of the Shared Tax Parcel (as defined below). Following the occurrence of a Reparcelization Event, the lender will return to the borrower that portion of funds in the tax and insurance subaccount solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius Medical Care - Greensburg, PA mortgaged property was previously a part of. Notwithstanding the foregoing, to the extent the tenant at the Fresenius Medical Care - Greensburg, PA mortgaged property satisfies the requirements of a direct pay tenant, deposits into the tax and insurance subaccount on account of real estate taxes for the Fresenius Medical Care - Greensburg, PA mortgaged property will be suspended. A “Reparcelization Event” means the separation of the Fresenius Medical Care - Greensburg, PA mortgaged property from any non-collateral property such that the Fresenius Medical Care - Greensburg, PA mortgaged property constitutes a separate tax lot and any and all taxes attributable to the shared tax parcel (the "Shared Tax Parcel") have been paid in full, as determined upon receipt by the lender of evidence that each of the foregoing has been satisfied.

With respect to Loan No. 16, FedEx Portfolio, the mortgage loan is structured with a lease sweep period which will commence on the first payment date following (i) the date that is 12 months prior to the end of the term of either of the FedEx Ground Package System, Inc. lease (the “Major Lease”) (including any renewal terms), (ii) the latest date required under the Major Lease by which any tenant under either Major Lease, or under one or more leases that cover in aggregate 70,000 or more rentable square feet at any mortgaged properties (the “Major Tenant”) is required to give notice of its exercise or a renewal option (and the renewal option has not been exercised), (iii) any Major Lease (or any material portion) is surrendered, cancelled or terminated prior to its current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e. “goes dark”) or give notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant, (vi) the occurrence of a bankruptcy action of the Major Tenant or (vii) the credit rating of Federal Express being downgraded below BBB by S&P or below its functional equivalent by any other rating agency.

With respect to Loan No. 20, Cedar Branch Apartments, a Monthly CapEx Reserve ($) of $4,937.50 is required starting on April 6, 2021.

With respect to Loan No. 21, Rio San Diego, the mortgage loan is structured with an upfront free rent reserve in the amount of $358,112 for Department of Veteran Affairs, the Second Largest Tenant at the mortgaged property. Commencing on November 1, 2020 the lender will disburse $35,811.20 to the borrower on the first day of each calendar month thereafter until the funds on deposit in the VA Lease Rent Reserve subaccount have been fully disbursed to the borrower.

With respect to Loan No. 22, CH Robinson Plano, monthly rollover reserve deposits equal to approximately $7,209.40 per month ($2.20 per square foot) will commence on the payment date occurring on November 1, 2021, and will continue to be due each payment date thereafter, subject to a cap of $346,051.20.

With respect to Loan No. 22, CH Robinson Plano, deposits to the capital reserve subaccount will be waived so long as (i) no event of default has occurred and is continuing and (ii) CH Robinson Company is responsible for all capital expenditures at the mortgaged property, including roof and structural repairs pursuant to the CH Robinson Company lease.

With respect to Loan No. 22, CH Robinson Plano, monthly escrows for real estate taxes and insurance premiums are waived so long as (i) no event of default has occurred and is continuing, (ii) CH Robinson Company is obligated under the CH Robinson Company lease to pay directly, or to reimburse the borrower for, all real estate taxes and insurance premiums required pursuant to the CH Robinson Company lease, (iii) CH Robinson Company actually pays such amounts and (iv) the borrower provides evidence of such payments reasonably acceptable to the lender.

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With respect to Loan No. 28, Benton Road Storage, the borrower is required to make monthly payments into the replacement reserves accounts equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate square footage of rentable space at the mortgaged property (initially equal to approximately $2,340) per month.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 22, CH Robinson Plano, the monthly rollover reserve deposits are equal to $2.20 per square foot and commence on the payment date occurring on November 1, 2021. The aggregate amount in the rollover reserve subaccount, excluding any lease termination payments will not exceed $346,051.20 on any payment date (after giving effect to the deposit required on such payment date) and accordingly, to the extent the deposit otherwise required on any payment date would cause the aggregate amount of funds in the rollover reserve subaccount to exceed the rollover reserve cap, such deposit will be decreased by the amount equal to such excess.

With respect to Loan No. 24, Augusta Park, the Monthly TI/LC Reserve of $4,123.76 is capped at $300,000 (which is in addition to the Upfront TI/LC Reserve of $500,000).

With respect to Loan No. 30, 21 Airport Road, in addition to any required monthly tax deposit and monthly insurance premium deposit that have accrued and not been released, borrower shall maintain an initial additional balance in the tax and insurance escrow fund equal to $91,840, which amount shall be reduced each year by 5% after the applicable PILOT payments have been made.

With respect to Loan No. 48, A Quality Storage, the replacement reserve account is subject to a cap of an amount equal to $50,000, and the rollover reserve is subject to a cap of an amount equal to $40,000.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 21, Rio San Diego, the Second Largest Tenant, Department of Veteran Affairs, has two separate lease expiration dates for its combined 17,548 square feet of space: (i) the lease for 5,996 square feet is scheduled to expire on July 31, 2021 and (ii) the lease for 11,552 square feet is scheduled to expire on July 31, 2031.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(24)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, One Manhattan West, the Third Largest Tenant, National Hockey League, has the one-time right to terminate its lease effective on the June 1, 2036 upon at least 30 months’ prior notice of tenant’s election to exercise the termination option and an early termination fee equal to (x) the unamortized value, as of the early termination date, of the lease transaction costs, amortized on a straight-line basis over the period commencing on June 1, 2021 and to and including the last day of the initial term, assuming an interest factor of 6.5% per annum, compounded monthly in advance, applied to the unamortized portion of such costs, plus (y) the unamortized value of $1,472,438.06, amortized on a straight-line basis over the period commencing on June 1, 2021 to and including the last day of the initial term.

With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, the Second Largest Tenant at the El Camino Real mortgaged property, Rady’s Children’s Hospital, has a termination option exercisable in July 2024 and January 2026, in each case, with 150 days’ notice and payment of unamortized leasing costs.

With respect to Loan No. 9, Newpark Town Center, the Fourth Largest Tenant, ColdWell Banker, has the right to terminate its lease upon 180 days’ prior written notice and payment of a termination fee equal to $97,864 (the unamortized portion of the tenant improvement allowance) plus $49,013.54 (equal to four monthly installments of base rent).

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With respect to Loan No. 13, ExchangeRight Net Leased Portfolio 32, the sole tenant at (i) the Walgreens - Midland, MI mortgaged property has the right to terminate its lease effective as of July 31, 2030 upon six months’ prior written notice to the lender; (ii) the Walgreens - Racine, WI mortgaged property has the right terminate its lease effective as of November 30, 2029 upon six months’ prior written notice to the lender; (iii) the Walgreens - Delafield, WI mortgaged property has the right to terminate its lease effective as of September 30, 2029 upon six months’ prior written notice to the lender; and (iv) the BioLife Plasma Services L.P. - Phoenix, AZ mortgaged property has an active right to terminate its lease effective as of 30 days’ prior written notice and payment of the net present value of the total rent obligation for the remainder of the lease.

With respect to Loan No. 14, 7 Powder Horn Drive, Celgene Corporation, the sole tenant at the mortgaged property, may terminate its lease as of October 31, 2024 upon (i) at least 12 months’ notice to the landlord and (ii) the payment of $668,822 to the landlord, no later than August 31, 2024.

With respect to Loan No. 22, CH Robinson Plano, the sole tenant at the mortgaged property has an ongoing right to terminate its lease beginning in March 2027 with 12 months’ prior written notice to the landlord, which notice will include the effective termination date, and payment of an early termination fee equal to the unamortized costs of free rent, tenant improvement allowance and commissions calculated at a 7% interest rate. The early termination fee will be paid 50% at the time of tenant’s notice of termination and 50% upon the effective date of such termination. Additionally, the sole tenant will have the right to contract leased space beginning in March 2027 with 12 months’ prior written notice, which notice will include the effective termination date and payment of a contraction fee equal to the unamortized costs of free rent, tenant improvement allowance and commissions calculated at a 7% interest rate. The contraction fee will be paid 50% with tenant’s notice of contraction and 50% upon the effective date of such contraction (the “Contraction Right”). If the tenant exercises its Contraction Right for less than one full floor, then the relinquished space must contain at least 10,000 square feet of rentable area and be in a location approved by the landlord, such that in the landlord’s judgment the relinquished space is re-leasable to another tenant.

With respect to Loan No. 24, Augusta Park, the Third Largest Tenant, State of Nevada, Dept. of Administration, has the right to terminate its lease if for any legitimate reason, action, or mandate on the part of the Executive Branch of the State of Nevada, the Nevada State Legislature and/or the Federal Government limits, restricts, or impairs the tenant’s funding or ability to satisfy its rental payment obligation.

With respect to Loan No. 37, Cypress Shops, the Third Largest Tenant, Mex Pozole, has an one-time right to terminate its lease as of August 1, 2025, by giving notice no later than February 1, 2025 and paying an early termination fee equal to three months of base rent and triple-net charges at the rate payable as of February 1, 2025.

With respect to Loan No. 37, Cypress Shops, the Fourth Largest Tenant, TitleMax, has the right to terminate its lease by giving 180 days’ prior written notice and paying a termination fee equal to $64,620, if after October 31, 2021, any laws, rules, legislative acts, ordinances, or any other governmental restrictions are enacted or become effective and have a negative impact on the performance or profitability of the tenant.

(25)	With respect to Loan No. 2, SoCal & South Miami Medical Office Portfolio, the Third Largest Tenant at the Activity Medical Center mortgaged property and the Second Largest Tenant at the Tri-City Medical Park mortgaged property, ShareMD Suites, is an affiliate of the borrower sponsor and nonrecourse carve-out guarantor.

With respect to Loan No. 8, Airport Plaza, the borrower for the mortgage loan is an affiliate of SMC, the mortgage loan seller of such mortgage loan, and is an affiliate of LNR Partners, LLC, which was the special servicer of the prior CMBS loan secured by the Airport Plaza mortgaged property and is the special servicer of the BBCMS 2020-C8 transaction (except with respect to the Airport Plaza mortgage loan).

With respect to Loan No. 23, 2260 University Drive, the sole tenant, Golden State Medicare Health Plan, Inc., is an affiliate of the borrower sponsor and nonrecourse carve-out guarantor.

(26)	Each number identifies a group of related borrowers.

(27)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Definitions” for further details.

With respect to Loan No. 16, FedEx Portfolio, as of the origination date the borrower had not opened a lockbox account. Pursuant to FedEx Portfolio mortgage loan documents, the borrower is required to establish a lockbox account within 30 days following the origination date; provided, however, that such period may be extended up to

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an additional 10 days following the initial 30-day period. Failure to establish the clearing account will result in an event of default at the lender’s election.

With respect to Loan No. 22, CH Robinson Plano, as of the origination date the borrowers have not opened a lockbox account. Pursuant to the CH Robinson Plano mortgage loan documents, the borrowers are required to establish a clearing account within 10 days following the origination date; provided, however, that such period may be extended up to 30 days following the origination date if the related borrower is diligently seeking to establish a clearing account but is unable to do so within such initial 10-day period. Once established, the mortgage loan is structured with a hard lockbox. Failure to establish the clearing account will result in an event of default at the lender’s election.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Office	CBD	2	$96,000,000	13.7%	3.83x	9.9%	49.5%	49.5%
	Medical	9	72,641,492	10.4	1.44x	8.8%	60.0%	52.5%
	Suburban	5	60,650,000	8.7	2.00x	11.1%	61.1%	51.2%
	Flex	1	25,800,000	3.7	1.75x	11.3%	62.2%	53.8%
	Subtotal:	17	$255,091,492	36.4%	2.50x	10.0%	56.5%	51.2%
Self Storage		28	$110,328,653	15.8%	1.82x	9.4%	62.2%	56.6%
Retail	Freestanding	39	$53,763,508	7.7%	2.28x	9.3%	62.9%	61.9%
	Anchored	2	8,725,000	1.2	2.02x	9.7%	64.7%	60.3%
	Single Tenant	2	7,500,000	1.1	1.73x	7.3%	60.0%	60.0%
	Unanchored	2	7,489,659	1.1	2.06x	12.7%	54.4%	45.9%
	Subtotal:	45	$77,478,166	11.1%	2.17x	9.5%	62.0%	60.0%
Hotel	Full Service	2	$69,500,000	9.9%	4.95x	17.9%	35.5%	35.5%
	Extended Stay	1	5,550,000	0.8	2.62x	18.1%	58.4%	47.8%
	Subtotal:	3	$75,050,000	10.7%	4.78x	17.9%	37.2%	36.4%
Multifamily	Garden	7	$43,965,348	6.3%	1.51x	9.6%	64.9%	54.1%
	Low Rise	17	23,050,000	3.3	1.96x	10.9%	69.1%	57.1%
	Subtotal:	24	$67,015,348	9.6%	1.66x	10.0%	66.3%	55.1%
Mixed Use	Office/Retail	2	$41,750,000	6.0%	2.53x	10.8%	54.5%	51.5%
	Retail/Medical Office	1	16,250,000	2.3	2.25x	8.6%	56.8%	56.8%
	Subtotal:	3	$58,000,000	8.3%	2.45x	10.2%	55.1%	53.0%
Industrial	Flex	1	$16,531,000	2.4%	4.05x	14.4%	58.6%	58.6%
	Warehouse/Distribution	2	15,500,000	2.2	3.01x	10.2%	64.0%	64.0%
	Flex/Manufacturing	1	6,050,000	0.9	2.54x	10.8%	53.5%	53.5%
	Subtotal:	4	$38,081,000	5.4%	3.39x	12.1%	60.0%	60.0%
Leased Fee		1	$13,500,000	1.9%	1.44x	8.6%	62.2%	50.1%
Manufactured Housing		2	$5,700,000	0.8%	1.72x	10.0%	57.9%	46.8%
Total / Weighted Average:		127	$700,244,660	100.0%	2.54x	10.8%	57.1%	52.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity/ARD Date LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus.

(5)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

 A-2-1

Annex A-2

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	14	$130,082,161	18.6%	3.35x	9.9%	52.3%	50.2%
California	11	111,595,403	15.9%	1.89x	10.1%	58.6%	51.5%
Nevada	4	83,030,000	11.9%	4.43x	16.7%	39.8%	38.1%
Florida	6	69,164,710	9.9%	1.77x	9.4%	58.9%	53.6%
Texas	17	66,262,964	9.5%	1.75x	10.3%	63.5%	54.9%
Pennsylvania	15	54,802,737	7.8%	1.58x	9.7%	65.1%	58.6%
Washington	1	26,000,000	3.7%	2.13x	7.8%	60.2%	60.2%
Utah	1	21,750,000	3.1%	2.19x	12.0%	54.5%	48.7%
New Jersey	2	20,576,000	2.9%	3.70x	13.4%	59.3%	59.3%
Georgia	5	15,531,190	2.2%	1.74x	9.3%	63.6%	53.5%
Illinois	10	14,850,000	2.1%	2.07x	11.4%	73.0%	59.4%
Wisconsin	5	11,337,138	1.6%	2.35x	9.4%	62.0%	62.0%
Maine	2	10,305,462	1.5%	2.56x	9.7%	65.2%	63.8%
Connecticut	7	8,200,000	1.2%	1.77x	10.0%	61.9%	52.9%
South Carolina	1	7,884,000	1.1%	3.01x	10.2%	64.0%	64.0%
Louisiana	1	7,000,000	1.0%	3.83x	12.2%	59.4%	59.4%
New Mexico	3	6,816,000	1.0%	1.81x	10.0%	58.5%	49.3%
Virginia	2	6,296,542	0.9%	1.92x	9.2%	61.8%	57.3%
Nebraska	1	5,550,000	0.8%	1.49x	9.5%	67.7%	59.0%
Ohio	2	4,785,000	0.7%	1.99x	11.0%	68.5%	60.4%
Mississippi	2	4,715,000	0.7%	2.28x	9.5%	62.0%	62.0%
Iowa	1	4,500,000	0.6%	1.83x	10.7%	62.5%	49.2%
Michigan	4	2,086,809	0.3%	2.53x	9.2%	62.0%	62.0%
North Carolina	3	1,786,980	0.3%	2.53x	9.2%	62.0%	62.0%
Indiana	3	1,627,682	0.2%	2.37x	9.4%	62.0%	62.0%
Arizona	1	1,376,214	0.2%	2.53x	9.2%	62.0%	62.0%
Kansas	1	1,325,244	0.2%	2.53x	9.2%	62.0%	62.0%
Minnesota	1	506,711	0.1%	2.53x	9.2%	62.0%	62.0%
Alabama	1	500,714	0.1%	2.53x	9.2%	62.0%	62.0%
Total / Weighted Average:	127	$700,244,660	100.0%	2.54x	10.8%	57.1%	52.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus.

(5)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

 A-2-2

Annex A-2

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$1,800,000	-	$4,999,999	14	$45,895,890	6.6%	3.87737%	119	1.84x	10.5%	60.6%	50.9%
$5,000,000	-	$9,999,999	13	91,690,412	13.1%	3.97166%	116	1.94x	10.2%	61.8%	54.5%
$10,000,000	-	$19,999,999	10	151,000,358	21.6%	3.70153%	115	2.42x	10.4%	62.0%	57.4%
$20,000,000	-	$29,999,999	7	165,158,000	23.6%	3.69862%	119	2.12x	10.2%	59.2%	54.7%
$30,000,000	-	$39,999,999	1	37,000,000	5.3%	4.77500%	118	1.27x	8.1%	68.6%	63.1%
$40,000,000	-	$70,000,000	3	209,500,000	29.9%	3.36431%	105	3.60x	12.5%	47.0%	44.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
2.34130	-	3.24999	6	$150,781,000	21.5%	2.77036%	98	3.70x	11.1%	52.0%	51.1%
3.25000	-	3.74999	17	234,375,071	33.5%	3.57613%	117	3.01x	12.2%	52.7%	49.8%
3.75000	-	3.99999	4	35,391,699	5.1%	3.92615%	114	1.96x	11.3%	61.3%	50.4%
4.00000	-	4.24999	12	171,147,532	24.4%	4.11199%	119	1.68x	9.5%	61.8%	55.1%
4.25000	-	4.49999	6	61,999,358	8.9%	4.40169%	119	1.44x	9.1%	63.4%	52.4%
4.50000	-	4.74999	1	4,000,000	0.6%	4.54000%	119	1.60x	10.1%	63.9%	56.0%
4.75000	-	4.88000	2	42,550,000	6.1%	4.78870%	118	1.45x	9.4%	67.3%	61.1%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
84	3	$92,581,000	13.2%	2.59747%	83	4.26x	11.4%	48.4%	48.4%
120	45	607,663,660	86.8%	3.87209%	118	2.28x	10.7%	58.4%	53.0%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
83	-	84	3	$92,581,000	13.2%	2.59747%	83	4.26x	11.4%	48.4%	48.4%
110	-	113	6	123,985,990	17.7%	3.52968%	113	3.86x	14.0%	45.9%	45.6%
118	-	120	39	483,677,670	69.1%	3.95986%	119	1.87x	9.9%	61.6%	54.9%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

 A-2-3

Annex A-2

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	16	$336,009,000	48.0%	3.30698%	107	3.51x	11.7%	51.5%	51.5%
360	32	364,235,660	52.0%	4.06942%	119	1.64x	10.0%	62.2%	53.1%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			16	$336,009,000	48.0%	3.30698%	107	3.51x	11.7%	51.5%	51.5%
351	-	355	1	2,715,990	0.4%	4.13700%	111	1.72x	10.5%	67.1%	54.2%
356	-	360	31	361,519,670	51.6%	4.06891%	119	1.64x	10.0%	62.2%	53.1%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	15	$266,509,000	38.1%	3.24152%	106	3.14x	10.1%	55.7%	55.7%
IO-Balloon	17	255,105,000	36.4%	4.02943%	119	1.61x	9.7%	62.3%	54.7%
Balloon	15	109,130,660	15.6%	4.16290%	119	1.71x	10.7%	62.1%	49.6%
ARD-Interest Only	1	69,500,000	9.9%	3.55800%	113	4.95x	17.9%	35.5%	35.5%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.27x	-	1.59x	10	$185,826,358	26.5%	4.37076%	119	1.40x	8.8%	63.6%	55.0%
1.60x	-	1.69x	6	26,020,412	3.7%	3.81657%	120	1.64x	9.4%	61.4%	52.6%
1.70x	-	1.79x	5	47,915,990	6.8%	3.92722%	117	1.75x	10.3%	61.7%	54.1%
1.80x	-	1.89x	4	55,100,000	7.9%	3.87062%	120	1.82x	10.9%	60.3%	50.0%
1.90x	-	1.99x	3	10,021,542	1.4%	3.86085%	119	1.91x	10.0%	65.0%	58.3%
2.00x	-	2.49x	8	118,569,699	16.9%	3.60646%	119	2.18x	9.8%	60.5%	57.2%
2.50x	-	2.99x	6	67,759,659	9.7%	3.58561%	113	2.64x	10.5%	57.8%	56.4%
3.00x	-	3.99x	3	33,000,000	4.7%	3.24561%	120	3.36x	11.9%	58.3%	58.3%
4.00x	-	4.95x	3	156,031,000	22.3%	2.97422%	96	4.63x	14.3%	42.4%	42.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

 A-2-4

Annex A-2

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
35.5%	-	49.9%	5	$155,759,659	22.2%	3.02127%	100	4.54x	14.3%	41.3%	40.9%
50.0%	-	59.9%	16	210,549,241	30.1%	3.76735%	115	2.11x	10.3%	57.6%	52.2%
60.0%	-	64.9%	18	239,767,770	34.2%	3.86459%	118	2.01x	9.6%	62.4%	56.9%
65.0%	-	69.9%	6	71,965,990	10.3%	4.51635%	118	1.40x	8.8%	67.4%	60.3%
70.0%	-	73.6%	3	22,202,000	3.2%	3.51190%	119	1.95x	11.0%	72.6%	59.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
34.3%	-	49.9%	15	$230,047,900	32.9%	3.26635%	107	3.70x	13.3%	46.2%	43.3%
50.0%	-	59.9%	23	309,293,760	44.2%	3.91131%	116	1.91x	10.0%	61.8%	54.1%
60.0%	-	64.0%	10	160,903,000	23.0%	3.92934%	118	2.09x	8.8%	63.5%	62.0%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	35	$467,420,961	66.8%	3.91537%	117	2.00x	9.9%	61.3%	55.7%
Defeasance or Yield Maintenance	4	166,430,000	23.8%	3.09664%	102	4.23x	13.8%	44.1%	42.2%
Yield Maintenance	9	66,393,699	9.5%	3.73387%	120	2.09x	10.0%	59.7%	54.3%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	34	$450,796,706	64.4%	3.65500%	113	2.37x	10.1%	58.5%	53.4%
Acquisition	11	173,326,412	24.8%	3.63169%	111	3.48x	13.5%	52.0%	49.8%
Refinance/Acquisition	1	70,000,000	10.0%	4.19500%	120	1.40x	8.8%	59.9%	52.1%
Recapitalization	2	6,121,542	0.9%	3.69575%	120	1.91x	11.3%	65.7%	54.7%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

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No. 1 – One Manhattan West

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No. 1 – One Manhattan West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	9.997%	Net Rentable Area (SF):	2,081,035
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	BOP NE LLC	Year Built / Renovated:	2019 / N/A
Borrower Sponsor:	Brookfield Office Properties Inc.	Occupancy:	93.8%
Interest Rate:	2.34130%	Occupancy Date:	8/1/2020
Note Date:	8/28/2020	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2027	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	84 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only	UW Revenues:	$189,802,981
Call Protection:	L(25),DeforGrtr1%orYM(52),	UW Expenses:	$67,304,677
	O(7)	UW NOI:	$122,498,304
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$121,851,248
Additional Debt(1):	Yes	Appraised Value / Per SF:	$2,525,000,000 / $1,213
Additional Debt Balance(1):	$1,080,000,000 / $350,000,000 /	Appraisal Date:	8/1/2020
	$300,000,000
Additional Debt Type(1):	Pari Passu / B-Notes /
	Mezzanine Loans

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$553	$721	$865
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$553	$721	$865
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	45.5%	59.4%	71.3%
TI/LC Reserves:	$103,583,972	Springing	N/A	Maturity Date LTV:	45.5%	59.4%	71.3%
Condo Assessment and	$0	Springing	N/A	UW NCF DSCR:	4.46x	3.42x	2.27x
POA Assessments				UW NOI Debt Yield:	10.7%	8.2%	6.8%
Reserves:
Outstanding Free Rent:	$122,411,619	N/A	N/A
Remaining Development	$32,518,453	N/A	N/A
Costs:

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000	83.3%		Payoff Existing Debt	$1,298,649,263	72.1%
Mezzanine Loans	300,000,000	16.7		Return of Equity	338,052,073	18.8
				Upfront Reserves(4)	147,727,602	8.2
				Closing Costs	15,571,062	0.9
Total Sources	$1,800,000,000	100.0%		Total Uses	$1,800,000,000	100.0%

(1)	The One Manhattan West Mortgage Loan (as defined below) is part of a whole loan with an aggregate original principal balance of $1.5 billion, evidenced by (i) six senior pari passu notes with an aggregate original principal balance of $1.15 billion (the “One Manhattan West A-Notes”) and (ii) five subordinate B-notes with an original aggregate principal balance of $350 million (the “One Manhattan West B-Notes” and collectively, with the One Manhattan West A-Notes, the “One Manhattan West Whole Loan”). An affiliate of the borrower obtained $300 million of mezzanine debt from the Lender (as defined below) or affiliates of the Lender. The mezzanine debt is evidenced by (i) a $100 million senior mezzanine loan and (ii) a $200 million junior mezzanine loan (each a “One Manhattan West Mezzanine Loan”, together the “One Manhattan West Mezzanine Loans” and together with the One Manhattan West Whole Loan, the “One Manhattan West Total Debt”).

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical NOI is unavailable due to the substantial completion of the One Manhattan West Property occurring in 2019 with the first tenant taking occupancy in November 2019.

(4)	The Upfront Reserves are shown net of an approximately $110,786,422 final funding of existing debt in the above chart.

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No. 1 – One Manhattan West

The Loan. The One Manhattan West Mortgage Loan (as defined below) is secured by a mortgage on the borrower’s fee and leasehold interests in the office condominium unit of a recently constructed 70-story, approximately 2.1 million square foot Class A trophy office building located at 401 Ninth Avenue in New York, New York (the condominium unit, the “One Manhattan West Property” and the building, “One Manhattan West” or the “Building”). One Manhattan West contains approximately 23,000 square feet of retail space, which is not included in the collateral for the One Manhattan West Whole Loan. The One Manhattan West Whole Loan was co-originated by Barclays Capital Real Estate Inc., DBR Investments Co. Limited, Citi Real Estate Funding Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (collectively, the “Lender”) and has an outstanding principal balance as of the cut-off date of $1.5 billion. The One Manhattan West Whole Loan is comprised of six senior pari passu A-Notes with an aggregate original principal balance of $1.15 billion and five subordinate B-Notes with an aggregate original principal balance of $350 million. The One Manhattan West Whole Loan has a seven-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. Note A-4-B, with an outstanding principal balance as of the cut-off date of $70.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “One Manhattan West Mortgage Loan”). The One Manhattan West Whole Loan is serviced pursuant to the trust and servicing agreement for the Manhattan West 2020-1MW securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece(1)
A-1	$253,000,000	Manhattan West 2020-1MW	Yes
A-2	$253,000,000	Manhattan West 2020-1MW	Yes
A-3	$253,000,000	Manhattan West 2020-1MW	Yes
A-4-A	$125,500,000	Manhattan West 2020-1MW	Yes
A-4-B	$70,000,000	BBCMS 2020-C8	No
A-5	$195,500,000	Manhattan West 2020-1MW	Yes
Total (A-Notes)	$1,150,000,000
B-1	$77,000,000	Manhattan West 2020-1MW	Yes
B-2	$77,000,000	Manhattan West 2020-1MW	Yes
B-3	$77,000,000	Manhattan West 2020-1MW	Yes
B-4	$59,500,000	Manhattan West 2020-1MW	Yes
B-5	$59,500,000	Manhattan West 2020-1MW	Yes
Total (B-Notes)	$350,000,000
Total	$1,500,000,000
(1)	According to the co-lender agreement for Manhattan West 2020-1MW, the controlling holder is the Manhattan West 2020-1MW Mortgage Trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” in the Prospectus.

The Property. The One Manhattan West Property is comprised of approximately 2.1 million square feet of office space on floors 6 through 70 of One Manhattan West, a 70-story Class A trophy office building located on the southwest corner of 33rd Street and 9th Avenue within the recently developed Hudson Yards district of Midtown Manhattan, as well as storage and ancillary space located on the ground floor and lower level. The One Manhattan West Property is located in the Manhattan West development at the gateway to the Hudson Yards District, directly across from the new Empire Station Complex and adjacent to the High Line. The Manhattan West development stretches from 9th Avenue to 10th Avenue and 31st Street to 33rd Street, and once completed is expected to include approximately 5.8 million square feet of Class A office space, a 164-key Pendry Hotel, 200,000 square feet of curated retail space, and 844 luxury apartments. Construction at One Manhattan West commenced in 2015 and was substantially completed in July 2019, with the One Manhattan West Property officially opening in October 2019.

Designed by architecture firm Skidmore, Owings & Merrill LLP, One Manhattan West includes efficient, virtually column-free floor plates, high ceilings, natural light and panoramic views of Manhattan’s west side. The Building also features a fourth floor terrace that tenants have access to for private events. The lobby of the Building includes a 45-foot floor to ceiling entryway, travertine stone on the core wall, and clear, mullion-free glass along the perimeter. One Manhattan West is LEED Gold certified and includes top of the line MEP systems and modern lobby finishes with destination dispatch elevators.

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No. 1 – One Manhattan West

As of August 1, 2020, the One Manhattan West Property is 93.8% leased to 10 tenants with a weighted average remaining lease term of approximately 17.5 years and minimal rollover during the loan term. Three of the top five tenants (Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Ernst & Young U.S. LLP (“EY”), and the National Hockey League (“NHL”)) intend to use the One Manhattan West Property as their global or U.S. headquarters. More than 80% of rental income is derived from Am Law 200 law firms, a Big Four accounting firm, and investment grade tenants.

COVID-19 Update. As of September 29, 2020, the One Manhattan West Property was open and operating, however, most tenants have yet to formally return to the office as a result of the COVID-19 stay at home orders and New York State’s phased reopening process. All tenants that are out of their free rent periods are current on their payments, and there have been no requests to downsize from any of the tenants. Skadden and McKool Smith were the only two tenants who had taken occupancy at the One Manhattan West Property prior to the COVID-19 stay at home order. Skadden has indicated that they plan to phase their workforce in, starting with 25% of their staff. McKool Smith currently has 83 employees on site and they are not expected to have a significant phasing program. The remaining tenants are expected to move into their spaces by April 2021.

Outstanding Leasing Costs and Free Rent(1)
Tenant	Net Rentable Area (SF)(2)	Outstanding Leasing Costs	Outstanding Free Rent	Total
EY	636,416	$59,867,556	$98,907,688	$158,775,244
Accenture	280,192	26,254,711	984,969	27,239,680
NHL	176,007	773,030	12,843,496	13,616,526
W.P. Carey	47,480	5,130,092	4,902,104	10,032,195
Brookfield Flexible Office	31,318	3,678,999	1,933,077	5,612,076
Pharo Management	20,024	3,172,421	1,569,513	4,741,934
Brookfield Hedge Solutions	18,870	2,582,083	1,207,680	3,789,763
Skadden	638,784	1,000,000	63,093	1,063,093
Brookfield Marketing Suite	7,040	1,056,000	0	1,056,000
McKool Smith	96,704	69,081	0	69,081
Total	1,952,835	$103,583,972	$122,411,619	$225,995,591
(1)	All Outstanding Leasing Costs and Free Rent were escrowed at origination.

(2)	Net Rentable Area includes tenant’s total Net Rentable Area at the One Manhattan West Property.

Major Tenants.

Skadden, Arps, Slate, Meagher & Flom LLP (638,784 square feet; 30.7% of NRA; 27.8% of underwritten base rent). Skadden is an international law firm specializing in advising corporations, financial institutions, and government entities around the world and reported approximately $2.6 billion in gross revenue in 2019 (ranked fifth on the American Lawyer’s 2020 AM Law 200 Ranking). Skadden was the first office tenant to sign a lease at the One Manhattan West Property. Skadden initially leased 605,640 square feet of office space spread over 18 floors (floors 28 through 45). Their space includes 3,135 square feet of lobby space on the grade level. Since signing at the One Manhattan West Property, Skadden has expanded onto the 46th floor bringing their total leased area to 638,784 square feet with an expiration date of June 30, 2040. The average starting rent of their office space ranges from $75 to $100 per square foot, with a weighted average underwritten gross rent of $79.26 per square foot. Skadden has renewal options for up to 20 years in total, exercisable in either five- or 10-year increments, at fair market value. The One Manhattan West Property is expected to serve as the global headquarters for Skadden. After the maturity date of the One Manhattan West Mortgage Loan, Skadden has two, one-time contraction options, which combined, allows it to reduce their premises by a maximum of two floors. The first contraction option, effective on the 10th anniversary of its rent commencement date, allows Skadden to reduce its premises by one or two full floors. The second contraction option allows for the extension of any options not exercised as part of the first contraction option on the 15th anniversary of its office rent commencement date. Both options require 18 months written notice and a combined fee between $2.9 million and $4.9 million.

Ernst & Young U.S. LLP (636,416 square feet; 30.6% of NRA; 30.3% of underwritten base rent). EY is one of the Big Four accounting firms, providing assurance, tax, auditing, advisory, enterprise risk management and technology/security risk

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

services. The company works with both public and private companies in the automotive, energy, chemicals, financial, health, real estate, retail, consumer and entertainment industries throughout the United States. EY initially leased 603,672 square feet of office space on the 6th through 22nd floors. The initial gross rent for the 6th through 16th floor is $85.56 per square foot. The initial gross rent for the 17th through 22nd floors is $87.56 per square foot. EY recently expanded onto the 48th floor, with the future option to expand onto the 47th floor, with an initial gross rent of $87.56 per square foot. The lease commenced in January 2020 and is scheduled to expire on May 31, 2037. EY received a significant free rent package as an incentive to relocate early from their current headquarters at 5 Times Square and has approximately $98.9 million of free rent outstanding through May 4, 2022. All outstanding free rent was escrowed at origination. In total, EY leases 636,416 square feet within the One Manhattan West Property. EY has two renewal options: the first option is for either five or ten years and the second option is for five years, with each option at fair market value. The One Manhattan West property is expected to serve as the US headquarters for EY. After the maturity date of the One Manhattan West Whole Loan, EY has a one-time contraction option, which allows them to reduce its premises by one or two floors on the 10th anniversary of its rent commencement date. The option requires either 15 months (for one floor) or 18 months (for two floors) written notice and the payment of a fee estimated to be $5.5 million.

Accenture LLP (280,192 square feet; 13.5% of NRA; 18.9% of underwritten base rent). Accenture LLP (“Accenture”) is the world’s largest consulting firm, offering consulting, technology, and business process outsourcing services globally. Accenture serves a broad spectrum of industries, including over 75 percent of Fortune 500 companies. Accenture advises clients in entering new markets, increasing revenue in existing markets, improving operational performance and delivering new products to market. Accenture is domiciled in Dublin, Ireland, and is consolidating its footprint in several buildings throughout the city into the One Manhattan West Property, which is expected to serve as the tenant’s northeast U.S. headquarters location. Accenture provides services to more than 200 cities in 120 countries, reaching more than 40 industries. Recently, Accenture partnered with Apple in order to help clients create innovative solutions for iOS. Accenture initially leased 248,673 square feet of office space on the 60th through 67th floors. The lease commenced in June 2019 and is scheduled to expire on July 31, 2035. Since signing its initial lease, Accenture decided to expand onto the 59th floor, taking an additional 31,519 square feet of space. The lease for the 59th floor commenced in October 2019 and is scheduled to have the same expiration as the remaining floors. In total, Accenture leases 280,192 square feet at a weighted average starting rent of $121.52 per square foot. Accenture has two, five-year renewal options remaining at fair market value. The One Manhattan West Property is expected to serve as the NYC innovation hub for Accenture.

National Hockey League (176,007 square feet; 8.5% of NRA; 8.5% of underwritten base rent). The NHL is made up of 31 teams with 24 in the United States and seven in Canada. The NHL is one of the four major professional sports associations in North America. The NHL generates revenue through broadcasting fees, marketing, sponsorships and merchandise. The NHL operates its own cable sports channel and offers hockey news and live coverage 24 hours a day. The NHL signed a lease for 176,007 square feet on the 23rd through 27th floors at a weighted average starting rent of $86.44 per square foot. The NHL’s lease is scheduled to expire on May 31, 2041 and has two, five-year renewal options remaining at fair market value. The One Manhattan West Property is expected to serve as the global headquarters for the NHL. As of the origination date, the NHL has approximately $12.8 million of free rent outstanding through June 4, 2021, which amount was escrowed at origination. After the maturity date of the One Manhattan West Whole Loan, the NHL has a one-time contraction option which allows it to relinquish the lowest floor of its premises on the 10th anniversary of its rent commencement date with 18 months written notice and a fee estimated to be $5.6 million. The NHL also has a termination option effective on the 15th anniversary of its rent commencement date with 30 months prior written notice and a fee estimated to be $21.8 million.

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Skadden(3)	NR/NR/NR	638,784	30.7%	$77.43	$49,459,553	27.8%	6/30/2040
EY(4)	NR/NR/NR	636,416	30.6	84.77	53,949,646	30.3	5/31/2037
Accenture	Aa3/A+/A+	280,192	13.5	119.67	33,531,962	18.9	7/31/2035
NHL(5)	NR/NR/NR	176,007	8.5	85.43	15,036,279	8.5	5/31/2041
McKool Smith	NR/NR/NR	96,704	4.6	108.00	10,444,032	5.9	4/30/2035
Major Tenants		1,828,103	87.8%	$88.85	$162,421,472	91.3%

Other Tenants		124,732	6.0%	$123.98	$15,464,848	8.7%

Occupied Collateral Total		1,952,835	93.8%	$91.09	$177,886,320	100.0%

Vacant Space		128,200	6.2%

Collateral Total		2,081,035	100.0%

(1)	Based on underwritten rent roll dated August 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	After the maturity date of the One Manhattan West Whole Loan, Skadden has two one-time contraction options to reduce its premises by up to a combined maximum two floors effective on the 10th and 15th anniversary of its office rent commencement date.

(4)	After the maturity date of the One Manhattan West Whole Loan, EY has a one-time contraction option that allows it to reduce its premises by one or two floors on the 10th anniversary of its rent commencement date.

(5)	After the maturity date of the One Manhattan West Whole Loan, the NHL has a one-time contraction option that allows it to relinquish the lowest floor of their premises on the 10th anniversary of its rent commencement date. The NHL also has a termination option on the 15th anniversary of its rent commencement date.

Lease Rollover Schedule(1)
Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	128,200	6.2%	NAP	NAP	128,200	6.2%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	128,200	6.2%	$0	0.0%
2021	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2022	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2023	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2024	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2025	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2026	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2027	2	25,910	1.2	3,281,280	1.8	154,110	7.4%	$3,281,280	1.8%
2028	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2029	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2030	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2031 & Beyond	8	1,926,925	92.6	174,605,040	98.2	2,081,035	100.0%	$177,886,320	100.0%
Total	10	2,081,035	100.0%	$177,886,320	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2020.

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Annex A-3	BBCMS 2020-C8

No. 1 – One Manhattan West

Operating History and Underwritten Net Cash Flow
	Borrower Year 1 Ending Sep 2021(1)	Lender Underwriting	Per Square Foot	%(2)
Base Rent	$177,911,268	$177,886,320	$85.48	86.5%
Rent Steps(3)	0	8,695,715	4.18	4.2
Vacant Income(4)	7,536,207	15,889,648	7.64	7.7
Gross Potential Rent	$185,447,475	$202,471,683	$97.29	98.4%
Total Reimbursements	2,277,036	3,220,946	1.55	1.6
Net Rental Income	$187,724,511	$205,692,629	$98.84	100.0%
Other Income	0	0	0.00	0.0
(Vacancy/Credit Loss)	(515,400)	(15,889,648)	(7.64)	(7.7)
Effective Gross Income	$187,209,111	$189,802,981	$91.21	100.0%

Total Expenses	$68,053,594	$67,304,677	$32.34	35.5%

Net Operating Income	$119,155,517	$122,498,304	$58.86	64.5%

Total TI/LC, Capex/RR	0	647,056	0.31	0.3

Net Cash Flow	$119,155,517	$121,851,248	$58.55	64.2%
(1)	Borrower Year 1 budget is based on the Borrower’s 2020 Budget.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps include NPV rent step benefit through lease expiration for Skadden, EY, Accenture, McKool Smith, NHL, and WP Carey.

(4)	Includes base rent associated with the speculative lease up of current vacant space per the Borrower’s 2020 budget.

The Market. The One Manhattan West Property is located within the Midtown Office Market of New York, specifically the Penn Station Office Submarket, within the recently developed Hudson Yards district. The Penn Station office submarket ranges from 30th Street and West 35th Street south to north and from Seventh Avenue West to the Hudson River. The One Manhattan West Property’s location provides access to key transit centers and attractions including Penn Station, Port Authority, Madison Square Garden, the Javits Convention Center, and the High Line. The One Manhattan West Property is part of Brookfield’s Manhattan West development.

Per the appraisal, Midtown new leasing activity in the second quarter of 2020 decreased to the lowest quarterly total in 22 years with only 1.6 million square feet transacted as 90.7% of second quarter transactions were under 25,000 square feet. Renewal activity accounted for 84.7% of all quarterly leasing greater than 75,000 square feet, with nearly 1.3 million square feet signed. The top two leases signed in Midtown during the quarter were both extensions (not included in leasing statistics) in Class A buildings: one signed by Comcast/NBC for 339,833 square feet at 1221 Avenue of the Americas and the other signed by Debevoise & Plimpton for 474,398 square feet at 919 Third Avenue, which was a short-term extension.

Midtown average asking rents declined by $0.16 over the prior quarter in the second quarter of 2020, reaching $76.29 per square foot. Midtown Class A overall asking rents rose by $0.10 to $82.86 per square foot. The rise in overall Class A asking rents is largely the result of several deliveries of new construction in the Penn Station submarket, which saw Class A overall rental rates reach a submarket record high of $129.77 per square foot during the second quarter of 2020. Direct vacancy in the Midtown Office Market for the same period was 9.6% and the overall vacancy rate was 12.7%. The Penn Station Office Submarket direct and overall vacancy were 4.8% and 8.2% respectively, which was the lowest of any submarket in the Midtown Office Market.

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No. 1 – One Manhattan West

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Manhattan West Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Lobby	$95.00	180	Modified Gross	8.5% every 5 years
Floors 6-16 Space	$96.00	180	Modified Gross	8.5% every 5 years
Floors 17-27 Space	$104.00	180	Modified Gross	8.5% every 5 years
Floors 28-38 Space	$111.00	180	Modified Gross	8.5% every 5 years
Floors 39-49 Space	$118.00	180	Modified Gross	8.5% every 5 years
Floors 50-59 Space	$126.00	180	Modified Gross	8.5% every 5 years
Floors 60-67 Space	$133.00	180	Modified Gross	8.5% every 5 years
(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the One Manhattan West Property:

Comparable Office Rental Summary
Property Name/Location	Tenant	Building SF	Rent PSF	Commencement	Lease Term (Years)	Lease Type	Free Rent (Mos.)	TIs PSF
One Manhattan West New York, NY	Various	Various	$91.09	Various	Various	Various	Various	Various
66 Hudson Boulevard New York, NY	Debevoise & Plimpton LLP	2,833,392	$110.00	Jan 2020	20.0	Modified Gross	30	$110.00
50 Hudson Yards New York, NY	Facebook	1,185,190	$142.00	Nov 2019	16.7	Modified Gross	20	$115.12
410 Tenth Avenue New York, NY	Amazon	521,994	$93.00	Nov 2019	15.0	Modified Gross	12	$100.00
441 Ninth Avenue New York, NY	Brevet Capital Management	700,000	$116.00	Aug 2019	10.0	Gross	12	$90.00
66 Hudson Boulevard New York, NY	Alliance Bernstein	2,833,392	$105.00	Apr 2019	22.1	Gross	25	$100.00
55 Hudson Yards New York, NY	Cognizant Technology Solutions	1,434,100	$104.00	Mar 2019	10.0	Gross	0	$85.00
50 Hudson Yards New York, NY	Blackrock	969,330	$135.00	Jul 2017	21.8	NNN	21	$90.00

The following table presents certain information relating to comparable office sales for the One Manhattan West Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
One Manhattan West New York, NY	N/A	2,081,035	94%	N/A	N/A
330 Madison Avenue New York, NY	Dec-2019	855,154	96%	$882,000,000	$1,031
711 Fifth Avenue New York, NY	Aug-2019	354,361	76%	$909,267,500	$2,566
540 Madison Avenue New York, NY	Jun-2019	291,371	90%	$310,300,888	$1,065
30 Hudson Yards New York, NY	Jun-2019	1,463,000	100%	$2,155,000,000	$1,473
237 Park Avenue New York, NY	Jan-2019	1,260,160	97%	$1,200,000,000	$952
3 Columbus Circle New York, NY	Nov-2018	539,901	97%	$820,000,000	$1,519
425 Lexington Avenue New York, NY	Oct-2018	749,733	95%	$701,000,000	$935
(1)	Source: Appraisal.

The Borrower. The borrower is BOP NE LLC (the “One Manhattan West Borrower”), a special purpose bankruptcy-remote Delaware limited liability company with one independent director.

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The Borrower Sponsor. The borrower sponsor is Brookfield Office Properties Inc. (“Brookfield”), a Canadian corporation. The One Manhattan West Property is owned by a joint venture between Brookfield (56%) and the Qatar Investment Authority (44%).

Brookfield Asset Management (NYSE: BAM) is an alternative asset management company focusing on real estate, renewable power, infrastructure, private equity, and credit. Brookfield Property Partners (NASDAQ: BPY) is the flagship listed real estate company of Brookfield Asset Management. Brookfield Property Partners holds the One Manhattan West Property in its core office portfolio, which, as of June 30, 2020, is comprised of approximately 72.7 million square feet of leasable office space across 134 properties throughout the U.S., Canada, Australia, the U.K., Germany, and Brazil. Following their acquisition of Forest City Realty Trust, Inc. in 2018, Brookfield is the largest owner of NYC commercial real estate.

BOP NYC OP LLC, an affiliate of the sponsor, is the non-recourse carveout guarantor (the “One Manhattan West Guarantor”). The One Manhattan West Guarantor’s liability for certain bankruptcy-related full recourse events is capped at an amount equal to 15% of the aggregate principal balance of the One Manhattan West Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the Lender in connection with the collection of the amounts due.

Property Management. The One Manhattan West Property is managed by Brookfield Properties (USA II) LLC, an affiliate of the One Manhattan West Borrower. At all times, One Manhattan West Borrower is required to cause the One Manhattan West Property to be managed by a qualified manager.

Escrows and Reserves. At origination, the One Manhattan West Borrower deposited $122,411,619 for outstanding free rent, approximately $103,583,972 for outstanding tenant improvements and leasing commissions and $32,518,453 for remaining development costs at the One Manhattan West Property.

Tax Escrows – During a One Manhattan West Trigger Period (as defined below), the One Manhattan West Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the Lender reasonably estimate will be payable during the next 12 months.

Insurance Escrows – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the Lender reasonably estimates will be payable for the renewal of the coverage upon the expiration thereof; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the One Manhattan West Borrower maintains a blanket insurance policy reasonably acceptable to the Lender.

TI/LC Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly rollover reserves of $173,420 (equal to approximately $1.00 per rentable square foot annually).

Replacement Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly replacement reserves of $34,684 (equal to approximately $0.20 per rentable square foot annually).

Condo Assessment and POA Assessment Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly condo assessment and POA assessment reserves in an amount equal to 1/12th of the assessments that the Lender reasonably estimate will be payable during the next 12 months based on the approved annual budget.

Lockbox / Cash Management. The One Manhattan West Whole Loan is structured with a hard lockbox and will have springing cash management during a One Manhattan West Trigger Period. At origination, a clearing account controlled by the Lender (the “Clearing Account”) was established by the One Manhattan West Borrower, into which all rents, revenues and receipts from the One Manhattan West Property are required to be deposited directly by the tenant (with respect to rents) or otherwise by Manager. If no One Manhattan West Trigger Period exists, the funds in the Clearing Account will be swept on each business day into the One Manhattan West Borrower’s operating account and, if a One Manhattan West Trigger Period exists, such funds will be swept on each business day into a deposit account controlled by the Lender (the “CMA”) at a financial institution selected by the Lender.

During a One Manhattan West Trigger Period, all sums on deposit in the CMA will be applied to payment of all monthly amounts due under the One Manhattan West Whole Loan documents (including, without limitation, monthly deposits for

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reserves for taxes and insurance, mortgage and mezzanine debt service and all other required reserves) and 105% of all property costs and expenses contained in the Lender-approved budget, and thereafter, any excess funds being held by the Lender in a cash collateral account, as additional collateral for the One Manhattan West Whole Loan. Under certain circumstances and for limited purposes described in the One Manhattan West Whole Loan documents, the One Manhattan West Borrower may request disbursements of such excess cash flow during a One Manhattan West Trigger Period.

A “One Manhattan West Trigger Period” will be continuing during (i) an uncured event of default under the One Manhattan West Whole Loan documents or the mezzanine loan documents or (ii) a Low Cash Flow Period (as defined below).

The debt yield will be tested by the Lender quarterly. If the debt yield falls below 5.00% for any two consecutive calendar quarters during the first five years of the term of the One Manhattan West Whole Loan or 6.00% for any two consecutive calendar quarters thereafter, then a “Low Cash Flow Period” will be deemed to have occurred; provided, that the One Manhattan West Borrower will have the right to cure a Low Cash Flow Period by delivering cash collateral or an acceptable letter of credit to the Lender in an amount that (together with any pro rata mezzanine loan prepayment, if elected by One Manhattan West Borrower), if applied to reduce the outstanding principal balance of the One Manhattan West Whole Loan, and the One Manhattan West Mezzanine Loans, as applicable, would cause the applicable debt yield test to be satisfied. A Low Cash Flow Period will cease to exist if the debt yield exceeds or equals the applicable debt yield test at the end of any two consecutive quarters.

Any letters of credit provided as outlined above will be subject to an aggregate cap (together with any costs guaranty) of 10% of the One Manhattan West Whole Loan amount and other criteria to be set forth in the One Manhattan West Whole Loan documents.

Subordinate and Mezzanine Debt. The One Manhattan West B-Notes, which have an aggregate original principal balance of $350,000,000, are subordinate to the One Manhattan West A-Notes and accrue interest at a rate of 2.34130% per annum. The One Manhattan West B-Notes are coterminous with the One Manhattan West A-Notes. The holders of the One Manhattan West A-Notes and the One Manhattan West B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the One Manhattan West Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” in the Prospectus. Based on the One Manhattan West Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.4%, 3.42x and 8.2%, respectively.

Affiliates of the One Manhattan West Borrower obtained $300,000,000 of mezzanine debt consisting of (i) a $100,000,000 senior mezzanine loan and (ii) a $200,000,000 junior mezzanine loan. The One Manhattan West Mezzanine Loans were co-originated by Deutsche Bank AG, New York Branch, Citigroup Global Markets Realty Corp., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc. (collectively, the “Mezzanine Lender”). The senior mezzanine borrower is BOP NE Mezz I LLC and the junior mezzanine borrower is BOP NE Mezz II LLC, each a special purpose entity structured to be bankruptcy remote with at least one independent director in its organizational structure. The senior mezzanine loan has a fixed interest rate per annum of 5.55000% and maturity date of September 6, 2027. The junior mezzanine loan has a fixed interest rate per annum of 6.15000% and maturity date of September 6, 2027. Based on the One Manhattan West Total Debt, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 71.3%, 2.27x and 6.8%, respectively.

The rights of the Lender and the Mezzanine Lender are governed by an intercreditor agreement, dated as of August 28, 2020 (the “One Manhattan West Mezzanine Intercreditor Agreement”), among the Lender and the Mezzanine Lender. Each One Manhattan West Mezzanine Loan was sold the origination date.

If the One Manhattan West Borrower prepays any One Manhattan West Mezzanine Loan in full (including payment of any applicable yield maintenance charge), then the One Manhattan West Borrower will have the right to borrow replacement mezzanine debt in an amount not to exceed the original principal loan amount of the One Manhattan West Mezzanine Loans that were prepaid, subject to the Lender and the Mezzanine Lender entering into an intercreditor agreement reasonably satisfactory to the Lender and subject to the receipt of rating agency confirmation (provided that an intercreditor agreement in substantially the same form as the One Manhattan West Mezzanine Intercreditor Agreement that was entered into on the origination date of the One Manhattan West Whole Loan with such changes as are acceptable to the Lender and the rating agencies will be deemed reasonably satisfactory to the Lender) and the other conditions set forth in the One Manhattan West Whole Loan documents.

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Partial Release. Not permitted.

PILOT Program. The One Manhattan West Borrower leases the One Manhattan West Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the One Manhattan West Property back to the One Manhattan West Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the One Manhattan West Borrower are a mortgage recording tax exemption and real property tax abatements. The One Manhattan West Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the One Manhattan West Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation (“HYIC”), a not-for-profit local development corporation to secure the PILOT Payments. The HYIC has issued Hudson Yards revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2045 (such period, the “Initial Term”), with annual automatic extensions thereof for a term of one year, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the One Manhattan West Borrower; provided that after the Initial Term the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all Hudson Yards revenue bonds issued by HYIC for which an assignment of the PILOT amounts payable under the Agency Lease is used to repay the bondholders.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$70,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office – Medical
% of IPB:	9.997%	Net Rentable Area (SF):	297,839
Loan Purpose(2):	Refinance/Acquisition	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	George Scopetta, JDS Real Holdings, LLC	Occupancy(6):	96.2%
Interest Rate:	4.19500%	Occupancy Date(6):	Various
Note Date:	9/25/2020	4th Most Recent NOI (As of)(7):	$5,009,372 (12/31/2017)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(8):	$5,936,327 (Various)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(8)(9):	$6,094,280 (Various)
Original Term:	120 months	Most Recent NOI (As of)(9):	$6,263,319 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.2%
Amortization Type:	IO-Balloon	UW Revenues:	$11,197,785
Call Protection(4):	L(24),Def(91),O(5)	UW Expenses:	$3,392,125
Lockbox / Cash Management:	Soft / Springing	UW NOI(9):	$7,805,659
Additional Debt(1):	Yes	UW NCF:	$7,319,837
Additional Debt Balance(1):	$19,000,000	Appraised Value / Per SF(10):	$148,500,000 / $499
Additional Debt Type(1):	Pari Passu	Appraisal Date(10):	9/18/2020

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$299
Taxes:	$569,523	$79,239	N/A	Maturity Date Loan / SF:	$260
Insurance:	$498,277	$41,684	N/A	Cut-off Date LTV(10):	59.9%
Replacement Reserves:	$0	$6,979	$418,740	Maturity Date LTV(10):	52.1%
TI/LC:	$0	$33,524	$2,000,000	UW NCF DSCR:	1.40x
Other:	$1,644,396	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses(2)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$89,000,000		87.1%	Payoff Existing Debt	$41,332,975	40.4%
Sponsor Equity	13,236,260		12.9	Purchase Price (Florida Properties)	53,650,000	52.5
				Purchase Price (Tri-City property)(11)	2,050,000	2.0
				Upfront Reserves	2,712,196	2.7
				Closing Costs	2,491,088	2.4
Total Sources	$102,236,260		100.0%	Total Uses	$102,236,260	100.0%

(1)	The SoCal & South Miami Medical Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $89.0 million (the “SoCal & South Miami Medical Office Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $89.0 million SoCal & South Miami Medical Office Portfolio Whole Loan.

(2)	A portion of the proceeds from the SoCal & South Miami Medical Office Portfolio Whole Loan refinanced approximately $41.3 million of existing debt on the El Camino Real, Temecula Medical Center and Activity Medical Center properties located in California (collectively, the “California Properties”), and financed the acquisition of the Galloway Medical Park and Snapper Creek properties located in Florida (collectively, the “Florida Properties”) for approximately $53.65 million. The borrower sponsors contributed approximately $13.2 million of new equity to close the transaction. The borrower sponsors’ total cost basis in the SoCal & South Miami Medical Office Portfolio Properties (as defined below) is approximately $123.3 million.

(3)	The borrowers under the SoCal & South Miami Medical Office Portfolio Whole Loan are Jefferson MOB LLC, Bella Tierra Investments LLC, Activity MOB LLC, 285 El Camino MOB LLC, 3907 Waring Rd MOB, LLC, Gull House No. 2, LLC, Gull House No. 7, LLC, Gull House No. 14, LLC, Galloway Medical Park Associates, LLC and Galloway Medical Park Associates II, LLC.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2020. Defeasance of the full $89.0 million SoCal & South Miami Medical Office Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 25, 2023.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(6)	Occupancy is as of September 21, 2020 for the California Properties and the Tri-City Medical Park property, and September 1, 2020 for the Florida Properties.
(7)	The borrower sponsors acquired the California Properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park property did not make 2017 financials available. Due to the timing of the acquisition of a portion of the El Camino Real property, full year 2017 financials are available for only a portion of the property. As such, 2017 financial information includes operations from Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center properties and a portion of the El Camino Real property.

(8)

The borrower sponsors acquired four of the buildings that comprise the El Camino Real property in May 2018, and thus, 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real property, which 3rd Most Recent NOI represents the trailing 12 months ending in June 2019. Additionally,

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2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park property, which 2nd Most Recent NOI represents the trailing 12 months ending in February 2020 due to a change in the prior ownership’s accounting system.

(9)	When acquired by the borrower sponsors, the California Properties were in distressed condition, having been neglected and/or mismanaged, with occupancies and rents that were significantly below market levels. The borrower sponsors have increased the occupancy of the California Properties from approximately 42.3% at acquisition to 93.0% through aggressive leasing and active management. Given the recent leasing activity, the full impact has not yet been realized in historical NOI.

(10)	The “As Portfolio” Appraised Value of $148.5 million for the SoCal & South Miami Medical Office Portfolio Properties (as defined below) as a whole reflects a 10.5% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium as of August 26, 2020, August 27, 2020 and August 31, 2020 was approximately $134.4 million, which results in a Cut-off Date LTV of 66.2% and a Maturity Date LTV of 57.6%.

(11)	The borrower sponsors purchased the Tri-City Medical Park property on an all cash basis in August 2020.

The Loan. The SoCal & South Miami Medical Office Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee and leasehold (with respect to the Tri-City Medical Office Portfolio property) interests in six medical office properties located in California and Florida and totaling 297,839 square feet (the “SoCal & South Miami Medical Office Portfolio Properties”). The SoCal & South Miami Medical Office Portfolio Whole Loan was originated by Starwood Mortgage Capital LLC and has an outstanding principal balance as of the Cut-off Date of approximately $89.0 million, and is comprised of three pari passu notes. The controlling Note A-1 and a non-controlling Note A-2-A, with an aggregate original principal balance of $70,000,000, will be included in the BBCMS 2020-C8 securitization trust. The SoCal & South Miami Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C8 securitization trust (the “SoCal & South Miami Medical Office Portfolio Mortgage Loan”). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The SoCal & South Miami Medical Office Portfolio Whole Loan has a 10-year term and, following a three-year interest-only period, amortizes on a 30-year basis.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$60,000,000	BBCMS 2020-C8	Yes
A-2-A	$10,000,000	BBCMS 2020-C8	No
A-2-B	$19,000,000	Starwood Mortgage Funding II LLC	No
Total	$89,000,000

The Properties. The SoCal & South Miami Medical Office Portfolio Properties are comprised of six multi-tenant medical office properties totaling 297,839 square feet located in Oceanside, Encinitas, San Diego and Temecula, California and Miami, Florida.

The following table presents certain information relating to the SoCal & South Miami Medical Office Portfolio Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	SF	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
El Camino Real	Encinitas	1984 / 2019	74,124	$24,641,573	35.2%	$47,700,000	35.5%	$2,343,786	30.0%
Galloway Medical Park	Miami	1998-2014 / N/A	82,753	17,106,742	24.4	33,200,000	24.7	2,109,005	27.0
Snapper Creek	Miami	1989 / N/A	58,764	11,129,213	15.9	21,600,000	16.1	1,367,782	17.5
Temecula Medical Center	Temecula	1990 / N/A	43,425	9,092,135	13.0	16,300,000	12.1	1,050,019	13.5
Activity Medical Center	San Diego	1988 / 2015	28,698	6,362,921	9.1	12,350,000	9.2	719,244	9.2
Tri-City Medical Park	Oceanside	1985 / 2017	10,075	1,667,416	2.4	3,240,000	2.4	215,824	2.8
Total		297,839		$70,000,000	100.0%	$134,390,000	100.0%	$7,805,659	100.0%
Total Including Portfolio Premium						$148,500,000

(1)	The “As Portfolio” Appraised Value of $148.5 million for the SoCal & South Miami Medical Office Portfolio Properties as a whole reflects a 10.5% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of August 26, 2020, August 27, 2020 and August 31, 2020 was approximately $134.4 million.

The California Properties, along with the Tri-City Medical Park property, represent approximately 52.5% of the total NRA and are located in the markets of San Diego and Riverside Counties in southern California. The borrower sponsors acquired the California Properties individually between 2013 and 2018 at distressed occupancies, with a weighted average

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occupancy of approximately 42.3% at acquisition, compared to in-place occupancy of 93.0%. The borrower sponsors acquired the leasehold interest in the Tri-City Medical Park off-market immediately prior to origination on an all-cash basis.

The Florida Properties represent approximately 47.5% of the total NRA and were acquired by the borrower sponsors for approximately $53.7 million in connection with the origination of the SoCal & South Miami Medical Office Portfolio Whole Loan. The Florida Properties consist of two properties in the Kendall submarket in Miami, Florida.

As of September 2020, the SoCal & South Miami Medical Office Portfolio is 96.2% leased to a tenant roster of approximately 74 tenants. The largest tenant accounts for 5.2% of the SoCal & South Miami Medical Office Portfolio’s NRA and the top 10 tenants account for 37.7% of NRA.

El Camino Real. The El Camino Real property consists of two neighboring assets totaling five medical office buildings: El Camino Center (“ECC”) and Garden View Professional Center (“GVPC”). ECC is comprised of four multi-tenant medical office buildings built in 1984 and renovated in 2019, totaling 43,587 square feet. Two of the buildings are single-story and the other two buildings are two-story. The borrower sponsors purchased the ECC property in May 2018 for approximately $13.5 million. GVPC is a 1998-built, two-story multi-tenant medical office building totaling 30,537 square feet. The borrower sponsors acquired the GVPC property in May 2013 for approximately $11.5 million. The El Camino Real property is 88.5% occupied by 21 tenants as of September 21, 2020 and includes 315 parking spaces (approximately 4.2 parking spaces per 1,000 square feet of NRA).

Galloway Medical Park. The Galloway Medical Park property is comprised of two adjacent buildings, known as Galloway Medical Park I & II, each two stories and built in phases between 1998 and 2014 totaling 82,753 square feet. The Galloway Medical Park property is 98.7% occupied by 10 tenants as of September 1, 2020 and includes 352 parking spaces (approximately 4.3 parking spaces per 1,000 square feet of NRA).

Snapper Creek. The Snapper Creek property is located one block south of the Galloway Medical Park property, similarly along Southwest 87th Avenue, and consists of four medical office buildings totaling 58,764 square feet. The Snapper Creek property is 100.0% occupied by 17 tenants as of September 1, 2020 and has a two-story parking garage accommodating 359 spaces (approximately 6.1 parking spaces per 1,000 square feet of NRA).

Temecula Medical Center. The Temecula Medical Center property is located along Jefferson Avenue in Temecula (approximately 58 miles northeast of San Diego). The Temecula Medical Center property, built in 1990, is a three-story medical office building totaling 43,425 square feet and is 96.0% occupied by 17 tenants as of September 21, 2020. The borrower sponsors purchased the Temecula Medical Center property in August 2017 for approximately $8.25 million when it was approximately 40% leased. The Temecula Medical Center property includes 184 parking spaces (approximately 4.2 parking spaces per 1,000 square feet of NRA).

Activity Medical Center. The Activity Medical Center property was built in 1988, renovated in 2015 and is located in the Miramar community of Northern San Diego (approximately 14 miles north of the San Diego CBD). The Activity Medical Center property consists of a two-story medical office building totaling 28,698 square feet and is 100.0% occupied by 11 tenants as of September 21, 2020. The borrower sponsors purchased the Activity Medical Center property in January 2015 for approximately $3.5 million when it was vacant. The Activity Medical Center property includes 100 parking spaces (approximately 3.5 parking spaces per 1,000 square feet of NRA).

Tri-City Medical Park. The Tri-City Medical Park property is located in Oceanside (approximately 39 miles north of San Diego) immediately north of the Tri-City Medical Center Hospital campus. The borrowers’ leasehold interest in the Tri-City Medical Park property is pursuant to a 75-year ground lease that expires in February 2059, with no further rent increases. The annual ground rent is $30,450. The site is improved with a single building built in 1985 and renovated in 2017, totaling 10,075 square feet, and is 100% occupied as of September 21, 2020. The building is divided into four medical condominium units, all of which are ground leased by the borrowers. The borrower sponsors acquired the Tri-City Medical Park property all cash in August 2020. The Tri-City Medical Park property includes 52 parking spaces (approximately 5.2 parking spaces per 1,000 square feet of NRA).

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No. 2 – SoCal & South Miami Medical Office Portfolio

COVID-19 Update. As of September 16, 2020, approximately 100.0% of the occupied square footage at the SoCal & South Miami Medical Office Portfolio Properties and of the underwritten base rent made their September 2020 payments. Two tenants (4.3% of NRA and 6.0% of underwritten base rent) received rent relief and two tenants (1.2% of NRA) ceased operations due to the impact of the COVID-19 pandemic, which tenants have been underwritten as vacant. No rent was forgiven; all COVID-19 relief requests consisted of applying security deposits towards base rent or deferring one to two months of base rent. Of the two tenants that received COVID-19 related relief, one tenant will have an outstanding repayment obligation as of origination, totaling $4,736 (equal to one half month’s total rent), which is to be repaid by October 2020.

Major Tenants.

Rady’s Children’s Hospital (15,387 square feet; 5.2% of portfolio NRA; 6.8% of underwritten base rent). Rady’s Children’s Hospital (“Rady’s”) is a pediatric medical center servicing the San Diego, Imperial and southern Riverside counties. Rady’s is the largest children’s hospital in California based on admissions. Rady’s has been a tenant at the El Camino Real property (8,309 square feet; 2.8% of NRA; 4.6% of underwritten base rent) since February 2018, has a current lease expiration date in January 2028 and has two five-year lease renewal options remaining. Rady’s has also been a tenant at the Temecula Medical Center property (7,078 square feet; 2.4% of portfolio NRA; 2.3% of underwritten base rent) since June 2016, has a current lease expiration date in May 2026 and has no lease renewal options remaining. With regard to its El Camino Real property space only, Rady’s has a termination option exercisable in July 2024 and January 2026 with 150 days’ notice and payment of unamortized leasing costs.

Diagnostic Center for Women (14,730 square feet; 4.9% of portfolio NRA; 5.0% of underwritten base rent). Diagnostic Center for Women is an imaging facility focused on fostering female wellness and is accredited in mammography, stereotactic breast biopsy, breast and body MRI and OB/GYN ultrasound. Diagnostic Center for Women has been a tenant at the Galloway Medical Park property since April 1999, has a current lease expiration date in June 2024 and has one five-year lease renewal options remaining. Diagnostic Center for Women has no termination options.

South Florida Digest / Gastro Health, P.L. (13,981 square feet; 4.7% of portfolio NRA; 5.4% of underwritten base rent). South Florida Digest / Gastro Health, P.L. (“Gastro Health”) is a leading medical group made up of physicians and advanced practitioners specializing in the treatment of gastrointestinal disorders, nutrition and digestive health. Gastro Health has been a tenant at the Galloway Medical Park property since June 1998, has a current lease expiration date in June 2024 and has no renewal options remaining. Gastro Health has no termination options.

Environmental. According to the Phase I environmental assessments dated June 24, 2020, September 2, 2020 and September 4, 2020, there was no evidence of any recognized environmental conditions at the SoCal & South Miami Medical Office Portfolio Properties.

Historical and Current Occupancy(1)
	2017	2018	2019	Current(2)
SoCal & South Miami Medical Office Portfolio	87.1%	85.8%	88.1%	96.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 1, 2020 and September 21, 2020.

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No. 2 – SoCal & South Miami Medical Office Portfolio

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Rady’s(3)	NR / NR / NR	15,387	5.2%	$36.58	$562,905	6.8%	Various
Diagnostic Center for Women(4)	NR / NR / NR	14,730	4.9	$28.16	414,797	5.0	6/30/2024
Gastro Health	NR / NR / NR	13,981	4.7	$32.07	448,371	5.4	6/30/2024
ShareMD Suites(5)(6)	NR / NR / NR	12,899	4.3	$32.14	414,528	5.0	Various
Baptist Cardiovascular Center(7)	NR / NR / NR	12,758	4.3	$24.75	315,760	3.8	11/30/2025
Baptist Surgery & Endoscopy Centers, LLC(8)	NR / NR / NR	12,261	4.1	$27.99	343,185	4.1	6/30/2024
AAA(9)	NR / NR / NR	8,626	2.9	$39.47	340,429	4.1	6/30/2026
South Florida Pediatric(10)	NR / NR / NR	7,500	2.5	$33.01	247,572	3.0	12/31/2021
Urology Center SoFlo(11)	NR / NR / NR	7,124	2.4	$20.59	146,683	1.8	8/26/2021
Baptist Health(12)	NR / NR / NR	6,900	2.3	$22.68	156,492	1.9	8/31/2024
Top Ten Tenants		112,166	37.7%	$30.23	$3,390,723	41.0%

Non Top Ten Tenants		174,341	58.5%	$28.00	$4,881,117	59.0%

Occupied Collateral Total / Wtd. Avg.		286,507	96.2%	$28.87	$8,271,840	100.0%

Vacant Space		11,332	3.8%

Collateral Total		297,839	100.0%

(1)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020 with rent steps through May 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Rady’s leases 8,309 square feet at the El Camino Real property under a lease with an expiration date in January 2028. Rady’s also leases 7,078 square feet at the Temecula Medical Center property under a lease with an expiration date in May 2026. With regard to its El Camino Real property space only, Rady’s has a termination option exercisable in July 2024 and January 2026, in each case, with 150 days’ notice and payment of unamortized leasing costs.

(4)	Diagnostic Center for Women has one five-year renewal option remaining.

(5)	ShareMD Suites is borrower-affiliated

(6)	ShareMD Suites leases 3,262 square feet at the Tri-City Medical Park property (lease expiration October 31, 2032), 3,118 square feet at the El Camino Real property (lease expiration September 30, 2032), 3,057 square feet at the Activity Medical Center property (lease expiration October 31, 2032) and 920 square feet at the Temecula Medical Center property (lease expiration March 31, 2028). ShareMD Suites leases an additional 2,542 square feet (lease expiration September 13, 2032) at the El Camino Real property, which is used as its corporate headquarters. ShareMD Suites has one five-year renewal option remaining at the Temecula Medical Center property, three five-year renewal options remaining at the Activity Medical Center property and two five-year renewal options remaining at the Tri-City Medical Park property.

(7)	Baptist Cardiovascular Center has one three-year option remaining.

(8)	Baptist Surgery & Endoscopy Centers, LLC has one five-year renewal option remaining.

(9)	AAA has one seven-year renewal option remaining.

(10)	South Florida Pediatric has one five-year renewal option remaining.

(11)	Urology Center SoFlo has two five-year renewal options remaining.

(12)	Baptist Health has three three-year renewal options remaining.

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No. 2 – SoCal & South Miami Medical Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,332	3.8%	NAP	NAP	11,332	3.8%	NAP	NAP
2020 & MTM(3)	3	1,633	0.5	$32,813	0.4%	12,965	4.4%	$32,813	0.4%
2021	16	41,865	14.1	1,032,344	12.5	54,830	18.4%	$1,065,156	12.9%
2022	7	16,128	5.4	412,006	5.0	70,958	23.8%	$1,477,162	17.9%
2023	9	19,886	6.7	598,098	7.2	90,844	30.5%	$2,075,260	25.1%
2024	21	74,396	25.0	2,104,379	25.4	165,240	55.5%	$4,179,640	50.5%
2025	8	30,982	10.4	761,989	9.2	196,222	65.9%	$4,941,628	59.7%
2026	5	23,873	8.0	732,430	8.9	220,095	73.9%	$5,674,058	68.6%
2027	4	11,284	3.8	328,427	4.0	231,379	77.7%	$6,002,485	72.6%
2028	6	23,379	7.8	869,837	10.5	254,758	85.5%	$6,872,323	83.1%
2029	1	4,672	1.6	202,111	2.4	259,430	87.1%	$7,074,433	85.5%
2030	1	4,760	1.6	165,648	2.0	264,190	88.7%	$7,240,081	87.5%
2031 & Beyond	11	33,649	11.3	1,031,759	12.5	297,839	100.0%	$8,271,840	100.0%
Total	92	297,839	100.0%	$8,271,840	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020 with rent steps through May 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes a 185 square foot management office and a 180 square foot storage space.

Operating History and Underwritten Net Cash Flow(1)
	2017(2)	2018(2)	2019(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$5,273,860	$6,470,900	$6,866,468	$7,051,805	$8,098,100	$27.19	67.4%
Rent Steps(5)	0	0	0	0	173,740	0.58	1.4
Vacant Income	0	0	0	0	380,541	1.28	3.2
Gross Potential Rent	$5,273,860	$6,470,900	$6,866,468	$7,051,805	$8,652,381	$29.05	72.1%
Total Reimbursements	2,204,118	2,550,119	2,570,425	2,557,360	3,246,393	10.90	27.0
Other Income	8,051	8,611	68,315	31,527	109,177	0.37	0.9
Net Rental Income	$7,486,028	$9,029,630	$9,505,208	$9,640,692	$12,007,951	$40.32	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(810,167)	(2.72)	(6.7)
Effective Gross Income	$7,486,028	$9,029,630	$9,505,208	$9,640,692	$11,197,785	$37.60	93.3%

Total Expenses	$2,476,656	$3,093,303	$3,410,928	$3,377,373	$3,392,125	$11.39	30.3%

Net Operating Income	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,805,659	$26.21	69.7%

Total TI/LC, Capex/RR	0	0	0	0	485,823	1.63	4.3

Net Cash Flow	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,319,837	$24.58	65.4%
(1)	When acquired by the borrower sponsors, the California Properties were in distressed condition, having been neglected and/or mismanaged, with occupancies and rents that were significantly below market levels. The borrower sponsors have increased the occupancy of the California Properties from approximately 42.3% at acquisition to 93.0% through aggressive leasing and active management. Given the recent leasing activity, the full impact has not yet been realized in historical Net Operating Income.

(2)	The borrower sponsors acquired the California Properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park property did not make 2017 financials available. Due to the timing of a portion of the El Camino Real property, full year 2017 financials are available for only a portion of the property. As such, 2017 financial information includes operations from the Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center properties and a portion of the El Camino Real property. The borrower sponsors acquired four of the buildings that comprise the El Camino Real property in May 2018 and thus 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real property, which 2018 Net Operating Income represents the trailing 12 months ended June 2019. Additionally, 2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park property, which 2019 Net Operating Income represents the trailing 12 months ended February 2020 due to a change in the prior ownership’s accounting system.

(3)	TTM represents the trailing 12-month period ending July 31, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Rent Steps taken through May 2021.

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No. 2 – SoCal & South Miami Medical Office Portfolio

The Market. The SoCal & South Miami Medical Office Portfolio Properties are geographically diverse with properties located in two different states and five different submarkets.

SoCal & South Miami Medical Office Portfolio Properties Market Summary(1)
Property Name/Location	Market	Submarket	Submarket Vacancy(2)	UW Rental Rate PSF(3)	Market Rental Rate PSF	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
El Camino Real 285 and 499 North El Camino Real Encinitas, CA	San Diego	North Beach Cities	7.2%	$36.91	$37.80-$42.00	15,294	85,710	154,913	$111,021	$116,057	$117,250
Galloway Medical Park 7400 & 7500 Southwest 87th Avenue Miami, FL	Miami	Kendall	5.7%	$26.85	$27.00	11,742	145,498	400,779	$100,511	$64,405	$65,515
Snapper Creek 7800 Southwest 87th Avenue Miami, FL	Miami	Kendall	5.7%	$25.58	$27.00	15,450	138,204	389,626	$70,082	$66,653	$67,557
Temecula Medical Center 27699 Jefferson Avenue Temecula, CA	Inland Empire	South Riverside	7.6%	$26.83	$25.20	3,960	69,770	177,467	$43,477	$76,822	$85,246
Activity Medical Center 8901 Activity Road San Diego, CA	San Diego	North San Diego Cluster	5.1%	$26.82	$26.40	17,227	94,812	209,774	$74,403	$99,639	$110,809
Tri-City Medical Park 3907 Waring Road Oceanside, CA	San Diego	Oceanside	7.2%	$26.46	$25.80	21,594	125,294	324,663	$63,247	$73,305	$69,729
(1)	Source: Appraisal.

(2)	As of the second quarter of 2020.

(3)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020.

The Borrowers. The borrowers are Jefferson MOB LLC, Bella Tierra Investments LLC, Activity MOB LLC, 285 El Camino MOB LLC, 3907 Waring Rd MOB, LLC, Gull House No. 2, LLC, Gull House No. 7, LLC, Gull House No. 14, LLC, Galloway Medical Park Associates, LLC and Galloway Medical Park Associates II, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The Snapper Creek property is owned by Gull House No. 2, LLC, Gull House No. 7, LLC and Gull House No. 14, LLC as tenants-in-common. George Scopetta and JDS Real Holdings, LLC are the guarantors of certain nonrecourse carve-outs under the SoCal & South Miami Medical Office Portfolio Whole Loan. A non-consolidation opinion was provided in connection with the origination of the SoCal & South Miami Medical Office Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are George Scopetta and JDS Real Holdings, LLC. George Scopetta is founder and CIO of ShareMD. JDS Real Holdings, LLC is the company’s real estate holding company. ShareMD acquires, develops and manages medical office buildings across the United States. ShareMD’s expanding property portfolio includes medical office space in excess of one million square feet of owned collateral and 420 third-party owned medical office suites under management. ShareMD’s co-investor in the SoCal & South Miami Medical Office Portfolio Properties are Martis Capital Management, LLC, a private equity firm founded in 2012 in Palo Alto, California specializing in buyout, growth capital, recapitalization and middle market investments.

Throughout the term of the SoCal & South Miami Medical Office Portfolio Whole Loan, JDS Real Holdings, LLC will be required to maintain a minimum net worth of $44.5 million with minimum liquidity of $5 million. In the event that the lender seeks recovery from any nonrecourse carve-out guarantor, it will first make a demand on JDS Real Holdings, LLC. If JDS Real Holdings, LLC fails to fully satisfy such demand within 30 days of receipt of the demand, the lender may proceed to seek recovery from the other nonrecourse carve-out guarantor.

Property Management. The SoCal & South Miami Medical Office Portfolio Properties are managed by Medicus Asset Management, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $569,523 for real estate taxes, $498,277 for insurance premiums, $1,122,424 for outstanding tenant improvements and leasing commissions, $422,186 for rent concessions and $99,786 for deferred maintenance.

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No. 2 – SoCal & South Miami Medical Office Portfolio

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $79,239.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $41,684.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $6,979 for replacement reserves (approximately $0.28 per square foot annually). The reserve is subject to a cap of $418,740.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $33,524 (approximately $1.35 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $2,000,000.

Lockbox / Cash Management. The SoCal & South Miami Medical Office Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to deposit all rent into a lockbox account within one business day of receipt. Prior to the occurrence of a SoCal & South Miami Medical Office Portfolio Sweep Event Period (as defined below), all amounts on deposit in the lockbox account will be transferred to an account designated for the borrowers. The SoCal & South Miami Medical Office Portfolio Loan requires that during the continuance of a SoCal & South Miami Medical Office Portfolio Sweep Event Period, the borrowers deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an SoCal & South Miami Medical Office Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the SoCal & South Miami Medical Office Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the SoCal & South Miami Medical Office Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the SoCal & South Miami Medical Office Portfolio Whole Loan. To the extent that no SoCal & South Miami Medical Office Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “SoCal & South Miami Medical Office Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the SoCal & South Miami Medical Office Portfolio Whole Loan documents; or (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months.

A SoCal & South Miami Medical Office Portfolio Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The borrowers’ leasehold interest in the Tri-City Medical Park property is pursuant to a 75-year ground lease with Allen Dull, a natural person, which is scheduled to expire in February 2059. The annual ground rent is currently $30,450, and the ground lease provides for no further rent increases.

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No. 3 – MGM Grand & Mandalay Bay

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No. 3 – MGM Grand & Mandalay Bay

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No. 3 – MGM Grand & Mandalay Bay

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No. 3 – MGM Grand & Mandalay Bay

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	Barclays; SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$69,500,000	Title:	Fee
Cut-off Date Principal Balance(2):	$69,500,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	9.9%	Net Rentable Area (Rooms)(7):	9,748
Loan Purpose(3):	Acquisition	Location:	Las Vegas, NV
Borrowers:	MGM Grand PropCo, LLC, Mandalay PropCo, LLC	Year Built / Renovated(8):	Various / N/A
Borrower Sponsors:	BREIT Operating Partnership L.P., MGM Growth Properties Operating Partnership LP	Occupancy / ADR / RevPAR(7):	87.5% / $197.27 / $172.60
		Occupancy / ADR / RevPAR Date:	6/30/2020
Interest Rate:	3.55800%	4th Most Recent NOI (As of)(3):	$605,037,208 (12/31/2017)
Note Date:	2/14/2020	3rd Most Recent NOI (As of)(3):	$617,369,266 (12/31/2018)
Anticipated Repayment Date(4):	3/5/2030	2nd Most Recent NOI (As of)(3):	$520,080,353 (12/31/2019)
Interest-only Period(4):	120 months	Most Recent NOI (As of)(3):	$381,156,903 (TTM 6/30/2020)
Original Term(4):	120 months	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Original Amortization Term:	None	UW Revenues:	$2,106,295,488
Amortization Type:	ARD-Interest Only	UW Expenses:	$1,586,215,135
Call Protection(5):	Grtr0.5%orYM(31), DeforGrtr0.5%orYM(82),O(7)	UW NOI:	$520,080,353
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$487,305,761
Additional Debt(2):	Yes	Appraised Value / Per Room(9):	$4,600,000,000 / $471,892
Additional Debt Balance(2):	$1,564,700,000; $804,400,000; $561,400,000	Appraisal Date(9):	1/10/2020
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes

Escrows and Reserves(6)				Financial Information(2)(3)(4)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Room:	$167,645	$307,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$167,645	$307,755
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	35.5%	65.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(3):	35.5%	65.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.95x	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	17.9%	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(10)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”). Barclays will contribute Note A-14-1 with an outstanding principal balance of $44,500,000 and SGFC will contribute Note A-16-1 with an outstanding principal balance of $25,000,000 to the BBCMS 2020-C8 securitization.

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) at least 26 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 subordinate promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property (as defined below) has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000. All Financial Information is calculated off the MGM Grand & Mandalay Bay Senior Loan.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Prospectus is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master

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No. 3 – MGM Grand & Mandalay Bay

lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay A Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of approximately $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See the “Cash Flow Analysis” and “Historical Performance” tables below, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Cut-off Date Loan / Room, Maturity Date Loan / Room and Cut-off Date/Maturity Date LTV are calculated based on the ARD.

(5)	The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(8)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in MGM Grand resort (the “MGM Grand Property”) and the Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by at least 50 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). The MGM Grand & Mandalay Bay Whole Loan has a 10-year term to its anticipated repayment date, is interest-only for the first 10 years of the loan term and amortizes (to the extent of excess cash flow) following the anticipated repayment date. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Notes A-14-1 and A-16-1 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $69.5 million. Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The MGM Grand & Mandalay Bay Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve

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No. 3 – MGM Grand & Mandalay Bay

(as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB / Moody’s: Ba3 / S&P: BB-)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8(1)	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-13-4(2)	$556,027,334	$556,027,334	CREFI	No
A-14-2, A-14-3(2)	$281,847,000	$281,847,000	An affiliate of Barclays	No
A-15-4, A-15-5(2)	$228,013,666	$228,013,666	DBRI(3)	No
A-16-2(2)	$301,347,000	$301,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(5)
Whole Loan	$3,000,000,000	$3,000,000,000

(1)	Barclays will be contributing Note A-14-1 with an outstanding principal balance of $44,500,000 and SGFC will be contributing Note A-16-1 with an outstanding principal balance of $25,000,000 to the BBCMS 2020-C8 securitization.
(2)	Expected to be split and/or contributed to one or more future securitizations.
(3)	Deutsche Bank AG, New York Branch is the current title holder of Note A-15-4 and Note A-15-5. However, Deutsche Bank AG, New York Branch has transferred to DBR Investments Co. Limited (an affiliate of Deutsche Bank AG, New York Branch), a 100% equity participation interest in each Note A-15-4 and A-15-5.
(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.
(5)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

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The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

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The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

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As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%

(1)	Any financial information contained in this Prospectus for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(1)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%

(1)	Any financial information contained in this Prospectus for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

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Environmental. The Phase I reports dated February 11, 2020 did not identify any recognized environmental conditions. Due historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming through in 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by

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summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

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Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	June 2020 TTM	UW	UW Per Room(2)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.27	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$172.60	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488

Property Maintenance	112,218,119	110,725,189	95,208,961	101,449,888	103,270,469	86,987,561	103,270,469	$10,594
Property Administration(4)	137,822,533	128,394,200	125,525,316	126,382,088	126,766,300	105,768,903	126,766,300	$13,004
Marketing & Advertising	28,265,267	22,728,610	26,584,722	29,655,331	28,082,648	22,501,371	28,082,648	$2,881
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	29,514,908	27,641,195	$2,836
Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	48,582,051	57,698,013	$5,919
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$293,354,794	$343,458,625	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(5)	$0	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$520,080,353	$53,353

FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$487,305,761	$49,990
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).

(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date Four Seasons Management Agreement.

(7)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

The Borrowers. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

The Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by

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MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to MGM Lessee II, LLC (the “MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is

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sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the Borrower.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported

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(i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves. At loan origination, the Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

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of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a Brand Manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the

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event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Subordinate and Mezzanine Debt. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust, which have an aggregate Cut-off Date principal balance of $1,564,700,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive

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late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110.0%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii),

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(iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	5.3%	Net Rentable Area (Units)(4):	7,500
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Robert Moser	Occupancy:	85.4%
Interest Rate:	4.77500%	Occupancy Date:	6/30/2020
Note Date:	7/21/2020	4th Most Recent NOI (As of):	$5,999,229 (12/31/2017)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$6,538,790 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,167,737 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$7,227,989 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.2%
Amortization Type:	IO-Balloon	UW Revenues:	$10,877,012
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$3,348,439
Lockbox / Cash Management:	Springing	UW NOI:	$7,528,573
Additional Debt(1):	Yes	UW NCF:	$7,430,144
Additional Debt Balance(1):	$56,000,000	Appraised Value / Per Unit (5):	$135,550,000 / $18,073
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$12,400
Taxes:	$160,781	$76,562	N/A	Maturity Date Loan / Unit:	$11,396
Insurance:	$0	$4,147	N/A	Cut-off Date LTV(5):	68.6%
Replacement Reserves:	$0	$8,202	N/A	Maturity Date LTV(5):	63.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.27x
Other:	$82,148	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$93,000,000		100.0%	Payoff Existing Debt	$68,693,549	73.9%
				Closing Costs	2,471,535	2.7
				Upfront Reserves	242,928	0.3
				Return of Equity	21,591,988	23.2
Total Sources	$93,000,000		100.0%	Total Uses	$93,000,000	100.0%

(1)	The PGH17 Self Storage Portfolio Mortgage Loan (as defined below) is part of the PGH17 Self Storage Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original balance of $93,000,000. All financial information as presented is based on the PGH17 Self Storage Portfolio Whole Loan.
(2)	For a more detailed description of the Borrowers, see “The Borrowers” below.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Units exclude parking, billboards, and commercial spaces. For more detailed descriptions, see “The Properties” below.
(5)	The Appraised Value / Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” individual appraised values of $118,970,000. The Cut-off Date LTV and Maturity Date LTV based on the sum of the “as-is” individual appraised values are 78.2% and 71.8%, respectively.
(6)	The Appraisal Dates of the PGH17 Self Storage Portfolio Properties (as defined below) range from June 22, 2020 to June 24, 2020.

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The Loan. The PGH17 Self Storage Portfolio mortgage loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $93,000,000 (the “PGH17 Self Storage Portfolio Whole Loan”). The PGH17 Self Storage Portfolio Whole Loan is secured by a first mortgage lien on the PGH17 Self Storage Portfolio Borrowers’ (as defined below) fee interest in 17 self storage facility properties located in Pennsylvania, New York and Maine (the “PGH17 Self Storage Portfolio Properties” or the “PGH17 Self Storage Portfolio”). The non-controlling Note A-2 and Note A-3 with an aggregate original principal balance of $37,000,000 will be contributed to the BBCMS 2020-C8 securitization trust. The controlling Note A-1, with an original principal balance of $56,000,000, was contributed to the WFCM 2020-C57 securitization trust. The PGH17 Self Storage Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C57 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The PGH17 Self Storage Portfolio Whole Loan has a 10-year term, and following a five-year interest only period, amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$56,000,000	WFCM 2020-C57	Yes
A-2, A-3	$37,000,000	BBCMS 2020-C8	No
Total	$93,000,000

The Properties. The PGH17 Self Storage Portfolio Whole Loan is secured by a 17-property, 924,956 square foot, 7,500 unit self storage portfolio located in Pennsylvania (nine properties, 65.1% of the square footage, 65.4% of units), New York (seven properties, 27.3% of the square footage, 27.0% of units) and Maine (one property, 7.6% of the square footage, 7.6% of units). The PGH17 Self Storage Portfolio Borrowers (as defined below) acquired the PGH17 Self Storage Portfolio Properties between 2013 and 2015. The PGH17 Self Storage Portfolio Properties were constructed from 1942 to 2013 and range in size from 13,100 square feet to 79,350 square feet and 115 units to 817 units, with no individual PGH17 Self Storage Portfolio property comprising more than 8.6% of the total net rentable area based on square footage and 10.9% of the total storage units.

The PGH17 Self Storage Portfolio has a total of 7,500 self storage units, of which 1,522 are climate controlled. The non-climate controlled units range from 20 square feet to 2,500 square feet. The climate controlled units range from 16 square feet to 400 square feet. The PGH17 Self Storage Portfolio Properties also include 276 parking spaces, 10 apartment units, six commercial units, two billboard leases, and one office unit, which generates additional income for the PGH17 Self Storage Portfolio. Based on self storage units, the PGH17 Self Storage Portfolio Properties were 85.4% occupied as of June 30, 2020.

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The following table presents certain information relating to the PGH17 Self Storage Portfolio Properties:

Portfolio Summary
Property Name – Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value	UW NOI	% of UW NOI
Prime Storage – Malta/Saratoga Springs Malta, NY	$9,320,000	10.0%	79.8%	2011/N/A	77,375	817	$11,890,000	$746,073	9.9%
Capital Self Storage – Mechanicsburg Hampden, PA	9,180,000	9.9	88.2%	1999/N/A	79,350	611	12,000,000	744,482	9.9
Capital Self Storage – Middletown Middletown, PA	8,610,000	9.3	90.3%	2004-2006/N/A	74,225	606	10,210,000	697,701	9.3
Capital Self Storage – East York York, PA	7,640,000	8.2	87.1%	1942, 2010/2008	64,140	541	10,000,000	619,847	8.2
Capital Self Storage – Harrisburg Arsenal Harrisburg, PA	7,330,000	7.9	87.8%	2006, 2007/N/A	59,475	524	9,300,000	595,047	7.9
Eliot Rent A Space & Self Storage Eliot, ME	6,760,000	7.3	79.4%	1986-2003/N/A	70,450	568	7,960,000	545,004	7.2
Capital Self Storage – Enola Enola, PA	6,760,000	7.3	86.4%	1989, 1993, 1996, 2000/N/A	60,309	521	8,730,000	547,648	7.3
Capital Self Storage – Harrisburg Derry Harrisburg, PA	6,320,000	6.8	90.0%	1998, 2000/N/A	55,225	482	8,130,000	512,891	6.8
Capital Self Storage – West York York, PA	5,950,000	6.4	87.4%	2001, 2009, 2013/N/A	71,750	603	7,700,000	484,368	6.4
Capital Self Storage – Dover Dover, PA	5,830,000	6.3	79.9%	1986-2007/N/A	77,625	567	7,080,000	475,670	6.3
A Space Place Self Storage Medford, NY	5,220,000	5.6	78.4%	1989/2001	37,170	365	7,570,000	420,853	5.6
Capital Self Storage – Hanover Hanover, PA	4,980,000	5.4	89.0%	2001-2003/N/A	60,300	453	6,320,000	403,944	5.4
Prime Storage – Glens Falls Glens Falls, NY	3,050,000	3.3	84.5%	2002-2005/N/A	47,600	297	3,840,000	245,373	3.3
Affordable Storage – Wilton Wilton, NY	1,850,000	2.0	87.3%	2004, 2009/N/A	28,400	126	2,520,000	149,583	2.0
Prime Storage – Latham New Loudon Road Cohoes, NY	1,740,000	1.9	84.7%	1997-2004/N/A	22,500	176	2,360,000	140,089	1.9
Rotterdam Self Storage Rotterdam, NY	1,270,000	1.4	90.4%	1980/N/A	25,962	115	1,830,000	102,875	1.4
Affordable Storage – Saratoga Wilton, NY	1,190,000	1.3	92.2%	1996, 2000/N/A	13,100	128	1,530,000	97,123	1.3
Total/Wtd. Avg.	$93,000,000	100.0%	85.4%		924,956	7,500	$135,550,000(3)	$7,528,573	100.0%
(1)	Based on the underwritten rent rolls dated June 30, 2020.
(2)	Occupancy is based on the self storage units at each PGH17 Self Storage Portfolio property. The weighted average occupancy at the PGH17 Self Storage Portfolio Properties, based on net rentable square footage, is 85.3%, according to the underwritten rent roll dated June 30, 2020.
(3)	The Total Appraised Value is based on the “As-Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties. The sum of the appraised values of the individual properties is $118,970,000.

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The following table presents detailed information with respect to the unit mix of the PGH17 Self Storage Portfolio Properties:

			Unit Mix
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(1)	Annual UW Base Rent	% of Annual UW Base Rent
Non-Climate Controlled Storage Units	752,227	81.3%	5,978	76.7%	85.9%	$7,430,358	75.6%
Climate Controlled Storage Units	151,779	16.4	1,522	19.5	83.4%	2,067,106	21.0
Apartment Units	12,400	1.3	10	0.1	60.0%	63,300	0.6
Commercial Units	8,400	0.9	6	0.1	100.0%	73,105	0.7
Office Units	150	0.0	1	0.0	0.0%	0	0.0
Parking Units	N/A	N/A	276	3.5	86.6%	194,496	2.0
Billboard	N/A	N/A	2	0.0	100.0%	4,516	0.0
Total / Wtd. Avg.	924,956	100.0%	7,795	100.0%	85.4%	$9,832,881	100.0%
(1)	Occupancy (%) is based on the net rentable units at each PGH17 Self Storage Portfolio property per the underwritten rent roll dated June 30, 2020. The weighted average occupancy at the PGH17 Self Storage Portfolio Properties, based on net rentable square footage, is 85.3%, according to the underwritten rent roll dated June 30, 2020.

COVID-19 Update. As of September 28, 2020, the PGH17 Self Storage Portfolio Properties are open and operating. Tenant monthly rent due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on a calendar month basis. As of July 28, 2020, 4.0% of monthly rents are 31-60 days delinquent, and 2.7% of monthly rents are 61-90 days delinquent. As of September 28, 2020, the PGH17 Self Storage Portfolio Borrowers have not requested any modification or forbearance to the PGH17 Self Storage Portfolio Whole Loan terms.

Environmental. According to the Phase I environmental assessments dated July 6, 2020, there was no evidence of any recognized environmental conditions at any of the PGH17 Self Storage Portfolio Properties.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
79.5%	82.1%	83.9%	85.4%
(1)	Historical Occupancies are as of December 31 of each respective year and based on self-storage units.
(2)	Current Occupancy is as of June 30, 2020 and based on Units.

The Market. The PGH17 Self Storage Portfolio is located across 14 cities in Pennsylvania, New York and Maine. The PGH17 Self Storage Portfolio Properties are located across six metropolitan statistical areas (each, an “MSA”) across the northeast in Harrisburg-Carlisle, PA MSA (five properties, 36.6% of units, 41.1% of allocated cut-off balance), York-Hanover, PA MSA (four properties, 28.9% of units, 26.2% of cut-off balance), Albany-Schenectady-Troy, NY MSA (five properties, 18.2% of units, 16.5% of cut-off balance), Portland-South Portland, ME MSA (one property, 7.6% of units, 7.3% of cut-off balance), New York-Newark-Jersey City, NY-NJ-PA MSA (one property, 4.9% of units, 5.6% of cut-off balance) and Glen Falls, NY MSA (one property, 4.0% of units, 3.3% of cut-off balance).

According to a third-party market research report, as of the second quarter of 2019, the Maine property is located in the Northeast Region within the New England Division, with average monthly rents of $123.61 and $154.72 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the New England Division region reported a vacancy rate of 10.7% for self storage properties.

According to third-party market reports, as of the second quarter of 2019, the Pennsylvania and New York properties are located in the Northeast region within the Middle Atlantic Division, with average monthly rents of $145.75 and $174.05 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the Middle Atlantic Division reported a vacancy rate of 9.1% for self storage properties.

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The following table presents certain information related to the MSAs for the PGH17 Self Storage Portfolio Properties:

PGH17 Self Storage Portfolio Properties per MSA
MSA	No. of Props	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Traffic Count Per Day(2)	2019 Population 5-Mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)
Harrisburg-Carlisle, PA	5	328,584	$3,053,155	41.1%	14,015	139,030	$38,200,000	$48,370,000
York-Hanover, PA	4	273,815	1,948,157	26.2	14,335	104,093	24,400,000	31,100,000
Albany-Schenectady-Troy, NY	5	167,337	1,228,898	16.5	9,968	48,815	15,370,000	20,130,000
Portland-South Portland, ME	1	70,450	540,072	7.3	16,662	39,355	6,760,000	7,960,000
New York-Newark-Jersey City, NY-NJ-PA	1	37,170	416,393	5.6	19,766	173,065	5,220,000	7,570,000
Glen Falls, NY	1	47,600	243,469	3.3	22,421	67,402	3,050,000	3,840,000
Total / Wtd. Avg.	17	924,956	$7,430,144	100.0%	14,221	107,270	$93,000,000	$135,550,000
(1)	Net Rentable Area (SF) obtained from the underwritten rent roll dated June 30, 2020.
(2)	Traffic Count per day obtained from third party market research reports.
(3)	2019 Population 5-Mile Radius are weighted averages based on information obtained from appraisals.
(4)	Allocated Cut-off Date Balance is based on the PGH17 Self Storage Portfolio Whole Loan.
(5)	The aggregate Appraised Value for each MSA represents the total “as-is” appraised value on an individual basis. Total Appraised Value is based on the “As Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$9,832,881	$1,311.05	85.2%
Vacant Income	0	0	0	0	1,706,880	227.58	14.8
Gross Potential Rent	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$11,539,761	$1,538.63	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,706,880)	(227.58)	(14.8)
Other Income(3)	559,546	749,099	963,976	1,044,132	1,044,132	139.22	9.0
Effective Gross Income	$8,993,509	$9,850,292	$10,491,203	$10,546,055	$10,877,012	$1,450.27	94.3%
Total Expenses	$2,994,280	$3,311,501	$3,323,465	$3,318,067	$3,348,439	$446.46	30.8%
Net Operating Income(4)	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,528,573	$1,003.81	69.2%
Total TI/LC, Capex/RR	0	0	0	0	98,429	13.12	0.9
Net Cash Flow	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,430,144	$990.69	68.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2020.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes insurance income, late fees, application fees, retail revenue and other miscellaneous income.
(4)	2019 Net Operating Income increased compared to 2017 Net Operating Income mainly due to increases in occupancy and rent charges of the PGH17 Self Storage Portfolio Properties.

The Borrowers. The borrowing entities for the PGH17 Self Storage Portfolio Whole Loan are 17 Delaware limited liability companies (each individually, a “PGH17 Self Storage Portfolio Borrower” and collectively, the “PGH17 Self Storage Portfolio Borrowers”), each a single purpose entity with two independent directors. Legal counsel to the PGH17 Self Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the PGH17 Self Storage Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the PGH17 Self Storage Portfolio Whole Loan is Robert Moser. Robert Moser has over 20 years of experience as an owner, operator and developer of commercial real estate. Robert Moser is the owner and principal of Prime Group Holdings, LLC, overseeing all operations, strategic initiatives and investment activities of the company, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings, LLC has grown to become the largest private owner-operator of self-storage in the United States. Mr. Moser was a party to prior foreclosure and other litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The PGH17 Self Storage Portfolio Properties are managed by Prime Group Holdings, LLC, an affiliate of the PGH17 Self Storage Portfolio Borrowers.

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Escrows and Reserves. At origination, the PGH17 Self Storage Portfolio Borrowers deposited into escrow approximately $160,781 for real estate taxes, and approximately $82,148 for required repairs.

Tax Escrows – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $76,562.

Insurance Escrows – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $4,147.

Replacement Reserves – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow $8,202 for replacement reserves (approximately $0.11 per square foot annually).

Lockbox / Cash Management. The PGH17 Self Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a PGH17 Self Storage Portfolio Cash Management Trigger Event (as defined below), the PGH17 Self Storage Portfolio Borrowers are required (i) to establish a lender-controlled lockbox account and, within 10 calendar days of the PGH17 Self Storage Portfolio Cash Management Trigger Event, to instruct non-storage tenants and storage tenants under a Major Lease (as defined in the PGH17 Self Storage Portfolio Whole Loan documents) to deposit rents into such lockbox account, (ii) with respect to other self storage tenants, within five business days, to deliver credit card direction letters instructing the credit card companies to pay amounts directly into the lockbox account, and (iii) with respect to any other amounts collected, the PGH17 Self Storage Portfolio Borrowers or the property manager are required to deposit any such amounts received into the lockbox account within two business day of receipt. Pursuant to the PGH17 Self Storage Portfolio Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the PGH17 Self Storage Portfolio Whole Loan documents) are required to be applied as follows (a) if a PGH17 Self Storage Portfolio Cash Sweep Event (as defined below) is not in effect, to the PGH17 Self Storage Portfolio Borrowers; and (b) if a PGH17 Self Storage Portfolio Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the PGH17 Self Storage Portfolio Whole Loan.

A “PGH17 Self Storage Portfolio Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within a 12-month period, (iii) a bankruptcy action of one or more of the PGH17 Self Storage Portfolio Borrowers, the guarantor or the property manager, (iv) any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the PGH17 Self Storage Portfolio Whole Loan, or (v) a mezzanine borrower entering into a subordinate mezzanine loan in accordance with the PGH17 Self Storage Portfolio Whole Loan documents. A PGH17 Self Storage Portfolio Cash Management Trigger Event will end (a) with respect to the matters describe in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when debt service payments have been paid on time for 12 consecutive months, (c) with respect to matters described in clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender, and (d) with respect to matters described in clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for the PGH17 Self Storage Portfolio Whole Loan for two consecutive quarters.

A “PGH17 Self Storage Portfolio Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of one or more of the PGH17 Self Storage Portfolio Borrowers, the guarantor or the property manager, or (iii) any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for the PGH17 Self Storage Portfolio Whole Loan. A PGH17 Self Storage Portfolio Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, when the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters describe in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender, or (c) with respect to the matters describe in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for the PGH17 Self Storage Portfolio Whole Loan for two consecutive quarters.

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Subordinate and Mezzanine Debt. Provided no event of default has occurred and is continuing, the PGH17 Self Storage Portfolio Whole Loan documents permit an affiliate of the PGH17 Self Storage Portfolio Borrowers to incur future mezzanine debt subject to certain conditions, including, among other things, (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the PGH17 Self Storage Portfolio Whole Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 68.6% and (b) the debt service coverage ratio is not less than 1.27x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BBCMS 2020-C8 certificates and receipt of similar rating agency confirmations from the rating agencies rating the WFCM 2020-C57 certificates.

Right of First Refusal. A cell tower tenant (“SBA Towers IV, LLC”) at the Capital Self Storage – East York property has a right of first refusal to purchase the Capital Self Storage – East York property under certain circumstances pursuant to the terms of its lease. The right of first refusal has been waived with respect to the transfer of the Capital Self Storage – East York property in connection with a foreclosure of the mortgage, deed-in-lieu of foreclosure, appointment of a receiver, or other exercise of the lender’s remedies.

Partial Release. At any time after the date that is two years from the closing date of the BBCMS 2020-C8 securitization trust, the PGH17 Self Storage Portfolio Borrowers may obtain the release of an individual property provided that, among other conditions: (i) the PGH17 Self Storage Portfolio Whole Loan is defeased in an amount equal to 115% of the allocated loan amount for the related PGH17 Self Storage Portfolio property being released; (ii) the debt service coverage ratio for the remaining PGH17 Self Storage Portfolio Properties after such release is not less than the greater of (a) 1.27x and (b) the debt service coverage ratio for the PGH17 Self Storage Portfolio Properties based on the trailing 12-month immediately before the release; and (iii) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 68.6% and (b) the loan-to-value ratio of the PGH17 Self Storage Portfolio Whole Loan immediately preceding the release of the property.

Ground Lease. None.

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No. 5 – ExchangeRight Net Leased Portfolio 38

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No. 5 – ExchangeRight Net Leased Portfolio 38

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,608,000	Title:	Fee
Cut-off Date Principal Balance:	$29,608,000	Property Type – Subtype:	Retail – Freestanding
% of IPB:	4.2%	Net Rentable Area (SF):	192,083
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 38 DST	Year Built / Renovated:	Various / N/A
Borrower Sponsors:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, and Warren Thomas	Occupancy:	100.0%
Interest Rate:	4.05000%	Occupancy Date:	7/29/2020
Note Date:	7/29/2020	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	98.4%
Amortization Type:	Interest Only	UW Revenues:	$3,119,567
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$318,056
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,801,511
Additional Debt:	No	UW NCF:	$2,776,848
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,755,000 / $249
Additional Debt Type:	N/A	Appraisal Date(2):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$59,011	$19,670	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves:	$0	$826	N/A	Maturity Date LTV:	62.0%
TI/LC Reserve:	$300,000	Springing	N/A	UW NCF DSCR:	2.28x
Other:	$510,368	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,608,000	60.2%	Purchase Price(1)	$47,588,730	96.8%
Sponsor Equity	18,571,634	37.8	Upfront Reserves	869,378	1.8
Closing Credit(4)	978,568	2.0	Closing Costs	700,094	1.4
Total Sources	$49,158,202	100.0%	Total Uses	$49,158,202	100.0%
(1)	The ExchangeRight Net Leased Portfolio 38 Properties were acquired between March 2020 and July 2020. As such, no historical operating history is available.
(2)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 38 Properties range from February 16, 2020 to July 18, 2020.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Closing Credit represents a credit relating to the interest rate buy-up by the borrower.

The Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio 38 Mortgage Loan”) is secured by the borrower’s fee interest in a 192,083 square foot, 13 property portfolio occupied by 13 sole retail tenants across Texas, Wisconsin, Mississippi, New Jersey, Pennsylvania, New Mexico, Indiana, and Ohio (collectively, the “ExchangeRight Net Leased Portfolio 38 Properties”). The ExchangeRight Net Leased Portfolio 38 Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Properties. The ExchangeRight Net Leased Portfolio 38 Properties are comprised of 13 single tenant retail properties totaling 192,083 square feet located across eight states. The geographical concentrations by Cut-off Date Balance include Texas (four properties, 28.0% of the allocated Cut-off Date Balance), Wisconsin (two properties, 27.3% of the allocated Cut-off Date Balance), Mississippi (two properties, 15.9% of the allocated Cut-off Date Balance), New Jersey (one property, 13.7% of the allocated Cut-off Date Balance), Pennsylvania (one property, 4.1% of the allocated Cut-off Date Balance), New Mexico (one property, 3.8% of the allocated Cut-off Date Balance), Indiana (one property, 3.6% of the allocated Cut-

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off Date Balance), and Ohio (one property, 3.6% of the allocated Cut-off Date Balance). Built between 1996 and 2020, the ExchangeRight Net Leased Portfolio 38 Properties range in size from 9,002 square feet to 47,000 square feet. As of July 29, 2020, the ExchangeRight Net Leased Portfolio 38 Properties were 100.0% occupied. Four tenants, or their parent entities, representing 78.3% of the aggregate NRA and 79.9% of UW base rent at the ExchangeRight Net Leased Portfolio 38 Properties, are investment grade. As of October 2020, the tenants at the ExchangeRight Net Leased Portfolio 38 Properties have a weighted average remaining lease term of approximately 12.9 years and a weighted average fully extended lease term of approximately 37.1 years.

COVID-19 Update. As of September 22, 2020, the ExchangeRight Net Leased Portfolio 38 Properties were open and operating, and all tenants remained current on all rent and lease obligations. The September debt service payment was made, and the ExchangeRight Net Leased Portfolio 38 Mortgage Loan has not been subject to any forbearance, modification, or debt service relief requests.

ExchangeRight Net Leased Portfolio 38 Properties Summary
Property Name	Property Type / Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Mortgage Loan Amount	% of ALA	Appraised Value	UW NCF(1)
Pick n Save - McFarland, WI	Retail/Freestanding	47,000	1996/N/A	$4,950,000	16.7%	$7,340,000	$452,053
CVS Pharmacy - Brownsville, TX	Retail/Freestanding	13,000	2009/N/A	$4,900,000	16.5%	$7,350,000	$414,267
Tractor Supply - Little Egg Harbor, NJ	Retail/Freestanding	19,097	2013/N/A	$4,045,000	13.7%	$6,450,000	$328,992
Walgreens - La Crosse, WI	Retail/Freestanding	14,550	2010/N/A	$3,125,000	10.6%	$6,100,000	$376,357
CVS Pharmacy - Hattiesburg, MS	Retail/Freestanding	12,739	2003/N/A	$2,440,000	8.2%	$5,350,000	$283,221
Tractor Supply - Horn Lake, MS	Retail/Freestanding	22,563	2004/N/A	$2,275,000	7.7%	$3,580,000	$187,056
Dollar General - Plum, PA	Retail/Freestanding	9,002	2016/N/A	$1,225,000	4.1%	$1,850,000	$102,060
Dollar General - Midland, TX	Retail/Freestanding	9,026	2020/N/A	$1,172,000	4.0%	$1,700,000	$108,088
Dollar General - Las Cruces, NM	Retail/Freestanding	9,026	2020/N/A	$1,116,000	3.8%	$1,650,000	$105,552
Dollar General - La Marque, TX	Retail/Freestanding	9,026	2020/N/A	$1,115,000	3.8%	$1,650,000	$98,917
Dollar General - Houston, TX	Retail/Freestanding	9,026	2019/N/A	$1,115,000	3.8%	$1,640,000	$97,859
Dollar General - South Bend, IN	Retail/Freestanding	9,002	2020/N/A	$1,070,000	3.6%	$1,570,000	$97,624
Dollar General - Hamilton, OH	Retail/Freestanding	9,026	2020/N/A	$1,060,000	3.6%	$1,525,000	$94,802
Total		192,083		$29,608,000	100.0%	$47,755,000	$2,746,848
(1)	Total UW NCF includes a $30,000 credit for the $300,000 upfront TI/LC holdback.

Largest Tenants.

Dollar General (63,134 square feet; 32.9% of the NRA; 25.1% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): Dollar General (NYSE: DG) is a chain of more than 16,000 discount stores in 46 states, primarily in the South, East, Midwest, and Southwest, offering basic household items, such as cleaning supplies, health, and beauty aids, apparel, and food. The stores tend to target low-, middle-, and fixed-income shoppers.

Pick n Save (47,000 square feet; 24.5% of the NRA; 16.1% of underwritten rent; Baa1/BBB/NR by Moody’s/S&P/Fitch): Pick n Save (NYSE: KR), is a premier supermarket chain in Wisconsin with over 100 stores. In 2015, Pick n Save became a wholly-owned subsidiary of Kroger, which operates over 2,700 retail food stores throughout the United States. Pick n Save has been located at the Pick n Save - McFarland, WI Property since 2005 and in 2020 extended their lease through July 2032.

Tractor Supply Company (41,660 square feet; 21.7% of the NRA; 20.1% of underwritten rent): Tractor Supply Company (“TSC”) (NASDAQ: TSCO) is the largest operator of rural lifestyle retail stores in the United States. Founded in 1938, TSC owns and operates over 1,800 stores in 49 states supplying basic maintenance products to home, land, pet and animal owners. TSC is based in Brentwood, Tennessee and is a publicly traded company.

CVS Pharmacy (25,739 square feet; 13.4% of the NRA; 25.5% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): CVS Health Corporation (“CVS”), together with its subsidiaries, is the largest pharmacy healthcare provider in the United States. CVS is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019, CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics are operated within Target stores,

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as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the United States retail pharmacy market. On November 28, 2018, CVS acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

Environmental. According to Phase I environmental assessments dated between January 3, 2020 and July 22, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 38 Properties. However, there was an environmental issue noted at the Walgreens – La Crosse, WI property due to the potential release from the underground storage tanks. The Phase I states that it would likely be limited to soil impact and estimated the reasonable worst-case cost to address a potential release would range from $25,000 to $40,000. At origination, the borrower deposited $60,000, equal to 150.0% of the maximum estimated cost, into an Environmental Reserve for the related expenses. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)(2)
2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 38 Properties. Historical occupancies are as of December 31 of each respective year.
(2)	The Dollar General - Houston, TX property was constructed in 2019; the Dollar General - Midland, TX property, the Dollar General - Las Cruces, NM property, the Dollar General - La Marque, TX property, the Dollar General - South Bend, IN property, and the Dollar General - Hamilton, OH property were constructed in 2020. These tenants are excluded from occupancy figures for the year of, and years prior to, their respective build dates.
(3)	Current occupancy is as of July 29, 2020.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Weighted Average Remaining Lease Terms(3)(4)
Dollar General	Baa2 / BBB / NR	7	63,134	32.9%	$11.60	$732,638	25.1%	13.9
Pick n Save	Baa1 / BBB / NR	1	47,000	24.5	$10.00	$470,000	16.1	11.8
Tractor Supply Company	NA / NA / NA	2	41,660	21.7	$14.05	$585,500	20.1	12.1
CVS Pharmacy	Baa2 / BBB / NR	2	25,739	13.4	$28.86	$742,747	25.5	12.5
Walgreens	Baa2 / BBB / BBB	1	14,550	7.6	$26.40	$384,068	13.2	14.3
Occupied Tenants / Wtd. Avg.		13	192,083	100.0%	$15.18	$2,914,953	100.0%

Vacant Space			0	0.0%

Collateral Total			192,083	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Each tenant has at least two five-year renewal options.

(4)	Weighted Average Remaining Lease Terms are based on the October 2020 cut-off date.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	1	19,097	9.9	370,700	12.7	19,097	9.9%	$370,700	12.7%
2030	0	0	0.0	0	0.0	19,097	9.9%	$370,700	12.7%
2031 & Beyond	12	172,986	90.1	2,544,253	87.3	192,083	100.0%	$2,914,953	100.0%
Total	13	192,083	100.0%	$2,914,953	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,914,953	$15.18	91.9%
Gross Potential Rent	$2,914,953	$15.18	91.9%
Total Reimbursements	255,665	1.33	8.1
Net Rental Income	$3,170,617	$16.51	100.0%
(Vacancy/Credit Loss)	(51,050)	(0.27)	(1.6)
Other Income	0	0.00	0.0
Effective Gross Income	$3,119,567	$16.24	98.4%

Total Expenses	$318,056	$1.66	10.2%

Net Operating Income	$2,801,511	$14.58	89.8%

Total TI/LC, Capex/RR	24,663	0.13	0.8

Net Cash Flow	$2,776,848	$14.46	89.0%
(1)	The ExchangeRight Net Leased Portfolio 38 Properties were acquired between March 2020 and July 2020. As such no historical operating data was provided.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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The Market. The ExchangeRight Net Leased Portfolio 38 Properties are geographically diverse with properties located in eight different states and 12 different markets.

ExchangeRight Net Leased Portfolio 38 Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Pick n Save - McFarland, WI	Madison	Southeast Madison	4.8%	$10.00	$10.00
CVS Pharmacy - Brownsville, TX	Brownsville-Harlingen-San Benito	Greater Brownsville	2.7%	$32.52	$32.50
Walgreens - La Crosse, WI	La Crosse-Onalaska	La Crosse	3.3%	$26.40	$27.00
Tractor Supply - Little Egg Harbor, NJ	Central New Jersey	Ocean County	11.0%	$19.41	$19.50
CVS Pharmacy - Hattiesburg, MS	Hattiesburg	East Hattiesburg	2.8%(2)	$25.12	$24.00(3)
Tractor Supply - Horn Lake, MS	Memphis	South Memphis/Airport/Southaven	14.8%	$9.52	$10.50
Dollar General - Plum, PA	Pittsburgh	Monroeville	6.9%	$12.83	$12.85
Dollar General - Midland, TX	Midland	Midland - TX	2.1%(2)	$12.25	$12.25
Dollar General - Las Cruces, NM	Las Cruces	City of Las Cruces	5.0%	$11.95	$12.00
Dollar General - La Marque, TX	Houston	NASA/Clear Lake	5.6%	$11.22	$11.25
Dollar General - Houston, TX	Houston	Near South	4.0%	$11.10	$11.10
Dollar General - South Bend, IN	South Bend	Outlying St. Joseph County	2.8%	$11.10	$11.25
Dollar General - Hamilton, OH	Cincinnati	Butler County	3.3%	$10.78	$11.00
Wtd. Avg.(4)			6.0%	$15.18	$15.29
(1)	Source: Appraisals.

(2)	Due to limited information on the submarket, the submarket vacancies for CVS Pharmacy – Hattiesburg, MS and Dollar General – Midland, TX reflect the overall market vacancy.

(3)	Reflects the appraisal’s market rent for properties with CVS Pharmacy as the tenant.

(4)	Wtd. Avg. is based on net rentable area.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 38 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio 38 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 38 Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Loan Sponsors. The loan sponsors are ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.8 billion in assets under management that includes over 700 properties located across 38 states totaling over 14 million square feet as of August 31, 2020. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio 38 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio 38 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $300,000 for tenant improvement and leasing commissions, approximately $12,868 for deferred maintenance, $437,500 for a Fire Suppression Reserve relating to work required to remedy open fire code violations at Tractor Supply – Little Egg Harbor, NJ, $60,000 for an Environmental Reserve relating to the Walgreens – La Crosse, WI property, and approximately $59,011 for real estate taxes.

Tax & Insurance Escrows – The borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially approximately $19,670). The borrower is not required to escrow for monthly insurance

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payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $826 for replacement reserves.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents, the borrower is required to escrow approximately $11,205 monthly (equal to approximately $0.70 per square foot annually) for tenant improvements and leasing commissions.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 38 Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and within ten days thereof deliver letters to the tenants at the ExchangeRight Net Leased Portfolio 38 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of an ExchangeRight Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio 38 Mortgage Loan.

An “ExchangeRight Cash Sweep Event” will commence upon any of the following: (i) an event of default under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule is less than 1.45x or (iii) 36 months prior to maturity (a “Qualified Transfer Trigger Event”). An ExchangeRight Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.50x for two consecutive calendar quarters, or with respect to clause (iii) above, a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” will occur upon a qualified transfer to an Approved Transferee (as defined below) provided that the Approved Transferee (as defined below) (i) at all times must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) a rating of “BBB-” (or equivalent) or better by two out of three rating agencies that include S&P, Fitch and Moody’s (an “Investment Grade Rating”), (ii) is required to, in lieu of executing a certain guaranty described under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents and prior to the release of any guarantor, execute and deliver to the lender a full recourse guaranty acceptable to the lender guaranteeing payment of the ExchangeRight Net Leased Portfolio 38 Mortgage Loan, (iii) is required at all times to own 100% of the legal and beneficial ownership interests in the borrower, (iv) is not permitted to be a Delaware statutory trust and (v) will be required to cause the borrower to convert to a Delaware limited liability company.

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the ExchangeRight Net Leased Portfolio 38 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) has either (1) total assets of at least $100,000,000 or (2) an Investment Grade Rating, or (iii) an approved real estate investment trust.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Right of First Refusal. Three tenants at three of the ExchangeRight Net Leased Portfolio 38 Properties have rights of first refusal. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Prospectus.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.7%	Net Rentable Area (SF):	170,812
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	234 9th, LLC	Year Built / Renovated:	2018 / N/A
Borrower Sponsors:	Scott B. Redman, Richard C. Redman	Occupancy:	98.6%
Interest Rate:	3.60000%	Occupancy Date(3):	8/28/2020
Note Date:	9/4/2020	4th Most Recent NOI(4):	N/A
Maturity Date:	10/1/2030	3rd Most Recent NOI(4):	N/A
Interest-only Period:	120 months	2nd Most Recent NOI(4):	N/A
Original Term:	120 months	Most Recent NOI:	$6,835,379 (12/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$10,490,555
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$2,966,141
Lockbox / Cash Management:	Hard / In Place	UW NOI(3):	$7,524,414
Additional Debt(1):	Yes	UW NCF(3):	$7,464,791
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF(3):	$159,400,000 / $933
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	7/16/2020

Escrows and Reserves(2)				Financial Information(1)(3)
	Initial	Monthly	Initial Cap			Whole Loan
Taxes:	$406,459	$81,292	N/A	Cut-off Date Loan / SF:		$562
Insurance:	$140,847	Springing	N/A	Maturity Date Loan / SF:		$562
Replacement Reserve:	$0	$712	N/A	Cut-off Date LTV:		60.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:		60.2%
Other:	$0	$0	N/A	UW NCF DSCR:		2.13x
				UW NOI Debt Yield:		7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$96,000,000		99.2%	Payoff Existing Debt	$95,067,682	98.2%
Borrower Sponsor Equity	810,006		0.8	Closing Costs	1,195,018	1.2
				Reserves	547,306	0.6
Total Sources	$96,810,006		100.0%	Total Uses	$96,810,006	100.0%
(1)	The 9th & Thomas Mortgage Loan (as defined below) is part of a whole loan, evidenced by five pari passu notes with an aggregate original principal balance of $96.0 million (together, the “9th & Thomas Whole Loan”). Financial Information as presented is based on the 9th & Thomas Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	While the 9th & Thomas Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 9th & Thomas Whole Loan more severely than assumed in the underwriting of the 9th & Thomas Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(4)	Further historical NOI is not available, as construction of the 9th & Thomas Property (as defined below) was completed in July 2018.

The Loan. The 9th & Thomas Mortgage Loan is secured by a first lien mortgage on the fee interest in a 170,812 square foot office building located in Seattle, Washington (the “9th & Thomas Property”). The 9th & Thomas Whole Loan is comprised of five pari passu notes with an aggregate principal balance of $96.0 million. The 9th & Thomas Whole Loan has a 10-year interest-only term. Note A-2, with an outstanding principal balance as of the Cut-off Date of $26.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “9th & Thomas Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note A-1 will be the controlling noteholder. The 9th & Thomas Mortgage Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK28 securitization. See “Description of the Mortgage Pool—

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The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	BANK 2020-BNK28	Yes
A-2	$26,000,000	BBCMS 2020-C8	No
A-3	$20,000,000	BANK 2020-BNK28	No
A-4	$10,000,000	BANK 2020-BNK28	No
A-5	$10,000,000	BANK 2020-BNK28	No
Total	$96,000,000

The Property. The 9th & Thomas Property is a 12-story, Class A, LEED Gold certified office building that includes a total of 170,812 square feet above three levels of subterranean parking for 134 vehicles. The improvements were completed in 2018 and are comprised of 9,018 square feet of ground floor retail space (6,559 square feet of which is currently leased to three restaurant tenants: Thomas Street Warehouse, Elm Coffee and Jack’s BBQ); 159,037 square feet of office space wholly leased to Amazon Fulfillment Services, Inc. (“Amazon”); and a 2,757 square foot penthouse residential unit plus rooftop garden, which is leased to Scott B. Redman, one of the borrower sponsors, and his wife. The 9th & Thomas Property was 98.6% occupied as of August 28, 2020, with the only vacancy being 2,459 square feet of “pop up” short term retail space.

The 9th & Thomas Property features views of Seattle’s Space Needle, open floorplates, terraces on nearly every floor, a fourth floor roof garden, large operable windows and other environmentally sustainable features, locker rooms and secure storage for 60 bicycles. The 9th & Thomas Property also features a double-height “living room” lobby designed for public gathering and used for entertainment and art installations sponsored by the borrower sponsors, Amazon, and other local groups.

COVID-19 Update.

As of September 8, 2020, the 9th & Thomas Property is open and operating. Amazon (93.1% of NRA and 94.1% of underwritten base rent) remains current on all rent and lease obligations. Rent relief was provided for the ground floor restaurant tenants due to operational limitations during the stay-at-home orders directed by Washington’s Governor. Thomas Street Warehouse (2.5% of NRA and 2.4% of underwritten base rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of NRA and 1.0% of underwritten base rent) was provided with two months of base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of underwritten base rent) was provided with five months of base rent abatement (May through September 2020). The first debt service payment on the 9th & Thomas Mortgage Loan is due in November 2020 and, as of September 8, 2020, the 9th & Thomas Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenant.

Amazon Fulfillment Services, Inc. (159,037 square feet; 93.1% of NRA; 94.1% of underwritten base rent). Amazon occupies floors two through 11, plus 2,249 square feet of ground floor area adjacent to its elevator bays at the 9th & Thomas Property, for use by its Fulfillment by Amazon (“FBA”) division and its tax accounting division. Amazon’s FBA division provides merchants, businesses and individual clients with a product sales platform, handling product listings, inventory management, product shipments and customer support.

Amazon’s 15-year lease expires July 31, 2033, with two seven-year renewal options at fair market rent upon 15-21 months’ notice. Amazon was provided with $11,927,775 ($75 per square foot) as a tenant improvement allowance and also reportedly invested approximately $15.0 million of its own capital for additional build-out. Amazon’s initial rent was $6,043,406 ($38.00 per square foot), with 2.5% annual rent steps increasing base rent to $53.69 per square foot by the last year of the lease term. Additionally, pursuant to its lease, Amazon has the right to use 124 parking spaces for which it pays monthly rent equal to 120% of prevailing market rates. The lease does not provide any termination or contraction options.

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The Amazon lease is guaranteed by Amazon.com, Inc. (“Amazon.com”) (Nasdaq: AMZN) (Moody’s/S&P/Fitch: A2/AA-/A+) for all payment obligations under the lease, subject to an initial cap equal to $31,516,077, which reduces by $81,372 per month to a cap of $16,869,055 by the last month of the lease term.

Amazon has a 30-day right of first offer to purchase the 9th & Thomas Property should it be marketed for sale or if the borrower receives a bona fide offer from a third party. Such right of first offer does not apply to a foreclosure or refinancing. For additional details regarding the right of first offer, see “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus. Amazon’s lease prohibits the 9th & Thomas Property from being sold (or for any other space at the property to be leased) to any of 13 entities that currently include: Apple, Barnes & Noble, Best Buy, Dell, eBay, Facebook, Google, HP, Microsoft, Samsung, Sony, Walmart and Snapchat (which list of entities may be updated by Amazon).

Amazon.com is one of the largest companies in the world in terms of market cap and provides e-commerce services and marketing and promotional services. Amazon.com’s global corporate headquarters is located within 0.5 miles of the 9th & Thomas Property and it currently occupies approximately 12.0 million square feet in the South Lake Union neighborhood of Seattle, Washington, employing approximately 50,000 people across the submarket. Amazon.com is now the region’s second largest employer, with Boeing as the largest and Microsoft as the third largest.

Environmental. According to the Phase I environmental site assessment dated February 25, 2020, there was no evidence of any recognized environmental conditions at the 9th & Thomas Property.

Historical and Current Occupancy(1)
2017(2)	2018	2019	Current(3)
NAV	98.8%	100.0%	98.6%
(1)	Historical Occupancy is provided by the borrower.
(2)	Further historical occupancy is not available, as the construction of the 9th & Thomas Property was completed in July 2018.
(3)	Current Occupancy is as of August 28, 2020.

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Amazon	A2/AA-/A+	159,037	93.1%	$45.01	$7,157,882(3)	94.1%	7/31/2033
Residential Penthouse(4)		2,757	1.6	$57.07	$157,353	2.1	3/31/2030
Retail Tenants		6,559	3.8	$44.06	$288,977	3.8	Various

Occupied Collateral Total		168,353	98.6%	$45.17	$7,604,212	100.0%
Vacant Space (Retail)		2,459	1.4
Collateral Total		170,812	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. Amazon.com has provided a limited guaranty. See “Major Tenant” for further information.
(3)	Base Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(4)	The Residential Penthouse is leased by Scott B. Redman, one of the borrower sponsors, and his wife, on a 12-year lease that commenced in March 2018. The starting rental rate was $11,500/month, with 3.0% annual escalations.

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Lease Rollover Schedule (1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Base Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,459	1.4%	NAP	NAP	2,459	1.4%	NAP	NAP
2020	0	0	0.0	$0	0.0%	2,459	1.4%	$0	0.0%
2021	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2022	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2023	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2024	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2025	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2026	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2027	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2028	3	6,559	3.8	288,977	3.8	9,018	5.3%	$288,977	3.8%
2029	0	0	0.0	0	0.0	9,018	5.3%	$288,977	3.8%
2030	1	2,757	1.6	157,353	2.1	11,775	6.9%	$446,330	5.9%
2031 & Beyond	1	159,037	93.1	7,157,882	94.1	170,812	100.0%	$7,604,212	100.0%
Total	5	170,812	100.0%	$7,604,212	100.0%
(1)	Based on underwritten rent roll dated August 28, 2020. Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2019	Underwritten	Per SF	%(2)
Gross Potential Rent(3)	$6,513,314	$7,709,949	$45.14	70.0%
Total Recoveries	2,217,675	2,731,905	$15.99	24.8%
Parking Income(4)	561,858	570,794	$3.34	5.2%
Other Income	2,879	0	$0.00	0.0%
Net Rental Income	$9,295,726	$11,012,648	$64.47	100.0%
(Vacancy/Credit Loss)	0	(522,093)	($3.06)	(5.0%)
Effective Gross Income	$9,295,726	$10,490,555	$61.42	95.3%
Total Expenses	$2,460,347	$2,966,141	$17.36	28.3%
Net Operating Income	$6,835,379	$7,524,414	$44.05	71.7%
Total TI/LC, Capex/RR	0	59,623	$0.35	0.6%
Net Cash Flow	$6,835,379	$7,464,791	$43.70	71.2%
(1)	Further historical information is not available, as construction of the 9th & Thomas Property was completed in July 2018.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated August 28, 2020 plus contractual rent steps through September 2021 and vacant space underwritten at market rent. Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(4)	Underwritten Parking Income is based on trailing 12-month actual income.

The Market. The 9th & Thomas Property is located at 234 9th Avenue North, at the southeast corner of 9th Avenue and Thomas Street in the heart of the South Lake Union neighborhood of downtown Seattle, Washington. Seattle has seen its population increase 18.6% since 2010, the fastest growth rate among the 50 largest U.S. cities. Seattle benefits from its large port with connections to emerging Asian markets, highly-trained and well-educated labor force, and a concentration of cloud computing and software development employers, particularly in the South Lake Union area. Notable technology tenants occupying Seattle central business district towers include Amazon, DocuSign, Zillow, F5, Qualtrics, and Dropbox. Other technology tenants with significant office space in the region include Microsoft, Google, Facebook, Oculus, and Tableau.

Access to the 9th & Thomas Property is via local roads to Interstate 5, which runs through the Seattle metropolitan area and across Highway 99. The local area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill).

According to the appraisal, the 9th & Thomas Property is part of the Downtown Seattle office market and the Lake Union office submarket. For the trailing four quarters ended the second quarter of 2020, with respect to Class A office space, the

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Downtown Seattle office market had total office inventory of approximately 52.9 million square feet, with a vacancy rate of 5.9%, an average asking rent of $45.99 per square foot, and net absorption of approximately 4.0 million square feet. The Lake Union office submarket had total office inventory of approximately 10.4 million square feet, with a vacancy rate of 1.8%, an average asking rent of $51.46 per square foot, and net absorption of approximately 1.0 million square feet.

The biggest lease of the second quarter 2020 in the Seattle market was Amazon.com’s lease of 111,368 square feet at a former Macy’s department store in Redmond Town Center. Amazon.com’s office footprint in the region now exceeds 18.0 million square feet, including future space commitments.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 9th & Thomas Property was 76,692, 252,312, 478,675, respectively. The 2019 average household income within the same radii was $116,395, $126,893, and $132,777, respectively.

See below for charts of comparable office sales and rentals for the 9th & Thomas Property:

Comparable Office Sales(1)
Property / Address	Year Built/ Renov.	Distance from Subject	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	NOI PSF	Cap Rate
9th & Thomas(2) 234 9th Avenue North Seattle, WA	2018/N/A	N/A	170,812(3)	98.6%(3)	N/A	N/A	N/A	$40.02(4)	4.29%(5)
Tower 333(2) 333 108th Avenue Bellevue, WA	2008/2020	10.4 miles	435,091	100%	Mar-20	$401,460,000	$922.70	$38.75	4.20%
Amazon Phase VIII(2) 325 9th Ave. N. Seattle, WA	2015/N/A	0.0 miles	317,804	100%	Dec-19	$270,100,000	$849.89	$38.25	4.50%
Arbor Blocks(6) 300 8th Ave N Seattle, WA	2019/N/A	0.1 miles	388,072	100%	Nov-19	$415,000,000	$1,069.39	$45.45	4.25%
Troy Block(2) 300 Boren Avenue N. Seattle, WA	2017/N/A	0.3 miles	811,463	100%	Mar-19	$740,000,000	$911.93	$40.58	4.45%
400 Fairview 400 Fairview Ave. N. Seattle, WA	2015/N/A	0.3 miles	349,152	99%	Jul-18	$338,425,250	$969.28	$40.71	4.20%
202 Westlake(2) 202 Westlake Ave. N. Seattle, WA	2013/N/A	0.1 miles	130,710	100%	May-18	$129,500,000	$990.74	$43.59	4.40%
(1)	Source: Appraisal.
(2)	100% of office space leased by Amazon.
(3)	Based on underwritten rent roll dated August 28, 2020.
(4)	NOI PSF based on 2019 financial information.
(5)	Cap Rate based on 2019 NOI and the appraised value.
(6)	100% of office space leased by Facebook.

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Comparable Office Rentals(1)
Property / Address	Year Built/ Renov.	Distance from Subject	Total GLA (SF) / # Stories	Tenant Name	Lease Date/ Term (Mos)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
9th & Thomas 234 9th Avenue North Seattle, WA	2018/N/A	N/A	170,812 / 12	Amazon	Jul-18 / 180	159,037	$38.00	2.5%/yr
2+U (Qualtrics Tower) 1201 2nd Avenue Seattle, WA	2019/N/A	1.1 miles	686,908 / 38	Dropbox, Inc. Spaces	Oct-20 / 147 Jul-19 / 150	120,886 90,848	$45.50 $42.50	2.75%/yr 2.75%/yr
8th + Olive 720 Olive Way Seattle, WA	1981/2014	0.6 miles	300,710 / 20	AirBNB	Jul-20 / 61	15,631	$39.00	3.0%/yr
Watershed Building 900 N 34th St Seattle, WA	2020/N/A	2.3 miles	66,542 / 7	Schultz Family Foundation	Apr-20 / 144	21,806	$52.00	2.5%/yr
Rainier Square 1301 5th Ave, Seattle, WA	2020/N/A	0.9 miles	994,567 / 58	Amazon	Jan-20 / 180	722,000	$39.00	2.5%/yr
450 Alaskan 450 Alaskan Way S. Seattle, WA	2017/N/A	2.2 miles	166,772 / 7	Nestle	Jun-19 / 120	57,610	$40.00	2.75%/yr
503 Westlake 503 Westlake Seattle, WA	1919/2017	0.3 miles	38,640 / 6	Compass Realty	Apr-19 / 132	18,936	$40.00	2.75%/yr
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the 9th & Thomas Mortgage Loan is 234 9th, LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. Legal counsel for the 9th & Thomas Whole Loan delivered a non-consolidation opinion in connection with the 9th & Thomas Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Scott B. Redman and Richard C. Redman. Scott B. Redman is the current CEO of Sellen Construction and the son of Richard C. Redman, the former CEO of Sellen Construction. Sellen Construction is a family-owned general contractor that has owned the 9th & Thomas Property site since 1944. In its 76-year history, Sellen Construction has completed over 700 projects in the Pacific Northwest, including over 50 LEED certified projects. Sellen Construction’s clients have included Microsoft, Amazon, AT&T, Vulcan and The Bill and Melinda Gates Foundation, and some of their most well-known Seattle developments include the WaMu Tower, Seattle Children’s Hospital, Watermark Tower and Fairmont Olympic Hotel. Sellen Construction has developed three Seattle office properties for Amazon, including the 9th & Thomas Property, and was recently engaged to build a fourth: the Bellevue 600 Tower.

Property Management. The 9th & Thomas Property is managed by B/T Washington, LLC, d/b/a Blanton Turner, which is headquartered in Seattle, Washington and manages a portfolio of 70 locations in the Seattle market including six properties in the South Lake Union/Eastlake submarket (inclusive of the 9th & Thomas Property). The subterranean parking garage is managed by SP Plus Corporation, a Delaware corporation, pursuant to a separate parking garage management agreement.

Escrows and Reserves.

Real Estate Taxes – The borrower deposited $406,459 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes, which currently equates to $81,292.

Insurance – The borrower deposited $140,847 into an insurance reserve at origination and is required to escrow an ongoing monthly insurance payment in an amount equal to 1/12th of the annual estimated insurance premiums if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to escrow monthly $712 for replacement reserves.

Lockbox / Cash Management. The 9th & Thomas Whole Loan is structured with a hard lockbox and in-place cash management. Revenues from the 9th & Thomas Property are required to be deposited directly into the lockbox account and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed

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in accordance with the 9th & Thomas Whole Loan documents. During the occurrence and continuance of a Cash Sweep Period (as defined below), all excess cash is required to be held by the lender as additional collateral for the 9th & Thomas Whole Loan. In the event a Cash Sweep Period occurs more than once during the 9th & Thomas Whole Loan term, the Cash Sweep Period will not be cured and all excess cash will continue to be collected and held by the lender until the full repayment of the 9th & Thomas Whole Loan.

A “Cash Sweep Period” means the earliest of the period:

(i)	commencing when the amortizing debt service coverage ratio is less than 1.10x (tested quarterly) and ending when the amortizing debt service coverage ratio is at least 1.10x (tested quarterly for two consecutive quarters);

(ii)	during an Amazon Bankruptcy Event (as defined below) until cured;

(iii)	during an Amazon Credit Event (as defined below) until cured;

(iv)	during an Amazon Renewal Event (as defined below) until cured; and

(v)	during an Amazon Rent Event (as defined below) until cured.

An “Amazon Bankruptcy Event” will commence if Amazon (or Amazon.com) avails itself of any bankruptcy laws and will be cured when (x) Amazon (and Amazon.com) has assumed the Amazon lease without any material alterations and the bankruptcy court has affirmed such assumption of the lease, (y) Amazon continuously operates at the 9th & Thomas Property for no less than 60 consecutive business days, and (z) Amazon is paying full rent as is required under its lease.

An “Amazon Credit Event” will commence when Amazon (or Amazon.com) experiences a downgrade in its long-term unsecured debt rating below BBB- by S&P (or the equivalent by any rating agency) and will be cured when such long-term unsecured debt rating is not less than at least BBB- by S&P (or the equivalent by any rating agency).

An “Amazon Renewal Event” will commence upon the earlier of (x) Amazon giving notice of non-renewal, or (y) Amazon failing to renew its lease on or before the date required under the lease, and will be cured when, as applicable, (x) Amazon renews its lease pursuant to the terms thereof, or (y) a Replacement Tenant (as defined below) has entered into a replacement lease and is open for business and paying full, unabated rent.

An “Amazon Rent Event” will commence when Amazon is in rent default and will be cured when Amazon has cured all monetary defaults to the reasonable satisfaction of the lender.

A “Replacement Tenant” means a tenant (or a lease guarantor) with a long-term unsecured debt rating of not less than BBB- by S&P (or the equivalent by any rating agency), and otherwise reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,800,000	Title:	Fee
Cut-off Date Principal Balance:	$25,800,000	Property Type - Subtype:	Office – Flex
% of IPB:	3.7%	Net Rentable Area (SF):	301,230
Loan Purpose:	Refinance	Location:	Bridgeville, PA
Borrower:	Laurel Abele, L.P.	Year Built / Renovated:	1989-2009 / 2015-2019
Borrower Sponsors:	James D. Scalo, John F. Scalo	Occupancy:	93.8%
Interest Rate:	4.00000%	Occupancy Date:	9/2/2020
Note Date:	9/3/2020	4th Most Recent NOI (As of):	$2,177,419 (12/31/2017)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,284,945 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,711,833 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$2,928,101 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.5%
Amortization Type:	IO-Balloon	UW Revenues:	$4,738,830
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,814,965
Lockbox / Cash Management:	Springing	UW NOI:	$2,923,865
Additional Debt:	No	UW NCF:	$2,592,151
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,500,000 / $138
Additional Debt Type:	N/A	Appraisal Date:	8/13/2020

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$192,387	$65,984	N/A	Maturity Date Loan / SF:	$74
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	$5,523	N/A	Maturity Date LTV:	53.8%
TI/LC:	$300,000	$25,103	$600,000	UW NCF DSCR:	1.75x
Other:	$45,050	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,800,000	100.0%	Payoff Existing Debt	$23,070,558	89.4%
			Return of Equity	1,845,949	7.2
			Upfront Reserves	537,437	2.1
			Closing Costs	346,056	1.3
Total Sources	$25,800,000	100.0%	Total Uses	$25,800,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Abele Business Park mortgage loan has an outstanding principal balance as of the Cut-off Date of $25,800,000 (the “Abele Business Park Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 301,230 square foot, office flex property located in Bridgeville, Pennsylvania (the “Abele Business Park Property”). The Abele Business Park Mortgage Loan has a 10-year term and, following a three-year interest-only period, amortizes on a 30-year schedule.

The Property. The Abele Business Park Property is a 17 building office flex property that is approximately 82% office space and 18% warehouse space. The Abele Business Park Property is 93.8% occupied by 72 tenants as of September 2, 2020. The Abele Business Park Property was built between 1989 and 2009. The Abele Business Park Property was renovated between 2015 and 2019. The Abele Business Park Property is situated on approximately 49.58 acres and is located approximately 12 miles southwest of Pittsburgh, Pennsylvania. The borrower sponsors acquired the Abele Business Park Property in 2015 out of receivership as part of a distressed sale. Since acquiring the Abele Business Park Property, the borrower sponsors have invested approximately $830,000 in capital improvements, including new HVAC, parking lots, park signage, landscaping, site poles, walking trail and painting. The borrower sponsors have also spent approximately $2.4

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million in tenant improvement costs since acquisition. Including closing costs, the borrower sponsors’ total cost basis in the Abele Business Park Property is approximately $30.6 million.

The Abele Business Park Property contains 975 parking spaces which equates to a parking ratio of approximately 3.2 spaces per 1,000 square feet of net rentable area.

COVID-19 Update. As of September 3, 2020, approximately 100.0% of the occupied square footage at the Abele Business Park property and approximately 97.9% of the underwritten base rent made their September 2020 payments. Three tenants totaling approximately 5.6% of NRA entered into rent deferment agreements for rents payable in May, June and July, of which deferred rents still owed were reserved for at origination.

Major Tenants.

Junior Achievement (17,762 square feet; 5.9% of NRA; 5.4% of underwritten base rent). Junior Achievement is a volunteer-delivered non-profit organization that works with kindergarten through 12th grade students focusing on workforce development, entrepreneurship and financial literacy. Junior Achievement has been a tenant at the Abele Business Park Property since June 2018, has a current lease expiration date in May 2028 and has no renewal options remaining. Junior Achievement has no termination options. Junior Achievement uses its space as its office headquarters.

Dr. Gertrude A. Barber Center, Inc. (17,750 square feet; 5.9% of NRA; 6.5% of underwritten base rent). Dr. Gertrude A. Barber Center, Inc. is a non-profit that organization that provides services to children, adults and families who are faced with autism, intellectual disabilities and behavioral health challenges. Dr. Gertrude A. Barber Center, Inc. has been a tenant at the Abele Business Park Property since July 2014, has a current lease expiration date in June 2026 and has no renewal options remaining. Dr. Gertrude A. Barber Center, Inc. has no termination options. Dr. Gertrude A. Barber Center, Inc. uses its space as its Pittsburgh office.

Sizewise (15,300 square feet; 5.1% of NRA; 4.3% of underwritten base rent). Sizewise is a privately owned, global medical equipment and consumer sleep systems manufacturer. Sizewise has been a tenant at the Abele Business Park Property since December 2002, has a current lease expiration date in September 2024 and has no renewal options remaining. Sizewise has no termination options.

Environmental. According to the Phase I environmental assessment dated August 25, 2020, there was no evidence of any recognized environmental conditions at the Abele Business Park Property.

Historical and Current Occupancy(1)

	2017	2018	2019	Current(2)
Abele Business Park	84.5%	90.9%	97.3%	93.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 2, 2020.

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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Junior Achievement	NR / NR / NR	17,762	5.9%	$13.92	$247,247	5.4%	5/31/2028
Dr. Gertrude A. Barber Center, Inc.	NR / NR / NR	17,750	5.9	$16.91	300,197	6.5	6/30/2026
Sizewise	NR / NR / NR	15,300	5.1	$12.87	196,987	4.3	9/30/2024
RX Partners	NR / NR / NR	13,104	4.4	$17.74	232,481	5.1	12/31/2023
Wesley Spectrum	NR / NR / NR	12,859	4.3	$17.12	220,200	4.8	12/31/2027
Careform(2)	NR / NR / NR	12,124	4.0	$20.09	243,571	5.3	5/31/2029
The Management Service Group(3)	NR / NR / NR	9,536	3.2	$17.05	162,555	3.5	12/31/2022
T3 Global Strategies, Inc.	NR / NR / NR	9,355	3.1	$18.57	173,731	3.8	4/30/2023
Advacare Home Services, Inc.	NR / NR / NR	9,060	3.0	$13.75	124,568	2.7	9/30/2022
Applied Control Engineering, Inc.	NR / NR / NR	7,384	2.5	$15.02	110,944	2.4	9/30/2024
Top Ten Tenants		124,234	41.2%	$16.20	$2,012,481	43.8%

Non Top Ten Tenants		158,247	52.5%	$16.34	$2,585,606	56.2%

Occupied Collateral Total / Wtd. Avg.		282,481	93.8%	$16.28	$4,598,087	100.0%

Vacant Space		18,749	6.2%

Collateral Total		301,230	100.0%

(1)	Based on the underwritten rent roll dated September 2, 2020 with rent steps through June 2021.

(2)	Careform has a one-time right to terminate its lease after May 31, 2026 with 180 days’ notice and payment of a termination fee equal to one month’s rent plus unamortized tenant improvements.

(3)	The Management Service Group has a one-time right to terminate its lease after December 31, 2021 with six months’ notice and payment of a termination fee equal to unamortized tenant improvements.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,749	6.2%	NAP	NAP	18,749	6.2%	NAP	NAP
2020 & MTM	8	18,443	6.1	$315,598	6.9%	37,192	12.3%	$315,598	6.9%
2021	15	30,125	10.0	492,358	10.7	67,317	22.3%	$807,956	17.6%
2022	14	53,433	17.7	846,897	18.4	120,750	40.1%	$1,654,853	36.0%
2023	16	60,464	20.1	1,014,577	22.1	181,214	60.2%	$2,669,430	58.1%
2024	7	35,362	11.7	534,382	11.6	216,576	71.9%	$3,203,812	69.7%
2025	5	10,688	3.5	171,976	3.7	227,264	75.4%	$3,375,788	73.4%
2026	2	23,637	7.8	382,144	8.3	250,901	83.3%	$3,757,932	81.7%
2027	3	20,443	6.8	349,337	7.6	271,344	90.1%	$4,107,269	89.3%
2028	1	17,762	5.9	247,247	5.4	289,106	96.0%	$4,354,516	94.7%
2029	1	12,124	4.0	243,571	5.3	301,230	100.0%	$4,598,087	100.0%
2030	0	0	0.0	0	0.0	301,230	100.0%	$4,598,087	100.0%
2031 & Beyond	0	0	0.0	0	0.0	301,230	100.0%	$4,598,087	100.0%
Total	72	301,230	100.0%	$4,598,087	100.0%
(1)	Based on the underwritten rent roll dated September 2, 2020 with rent steps through June 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 7 – Abele Business Park

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,804,109	$3,966,957	$4,374,835	$4,569,666	$4,458,728	$14.80	87.9%
Rent Steps(3)	0	0	0	0	139,359	0.46	2.7
Vacant Income	0	0	0	0	330,978	1.10	6.5
Gross Potential Rent	$3,804,109	$3,966,957	$4,374,835	$4,569,666	$4,929,065	$16.36	97.2%
Total Reimbursements	168,180	98,285	134,764	151,445	140,743	0.47	2.8
Net Rental Income	$3,972,289	$4,065,242	$4,509,599	$4,721,111	$5,069,808	$16.83	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(330,978)	(1.10)	(6.5)
Effective Gross Income	$3,972,289	$4,065,242	$4,509,599	$4,721,111	$4,738,830	$15.73	93.5%

Total Expenses	$1,794,870	$1,780,297	$1,797,766	$1,793,010	$1,814,965	$6.03	38.3%

Net Operating Income	$2,177,419	$2,284,945	$2,711,833	$2,928,101	$2,923,865	$9.71	61.7%

Total TI/LC, Capex/RR	0	0	0	0	331,715	1.10	7.0

Net Cash Flow	$2,177,419	$2,284,945	$2,711,833	$2,928,101	$2,592,151	$8.61	54.7%
(1)	TTM represents the trailing 12-month period ending July 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten rent steps through June 2021.

The Market. The Abele Business Park Property is located in Bridgeville, Allegheny County, Pennsylvania. The Abele Business Park Property is situated approximately 12 miles southwest of Pittsburgh in the Pittsburgh office market. As of the first quarter of 2020, the Pittsburgh office market contains 138,076,224 square feet, a vacancy rate of 8.3% and asking rent of $19.05 per square foot. The Abele Business Park Property is located within the South Pittsburgh/I-79 office submarket. As of the first quarter of 2020, the South Pittsburgh/I-79 office submarket contains 1,347,421 square feet, a vacancy rate of 6.0% and asking rent of $17.62 per square foot. The appraisal determined market rent of $12.50 per square foot for flex space, $17.50 per square foot for office space, $22.00 per square foot for office suite space and $10.00 per square foot for warehouse space. The estimated 2020 population within a one-, three- and five-mile radius of the Abele Business Park Property is 6,153, 41,286 and 142,801, respectively. The estimated 2020 median household income within Allegheny County is $60,719.

The following table presents office rental data with respect to comparable office property leases with respect to the Abele Business Park Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)
Abele Business Park Various Bridgeville, PA	1989-2009	93.8%	301,230	-	-	$17.01	-	-
44 Abele Road 44 Abele Road Bridgeville, PA	2017	N/A	80,000	ConnectiveRX	12,940	$23.00	Oct-19	60
1100 Washington Avenue 1100 Washington Avenue Carnegie, PA	1940	N/A	50,000	First Title and Review	1,259	$15.00	Aug-19	12
800 North Bell Avenue Building VI 800 North Bell Avenue Building Carnegie, PA	1991	N/A	28,000	CBX	6,240	$21.50	Oct-18	120
600 North Bell Avenue Building 1 600 North Bell Avenue Carnegie, PA	1979	N/A	32,000	Saira America, Inc.	2,600	$20.00	Sep-18	60
Dormont Village 2961-2973 West Liberty Avenue Pittsburgh, PA	1955	N/A	51,500	Beer Town LLC	3,600	$11.50	Aug-19	120
(1)	Source: Appraisal, except for Abele Business Park, which information is based on the underwritten rent roll dated September 2, 2020.

(2)	For the Abele Business Park Property, Rent PSF represents weighted average underwritten office rent per occupied square foot.

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No. 7 – Abele Business Park

The following table presents flex rental data with respect to comparable flex property leases with respect to the Abele Business Park Property as identified in the appraisal:

Comparable Flex Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)
Abele Business Park Various Bridgeville, CA	1989-2009	93.8%	301,230	-	-	$15.59	-	-
1909 New Texas Road 1909 New Texas Road Plum, PA	2001	N/A	25,600	American Made Nutrition	8,600	$6.70	Jun-18	60
125 51st Street 125 51st Street Pittsburgh, PA	2002	N/A	52,965	Moments Climbing	23,592	$11.00	May-20	122
202 West Bridge Drive 202 West Bridge Drive Morgan, PA	1980	N/A	10,710	WKW Industrial Services	1,500	$9.50	Oct-18	60
100 Business Center Drive - PA 100 Business Center Drive Pittsburgh, PA	1987	N/A	23,573	Sherwood Values	6,000	$11.50	May-18	60
(1)	Source: Appraisal, except for Abele Business Park, which information is based on the underwritten rent roll dated September 2, 2020.

(2)	For the Abele Business Park Property, Rent PSF represents weighted average underwritten flex rent per occupied square foot.

The Borrower. The borrower is Laurel Abele, L.P., a Pennsylvania limited partnership and special purpose entity with no independent directors. James D. Scalo and John F. Scalo are the guarantors of certain nonrecourse carve-outs under the Abele Business Park Mortgage Loan. No non-consolidation opinion was provided in connection with the origination of the Abele Business Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are James D. Scalo and John F. Scalo. James D. Scalo is the president of Burns & Scalo Real Estate Services (“BSRES”), which has developed and manages over 5.0 million square feet of office, warehouse, flex and retail property in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. The company owns and manages several million SF of commercial real estate for both private investment and third-party owners. John F. Scalo is the president and CEO of Burns Scalo Roofing.

In addition to liability for the standard non-recourse carve-outs, the borrower and the loan sponsors have personal liability for the repayment of a portion of the Abele Business Park Mortgage Loan in the amount equal to 25% of the unpaid principal balance of the Abele Business Park Mortgage Loan, to the extent of any deficiency.

Property Management. The Abele Business Park Property is managed by Burns Scalo Management LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $192,387 for real estate taxes, $300,000 for future tenant improvements and leasing commissions and $45,050 for future rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $65,984.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no Abele Business Park Sweep Event Period (as defined below) is ongoing. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,523 for replacement reserves (approximately $0.22 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $25,103 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $600,000.

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No. 7 – Abele Business Park

Lockbox / Cash Management. The Abele Business Park Mortgage Loan is structured with a springing lockbox and springing cash management. The Abele Business Park Mortgage Loan requires that during the continuance of an Abele Business Park Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an Abele Business Park Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Abele Business Park Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Abele Business Park Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Abele Business Park Mortgage Loan. To the extent that no Abele Business Park Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

An “Abele Business Park Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Abele Business Park Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) the occupancy, as calculated by the lender, at the Abele Business Park Property falls below 78%.

An Abele Business Park Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and with regard to clause (iii) above, the occupancy (as calculated by the lender) is equal to or greater than 78% for at least one calendar quarter.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – Airport Plaza

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No. 8 – Airport Plaza

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No. 8 – Airport Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	150,730
Loan Purpose:	Refinance	Location:	Long Beach, CA
Borrower:	4900 Long Beach Office, LLC	Year Built / Renovated:	1986 / 2018
Borrower Sponsor(1):	SPT LNR Property Sub, LLC	Occupancy:	91.2%
Interest Rate:	3.98800%	Occupancy Date:	9/18/2020
Note Date:	9/25/2020	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(3):	$179,356 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$428,996 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$731,972 (TTM 8/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.3%
Amortization Type:	Balloon	UW Revenues:	$4,075,006
Call Protection:	L(24),DeforGrtr1%orYM(90),O(6)	UW Expenses:	$1,545,242
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,529,764
Additional Debt:	No	UW NCF:	$2,273,523
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$34,500,000 / $229
Additional Debt Type:	N/A	Appraisal Date:	8/21/2020

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$179,221	$25,603	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	$2,512	$150,000	Maturity Date LTV:	50.6%
TI/LC:	$0	$18,841	$1,500,000	UW NCF DSCR:	1.81x
Other Reserve:	$1,083,513	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000		100.0%	Payoff Existing Debt	$18,129,149	82.4%
				Upfront Reserves	1,262,735	5.7
				Closing Costs	171,070	0.8
				Return of Equity	2,437,047	11.1
Total Sources	$22,000,000		100.0%	Total Uses	$22,000,000	100.0%

(1)	The borrower sponsor for the Airport Plaza Mortgage Loan (as defined below) is an affiliate of SMC, the mortgage loan seller of such mortgage loan.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	The Airport Plaza Property (as defined below) previously served as collateral to a $12,900,000 mortgage loan securitized in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied; therefore, full year financials are not available prior to 2018. Historical collections and occupancy have trended positively following the borrower sponsor’s acquisition, as the borrower sponsor has invested more than $9,000,000 to retrofit the buildings from a single tenant layout to a multitenant floorplan.

The Loan. The Airport Plaza mortgage loan has an outstanding principal balance as of the Cut-off Date of $22,000,000 (the “Airport Plaza Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s leasehold interest in a 150,730 square foot, suburban office property located in Long Beach, California (the “Airport Plaza Property”). The Airport Plaza Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Airport Plaza Property is a Class A, multi-tenant office building located in Long Beach, California. The collateral consists of two adjoining three-story multi-tenant buildings totaling 150,730 square feet and a two-story parking structure containing 785 parking spaces (approximately 5.2 spaces per 1,000 square feet). The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan securitized in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was

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No. 8 – Airport Plaza

approximately 29.3% occupied. The Airport Plaza Property was originally developed as a single-tenant building in 1986 and was recently renovated and converted into a multi-tenant building in 2018. Since 2018, the borrower sponsor has invested approximately $9,000,000 in capital and tenant improvements, including elevator upgrades, new restroom finishes, signage improvements, lobby/corridor upgrades and suite renovations.

The Airport Plaza Property is subject to a ground lease as further described under “Ground Lease” below.

COVID-19 Update. As of September 10, 2020, tenants accounting for 100.0% of the occupied square footage at the Airport Plaza Property and 100.0% of the underwritten base rent made their September payments.

Major Tenants.

Traffic Management Inc (50,850 square feet; 33.7% of NRA; 38.8% of underwritten rent). Traffic Management Inc is the largest privately-owned minority business based in the United States. Traffic Management Inc provides products and services that include traffic control services, engineering, equipment rentals, product sales, sign manufacturing and installation and 24/7 emergency dispatch response. Traffic Management Inc signed an approximately seven-year lease and relocated the company’s headquarters to the Airport Plaza Property. Additionally, Traffic Management Inc invested $2.2 million into the buildout of its suite. Traffic Management Inc has been at the Airport Plaza Property since February 2020, has a current lease expiration date in September 2027 and has two five-year renewal options remaining. Traffic Management Inc has no termination options.

Healthcare Partners (32,255 square feet; 21.4% of NRA; 20.9% of underwritten rent). Healthcare Partners aims to develop innovative models of healthcare delivery that improve its patients’ quality of life while containing healthcare costs by delivering coordinated care to more than 575,000 managed care patients in California. Healthcare Partners has been at the Airport Plaza Property since August 2015, has a current lease expiration date in October 2026 and has two five-year renewal options remaining. Healthcare Partners has no termination options.

Redfin (25,470 square feet; 16.9% of NRA; 18.9% of underwritten rent). Redfin is a real estate brokerage that combines an online model, in which consumers can browse homes and take virtual tours, and an offline model, in which real estate agents whom the company employs meet with the home shoppers and take them to tour properties. Redfin signed an approximately seven-year lease and subsequently expanded into an additional 9,352 square feet shortly after taking occupancy in 2018. Redfin has been at the Airport Plaza Property since May 2018, has a current lease expiration date in December 2024 and has one five-year renewal option remaining. Redfin has no termination options.

Environmental. According to the Phase I environmental assessment dated August 28, 2020, there was no evidence of any recognized environmental conditions at the Airport Plaza Property.

Historical and Current Occupancy(1)(2)
	2017	2018	2019	Current(3)
Airport Plaza	29.3%	47.1%	53.3%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied. The borrower sponsor has since invested more than $9.0 million to convert the Airport Plaza Property to a multitenant building and has leased it up to the current occupancy of 91.2%.

(3)	Current Occupancy is as of September 18, 2020.

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No. 8 – Airport Plaza

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Traffic Management Inc(2)	NR / NR / NR	50,850	33.7%	$30.28	$1,539,840	38.8%	9/30/2027
Healthcare Partners(3)	NR / NR / NR	32,255	21.4	$25.74	830,111	20.9	10/31/2026
Redfin(4)	NR / NR / NR	25,470	16.9	$29.42	749,245	18.9	12/17/2024
Children’s Home Society(5)	NR / NR / NR	11,948	7.9	$28.74	343,361	8.6	1/10/2023
ADP(6)	NR / NR / NR	10,621	7.0	$28.92	307,192	7.7	2/29/2024
Forensic Analytical Consulting(7)	NR / NR / NR	6,361	4.2	$31.80	202,280	5.1	1/31/2031

Occupied Collateral Total/Wtd. Avg.		137,505	91.2%	$28.89	$3,972,029	100.0%

Vacant Space		13,225	8.8%

Collateral Total		150,730	100.0%

(1)	Based on the underwritten rent roll dated September 18, 2020 with rent steps through March 2021.

(2)	Traffic Management Inc has two five-year renewal options remaining.

(3)	Healthcare Partners has two five-year renewal options remaining.

(4)	Redfin has one five-year renewal option remaining.

(5)	Children’s Home Society has two three-year renewal options remaining.

(6)	ADP has a one-time right to terminate its lease after October 2021 with notice by January 2021 and payment of a termination fee equal to unamortized tenant improvements, leasing commissions and abated rent. ADP has one five-year renewal option remaining.

(7)	Forensic Analytical Consulting has two five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,225	8.8%	NAP	NAP	13,225	8.8%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	13,225	8.8%	$0	0.0%
2021	0	0	0.0	0	0.0	13,225	8.8%	$0	0.0%
2022	0	0	0.0	0	0.0	13,225	8.8%	$0	0.0%
2023	1	11,948	7.9	343,361	8.6	25,173	16.7%	$343,361	8.6%
2024	2	36,091	23.9	1,056,437	26.6	61,264	40.6%	$1,399,798	35.2%
2025	0	0	0.0	0	0.0	61,264	40.6%	$1,399,798	35.2%
2026	1	32,255	21.4	830,111	20.9	93,519	62.0%	$2,229,909	56.1%
2027	1	50,850	33.7	1,539,840	38.8	144,369	95.8%	$3,769,749	94.9%
2028	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2029	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2030	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2031 & Beyond	1	6,361	4.2	202,280	5.1	150,730	100.0%	$3,972,029	100.0%
Total	6	150,730	100.0%	$3,972,029	100.0%
(1)	Based on the underwritten rent roll dated September 18, 2020 with rent steps through March 2021.

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No. 8 – Airport Plaza

Operating History and Underwritten Net Cash Flow(1)
	2018	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,497,937	$1,846,862	$2,215,115	$3,903,001	$25.89	86.5%
Rent Steps(4)	0	0	0	69,028	0.46	1.5
Vacant Income	0	0	0	436,425	2.90	9.7
Gross Potential Rent	$1,497,937	$1,846,862	$2,215,115	$4,408,454	$29.25	97.7%
Total Reimbursements	41,258	12,421	12,421	97,450	0.65	2.2
Other Income	0	0	5,527	5,527	0.04	0.1
Net Rental Income	$1,539,195	$1,859,283	$2,233,064	$4,511,431	$29.93	100.0%
(Vacancy/Credit Loss)	0	0	0	(436,425)	(2.90)	(9.7)
Effective Gross Income	$1,539,195	$1,859,283	$2,233,064	$4,075,006	$27.04	90.3%
Total Expenses	$1,359,839	$1,430,287	$1,501,091	$1,545,242	$10.25	37.9%
Net Operating Income	$179,356	$428,996	$731,972	$2,529,764	$16.78	62.1%
Total TI/LC, Capex/RR	0	0	0	256,241	1.70	6.3
Net Cash Flow	$179,356	$428,996	$731,972	$2,273,523	$15.08	55.8%
(1)	The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied, therefore full year financials are not available prior to 2018.

(2)	TTM represents the trailing 12-month period ending August 31, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent steps taken through March 2021.

The Market. The Airport Plaza Property is located in Long Beach, Los Angeles County, California. The Airport Plaza Property is situated between Los Angeles and Orange County, within the Los Angeles office market. As of the second quarter of 2020, the Los Angeles office market contained 448,576,070 square feet, a vacancy rate of 10.3% and asking rent of $39.30 per square foot. The Airport Plaza Property is located within the Long Beach Suburban office submarket. As of the second quarter of 2020, the Long Beach Suburban office submarket contains 9,982,250 square feet, a vacancy rate of 8.3% and asking rent of $29.19 per square foot. The appraisal determined market rent of $31.80 per square foot for office space. The estimated 2019 population within a one-, three- and five-mile radius of the Airport Plaza Property was 12,108, 217,408 and 659,845, respectively. The estimated 2019 median household income within the same radii are $93,004, $75,551 and $66,715, respectively.

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The following table presents office rental data with respect to comparable office properties with respect to the Airport Plaza Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Yrs.)
Airport Plaza 4900-4910 Airport Plaza Drive Long Beach, CA	1986	91.2%	150,730	-	-	$28.89	-	-
Park Tower 5150 East Pacific Coast Highway Long Beach, CA	1982	98%	119,517	Alpha Star Corporation	4,268	$30.60	Nov-20	1.0
Airport Plaza – Building B 5001 Airport Plaza Drive Long Beach, CA	1984	87%	52,401	AST	3,210	$30.00	Jul-20	5.4
Kilroy Airport Center 3900 Kilroy Airport Way Long Beach, CA	1987	91%	129,893	Ameriprise Financial	4,890	$35.16	Nov-19	5.4
Airport Plaza – Building A 5000 Airport Plaza Drive Long Beach, CA	1983	100%	73,818	Advanced Medical Management	18,601	$27.60	Jul-19	5.4
Freeway Business Center 1501 Hughes Way Long Beach, CA	1982	97%	78,404	First Bank	2,117	$30.00	Jun-19	5.0
Long Beach Airport Business Park – Building H 5000 East Spring Street Long Beach, CA	1989	97%	166,246	PMA Consultants, L.L.C.	2,289	$27.60	Apr-19	5.9
(1)	Source: Appraisal.

(2)	For the Airport Plaza Property, represents average underwritten rent per occupied square foot based on the underwritten rent roll dated September 18, 2020.

The Borrower. The borrowing entity for the Airport Plaza Mortgage Loan is 4900 Long Beach Office, LLC, a Delaware limited liability company and special purpose entity with no independent director. SPT LNR Property Sub, LLC (“SPT”) is the guarantor of certain nonrecourse carve-outs under the Airport Plaza Mortgage Loan.

The Loan Sponsor. The Airport Plaza Mortgage Loan borrower sponsors is SPT. SPT is the largest commercial mortgage REIT in the United States, having deployed over $51 billion in capital since inception. SPT has over 350 employees worldwide. SMC is an affiliate of SPT and LNR Partners, LLC, which was the special servicer of the prior CMBS loan on the Airport Plaza Property and is the special servicer of the BBCMS 2020-C8 transaction (except with respect to the Airport Plaza Mortgage Loan). The borrower sponsor acquired the Airport Plaza Property in 2017 through the exercise of the special servicer’s purchase option under the pooling and servicing agreement for the prior securitization trust.

Property Management. The Airport Plaza Property is managed by G & E Real Estate Management Services, Inc. d/b/a Newmark Grubb Knight Frank.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $179,221 for real estate taxes, $1,000,000 for a ground lease extension reserve and approximately $83,513 for rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $25,603.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as (i) the Airport Plaza Property is covered by a blanket policy, (ii) the borrower provides evidence of payment and (iii) no Airport Plaza Sweep Event Period (as defined below) is then occurring. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,512 for replacement reserves (approximately $0.20 per square foot annually). The replacement reserve is capped at $150,000.

TI/LC Reserves – The borrower is required to escrow $18,841 (approximately $1.50 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The TI/LC reserve is capped at $1,500,000.

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Ground Lease Extension Reserve – The $1,000,000 reserve was funded at origination in connection with the borrower’s effort to obtain an extension to the Ground Lease expiration date in 2050. Provided that no event of default then exists, at any time after the date that is 12 months after the Airport Plaza Mortgage Loan origination, the lender will release the funds on deposit in the ground lease extension reserve upon the lender’s receipt of satisfactory evidence of an executed extension to the ground lease that extends the term by no less than 10 years to December 31, 2060 or later and that the Airport Plaza Property satisfies a minimum 10% debt yield as calculated by the lender.

Major Tenant TI/LC Reserve – In the event that by October 1, 2026, the lender has not received satisfactory evidence that either (i) the expiration date of the lease with the Major Tenant (as defined below) has been extended for at least five years to September 30, 2032 or (ii) if the current Major Tenant has been replaced at the Airport Plaza Property, such replacement tenant’s lease has an expiration date that is no earlier than September 30, 2032, then beginning with the payment date in October 2026 and ending with the earlier of (i) the payment date in September 2027 and (ii) the date on which the Major Tenant renewal conditions have been satisfied, the borrower will be required to deposit $75,000 per month into a Major Tenant TI/LC reserve. Upon the lender’s receipt of evidence that either (x) the Major Tenant’s lease has been extended by at least five years to September 30, 2032 or (y) if the current Major Tenant has been replaced at the Airport Plaza Property, such replacement tenant’s lease has an expiration date that is no earlier than September 30, 2032, and that all tenant improvement and leasing commissions in connection therewith have been paid, which expenses may be paid from the funds on deposit in the Major Tenant TI/LC reserve, and provided that no event of default then exists, the funds in the Major Tenant TI/LC reserve will be released to the borrower.

Lockbox / Cash Management. The Airport Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. The Airport Plaza Mortgage Loan provides that during the continuance of an Airport Plaza Sweep Event Period (as defined below), the borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an Airport Plaza Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Airport Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Airport Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Airport Plaza Mortgage Loan. To the extent that no Airport Plaza Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

An “Airport Plaza Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Airport Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.20x; or (iii) a Major Tenant Trigger Event (as defined below).

An Airport Plaza Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; and with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Airport Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event” means Traffic Management Inc or any other tenant that leases more than 37,500 square feet or constitutes more than 25% of the total annual rents (either, a “Major Tenant”): (i) defaults under its lease; (ii) goes dark, vacates or otherwise fails to occupy at least 75% of its leased space at the Airport Plaza Property; (iii) becomes a debtor in any bankruptcy or other insolvency proceeding; (iv) terminates its lease; (v) sublets more than 40% of its space or gives notice of its intention to do the foregoing; or (vi) fails to renew its lease at least nine months prior to the lease expiration date.

Such Major Tenant Trigger Event will terminate: with regard to clause (i), upon the related Major Tenant curing such default; with regard to clauses (ii) and (iv), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least nine months; with regard to clause (iii), the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (v), the related Major Tenant is no longer subletting more than 40% of its respective space; and with regard to clause (vi), the related Major Tenant has extended its lease on terms acceptable to the lender. Further, with regard to clause (vi) above, the lender has received a certain related estoppel certificate. In addition, a Major Tenant Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

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A "Major Tenant Re-Tenanting Event" means that: (i) the Major Tenant space is leased pursuant to a replacement lease for at least 75% of the related space; (ii) such lease has commenced; (iii) a replacement tenant has taken occupancy of the described leased premises and is paying full unabated rent and all tenant improvements costs and leasing commissions have been paid by the borrower; and (iv) such replacement tenant certifies that the borrower has paid in full any outstanding landlord obligations for tenant improvements and leasing commissions.

Future Mezzanine Debt. The borrower may incur debt (the “Mezzanine Financing”) during the Airport Plaza Mortgage Loan term from a mezzanine lender acceptable to the Airport Plaza Mortgage Loan lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by mezzanine borrower in the Airport Plaza Mortgage Loan borrower, provided the following conditions are met: (i) the aggregate loan-to-value (based on the Airport Plaza Mortgage Loan amount and the Mezzanine Financing) cannot exceed 75%, (ii) the actual combined debt service coverage ratio (calculated using the actual amortizing debt service payments due under the Airport Plaza Mortgage Loan and the Mezzanine Financing) must be not less than 1.25x, (iii) the actual combined debt yield (based on the Airport Plaza Mortgage Loan amount and the Mezzanine Financing) cannot be less than 9.00%, (iv) the actual debt yield (based on the Airport Plaza Mortgage Loan amount) cannot be less than 11.75%, (v) the Airport Plaza Mortgage Loan and the Mezzanine Financing must be co-terminus, (vi) the Qualified Mezzanine Lender must execute an intercreditor agreement acceptable to the Airport Plaza Mortgage Loan lender, (vii) hard cash management must be in place and (viii) the terms and documentation of the Mezzanine Financing must be acceptable to Airport Plaza Mortgage Loan lender.

Partial Release. Not permitted.

Ground Lease. The Airport Plaza Property is subject to a ground lease with the City of Long Beach. The original lease term is scheduled to expire on July 7, 2031 with an extension option through December 31, 2050. The current annual ground rent payment is approximately $186,029 with consumer price index adjustments every five years. The most recent adjustment was in January 2017 and the next adjustment will be in January 2022.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,750,000	Title:	Fee
Cut-off Date Principal Balance:	$21,750,000	Property Type – Subtype:	Mixed Use - Office/Retail
% of IPB:	3.1%	Net Rentable Area (SF):	122,211
Loan Purpose:	Refinance	Location:	Park City, UT
Borrower:	Newpark Retail, LLC	Year Built / Renovated:	2008 / N/A
Borrower Sponsor:	Gary Crandall	Occupancy(2):	86.6%
Interest Rate:	3.17000%	Occupancy Date:	9/15/2020
Note Date:	9/30/2020	4th Most Recent NOI:	$1,688,386 (12/31/2017)
Maturity Date:	10/1/2030	3rd Most Recent NOI:	$1,839,587 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI:	$2,234,370 (12/31/2019)
Original Term:	120 months	Most Recent NOI:	$2,088,777 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.2%
Amortization Type:	IO-Balloon	UW Revenues:	$3,285,373
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$670,188
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,615,185
Additional Debt:	No	UW NCF(2):	$2,460,207
Additional Debt Balance:	N/A	Appraised Value / Per SF(2)(3):	$39,900,000 / $326
Additional Debt Type:	N/A	Appraisal Date(2)(3):	6/1/2021

Escrows and Reserves(1)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$123,845	$11,259	N/A	Maturity Date Loan / SF:	$159
Insurance:	$12,554	Springing	N/A	Cut-off Date LTV(3):	54.5%
Replacement Reserve:	$0	$2,036	N/A	Maturity Date LTV(3):	48.7%
TI/LC Reserve:	$1,292,849	$10,185	$488,880	UW NCF DSCR:	2.19x
Kiln Reserve:	$353,649	Springing	$600,000	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,750,000		100.0%	Payoff Existing Debt	$19,501,970	89.7%
				Reserves	1,782,977	8.2
				Closing Costs	395,388	1.8
				Return of Equity	69,665	0.3
Total Sources	$21,750,000		100.0%	Total Uses	$21,750,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	While the Newpark Town Center Mortgage Loan (as defined below) was originated after the emergence of the COVID-19 pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Newpark Town Center Mortgage Loan more severely than assumed in the underwriting of the Newpark Town Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The appraised value represents the alternative prospective market value as of June 1, 2021, which assumes all tenant improvements and leasing commissions have been paid and rent has commenced in connection with the second largest tenant, Kiln Park City. The lender has reserved 100% of the tenant improvements and leasing commissions owed to Kiln Park City ($1,205,878.) Additionally, the lender has reserved $353,649 for rent on Kiln Park City’s leased space (the “Kiln Reserve”) between the loan origination date and Kiln Park City’s contractual rent commencement date of June 1, 2021, and if Kiln Park City (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance reaches $600,000. The appraisal also provided a “Prospective Upon Stabilization” value of $41,200,000 as of November 30, 2021, which value assumes the Newpark Town Center Property achieving a stabilized occupancy level of 95%, and which value when used results in an Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV of $337, 52.8% and 47.2%, respectively. The “As Is” appraised value as of August 30, 2020 is $38,100,000 which value when used results in an Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV of $312, 57.1% and 51.0%, respectively.

The Loan. The Newpark Town Center mortgage loan (the “Newpark Town Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 122,211 square foot mixed-use property located in Park City, Utah (the “Newpark Town Center Property”), and evidenced by a promissory note with a principal balance of $21.75 million. The Newpark Town Center Mortgage Loan has a 10-year loan term with five years interest-only followed by 30-year amortization.

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The Property. The Newpark Town Center Property is comprised of four single story buildings and the ground floors of three buildings (which have non-collateral residential units built above) totaling 122,211 square feet of Class A rentable area. The buildings face each other along Center Drive creating a walkable outdoor shopping experience. There are 565 parking spaces located between two garages and store-front surface parking that are a part of the collateral. The Newpark Town Center Property was acquired by the borrower sponsor in 2013 out of a foreclosure sale when the Newpark Town Center Property was only approximately 40% occupied with the available space in shell condition, and since acquisition, the borrower sponsor has increased occupancy to 86.6% as of September 15, 2020. There are 23 individual office and retail tenants, with Best Buy (“Best Buy”) as the anchor and the remainder of the retail space represented by a diverse mix of industries including restaurants, fitness centers, apparel, sporting goods, health and beauty, and home goods. Six leases totaling 31,126 square feet at the Newpark Town Center Property have been signed or renewed in 2020, including the main office tenant, Kiln Park City (“Kiln”), and two medical office tenants (totaling 5,294 square feet) which help to provide additional demand for existing retailers.

The Newpark Town Center Property is located at the intersection of Highway 224 and Interstate 80 and is part of a larger mixed-use development known as Newpark, which is the newest large-scale development in the area and consists of approximately 820,000 square feet of mixed-use development including office, retail, hotel and medium-density residential. The development includes the Rossignol corporate headquarters, a nature museum and an indoor recreation center. A new 43-unit multifamily project was completed in 2018 in the southern portion of Newpark with an additional boutique project under construction immediately north of the Newpark Town Center Property. The immediate area includes a 2017-built 40,000 square foot Whole Foods grocery store as well as several build-to-suit office buildings and retail outparcels.

COVID-19 Update.

As of September 25, 2020, the Newpark Town Center Property is open and operating with all tenants having paid full August and September rent. As a result of the pandemic, the borrower provided partial rent abatements to nine tenants (23.7% of NRA and 25.2% of underwritten base rent). Additionally, rent deferment was provided (i) to Best Buy (24.4% of NRA and 28.0% of underwritten base rent), which provided for a deferral of 50% of May and June 2020 rent, which amounts are required to be repaid in two installments in November and December 2020, and (ii) to seven other tenants (17.2% of NRA and 17.4% of underwritten base rent), which provided for up to one and a half months of rent deferral, which amounts have been repaid as of July 2020. All tenants have paid rent for August and September 2020.The first debt service payment on the Newpark Town Center Mortgage Loan is due in November 2020, and as of October 6, 2020, the Newpark Town Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. The borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under the Coronavirus Aid, Relief, and Economic Security Act, provided that the related loan agreement provides for the related guarantor to have a non-recourse liability carveout with respect to the borrower’s failure to repay, if required, or any breach of the conditions to borrowing under, such loan.

Major Tenants.

Best Buy (29,795 square feet; 24.4% of NRA; 28.0% of underwritten base rent). Best Buy (NYSE: BBY) (Moody’s/S&P: Baa1/BBB) is an American multinational consumer electronics retailer. Best Buy is an original tenant at the Newpark Town Center Property with a lease that commenced in June 2009 and expires January 31, 2025 with three five-year renewal options at fixed rents each requiring a minimum 240 days’ notice. The lease requires current annual base rent of $740,108. Pursuant to a letter agreement dated May 29, 2020, 50% of base rent for the period of May 1, 2020 through June 30, 2020 was deferred and is payable in two equal monthly installments on November 1, 2020 and December 1, 2020. There are 142 parking spaces located in a garage beneath the Best Buy occupied building. Best Buy is not obligated to provide sales pursuant to its lease.

Kiln Park City (21,570 square feet; 17.6% of NRA; 18.7% of underwritten base rent). Kiln recently executed a lease that commenced in March 2020 and expires May 31, 2031 with two five-year extension options each requiring a minimum 270 day notice. Kiln has taken occupancy of its space and is completing interior tenant finishes, which are expected to be completed in January 2021. Kiln is entitled up to $1,078,500 ($50.00 PSF) for reimbursement of tenant improvements from the borrower upon completion of its first generation space, and is reportedly spending an additional $1,500,000 of its own capital on its buildout. The lender has reserved $1,205,878 for Kiln’s owed tenant improvements (see “Escrows and Reserves”.) Pursuant to the lease, Kiln will commence rental payments on June 1, 2021. The initial annual base rent is $496,110 with 3% annual increases. The lender has escrowed $353,649 for rent and reimbursements on Kiln’s leased space between the loan origination date and Kiln’s contractual rent commencement date and pursuant to the mortgage loan documents, a springing reserve for $100,000 will commence on June 1, 2021 if Kiln has not taken occupancy and begun

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rental payments (see “Escrows and Reserves”). Additionally, if Kiln does not pay its monthly rent when due for each of the 12 months following the rent commencement date, Kiln is required to pay to the borrower rent for the period from March 1, 2021 to June 1, 2021, and if Kiln’s occupancy at the Newpark Town Center Property during the period between March 1, 2021 and June 1, 2021 exceeds 60% during a given month, Kiln is required to pay monthly rent for that calendar month.

Kiln Holdings, Inc. guarantees all payments due under the lease. Kiln is a regional (Utah and Colorado) office coworking operator for small and early-stage technology companies with three locations: Lehi (48,000 square feet), Salt Lake City (32,000 square feet) and Boulder (21,000 square feet), and three additional locations in development, including the Newpark Town Center Property, Louisville (8,000 square feet) and a second location in Lehi (30,000 square feet). Kiln’s locations have been updated with new HVAC systems to handle airborne and surface bacteria, and have implemented common space sanitation and provided complimentary cleaning supplies to its customers. Kiln’s current membership is comprised of approximately 257 companies (over 1,100 individuals).

Environmental. According to the Phase I environmental site assessment dated February 24, 2020, there was no evidence of any recognized environmental conditions at the Newpark Town Center Property.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
74.0%	78.1%	88.6%	86.6%
(1)	Year-end Historical Occupancy is provided by the borrower.

(2)	Current Occupancy is as of September 15, 2020.

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Tenants
Best Buy	Baa1/BBB/NR	29,795	24.4%	$24.84	$740,108	28.0%	1/31/2025(3)
ColdWell Banker	NR/NR/NR	6,117	5.0	$24.76	151,440	5.7	8/1/2021(4)
Storm Cycle	NR/NR/NR	5,615	4.6	$22.89	128,521	4.9	12/1/2028(5)
Other Retail Tenants(6)		26,221	21.5	$27.65	724,980	27.4	Various
Subtotal Retail Tenants		67,748	55.4%	$25.76	$1,745,049	66.0%

Office Tenants
Kiln Park City	NR/NR/NR	21,570	17.6%	$23.00	$496,110	18.7%	5/31/2031(7)
Event Network	NR/NR/NR	7,436	6.1	$24.56	182,611	6.9	7/1/2024
Davidson Orthopedics	NR/NR/NR	3,739	3.1	$27.82	104,020	3.9	9/1/2027(8)
Sports Neurological Clinic	NR/NR/NR	2,994	2.4	$21.27	63,679	2.4	1/1/2030(9)
Dr. Kim Nicol, DMD	NR/NR/NR	2,300	1.9	$23.69	54,487	2.1	4/1/2030(10)
Subtotal Office Tenants		38,039	31.1%	$23.68	$900,907	34.0%

Occupied Collateral Total/Wtd Avg		105,787	86.6%	$25.01	$2,645,956	100.0%
Vacant Space		16,424	13.4
Collateral Total		122,211	100.0%
(1)	Based on the underwritten rent roll dated September 15, 2020.

(2)	Ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Best Buy has three five-year extension options at fixed rent, upon 240 days prior written notice.

(4)	ColdWell Banker has the right to terminate its lease upon 180 days prior written notice and payment of a termination fee equal to $97,864 (the unamortized portion of the tenant improvement allowance) plus $49,013.54 (equal to four monthly installments of UW Base Rent).

(5)	Storm Cycle has two two-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180 - 365 days prior written notice.

(6)	Other Retail Tenants is comprised of 15 individual tenants and includes Chop Shop Park City (1,797 square feet) with a signed lease and rent commencing November 1, 2020, two cell phone tower leases (to one tenant) which pay $12,989 of UW Base Rent but for which no square footage is counted and an elevator foyer lease (243 square feet).

(7)	Kiln Park City has two five-year extension options at annual consumer price index increases, upon 270 - 365 days prior written notice.

(8)	Davidson Orthopedics occupies 3,039 square feet under its initial leases, which has two five-year extension options at fair market value, upon 180-365 days prior written notice. Davidson Orthopedics also occupies 700 square feet under an expansion lease, which during the continuance of the initial lease has annual renewal options and thereafter has one four-year extension option at fixed rent, upon 180-365 days prior written notice.

(9)	Sports Neurological Clinic has two five-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180-365 days prior written notice.

(10)	Dr. Kim Nicol, DMD has two five-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180-365 days prior written notice.

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Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,424	13.4%	NAP	NAP	16,424	13.4%	NAP	NAP
2020	0	0	0.0	$0	0.0%	16,424	13.4%	$0	0.0%
2021	3	8,577	7.0	215,447	8.1	25,001	20.5%	$215,447	8.1%
2022(3)	3	1,585	1.3	55,803	2.1	26,586	21.8%	$271,250	10.3%
2023	2	3,891	3.2	85,272	3.2	30,477	24.9%	$356,522	13.5%
2024	4	13,611	11.1	361,824	13.7	44,088	36.1%	$718,346	27.1%
2025	4	34,057	27.9	859,927	32.5	78,145	63.9%	$1,578,274	59.6%
2026	1	2,400	2.0	86,892	3.3	80,545	65.9%	$1,665,166	62.9%
2027	1	3,739	3.1	104,020	3.9	84,284	69.0%	$1,769,186	66.9%
2028	2	10,820	8.9	256,405	9.7	95,104	77.8%	$2,025,591	76.6%
2029	0	0	0.0	0	0.0	95,104	77.8%	$2,025,591	76.6%
2030	2	5,294	4.3	118,166	4.5	100,398	82.2%	$2,143,757	81.0%
2031 & Beyond	2	21,813	17.8	502,199	19.0	122,211	100.0%	$2,645,956	100.0%
Total	24	122,211	100.0%	$2,645,956	100.0%
(1)	Based on underwritten rent roll dated September 15, 2020.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	Includes two cell phone tower leases which pay $12,989 of UW Base Rent but for which no square footage is counted.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per SF	%(2)
Gross Potential Rent(3)	$1,728,700	$1,958,120	$2,208,217	$2,085,231	$3,037,050	$24.85	80.6%
Total Recoveries	363,480	417,200	517,960	474,953	731,474	5.99	19.4
Other Income	0	0	4,401	0	0	0.00	0.0
Net Rental Income	$2,092,180	$2,375,320	$2,730,578	$2,560,184	$3,768,524	$30.84	100.0%
(Vacancy/Credit Loss)	0	0	0	0	483,151	3.95	12.8
Effective Gross Income	$2,092,180	$2,375,320	$2,730,578	$2,560,184	$3,285,373	$26.88	87.2%
Total Expenses	403,794	535,733	496,208	471,407	670,188	5.48	20.4
Net Operating Income	$1,688,386	$1,839,587	$2,234,370	$2,088,777	$2,615,185	$21.40	79.6%
Total TI/LC, Capex/RR	352,389	143,138	395,881	0	154,978	1.27	4.7
Net Cash Flow	$1,335,997	$1,696,449	$1,838,489	$2,088,777	$2,460,207	$20.13	74.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated September 15, 2020 plus contractual rent steps through October 1, 2021 and vacant space underwritten at market rent.

The Market. The Newpark Town Center Property is located at 1177-1209 Center Drive, Park City, Summit County, Utah. The primary economic driver for Summit County is tourism, driven by the diverse year-round recreational opportunities around Park City Mountain Resort and Deer Valley Resort (both within eight miles of the Newpark Town Center Property) and the Jordanelle and Deer Creek reservoirs. Park City is located about 30 miles east of the Salt Lake central business district and approximately 30 miles southeast of Salt Lake International Airport. Access to and from Park City is via Interstate 80 and Highways 224 and 40. Park City and Summit County have increasingly become a bedroom community for Salt Lake City commuters.

The Newpark Town Center Property is located in the Park City submarket, a high-barriers-to-entry market with household incomes and home values above the state and national averages with limited amounts of land available for new development. The Newpark Town Center Property is located in the Summit Park, Utah micropolitan statistical area, which has a population of 42,465 with an average household income of $156,218 and 2.0% unemployment rate. More specifically, the Newpark Town Center Property is located in a neighborhood known as Kimball Junction and Snyderville Basin, which is approximately five miles north of the historic downtown Park City. According to the appraisal, the neighborhood is in a growth phase with new office, retail and residential development occurring over the past several years. The neighborhood serves as the commercial center for Park City and includes several large-format shopping centers and mixed-use developments in addition to the Newpark Town Center Property, including the Tanger Outlet Center, a Walmart-anchored community center, Redstone Plaza, Kimball Plaza and Village at Kimball Junction, which are all between 99% and 100%

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occupied. The most significant new development in Kimball Junction is known as Olympic View, a 51-acre mixed-use development that when complete will include the Park City Visitor Center, office space including the Skullcandy corporate headquarters, multifamily, hotels, civic space for arts and culture and a regional transit center. According to a third party research report, in the Kimball Junction/Pinebrook areas, there are 70 buildings (1.7 million square feet) of retail space with a vacancy rate of 3.6% and market rent of $28.51 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Newpark Town Center Property was 2,765, 14,319 and 27,732, respectively. The estimated 2020 average household income within the same radii was $162,726, $175,261 and $176,391, respectively.

See below for charts of comparable retail and office rentals for the Newpark Town Center Property:

Comparable Retail Rentals(1)
Property / Address	Year Built	Tenant Name	Lease Date/Term (Yrs)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
Newpark Town Center(2) 1177-1209 Center Drive	2008	Great Clips PC Yoga Collective, LLC F-45 EXERCISE Storm Cycle Giro/Bell Sports	Sep-20 / 5.0 Mar-20 / 5.0 Sep-19 / 5.0 Dec-18 / 10.0 Feb-18 / 5.3	988 1,477 2,275 5,615 2,617	$37.03 $24.72 $28.26 $22.89 $21.22	12.5% Yr 5 3%/yr N/A N/A N/A
Redstone 1678-1748 Redstone Center Drive	2003	PC Massage Confidential	Jan-20 / 5.0 Dec-16 / 5.0	2,000 1,075	$26 $25	3%/yr 3%/yr
Kimball Plaza 1615 West Ute Boulevard	1989	Quoted	---	---	$28	3%/yr

Sagewood Plaza 6300 Sagewood Drive	1998	Park City Vapor	May-17 / 3.1	1,573	$25	3%/yr

Village at Kimball Junction Pad Building 1673 Ute Boulevard	2018	Sport Clips	Aug-18 / 5.0	1,202	$41	3%/yr

Village at Kimball Junction - Inline 1763 Uinta Way	1997	Sammy’s Bistro Robert Kelly Home Thai So Good	Jun-19 / 6.0 Jun-19 / 6.0 Nov-18 / 5.0	1,500 4,965 3,880	$30 $28 $27	3%/yr 3%/yr 2.5%/yr

Canyon Corners 6622 Landmark Drive	2017	European Marble Polish Nail Bar STEM SlapFish	Jun-20 / 10.0 May-20 / 10.0 Mar-20 / 5.0 Mar-18 / 10.0	1,477 1,476 730 2,400	$41 $45 $42 $40	2%/yr 3%/yr 2.5%/yr 10% Yr 6

Former Cafe Trio 6585 Landmark Drive	1997	Quoted	---	---	$24	Negot.
(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated September 15, 2020 and tenant leases.

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Comparable Office Rentals(1)
Property / Address	Year Built	Tenant Name	Lease Date/Term (Yrs)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
Newpark Town Center(2) 1177-1209 Center Drive	2008	Dr. Kim Nicol, DMD Sports Neurological Clinic	Apr-20 / 10.0 Jan-20 / 10.0	2,300 2,994	$23.69 $21.27	N/A N/A
Summit Center Rasmussen Road	2007	Antea USA Magic Space Entertainment Pillpack, Inc	Feb-18 / 3.0 Feb-18 / 5.0 Sep-17 / 3.6	1,395 4,925 6,194	$20.19 $20.00 $17.44	3%/yr 3%/yr 2%/yr

Bellemarc-Belleaire 1912 & 1960 Sidwinder Dr	1994	Confidential Confidential Confidential	Jun-18 / 3.0 May-18 / 5.0 Apr-18 / 5.0	535 4,641 3,894	$18.00 $22.00 $20.00	3%/yr 3%/yr 3%/yr

Kilby Center 6531-6546 Landmark Drive	1997	Jing Zhang	Sep-17 / 3.0	2,261	$18.00	None

Silver Mountain Building 1526 West Ute Boulevard	2007	Dermatology House	Jul-17 / 7.0	4,075	$17.67(3)	3%/yr
(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated September 15, 2020 and tenant leases.

(3)	Annual Base Rent PSF is modified gross.

The Borrower. The borrowing entity for the Newpark Town Center Mortgage Loan is Newpark Retail, LLC, a Utah limited liability company that is structured to be bankruptcy-remote.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gary Crandall. Gary Crandall is the principal partner of Crandall Capital, a family-owned real estate development firm headquartered in Park City, Utah that targets assets in the Mountain West and West Coast regions. In addition to the Newpark Town Center Property, Crandall Capital’s current portfolio includes two other properties in Park City: The Terrace, a 60-unit condominium development, and Utah Film Studios, an approximately 100,000 square foot development including production offices, a mill, and three 15,000 square foot sound stages. Additionally, Crandall Capital has three properties under development: The Commons, a mixed-use residential and retail development overlooking the Newpark Amphitheater; the 110-room Park City Residence Inn and 146,000 square feet of mixed use office/retail space known as Quinn’s Junction, both located adjacent to the Utah Film Studios.

Property Management. The Newpark Town Center Property is managed by Burley Management L.L.C.

Escrows and Reserves.

Real Estate Taxes – The borrower deposited approximately $123,845 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes, which currently equates to approximately $11,259.

Insurance – The borrower deposited approximately $12,554 into an insurance reserve at origination and is required to escrow an ongoing monthly insurance payment in an amount equal to 1/12th of the annual estimated insurance premiums, unless the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to escrow monthly $2,036 for replacement reserves.

TI/LC Reserve – The borrower deposited $1,292,849 into a TI/LC reserve for (x) tenant improvements and leasing commissions owed to Kiln ($1,205,878), (y) tenant improvements, leasing commissions and one month of rent (for the period between the loan origination and the contractual rent commencement date) for the tenant Chop Shop Park City ($84,089), and (z) leasing commissions owed to the tenant PC Yoga Collective, LLC ($2,882). The borrower is also required to escrow monthly $10,185 for future tenant improvements and leasing commissions until the balance in the reserve is $488,880.

Kiln Reserve – The borrower deposited $353,649 into a reserve for rent and reimbursements on Kiln’s leased space between the loan origination date and Kiln’s contractual rent commencement date of June 1, 2021. Additionally, if Kiln (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance (plus any

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remaining amounts reserved for Kiln under the TI/LC Reserve) reaches $600,000. The borrower will be entitled to the disbursement of the upfront Kiln reserve upon Kiln taking full occupancy, operating during normal business hours, and having paid full unabated rent for six consecutive months. The borrower will be entitled to disbursement of the remaining Kiln Reserve funds provided no event of default either (x) upon Kiln taking full occupancy and commencing full unabated rent as confirmed by an estoppel, or (y) for tenant improvements and leasing commissions incurred with respect to re-leasing the Kiln leased space.

Lockbox / Cash Management. The Newpark Town Center Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower is required upon the commencement of a Cash Sweep Period to establish a lockbox account into which revenues from the Newpark Town Center Property are required to be deposited directly and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed in accordance with the Newpark Town Center Mortgage Loan documents. During the occurrence and continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Newpark Town Center Mortgage Loan.

A “Cash Sweep Period” means the period commencing when the amortizing debt service coverage ratio is less than 1.25x on a trailing six month basis (tested quarterly) and ending when the amortizing debt service coverage ratio is at least 1.25x on a trailing six month basis (tested quarterly) for two consecutive quarters (or for one quarter if the Cash Sweep Period is caused in whole or in part because, due to an emergency law, tenants are not in physical occupancy or not open for business and therefore their rental income is not being counted as part of operating Income).

Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Mixed Use - Office/Retail
% of IPB:	2.9%	Net Rentable Area (SF):	340,024
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	711 Fifth Ave Principal Owner LLC	Year Built / Renovated:	1927 / 2013-2019
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund	Occupancy:	76.5%
Interest Rate:	3.16000%	Occupancy Date(5):	1/31/2020
Note Date:	3/6/2020	4th Most Recent NOI:	$45,365,518 (12/31/2017)
Maturity Date:	3/6/2030	3rd Most Recent NOI:	$44,088,566 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI:	$48,596,349 (12/31/2019)
Original Term:	120 months	Most Recent NOI:	$47,288,255 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	90.6%
Amortization Type:	Interest Only	UW Revenues:	$74,193,553
Call Protection(2):	L(31),Def(82),O(7)	UW Expenses:	$22,888,769
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$51,304,783
Additional Debt(1):	Yes	UW NCF(5):	$50,675,427
Additional Debt Balance(1):	$525,000,000	Appraised Value / Per SF(5)(6):	$1,000,000,000 / $2,941
Additional Debt Type(1)(3):	Pari Passu	Appraisal Date(5)(6):	1/23/2020

Escrows and Reserves(4)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap			Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:		$1,603
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:		$1,603
Replacement Reserve:	$0	Springing	$170,012	Cut-off Date LTV(6):		54.5%
TI/LC Reserve:	$0	Springing	$1,020,027	Maturity Date LTV (6):		54.5%
Unfunded Obligations				UW NCF DSCR:		2.90x
Reserve:	$1,048,024	$0	N/A	UW NOI Debt Yield:		9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$545,000,000		90.0%	Payoff Existing Debt(7)	$598,153,683	98.8%
Borrower Sponsor Equity	60,294,721		10.0	Closing Costs	4,093,014	0.7
				Reserves(8)	3,048,024	0.5
Total Sources	$605,294,721		100.0%	Total Uses	$605,294,721	100.0%

(1)	The 711 Fifth Avenue Mortgage Loan (as defined below) is part of a whole loan, evidenced by 23 pari passu notes with an aggregate original principal balance of $545.0 million (together, the “711 Fifth Avenue Whole Loan”). Financial Information as presented is based on the 711 Fifth Avenue Whole Loan.
(2)	Defeasance of the 711 Fifth Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the 711 Fifth Avenue Whole Loan to be securitized and (b) March 6, 2023. The assumed prepayment lockout period of 31 payments is based on the closing date of the BBCMS 2020-C8 transaction in October 2020.
(3)	See “Subordinate and Mezzanine Debt” below for a further discussion of future mezzanine debt.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 711 Fifth Avenue Whole Loan was underwritten, based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(6)	The Appraised Value represents the “As-Is” Value, which includes the appraisal’s extraordinary assumption that the 711 Fifth Avenue Whole Loan borrower sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Property (as defined below). The renovations have not been completed and are not required under the loan documents.
(7)	The 711 Fifth Avenue Property was purchased by the 711 Fifth Avenue Whole Loan borrower sponsors in September 2019 for approximately $955 million.
(8)	Reserves include a $2,000,000 reserve that was taken at origination pending the issuance of the 711 Fifth Avenue Property’s temporary certificate of occupancy. The borrower obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the borrower.

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No. 10 – 711 Fifth Avenue

The Loan. The 711 Fifth Avenue Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a 340,024 square foot mixed use office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The whole loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA and is comprised of 23 pari passu notes with an aggregate principal balance of $545.0 million. The 711 Fifth Avenue Whole Loan has a 10-year interest-only term. Note A-2-4, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “711 Fifth Avenue Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note A-1-1 will be the controlling noteholder. The 711 Fifth Avenue Mortgage Loan is serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GC47 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	GSMS 2020-GC47	Yes
A-1-2	$50,000,000	Goldman Sachs Bank USA	No
A-1-3	$50,000,000	Goldman Sachs Bank USA	No
A-1-4	$50,000,000	Goldman Sachs Bank USA	No
A-1-5-A	$25,000,000	Goldman Sachs Bank USA	No
A-1-5-B	$15,000,000	Goldman Sachs Bank USA	No
A-1-5-C	$5,000,000	Goldman Sachs Bank USA	No
A-1-6	$20,000,000	JPMDB 2020-COR7	No
A-1-7	$20,000,000	JPMDB 2020-COR7	No
A-1-8	$20,000,000	Benchmark 2020-B18	No
A-1-9	$20,000,000	Benchmark 2020-B18	No
A-1-10	$12,500,000	GSMS 2020-GC47	No
A-1-11	$10,000,000	DBJPM 2020-C9	No
A-1-12	$10,000,000	DBJPM 2020-C9	No
A-1-13	$5,000,000	Benchmark 2020-B18	No
A-1-14	$5,000,000	DBJPM 2020-C9	No
A-1-15	$10,000,000	Benchmark 2020-B19	No
A-1-16	$2,500,000	Goldman Sachs Bank USA	No
A-1-17	$1,500,000	Goldman Sachs Bank USA	No
A-2-1	$60,000,000	BANK 2020-BNK28	No
A-2-2	$43,000,000	BANK 2020-BNK27	No
A-2-3	$40,500,000	Bank of America, N.A.	No
A-2-4	$20,000,000	BBCMS 2020-C8	No
Total	$545,000,000

The Property. The 711 Fifth Avenue Property is an 18-story, 340,024 square foot mixed use building with an office component (levels 4 – 18; 286,226 square feet) and a retail component (levels B – 3; 53,798 square feet) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone approximately $26.6 million of various capital improvements from 2013 through mid-2019. Major capital improvements include a 6th floor corridor upgrade, 14th floor roof replacement, main roof replacement, 4th and 9th floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group (U.S.) Inc. (“The Swatch Group”), luxury goods (Loro Piana USA) and finance (Allen & Company).

COVID-19 Update.

The 711 Fifth Avenue Whole Loan is current as of the September debt service payment, and as of September 22, 2020, is not subject to any forbearance, modification or debt service relief request. As of September 22, 2020, the 711 Fifth Avenue Property is open and operating. The lender approved a lease amendment for The Swatch Group, which provided for a 50% base rent reduction for the months of April, May and June 2020, which half of deferred rent is required to be repaid by December 31, 2020 and the other half by March 31, 2021. The Swatch Group has paid the reduced rent due through June 2020 in accordance with the lease amendment and is current with full rental payments for July and August 2020.

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Office (84.4% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent. The three largest office tenants are SunTrust Banks, Allen & Company and Loro Piana USA.

SunTrust Banks (84,516 square feet, 24.9% of NRA, 8.9% of underwritten base rent). SunTrust Banks’ (A+/A3 by Fitch/Moody’s) primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust Banks has been a tenant at the 711 Fifth Avenue Property since 2004 and has expanded several times. The lease requires annual rent of $5,923,390, expires on April 30, 2024 and includes one five-year renewal option.

Allen & Company (70,972 square feet, 20.9% of NRA, 7.4% of underwritten base rent). The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment. Allen & Company has been a tenant at the 711 Fifth Avenue Property since 1985 and has expanded several times. The lease requires annual rent of $4,948,540, expires on September 30, 2033 and includes one five-year renewal option.

Loro Piana USA (24,388 square feet, 7.2% of NRA, 2.6% of underwritten base rent). Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products. Loro Piana has been a tenant the 711 Fifth Avenue Property since 2005. The lease requires annual rent of $1,740,900, expires on August 31, 2025 and includes one five-year renewal option. Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the origination date, which has been fully reserved by the lender.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 52,912 square feet of multi-level retail space at the 711 Fifth Avenue Property is currently leased by Ralph Lauren and The Swatch Group that collectively contribute 78.5% of underwritten base rent. The 711 Fifth Avenue Whole Loan is structured with a cash flow sweep if either Ralph Lauren or The Swatch Group terminates its lease, vacates or provides notice of its intent to vacate, fails to renew its lease at least 36 months prior to its lease expiration date, if Ralph Lauren Corporation fails to maintain its investment grade rating, or if The Swatch Group goes dark. See “Lockbox / Cash Management” below.

Ralph Lauren (38,638 square feet, 11.4% of NRA, 41.1% of underwritten base rent). The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, since April 2017 the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant (7,436 square feet of the total Ralph Lauren 38,638 square feet) at this location and continues to be obligated to pay rent for its entire leased space. The lease requires annual rent of $27,500,000 plus a rent increase to $30,000,000 in April 2024, expires on June 30, 2029 and includes two five-year renewal options. The lease is guaranteed by Ralph Lauren Corporation (A3/A- by Moody’s/S&P).

The Swatch Group (U.S.) Inc. (14,274 square feet, 4.2% of NRA, 37.3% of underwritten base rent). The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The lease requires annual rent of $23,342,746, and expires on December 31, 2029 and includes one five-year renewal option.

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Environmental. According to a Phase I environmental assessment dated February 3, 2020, there is no evidence of any recognized environmental conditions at the 711 Fifth Avenue Property.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
73.7%	67.4%	66.9%	76.5%
(1)	Historical Occupancy is provided by the borrower.
(2)	Current Occupancy is as of January 31, 2020

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
SunTrust Banks	A3/NR/A+	84,516	24.9%	$70.09	$5,923,390	8.9%	4/30/2024
Allen & Company	NR/NR/NR	70,972	20.9	$69.73	4,948,540	7.4	9/30/2033
Loro Piana USA(3)	NR/NR/NR	24,388	7.2	$71.38	1,740,900	2.6	8/31/2025
Major Office Tenants		179,876	52.9%	$70.12	$12,612,830	18.9%

Other Office Tenants(4)		27,169	8.0%	$65.63	$1,783,202	2.7%

Ralph Lauren(5)	A3/A-/NR	38,638	11.4%	$712.36	$27,523,994	41.1%	6/30/2029
The Swatch Group	NR/NR/NR	14,274	4.2	$1,749.81	24,976,738	37.3	12/31/2029
Retail Tenants		52,912	15.6%	$992.23	$52,500,732	78.5%

Occupied Collateral Total		259,957	76.5%	$257.34	$66,896,764	100.0%
Vacant Space		80,067	23.5
Collateral Total		340,024	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the origination date, which has been fully reserved by the lender.
(4)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet, attributable to the building security office and 563 square feet attributable to the porter locker room.
(5)	Currently, the Ralph Lauren spaces totaling 31,202 square feet are dark and available for sublease. The tenant continues to be obligated to pay rent on its entire leased space (38,638 square feet) and continues to operate the Polo Bar space of 7,436 square feet at the 711 Fifth Avenue Property.

Lease Rollover Schedule (1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	80,067	23.5%	NAP	NAP	80,067	23.5%	NAP	NAP
2020	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2021	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2022	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2023	1	6,034	1.8	404,278	0.6	86,101	25.3%	$404,278	0.6%
2024	6	84,516	24.9	5,923,390	8.9	170,617	50.2%	$6,327,668	9.5%
2025	2	24,388	7.2	1,740,900	2.6	195,005	57.4%	$8,068,568	12.1%
2026	0	0	0.0	0	0.0	195,005	57.4%	$8,068,568	12.1%
2027	1	17,200	5.1	1,378,924	2.1	212,205	62.4%	$9,447,492	14.1%
2028	0	0	0.0	0	0.0	212,205	62.4%	$9,447,492	14.1%
2029	12	52,912	15.6	52,500,732	78.5	265,117	78.0%	$61,948,224	92.6%
2030	0	0	0.0	0	0.0	265,117	78.0%	$61,948,224	92.6%
2031 & Beyond(2)	8	74,907	22.0	4,948,540	7.4	340,024	100.0%	$66,896,764	100.0%
Total	30	340,024	100.0%	$66,896,764	100.0%

(1)	Based on underwritten rent roll dated January 31, 2020. Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(2)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

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No. 10 – 711 Fifth Avenue

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per SF	%(3)
Gross Potential Rent(2)	$62,203,861	$62,674,468	$69,173,907	$68,676,500	$81,502,159	$239.70	99.5%
Other Income	519,693	364,227	389,683	383,754	371,484	1.09	0.5
Net Rental Income	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$81,873,643	$240.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,680,090)	(22.59)	(9.4)
Effective Gross Income	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20	90.6%
Total Expenses	$17,358,037	$18,950,129	$20,967,241	$21,771,999	$22,888,769	$67.32	30.9%
Net Operating Income	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89	69.1%
Total TI/LC, Capex/RR	0	0	0	0	629,356	1.85	0.8
Net Cash Flow	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03	68.3%
(1)	TTM reflects the trailing 12-month period ending March 31, 2020.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated January 31, 2020 plus contractual rent steps of $1,962,475 underwritten for various tenants through January 31, 2021. For investment grade tenants, the present value of the incremental rent steps over the lease term is applied using a discount rate of 7.0%. For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender’s underwriting.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 711 Fifth Avenue Property is located along the northeast corner of West 55th Street within the Plaza District office submarket of Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to the country’s premier shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, and media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million square feet with a vacancy rate of 8.7% and an average asking rent of $114.07 per square foot. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket draws international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 per square foot with an availability rate of 24.3%.

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No. 10 – 711 Fifth Avenue

See below for charts of comparable office and retail rentals for the 711 Fifth Avenue Property:

Comparable Office Rentals(1)
Property	Year Built/ Renovated	Stories	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue	1927	18	SunTrust Banks	Mar. 2016 / 8.2 Yrs(2)	22,832(2)	$75.50(2)
623 Fifth Avenue	1989	36	NWI Management	Nov. 2019 / 3.3 Yrs	8,400	$80.00
510 Madison Avenue	2009/2012	30	Castlelake, L.P.	Nov. 2019 / 7.3 Yrs	6,903	$124.00
745 Fifth Avenue	1929/1989	35	Fremont Macanta	Jun. 2019 / 6.8 Yrs	7,067	$103.00
640 Fifth Avenue	1940/2003	31	Hamlin Capital Management	Mar. 2019 / 10.0 Yrs	23,616	$75.17
640 Fifth Avenue	1940/2003	31	Avolon Aerospace	Jan. 2019 / 10.0 Yrs	10,295	$92.99
645 Madison Avenue	1971/2005	22	Rothman Orthopaedic Institute	Jan. 2019 / 10.9 Yrs	21,461	$88.00
725 Fifth Avenue	1983	58	S.S. Steiner, Inc.	Jan. 2019 / 7.5 Yrs	6,875	$82.00
510 Madison Avenue	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes, LLC	Jan. 2019 / 5.0 Yrs	70,055	$74.50
712 Fifth Avenue	1990	52	Wargo & Co.	Oct. 2018 / 7.7 Yrs	2,074	$105.00
725 Fifth Avenue	1983	58	Marc Fisher	Jul. 2018 / 10.0 Yrs	9,924	$89.00
640 Fifth Avenue	1940/2003	31	Klein Group	Jul. 2018 / 10.0 Yrs	9,458	$92.00
535 Madison Avenue	1982	37	Walker & Dunlop, LLC	Jul. 2018 / 3.0 Yrs	5,450	$80.00
535 Madison Avenue	1982	37	Melvin Capital	May 2018 / 10.6 Yrs	14,765	$104.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll as of January 31, 2020 for Suite 1200 for SunTrust Banks.

Comparable Retail Rentals(1)
Property	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue	The Swatch Group	May 2011 / 18.7 Yrs(2)	14,274(2)	$1,749.81(2)
767 Fifth Avenue	Christian Dior	April. 2019 / 4.0 Yrs	11,847	$666.84
730 Fifth Avenue	Mikimoto	Feb. 2019 / 10.0 Yrs	4,505	$1,109.88
760 Madison Avenue	Giorgio Armani	Jan. 2019 / 15.0 Yrs	19,780	$1,066.23
706 Madison Avenue	Hermès	Jan. 2019 / 10.0 Yrs	47,000	$329.79
609 Fifth Avenue	Puma	Feb. 2018 / 16.0 Yrs	23,917	$372.12
650 Fifth Avenue	Nike	Mar. 2017 / 15.5 Yrs	69,214	$479.53
640 Fifth Avenue	Dyson	Mar. 2017 / 10.0 Yrs	3,097	$2,660.64
640 Fifth Avenue	Victoria’s Secret	Apr. 2016 / 16.0 Yrs	63,779	$516.90
645 Fifth Avenue	Longchamp	Feb. 2016 / 10.0 Yrs	2,000	$2,850.00
767 Fifth Avenue	Under Armour	Feb. 2016 / 15.0 Yrs	53,500	$560.75
685 Fifth Avenue	Stuart Weitzman	Feb. 2016 / 15.0 Yrs	3,481	$1,436.37
685 Fifth Avenue	Coach	Jan. 2016 / 15.0 Yrs	24,541	$814.96
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll as of January 31, 2020 for The Swatch Group.

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No. 10 – 711 Fifth Avenue

The Borrower. The borrowing entity for the loan is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least two independent directors. Legal counsel for the 711 Fifth Avenue Whole Loan delivered a non-consolidation opinion in connection with the 711 Fifth Avenue Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

The Borrower Sponsors. As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

Property Management. The 711 Fifth Avenue Property is managed by SHVO Property Management, LLC, an affiliate of the borrower sponsors, and Jones Lang LaSalle Americas, Inc.

Escrows and Reserves.

Tax Escrows – During a Trigger Period (as defined below), on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows - During a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – During a Trigger Period, the borrower is required to escrow monthly $7,084, capped at $170,012.

TI/LC Reserve – During a Trigger Period, the borrower is required to escrow monthly $42,503, capped at $1,020,027.

Additionally, during a Tenant Rollover Sweep (as defined below) until cured, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) is required to be reserved in a Tenant Rollover Reserve, provided that to avoid such sweep, the borrower may deposit with the lender the greater of (x) $7,500,000 and (y) all excess cash flow estimated by the lender that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”).

Additionally, during a Downgraded Tenant Sweep (as defined below) and so long as no deposits are required to be deposited into the Tenant Rollover Reserve (described above), all excess cash is required to be reserved in a Tenant Downgrade Reserve.

Unfunded Obligations Reserve – The borrower deposited at origination $1,048,024. As of the origination date, $541,071 was owed to Loro Piana USA for the return of an unused tenant improvement allowance and $506,953 was owed to Sandler Capital Management for free rent through December 2020.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under 711 Fifth Avenue Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and end when the event of default has been cured; or
(ii)	the debt yield being less than 7.0% for any fiscal quarter, and end when the debt yield is at least 7.0% for two consecutive fiscal quarters, provided that at any time after the lockout expiration date, the borrower may (x) make voluntary prepayments (with yield maintenance) or effectuate a partial defeasance, in amounts necessary to achieve the required debt yield or (y) deposit cash or a letter of credit in a reserve in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10.0% of the principal indebtedness); or
(iii)	a Downgraded Tenant Sweep until a Downgraded Tenant Sweep Cure; or
(iv)	a Tenant Rollover Sweep until a Tenant Rollover Sweep Cure (as defined below).

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No. 10 – 711 Fifth Avenue

A “Major Tenant” means any of (i) Ralph Lauren, (ii) The Swatch Group, (iii) any tenant whose lease(s) (including leases with an affiliated tenant and assuming the exercise of all expansion rights) represents more than 30% of the rentable square footage or at least 20% of the total rental income or whose lease includes any purchase option, or (iv) any tenant whose lease is with a borrower affiliate or entered into during an event of default.

A “Downgraded Tenant Sweep” will commence when any Major Tenant (or with regard to Ralph Lauren, its highest rated parent entity) that was rated investment grade as of the origination date is downgraded below investment grade (as determined by S&P or Moody’s).

A “Downgraded Tenant Sweep Cure” means, as applicable: (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) the borrower enters into one or more qualifying leases for substantially all of the leased space of any such downgraded tenant, or (c) with respect to any such downgraded tenant, an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease has been deposited in the downgraded tenant reserve.

A “Tenant Rollover Sweep” will commence when any Major Tenant (i) terminates its lease, (ii) goes “dark” (except for Ralph Lauren (so long as Ralph Lauren has an investment grade rating)), unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of its intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a Major Tenant renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is re-let in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

Lockbox / Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the 711 Fifth Avenue Property are required to be deposited directly into the lockbox account. During the occurrence and continuance of a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the 711 Fifth Avenue Whole Loan documents with excess cash held as additional security for the 711 Fifth Avenue Whole Loan, except that if there (a) exists no event of default, (b) the only Trigger Period then in existence is as a result of a Tenant Rollover Sweep, and (c) the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender, then the excess cash flow is required to be released to the borrower.

Subordinate and Mezzanine Debt. The direct or indirect equity owners of the borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed the lesser of (A) $35,000,000 and (B) an amount when combined with the 711 Fifth Avenue Whole Loan results in (a) the loan-to-value ratio is no greater than 54.5%, (b) the debt service coverage ratio is at least 2.80x, and (c) the debt yield is at least 8.98%; (ii) the mezzanine loan is coterminous with, or has a loan maturity later than the 711 Fifth Avenue Whole Loan, and has either a fixed rate or a hedged floating rate, (iii) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (iv) rating agency confirmation is delivered.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Museo Vault Storage

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	2.9%	Net Rentable Area (Units):	437
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	346 N.W. 29th Street, LLC	Year Built / Renovated:	2008 / N/A
Borrower Sponsors:	Todd A. Ruderman, Todd Ruderman 2002 Revocable Trust	Occupancy:	78.5%
Interest Rate:	3.71300%	Occupancy Date:	9/11/2020
Note Date:	9/15/2020	4th Most Recent NOI:	$1,859,209 (12/31/2017)
Maturity Date:	10/6/2030	3rd Most Recent NOI:	$1,845,790 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI(1):	$1,680,233 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(1):	$2,052,105 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.5%
Amortization Type:	IO-Balloon	UW Revenues:	$3,088,484
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,053,232
Lockbox / Cash Management:	Springing	UW NOI:	$2,035,253
Additional Debt:	No	UW NCF:	$2,029,388
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,600,000 / $83,753
Additional Debt Type:	N/A	Appraisal Date:	8/25/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$45,767
Taxes:	$283,669	$23,639	N/A	Maturity Date Loan / Unit:	$41,328
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.6%
Replacement Reserve:	$0	$489	N/A	Maturity Date LTV:	49.3%
Debt Service Reserve:	$1,042,451	$0	N/A	UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000		100.0%	Payoff Existing Debt	$14,193,734	71.0%
				Return of Equity	4,131,825	20.7
				Reserves	1,326,120	6.6
				Closing Costs	348,321	1.7
Total Sources	$20,000,000		100.0%	Total Uses	$20,000,000	100.0%
(1)	See “Operating History and Underwritten Net Cash Flow” below for more information.

The Loan. The Museo Vault Storage mortgage loan (the “Museo Vault Storage Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20.0 million and is secured by a first lien mortgage on the borrower’s fee interest in a self storage property located in Miami, Florida (the “Museo Vault Storage Property”). The Museo Vault Storage Mortgage Loan has a 10-year term and, following a five-year interest-only period, will amortize on a 30-year schedule.

The Property. The Museo Vault Storage Property is a five-story storage facility located in the Wynwood Art District of Miami, Florida, approximately half a mile east of Interstate 95. The Museo Vault Storage Property was developed in 2008 and is designed to accommodate the storage needs of museums, art galleries, private collections and family estates. The Museo Vault Storage Property consists of 437 storage units and nine parking spaces, with the climate controlled storage units totaling approximately 58,648 square feet.

The average unit is approximately 148 square feet and all units are fully climate controlled and humidity controlled. As of September 11, 2020, the Museo Vault Storage Property was 78.5% occupied by unit count and 86.4% occupied by NRA. The Museo Vault Storage Property was built at the highest elevation in Miami-Dade County at approximately 18 feet above

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No. 11 – Museo Vault Storage

sea level and was constructed to withstand a Category 5 hurricane. Furthermore, the Museo Vault Storage Property includes UV filtration on all interior lighting, 24/7 security, fire detection, dry-pipe suppression systems, is backed by redundant mechanical systems, has a natural gas powered generator and is an approved storage facility for collections insured by AIG, Chubb, and AXA. The Museo Vault Storage Property offers additional storage related services, including local transport and installation, museum quality in-house packing and crating, domestic and international shipping, collection management, storage, transport insurance, and gallery services.

Historical and Current Occupancy
2017(1)	2018(1)	2019(1)	Current(2)
95.0%	94.0%	93.0%	86.4%
(1)	Historical occupancy is as of December 31 of each respective year and represents occupied square footage.

(2)	Current Occupancy is as of September 11, 2020 and reflects occupancy by square footage. On a per unit basis, the Museo Vault Storage Property is 78.5% occupied.

COVID-19 Update. As of September 17, 2020, approximately 95.2% of tenants by NRA and 85.3% by underwritten base rent had made their September rental payments. Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant’s occupancy date and payment method. As such, the collected base rent is based on a partial month’s collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

The Market. The Museo Vault Storage Property is situated in the Wynwood Art District with accessibility from I-95 to the west. The area immediately surrounding the Museo Vault Storage Property is comprised of a mix of converted warehouse buildings, newly developed multifamily and retail and dense residential neighborhoods spreading outward. Additionally, Wynwood is home to more than 70 galleries and museums, including the Perez Art Museum, Museum of Art & Design and the Institute of Contemporary Art, as well as dozens of restaurants and bars. The Museo Vault Storage Property is located within close proximity to many of Miami’s primary business and employment demand drivers, including the Miami Financial District, the Miami Dade Government Center, American Airlines Arena, Bayside Marketplace & Bayfront Park and Brickell City Center. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Museo Vault Storage Property was 37,066, 290,180 and 589,022, respectively. The estimated 2019 median household income within the same radii was $39,599, $32,312 and $38,313, respectively.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,430,222	$2,649,507	$2,663,587	$2,777,045	$3,171,984	$7,259	100.0%
Gross Potential Rent	$2,430,222	$2,649,507	$2,663,587	$2,777,045	$3,171,984	$7,259	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(394,939)	(904)	(12.5)
Other Income(3)	556,918	355,004	164,177	311,439	311,439	713	9.8
Effective Gross Income	$2,987,140	$3,004,512	$2,827,764	$3,088,484	$3,088,484	$7,067	97.4%
Total Expenses	$1,127,931	$1,158,722	$1,147,531	$1,036,379	$1,053,232	$2,410	34.1%
Net Operating Income	$1,859,209	$1,845,790	$1,680,233	$2,052,105	$2,035,253	$4,657	65.9%
Total TI/LC, Capex/RR	0	0	0	0	5,865	13	0.2
Net Cash Flow	$1,859,209	$1,845,790	$1,680,233	$2,052,105	$2,029,388	$4,644	65.7%
(1)	TTM represents the trailing 12-month period ending July 31, 2020.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income is comprised of packing and shipping materials and services, transportation and installation services. Other Income decreased in 2019 following the borrower sponsor’s opening of a new service facility approximately 70 miles north in the fourth quarter of 2018 to serve customers in Palm Beach County. The increase in other income during the trailing 12 months is the result of the borrower sponsor refocusing its capacity at the Museo Vault Storage Property.

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No. 12 – Southeast Texas Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,750,000	Title:	Fee
Cut-off Date Principal Balance:	$19,699,358	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	393
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APTIB, LLC, APTTF, LLC and APTHZ, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	97.5%
Interest Rate:	4.40000%	Occupancy Date:	7/29/2020
Note Date:	8/3/2020	4th Most Recent NOI(2):	$1,247,967 (12/31/2017)
Maturity Date:	8/6/2030	3rd Most Recent NOI:	$1,711,190 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI:	$1,863,355 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,909,854 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.2%
Amortization Type:	Balloon	UW Revenues:	$3,543,969
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,756,233
Lockbox / Cash Management:	Springing	UW NOI:	$1,787,735
Additional Debt:	No	UW NCF:	$1,689,481
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$29,800,000 / $75,827
Additional Debt Type:	N/A	Appraisal Date(3):	7/14/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$50,126
Taxes:	$238,637	$29,830	N/A	Maturity Date Loan / Unit:	$40,487
Insurance:	$40,160	$7,478	N/A	Cut-off Date LTV(3)(4):	64.3%
Replacement Reserve:	$0	$8,188	N/A	Maturity Date LTV(3)(4):	51.5%
Other(1):	$582,938	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield(4):	9.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,750,000		100.0%	Payoff Existing Debt	$16,019,596	81.1%
				Return of Equity	2,624,198	13.3
				Reserves	861,734	4.4
				Closing Costs	244,471	1.2
Total Sources	$19,750,000		100.0%	Total Uses	$19,750,000	100.0%
(1)	The Other reserve represents a $550,000 economic holdback reserve and $32,938 for deferred maintenance.

(2)	The Timberline Forest Apartments property was acquired in October 2017 and therefore 4th Most Recent NOI only includes two months of history for the Timberline Forest Apartments property.

(3)	The “As Portfolio” Appraised Value of $29.8 million for the Southeast Texas Multifamily Portfolio Properties (as defined below) as a whole reflects a 2.8% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium, as of July 6, 2020, July 14, 2020 and July 17, 2020 was $29.0 million, which results in a Cut-off Date LTV Ratio of 66.0% and a Maturity Date LTV Ratio of 53.0%.

(4)	At origination of the Southeast Texas Multifamily Portfolio Mortgage Loan, the borrowers deposited $550,000 into an Economic Holdback reserve, to be released to the borrowers upon the net operating income debt yield at the Southeast Texas Multifamily Portfolio Properties of at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in September 2021. Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on the Southeast Texas Multifamily Portfolio Mortgage Loan Cut-off Date Balance of approximately $19,149,358. Assuming the gross Southeast Texas Multifamily Portfolio Mortgage Loan Cut-off Date Balance of approximately $19,699,358, Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively.

The Loan. The Southeast Texas Multifamily Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of approximately $19.7 million (the “Southeast Texas Multifamily Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in three multifamily properties located in Houston and Baytown, Texas (the “Southeast Texas Multifamily Portfolio Properties”). The Southeast Texas Multifamily Portfolio Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

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The Properties. The Southeast Texas Multifamily Portfolio Properties contain 393 units and are located in Houston and Baytown, Texas.

The following table presents certain information relating to the Southeast Texas Multifamily Portfolio Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised(1) Value	% of Appraised Value	UW NOI	% of UW NOI
Innsbruck Apartments	Houston	1970 / 2020	248	$11,275,298	57.2%	$18,900,000	65.2%	$1,100,688	61.6%
Horizon Apartments	Baytown	1970 / 2017	80	4,329,586	22.0	4,700,000	16.2	323,765	18.1
Timberline Forest Apartments	Houston	1973 / N/A	65	4,094,474	20.8	5,400,000	18.6	363,282	20.3
Total			393	$19,699,358	100.0%	$29,000,000	100.0%	$1,787,735	100.0%
Total Including Portfolio Premium						$29,800,000
(1)	The “As Portfolio” Appraised Value of $29.8 million for the Southeast Texas Multifamily Portfolio Properties as a whole reflects a 2.8% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of July 6, 2020 (Innsbruck Apartments property), July 14, 2020 (Timberline Forest Apartments property) and July 17, 2020 (Horizon Apartments property) was $29.0 million.

Innsbruck Apartments. The Innsbruck Apartments property is a 248-unit garden-style multifamily property built in 1970 and renovated in 2020. As of July 29, 2020, the Innsbruck Apartments property was 96.8% occupied. The Innsbruck Apartments property is located at 4603 Sherwood Lane, approximately 10 miles northwest of downtown Houston. The 7.57-acre parcel is improved with 18 two-story apartment buildings. The improvements are of wood frame construction. The Innsbruck Apartments property features efficiency, one and two-bedroom layouts ranging in size from 600 to 1,300 square feet. Asking rents range from $675 to $1,010 per month, with an average asking rent of $799 and an average unit size of 864 square feet. Community amenities include laundry facilities, surface parking lot, clubhouse, and pool. Unit features include, among other items, high-speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash, disposal and balcony. The borrower sponsor acquired the Innsbruck Apartments property in June 2014 for a purchase price of $6,140,000. Since acquisition, the borrower sponsor has spent $3,703,567 on capital improvements which included significant unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

Innsbruck Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
Efficiency	16	6.5%	16	100.0%	9,600	600	$675	$668
1 BR / 1 BA	80	32.3%	79	98.8%	58,000	725	$725	$709
1 BR / 1 BA	36	14.5%	36	100.0%	30,600	850	$770	$750
1 BR / 1 BA	16	6.5%	14	87.5%	13,600	850	$795	$773
1 BR / 1 BA	16	6.5%	15	93.8%	14,400	900	$825	$810
1 BR / 1 BA	28	11.3%	26	92.9%	25,200	900	$865	$848
2 BR / 2 BA	12	4.8%	12	100.0%	12,000	1,000	$875	$865
2 BR / 2 BA	8	3.2%	6	75.0%	8,800	1,100	$890	$883
2 BR / 2 BA	24	9.7%	24	100.0%	26,400	1,100	$910	$867
2 BR / 2 BA	12	4.8%	12	100.0%	15,600	1,300	$1,010	$982
Collateral Total/Wtd. Avg.	248	100.0%	240	96.8%	214,200	864	$799	$780

(1)	As provided by the borrowers and as of July 29, 2020.

Horizon Apartments. The Horizon Apartments property is an 80-unit garden-style multifamily property built in 1970 and renovated in 2017. As of July 29, 2020, the Horizon Apartments property was 98.8% occupied. The Horizon Apartments

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property is located at 1311 Beaumont Road, approximately 27 miles east of downtown Houston. The 4.08-acre parcel is improved with 11 two-story apartment buildings. The improvements are of wood-frame construction. The Horizon Apartments property features studio, one-, two- and three-bedroom layouts ranging in size from 410 to 1,489 square feet. Asking rents range from $535 to $825 per month with an average asking rent of $611 and an average unit size of 763 square feet. Community amenities include a recently renovated common area laundry rooms, on site leasing office and surface parking lot. Unit features include air conditioning/heating, water & sewer, trash removal and a full kitchen. The borrower sponsor acquired the Horizon Apartments property in November 2012 for a purchase price of $725,000. Since acquisition, the borrower sponsor has spent $1,058,144 on capital improvements, which included significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

Horizon Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
Studio	1	1.3%	0	0.0%	410	410	$535	$0
1 BR / 1 BA	6	7.5%	6	100.0%	4,080	680	$570	$560
1 BR / 1 BA	52	65.0%	52	100.0%	35,100	675	$570	$565
2 BR / 1 BA	6	7.5%	6	100.0%	5,340	890	$655	$648
2 BR / 1.5 BA	6	7.5%	6	100.0%	6,030	1,005	$745	$742
2 BR / 1.5 BA (TH)	8	10.0%	8	100.0%	8,560	1,070	$760	$741
3 BR / 1.5 BA	1	1.3%	1	100.0%	1,489	1,489	$825	$688
Collateral Total/Wtd. Avg.	80	100.0%	79	98.8%	61,009	763	$611	$596
(1)	As provided by the borrowers and as of July 29, 2020.

Timberline Forest Apartments. The Timberline Forest Apartments property is a 65-unit garden-style multifamily property built in 1973. As of July 29, 2020, the Timberline Forest Apartments property was 98.5% occupied. The Timberline Forest Apartments property is located at 1503 and 1431 Sherwood Forest Street, approximately 16 miles west of downtown Houston. The 4.93-acre parcel is improved with 12 two-story apartment buildings. The improvements are of wood frame construction. The Timberline Forest Apartments property features two- and three-bedroom layouts ranging in size from 923 to 1,408 square feet. Asking rents range from $980 to $1,255 per month with an average asking rent of $1,104 and an average unit size of 1,167 square feet. Community amenities include on site leasing office and covered parking lot. Unit features include high-speed internet access, dishwasher, electric range, and refrigerator. The borrower sponsor acquired the Timberline Forest Apartments property in October 2017 for a purchase price of $4,800,000. Since acquisition, the borrower sponsor has spent $387,377 on capital improvements which included significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

Timberline Forest Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
2 BR / 1 BA	12	18.5%	12	100.0%	11,076	923	$980	$952
2 BR / 1 BA	5	7.7%	5	100.0%	5,320	1,064	$1,030	$1,005
2 BR / 1.5 BA (TH)	12	18.5%	11	91.7%	12,780	1,065	$1,055	$1,037
2 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	14,664	1,222	$1,105	$1,086
3 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	15,120	1,260	$1,155	$1,133
3 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	16,896	1,408	$1,255	$1,230
Collateral Total/Wtd. Avg.	65	100.0%	64	98.5%	75,856	1,167	$1,104	$1,081
(1)	As provided by the borrowers and as of July 29, 2020.

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Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
95.7%	93.6%	96.7%	97.5%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of July 29, 2020.

Operating History and Underwritten Net Cash Flow
	2017(1)	2018	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$2,622,807	$3,343,394	$3,412,184	$3,479,327	$3,731,520	$9,495	100.0%
Gross Potential Rent	$2,622,807	$3,343,394	$3,412,184	$3,479,327	$3,731,520	$9,495	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(252,194)	(642)	(6.8)
Other Income	85,393	65,995	62,799	64,643	64,643	164	1.7
Effective Gross Income	$2,708,200	$3,409,390	$3,474,984	$3,543,969	$3,543,969	$9,018	95.0%
Total Expenses	$1,460,233	$1,698,200	$1,611,628	$1,634,115	$1,756,233	$4,469	49.6%
Net Operating Income	$1,247,967	$1,711,190	$1,863,355	$1,909,854	$1,787,735	$4,549	50.4%
Total TI/LC, Capex/RR	0	0	0	0	98,254	250	2.8
Net Cash Flow	$1,247,967	$1,711,190	$1,863,355	$1,909,854	$1,689,481	$4,299	47.7%
(1)	The Timberline Forest Apartments property was acquired in October 2017 and therefore 2017 financials only include two months of operating history for the Timberline Forest Apartments property.

(2)	TTM reflects the trailing 12 month period ending June 30, 2020.

(3)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

COVID-19 Update. As of September 16, 2020, approximately 97.5% of tenants by unit and 96.9% by underwritten base rent had made their August rental payments.

The Markets.

Innsbruck Apartments. According to the appraisal, the Innsbruck Apartments property is located in the Houston Area multifamily market. As of June 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Innsbruck Apartments property is located in the Brookhollow/Northwest Crossing multifamily submarket. As of June 2020, the Brookhollow/Northwest Crossing multifamily submarket average monthly asking rent per unit was $882, average monthly asking rent per square foot was $1.07 and vacancy was 10.6%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Innsbruck Apartments property is 14,518, 140,842 and 395,485, respectively. The estimated 2020 median household income within the same radii is $39,916, $59,965 and $63,225, respectively.

Horizon Apartments. According to the appraisal, the Horizon Apartments property is located in the Houston Area multifamily market. As of June 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Horizon Apartments property is located in the Baytown multifamily submarket. As of June 2020, the Baytown multifamily submarket average monthly asking rent per unit was $906, average monthly asking rent per square foot was $1.05 and vacancy was 14.0%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Horizon Apartments property is 14,836, 58,038 and 83,956, respectively. The estimated 2020 median household income within the same radii is $44,267, $50,247 and $52,203, respectively.

Timberline Forest Apartments. According to the appraisal, the Timberline Forest Apartments property is located in the Houston Area multifamily market. As of July 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Timberline Forest Apartments property is located in the Memorial/Spring Branch multifamily submarket. As of July 2020, the Memorial/Spring Branch multifamily submarket average monthly asking rent per unit was $988, average monthly asking rent per square foot was $1.08 and vacancy was 10.6%.

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According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Timberline Forest Apartments property is 10,384, 104,755 and 315,150, respectively. The estimated 2020 median household income within the same radii is $68,197, $76,191 and $65,611, respectively.

Partial Release. Upon the expiration of the lockout period, the lender will permit the individual release of the Timberline Forest Apartments and the Horizon Apartments properties (each, a “Release Property”) as collateral for the Southeast Texas Multifamily Portfolio Mortgage Loan (a “Release”), provided that the following conditions, among others, are satisfied: (a) no event of default or other sweep event (as defined in the Southeast Texas Multifamily Portfolio Mortgage Loan documents) then exists; (b) the borrowers partially defease the Southeast Texas Multifamily Portfolio Mortgage Loan in amount equal to the greatest of (i) 130% of the allocated loan amount for such Release Property, (ii) an amount that would result in the debt service coverage ratio on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not less than 1.50x, (iii) an amount that would result in the loan-to-value on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not greater than 65.0%, and (iv) an amount that would result in the debt yield on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not less than 9.5%. Additionally, the borrowers are required to pay any amount necessary to ensure such that the Release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such Release, as evidenced by an opinion of counsel.

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No. 13 – ExchangeRight Net Leased Portfolio 32

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,270,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,270,000	Property Type – Subtype(9):	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	422,042
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 32 DST	Year Built / Renovated:	Various / Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC	Occupancy(1):	100.0%
Interest Rate:	3.45400%	Occupancy Date(1):	5/1/2020
Note Date:	2/11/2020	4th Most Recent NOI (As of)(10):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(10):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(10):	NAV
Original Term:	120 months	Most Recent NOI (As of)(10):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,540,963
Call Protection:	L(31),Def(86),O(3)	UW Expenses:	$601,689
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$5,939,274
Additional Debt(1):	Yes	UW NCF(1):	$5,698,069
Additional Debt Balance(1):	$45,000,000	Appraised Value / Per SF(1):	$103,655,000 / $246
Additional Debt Type(1):	Pari Passu	Appraisal Date(1)(11):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes(2)(3)(4):	$532,327	Springing	N/A	Maturity Date Loan / SF:	$152
Insurance(4)(5):	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves(6):	$0	$4,369	N/A	Maturity Date LTV:	62.0%
TI/LC(7):	$500,000	Springing	N/A	UW NCF DSCR:	2.53x
Deferred Maintenance:	$376,947	$0	N/A	UW NOI Debt Yield:	9.2%
Other(8):	$1,746,018	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$64,270,000		60.1%	Purchase Price	$102,407,588	95.7%
Borrower Sponsor Equity	42,694,552		39.9	Upfront Reserves	3,155,291	2.9
				Closing Costs	1,401,672	1.3
Total Sources	$106,964,552		100.0%	Total Uses	$106,964,552	100.0%
(1)	The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 32 Whole Loan (as defined below). All NOI, NCF, occupancy information and the appraised value were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic. All DSCR, LTV and Debt Yield metrics were calculated, and the ExchangeRight Net Leased Portfolio 32 Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(2)	On April 1, 2021 and on a monthly basis thereafter, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $31,388 for tenants that do not pay real estate taxes directly.
(3)	The Fresenius – Greensburg, PA mortgaged property is currently part of a tax lot with certain non-collateral property. Until a Reparcelization Event (as defined within) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Fresenius – Greensburg, PA mortgaged property will be equal to 1/12th of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius – Greensburg, PA mortgaged property was previously a part of. A “Reparcelization Event” means the separation of the Fresenius – Greensburg, PA mortgaged property from any non-collateral property such that (i) the Fresenius – Greensburg, PA mortgaged property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.

(4)	Collection of monthly real estate taxes and insurance reserves will be waived for certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company, as applicable, to the lender, (iii) the lease(s) with the applicable tenant(s) is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

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(5)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments for certain tenants; however, monthly deposits to the insurance escrow are waived as long as (i) no event of default has occurred or is continuing and (ii) the borrower maintains a blanket insurance policy acceptable to the lender.
(6)	On a monthly basis, the borrower is required to escrow 1/12th of $0.12 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $4,369) for replacement reserves; provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 32 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises in accordance with the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to the lender, (iii) the leases with the applicable tenants are in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in the lender’s reasonable determination, been materially jeopardized.
(7)	During an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $24,582) on a monthly basis for leasing expenses.
(8)	Other Escrows and Reserves consist of approximately $1,746,018 for a free rent reserve for each lease year from February 2027 through January 2030 for the CVS – Vestavia Hills, AL property ($582,728), the CVS – South Lyon, MI property ($572,615) and the CVS – Eagan, MN property ($590,675).
(9)	The ExchangeRight Net Leased Portfolio 32 Properties (as defined below) consist of 24 single tenant freestanding retail properties and three medical office properties.
(10)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. As such, no historical operating history is available.
(11)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 32 Properties range from January 5, 2020 to January 25, 2020.

The Loan. The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 32 Whole Loan”) evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The ExchangeRight Net Leased Portfolio 32 Whole Loan is secured by the borrower’s fee interest in a 422,042 square foot, 27 property portfolio occupied by 24 single-tenant freestanding retail properties and three medical offices located across 12 states (collectively, the “ExchangeRight Net Leased Portfolio 32 Properties”). The controlling Note A-1 had an original principal balance of $45,000,000 and was included in the BBCMS 2020-C7 securitization trust. The non-controlling Note A-2, with an original principal balance of $19,270,000, will be included in the BBCMS 2020-C8 securitization trust (the “ExchangeRight Net Leased Portfolio 32 Mortgage Loan”). The ExchangeRight Net Leased Portfolio 32 Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The ExchangeRight Net Leased Portfolio 32 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$45,000,000	BBCMS 2020-C7	Yes
A-2	$19,270,000	BBCMS 2020-C8	No
Total	$64,270,000

The Properties. The ExchangeRight Net Leased Portfolio 32 Properties consist of 24 single-tenant freestanding retail properties and three medical office properties totaling 422,042 square feet located in 12 states. The geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 16.9% of the allocated Cut-off Date Balance), Pennsylvania (four properties, 14.9% of the allocated Cut-off Date Balance), Texas (four properties, 12.6% of the allocated Cut-off Date Balance), Georgia (two properties, 11.1% of the allocated Cut-off Date Balance), Michigan (four properties, 10.8% of the allocated Cut-off Date Balance), North Carolina (three properties, 9.3% of the allocated Cut-off Date Balance), Arizona (one property, 7.1% of the allocated Cut-off Date Balance), Kansas (one property, 6.9% of the allocated Cut-off Date Balance), Indiana (two properties, 2.9% of the allocated Cut-off Date Balance), Minnesota (one property, 2.6% of the allocated Cut-off Date Balance), Alabama (one property, 2.6% of the allocated Cut-off Date Balance) and Florida (one property, 2.2% of the allocated Cut-off Date Balance). Built between 1994 and 2019, the ExchangeRight Net Leased Portfolio 32 Properties range in size from 7,000 square feet to 63,919 square feet. As of May 1, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 53.1% of the aggregate NRA and 68.6% of the UW base rent at the ExchangeRight Net Leased Portfolio 32 Properties, are investment grade.

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ExchangeRight Net Leased Portfolio 32 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hobby Lobby – Onalaska, WI	Retail - Freestanding	63,919	1994 / N/A	$4,770,000	7.4%	$7,700,000	$378,037
BioLife Plasma Services L.P. – Phoenix, AZ	Office - Medical	13,969	2008 / 2019	$4,590,000	7.1%	$7,400,000	$425,224
Hobby Lobby – Olathe, KS	Retail - Freestanding	55,000	2018 / N/A	$4,420,000	6.9%	$7,125,000	$355,917
CVS Pharmacy – Atlanta, GA	Retail - Freestanding	11,800	2008 / N/A	$4,150,000	6.5%	$6,700,000	$339,899
Walgreens – Midland, MI	Retail - Freestanding	14,820	2006 / N/A	$3,470,000	5.4%	$5,590,000	$334,781
Walgreens – Racine, WI	Retail - Freestanding	15,120	2003 / N/A	$3,350,000	5.2%	$5,400,000	$306,412
Tractor Supply – Oakdale, PA	Retail - Freestanding	19,097	2014 / N/A	$3,260,000	5.1%	$5,250,000	$262,581
Tractor Supply – Burleson, TX	Retail - Freestanding	19,097	2019 / N/A	$3,190,000	5.0%	$5,150,000	$274,404
CVS Pharmacy – Marietta, GA	Retail - Freestanding	10,880	2005 / N/A	$2,990,000	4.7%	$4,825,000	$278,219
Tractor Supply – Oak Ridge, NC	Retail - Freestanding	21,677	2005 / N/A	$2,900,000	4.5%	$4,675,000	$258,004
Walgreens – Delafield, WI	Retail - Freestanding	13,905	2000 / N/A	$2,760,000	4.3%	$4,450,000	$233,845
CVS Pharmacy – Channelview, TX	Retail - Freestanding	10,908	1998 / N/A	$2,730,000	4.2%	$4,400,000	$233,818
Fresenius Medical Care – Greensburg, PA	Office - Medical	8,353	2019 / N/A	$2,420,000	3.8%	$3,900,000	$232,040
Tractor Supply – Beaver Falls, PA	Retail - Freestanding	19,097	2008 / N/A	$2,260,000	3.5%	$3,650,000	$177,720
Fresenius Medical Care – Goldsboro, NC	Office - Medical	9,813	2018 / N/A	$1,800,000	2.8%	$2,900,000	$176,578
CVS Pharmacy – Eagan, MN	Retail - Freestanding	10,880	2004 / N/A	$1,690,000	2.6%	$2,725,000	$173,820
CVS Pharmacy – Vestavia Hills, AL	Retail - Freestanding	10,880	2004 / N/A	$1,670,000	2.6%	$2,700,000	$171,379
CVS Pharmacy – Yeadon, PA	Retail - Freestanding	10,125	1998 / N/A	$1,640,000	2.6%	$2,650,000	$138,666
CVS Pharmacy – South Lyon, MI	Retail - Freestanding	10,880	2004 / N/A	$1,600,000	2.5%	$2,580,000	$168,272
Advance Auto Parts – Ocoee, FL	Retail - Freestanding	7,000	2007 / N/A	$1,430,000	2.2%	$2,300,000	$119,936
Dollar General – Asheville, NC	Retail - Freestanding	9,002	2019 / N/A	$1,260,000	2.0%	$2,040,000	$115,940
Dollar General – Midland (Front), TX	Retail - Freestanding	10,640	2018 / N/A	$1,210,000	1.9%	$1,950,000	$108,115
Dollar General – Goshen, IN	Retail - Freestanding	9,002	2019 / N/A	$980,000	1.5%	$1,575,000	$89,632
Dollar General – Port Huron, MI	Retail - Freestanding	9,026	2019 / N/A	$980,000	1.5%	$1,575,000	$89,979
Dollar General – Midland (349 Hwy), TX	Retail - Freestanding	9,026	2018 / N/A	$960,000	1.5%	$1,550,000	$85,978
Dollar General – Jackson, MI	Retail - Freestanding	9,026	2019 / N/A	$910,000	1.4%	$1,470,000	$84,007
Dollar General – Mishawaka, IN	Retail - Freestanding	9,100	2018 / N/A	$880,000	1.4%	$1,425,000	$84,866
Total		422,042		$64,270,000	100.0%	$103,655,000	$5,698,069

Largest Tenants.

Hobby Lobby (118,919 square feet; 28.2% of NRA; 14.1% of underwritten rent). Hobby Lobby is a privately-owned arts and crafts retailer with over 43,000 employees in more than 900 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City.

Tractor Supply Company (78,968 square feet; 18.7% of NRA; 17.3% of underwritten rent). Tractor Supply Company (“TSC”) is the largest rural lifestyle retailer in the United States. TSC is focused on supplying the needs of recreational farmers, ranchers, tradesmen, small businesses and individuals who live a rural lifestyle. TSC offers a mix of products to care for the home, land, pets and animals with product localization and brands that are exclusively found at TSC. TSC operates retail stores under the names Tractor Supply Company, Del’s Feed & Farm Supply and Petsense. TSC’s stores are located primarily in towns outlying major metropolitan markets and in rural communities. As of December 28, 2019, the company operated 2,025 retail stores in 49 states (1,844 Tractor Supply Company and Del’s Feed & Farm Supply retail stores and 180 Petsense retail stores) with over 32,000 employees and sales of $8,351,931,000.

CVS Pharmacy (76,353 square feet; 18.1% of NRA; 26.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch). CVS Health Corporations (“CVS”), together with its subsidiaries, is the nation’s premier health innovation company helping people on their path to better health. CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services,

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including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019, CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics operated within Target stores, as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the Unites States retail pharmacy market. On November 28, 2018, CVS Health Corporation acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

COVID-19 Update. As of September 22, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were all open for business. As of the May 1, 2020 rent roll, the ExchangeRight Net Leased Portfolio 32 Properties remained 100.0% occupied. The borrower has made all debt service payments through September 2020, and as of October 6, 2020, the ExchangeRight Net Leased Portfolio 32 Whole Loan was not subject to any modification or forbearance request. Tenants who paid rent for September 2020 represent approximately 100.0% of the square footage and 100.0% of the underwritten base rent.

Environmental. According to Phase I environmental assessments dated between October 1, 2019 and January 30, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 32 Properties. However, the environmental assessments noted controlled recognized environmental conditions at the following ExchangeRight Net Leased Portfolio 32 Properties: (i) CVS Pharmacy – Atlanta, GA mortgaged property; (ii) Walgreens – Midland, MI mortgaged property; (iii) Dollar General – Jackson, MI mortgaged property; (iv) CVS Pharmacy – Marietta, GA mortgaged property and (v) Walgreens – Racine, WI mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)(2)
2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current Occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 32 Properties.
(2)	The Hobby Lobby – Olathe, KS property, the Fresenius Medical Care – Goldsboro, NC property, the Dollar General – Midland (Front), TX property, the Dollar General - Midland (349 Hwy), TX property and the Dollar General – Mishawaka, IN property were constructed in 2018; and the Tractor Supply – Burleson, TX property, the Fresenius Medical Care – Greensburg, PA property, the Dollar General – Asheville, NC property, the Dollar General – Goshen, IN property, the Dollar General – Port Huron, MI property, and the Dollar General – Jackson, MI property were constructed in 2019. The tenants at these properties are excluded from occupancy figures for the years prior to when each respective property was built.
(3)	Current Occupancy is as of the May 1, 2020 rent roll.

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Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	118,919	28.2%	$7.68	$913,892	14.1%	11.5
Tractor Supply	NA / NA / NA	78,968	18.7	$14.13	$1,115,500	17.3	11.3
CVS Pharmacy	Baa2 / BBB / NR	76,353	18.1	$22.04	$1,683,042	26.0	11.0
Dollar General	Baa2 / BBB / NR	64,822	15.4	$11.20	$726,200	11.2	14.3
Walgreens(4)	Baa2 / BBB / BBB	43,845	10.4	$22.47	$985,400	15.2	9.8
Fresenius Medical Care	Baa3 / BBB / BBB-	18,166	4.3	$24.28	$441,029	6.8	12.2
BioLife Plasma Services L.P.	Baa2 / NR / NR	13,969	3.3	$33.04	$461,480	7.1	14.2
Advance Auto Parts	Baa2 / BBB- / NR	7,000	1.7	$19.75	$138,250	2.1	12.6

Occupied Tenants / Wtd. Avg.		422,042	100.0%	$15.32	$6,464,794	100.0%

Vacant Space		0	0.0%

Collateral Total		422,042	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent includes rent steps of $46,700 through February 2021 and straight-line rent of $49,824.
(4)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	4	103,069	24.4	1,261,492	19.5	103,069	24.4%	$1,261,492	19.5%
2030	8	117,144	27.8	1,939,355	30.0	220,213	52.2%	$3,200,848	49.5%
2031 & Beyond	15	201,829	47.8	3,263,946	50.5	422,042	100.0%	$6,464,794	100.0%
Total	27	422,042	100.0%	$6,464,794	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2020.
(2)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of $46,700 through February 2021 and straight-line rent of $49,824.

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No. 13 – ExchangeRight Net Leased Portfolio 32

The Market. The ExchangeRight Net Leased Portfolio 32 Properties are geographically diverse with properties located in 12 different states and 24 different markets.

ExchangeRight Net Leased Portfolio 32 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Submarket Vacancy		UW Rental Rate PSF(2)	Market Rent Rate PSF
Hobby Lobby – Onalaska, WI	Onalaska	N/A	2.6	%(3)	$7.50	$7.50
BioLife Plasma Services L.P. – Phoenix, AZ	Phoenix	N/A	13.6	%(3)	$33.04	$31.38
Hobby Lobby – Olathe, KS	Kansas City	Johnson County	10.9%		$7.90	$8.00
CVS Pharmacy – Atlanta, GA	Atlanta	West Atlanta/Austell/Fulton Indust.	16.7%		$32.64	$32.50
Walgreens – Midland, MI	Midland	N/A	6.4	%(3)	$24.51	$12.00
Walgreens – Racine, WI	Racine	N/A	5.4	%(3)	$22.75	$22.50
Tractor Supply – Oakdale, PA	Pittsburgh	Oakdale	3.0%		$15.84	$16.00
Tractor Supply – Burleson, TX	Dallas-Fort Worth	Southwest Outlying	3.5%		$16.49	$14.50
CVS Pharmacy – Marietta, GA	Atlanta	Cumberland/East Cobb	12.8%		$27.75	$17.50
Tractor Supply – Oak Ridge, NC	Greensboro-Winston-Salem	North Guilford	10.9%		$13.29	$12.40
Walgreens – Delafield, WI	Waukesha County	N/A	5.1	%(3)	$20.00	$25.00
CVS Pharmacy – Channelview, TX	Houston	East/Woodforest/Baytown	9.9%		$23.28	$23.00
Fresenius Medical Care – Greensburg, PA	Greensburg	Westmoreland County	3.4%		$29.63	$28.00
Tractor Supply – Beaver Falls, PA	Beaver Falls	Beaver County	6.0%		$11.00	$11.00
Fresenius Medical Care – Goldsboro, NC	Wayne County	N/A	1.5	%(3)	$19.72	$18.50
CVS Pharmacy – Eagan, MN	Twin Cities	Dakota County	8.7%		$18.10	$18.00
CVS Pharmacy – Vestavia Hills, AL	Birmingham	Central/East	10.7%		$17.85	$17.85
CVS Pharmacy – Yeadon, PA	Yeadon	N/A	5.5	%(3)	$15.80	$16.00
CVS Pharmacy – South Lyon, MI	Detroit	South Oakland	8.0%		$17.54	$18.00
Advance Auto Parts – Ocoee, FL	Orlando	Northwest	9.5%		$19.75	$20.00
Dollar General – Asheville, NC	Buncombe County	N/A	4.4	%(3)	$14.04	$13.00
Dollar General – Midland (Front), TX	Midland	N/A	1.9	%(3)	$11.22	$11.50
Dollar General – Goshen, IN	Goshen	N/A	3.8	%(3)	$11.10	$10.75
Dollar General – Port Huron, MI	St. Clair	N/A	9.7	%(3)	$11.06	$11.00
Dollar General – Midland (349 Hwy), TX	Midland	N/A	1.9	%(3)	$10.49	$10.50
Dollar General – Jackson, MI	Jackson	N/A	1.9	%(3)	$10.32	$10.00
Dollar General – Mishawaka, IN	Mishawaka	N/A	4.4	%(3)	$10.21	$10.25
(1)	Source: Appraisals.
(2)	UW Rental Rate PSF includes rents steps of $46,700 through February 2021 and straight-line rent of $49,824.
(3)	Submarket Vacancy represents the Market Vacancy.

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Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,464,794	$15.32	93.9%
Gross Potential Rent	$6,464,794	$15.32	93.9%
Total Reimbursements	420,431	1.00	6.1
Net Rental Income	$6,885,225	$16.31	100.0%
(Vacancy/Credit Loss)	(344,261)	(0.82)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,540,963	$15.50	95.0%

Total Expenses	$601,689	$1.43	9.2%

Net Operating Income	$5,939,274	$14.07	90.8%

Total TI/LC, Capex/RR	241,205	0.57	3.7

Net Cash Flow	$5,698,069	$13.50	87.1%
(1)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination and as a result no historical operating data was provided. No COVID-19 specific adjustments have been incorporated in the lender underwriting.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place are based on (i) in-place rents of $6,368,269 per the leases, (ii) straight-line rent of $49,824 for (a) the Fresenius Medical Care – Goldsboro, NC property ($12,078), (b) the Fresenius Medical Care – Greensburg, PA property ($14,617) and (c) the BioLife Plasma Services L.P. – Phoenix, AZ property ($23,129) and (iii) rent steps of $46,700 for (a) the Tractor Supply – Oakdale, PA property ($27,500) and (b) the Tractor Supply – Oak Ridge, NC property ($19,200) through February 2021.

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No. 14 – 7 Powder Horn Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,531,000	Title:	Fee
Cut-off Date Principal Balance:	$16,531,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.4%	Net Rentable Area (SF):	181,210
Loan Purpose:	Acquisition	Location:	Warren, NJ
Borrower:	7 Powder Horn LLC	Year Built / Renovated:	1986 / 2019
Borrower Sponsors:	PFA Pension; Joseph Sitt; Thor Equities	Occupancy:	100.0%
Interest Rate:	3.20000%	Occupancy Date:	9/25/2020
Note Date:	9/25/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2027	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$2,276,933 (12/31/2019)
Original Term:	84 months	Most Recent NOI (As of):	$2,441,842 (TTM 6/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,233,876
Call Protection:	L(24),Def(56),O(4)	UW Expenses:	$848,097
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,385,778
Additional Debt:	No	UW NCF:	$2,173,000
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$28,200,000 / $156
Additional Debt Type:	N/A	Appraisal Date:	8/18/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$112,531	$28,133	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	58.6%
Replacement Reserves:	$0	$2,265	N/A	Maturity Date LTV:	58.6%
TI/LC:	$800,692	$25,671	N/A	UW NCF DSCR:	4.05x
Other(2):	$209,364	Springing	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,531,000		56.4%	Purchase Price	$27,100,000	92.5%
Borrower Sponsor Equity	12,767,813		43.6	Upfront Reserves	1,122,588	3.8
				Closing Costs	1,076,226	3.7
Total Sources	$29,298,813		100.0%	Total Uses	$29,298,813	100.0%

(1)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(2)	Other Initial escrows include approximately $204,989 of free rent reserves and $4,375 of deferred maintenance reserves. Additionally, if at any time during the loan term an event of default occurs, or common charges become payable on a quarterly or annual basis, the borrower will deposit 1/12th of the estimated common charges payable during the next ensuing 12-months into a reserve account.

The Loan. The 7 Powder Horn Drive mortgage loan (the “7 Powder Horn Drive Mortgage Loan”) has an original and Cut-off Date principal balance of $16,531,000 secured by the borrower’s fee interest in a 181,210 square foot industrial property located in Warren, New Jersey (the “7 Powder Horn Drive Property”). The 7 Powder Horn Drive Mortgage Loan has a seven-year term and is interest-only for the entire term. The borrowing entity for the 7 Powder Horn Drive Mortgage Loan is 7 Powder Horn LLC, a Delaware limited liability company and special purpose entity.

The Property. The 7 Powder Horn Drive Property is a two-story, single-tenant industrial flex development built in 1986, renovated in 2019 and located in Warren, New Jersey. The 7 Powder Horn Drive Property is part of the Mount Bethel Corporate Center, a six-building office complex situated on a 47.9-acre site. The 7 Powder Horn Drive Property contains 432 parking spaces, resulting in a ratio of approximately 2.4 parking spaces per 1,000 square feet. As of September 25, 2020, the 7 Powder Horn Drive Property is 100.0% leased to and occupied by Celgene Corporation (“Celgene”), a life sciences corporation that recently merged with Bristol Myers Squibb. In addition to the approximately $1.7 million invested by the prior owner in 2019, Celgene has invested significant capital to create a state-of-the-art life science research facility. The 7 Powder Horn Drive Property serves as the main location for Celgene’s chimeric antigen receptor treatments (“CAR-T”)

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business line, a form of immunotherapy currently used for non-Hodgkin’s lymphoma and certain types of leukemia. The 7 Powder Horn Drive Property is in receipt of a biological license application from the FDA for Celgene’s vein-to-vein biological production of immunotherapy treatments. These licenses require many years to obtain in addition to completion of Phase 3 testing (which typically includes thousands of individuals), are not transferable between locations, and govern the testing, production, and monitoring of vaccines.

COVID-19 Update. As of September 22, 2020, the 7 Powder Horn Drive Property was open and operating. The first debt service payment date for the 7 Powder Horn Drive Mortgage Loan is in November 2020. As of September 22, 2020, Celgene was current on all lease obligations and had not requested for rent relief. As of October 6, 2020, the 7 Powder Horn Drive Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant. The 7 Powder Horn Drive Property was 100.0% occupied as of September 25, 2020 by Celgene (Moody’s/S&P/Fitch: A2/A+/A-) and operates as a clinical center for Celgene’s chimeric antigen receptor treatments. In 2019, Celgene was acquired by Bristol-Myer Squibb creating a diverse biopharmaceutical franchise, with a market cap over $135.0 billion, focusing in oncology, immunology, and inflammation and cardiovascular disease. At the time of the acquisition, the companies had a combined nine products generating more than one billion dollars in annual sales, and Celgene had six products that were identified as near term launches, one of which is the bb2121 product (a type of CAR-T connected with cell therapy) being tested at the 7 Powder Horn Drive Property. Since originally taking occupancy in 1987, Celgene has expanded its space twice at the 7 Powder Horn Drive Property. First, in 1999 they expanded their space by 29,000 square feet and more recently, in 2018 they took over the remaining 107,710 square feet converting the building from multi-tenancy to single tenancy. This location is important to Celgene because the 7 Powder Horn Drive Property functions as a bb2121 cell therapy R&D and manufacturing facility for clinical trials, which requires an independent location from other operations, while remaining proximate to the company’s commercial manufacturing facility in Summit, NJ (10 miles away). The most recent lease extension runs through October 2025 and contains a 12-month renewal option at a base rent of $15.56 per square foot.

The Market. The 7 Powder Horn Drive Property is located in Warren, New Jersey, within the Central New Jersey market and Somerset County submarket. The market has seen steady demand for industrial space given its proximity to the northeast corridor. After a dip in leasing activities during the first quarter of 2020, the market metrics saw quarter-over-quarter improvement, in particular, leasing activity, where there was a 36% increase to 5.2 million square feet. In addition to being an industrial hub, the Somerset County submarket is home to several major companies including AT&T, Bloomberg, Johnson & Johnson Research & Development, and Verizon Wireless. Access to the 7 Powder Horn Drive Property is provided by I-78, Route 22, I-287 and Route 24. I-78 is approximately two miles north of the 7 Powder Horn Drive Property and provides access to New York City in approximately 30 minutes. Public transportation is offered by NJ Transit, which includes the commuter rail and numerous bus routes. The 7 Powder Horn Drive Property is also located within 25 miles of the Newark Liberty International Airport, the sixth largest airport in the world for passenger travel, which provides passenger and freight air service.

According to the appraisal, the 7 Powder Horn Drive Property is situated within the Somerset County industrial submarket of the Central New Jersey industrial market. As of the second quarter of 2020, the Somerset County industrial submarket reported a total inventory of approximately 38.9 million square feet with an approximately 8.1% vacancy rate and average asking rents of $7.52 per square foot.

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Annex A-3	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date(4)
Celgene Corporation	A2/A+/A-	181,210	100.0%	$14.08	$2,552,198	100.0%	10/31/2025

Occupied Collateral Total / Wtd. Avg.		181,210	100.0%	$14.08	$2,552,198	100.0%

Vacant Space		0	0.0%

Collateral Total		181,210	100.0%

(1)	Based on the underwritten rent roll dated September 25, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes a $92,328 straight-line credit to Celgene.

(4)	Celgene has a one-time termination option as of October 31, 2024 with a 12-month notice and a fee of approximately $668,822. Additionally, the tenant has a 12-month renewal option at a base rent of $15.56 per square foot by giving notice no later than October 31, 2024.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	1	181,210	100.0	2,552,198	100.0	181,210	100.0%	$2,552,198	100.0%
2026	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2027	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2028	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2029	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2030	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2031 & Beyond	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
Total	1	181,210	100.0%	$2,552,198	100.0%
(1)	Based on the underwritten rent roll dated September 25, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent Expiring includes a straight-line credit of $92,328 to Celgene.

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Annex A-3	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

Operating History and Underwritten Net Cash Flow(1)
	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,298,888	$2,326,482	$2,552,193	$14.08	76.0%
Rent Steps	0	0	0	0.00	0.0
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$2,298,888	$2,326,482	$2,552,193	$14.08	76.0%
Total Reimbursements	807,318	904,465	805,692	4.45	24.0
Net Rental Income	$3,106,205	$3,230,947	$3,357,885	$18.53	100.0%
Other Income(5)	0	0	3,600	0.02	0.1
(Vacancy/Credit Loss)	0	0	(127,610)	(0.70)	(5.0)
Effective Gross Income	$3,106,205	$3,230,947	$3,233,876	$17.85	96.3%

Total Expenses	$829,272	$789,105	$848,097	$4.68	26.2%

Net Operating Income	$2,276,933	$2,441,842	$2,385,778	$13.17	73.8%

Total TI/LC, Capex/RR	0	0	212,778	1.17	6.6

Net Cash Flow	$2,276,933	$2,441,842	$2,173,000	$11.99	67.2%
(1)	2017 and 2018 Historical financials are unavailable because the 7 Powder Horn Drive Property was acquired by the borrower sponsor in December 2018.

(2)	TTM reflects the trailing 12-month period ending June 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines, percent of Gross Potential Rent for Vacancy/Credit Loss and percent of Effective Gross Income for the remainder of fields.

(4)	Rents in Place includes a straight-line credit of $92,328 to Celgene.

(5)	Other Income includes income from the Level 3 Communications building access agreement which has a five-year term commencing on January 8, 2019. The term shall automatically renew for additional one-year periods. Level 3 Communications will pay a monthly fee of $300.

Future Mezzanine Debt. Future mezzanine debt is permitted provided, among other conditions, (i) the lender receives not less than 30 days’ prior written notice, (ii) no event of default is continuing, (iii) an aggregate loan-to-value ratio as determined under the 7 Powder Horn Drive Mortgage Loan documents is not greater than 70.0%, (iv) the aggregate debt service coverage ratio as determined under the 7 Powder Horn Drive Mortgage Loan documents is not less than 2.53x on the date the mezzanine debt is incurred, (v) the aggregate debt yield is not less than 13.14%, (vi) delivery to the lender of all documents pertaining to the mezzanine loan and an executed intercreditor agreement satisfactory to the lender in its reasonable discretion, (vii) rating agency confirmation and (viii) the mezzanine loan maturity date shall not be earlier than the maturity date of the 7 Powder Horn Drive Mortgage Loan.

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Annex A-3	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,250,000	Title:	Fee
Cut-off Date Principal Balance:	$16,250,000	Property Type - Subtype:	Mixed Use – Retail/Medical Office
% of IPB:	2.3%	Net Rentable Area (SF):	29,489
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	ACV CFT Geary, LP	Year Built / Renovated:	1956 / 1997
Borrower Sponsor:	David R. Grieve	Occupancy:	100.0%
Interest Rate:	3.57000%	Occupancy Date:	9/16/2020
Note Date:	9/24/2020	4th Most Recent NOI (As of):	$866,956 (12/31/2017)
Maturity Date:	10/1/2030	3rd Most Recent NOI (As of):	$720,843 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,555,554 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,543,137 (YTD 8/31/2020)
Original Amortization Term:	None	UW Economic Occupancy(1):	95.0%
Amortization Type:	Interest Only	UW Revenues(1):	$2,031,204
Call Protection:	L(24),Grtr1%orYM(91),O(5)	UW Expenses(1):	$627,657
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$1,403,546
Additional Debt:	No	UW NCF(1):	$1,323,696
Additional Debt Balance:	N/A	Appraised Value / Per SF(1)(2):	$28,600,000 / $970
Additional Debt Type:	N/A	Appraisal Date(1):	8/26/2020

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$551
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$551
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	56.8%
Replacement Reserves:	$0	$492	N/A	Maturity Date LTV:	56.8%
				UW NCF DSCR:	2.25x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,250,000		100.0%	Payoff Existing Debt	$12,511,518	77.0%
				Return of Equity	3,531,009	21.7
				Closing Costs	207,473	1.3
Total Sources	$16,250,000		100.0%	Total Uses	$16,250,000	100.0%

(1)	While the 3700 Geary Boulevard Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 3700 Geary Boulevard Mortgage Loan more severely than assumed in the underwriting of the 3700 Geary Boulevard Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	The 3700 Geary Boulevard Property (as defined below) has a land value of $14,500,000 which is 89.2% of the loan value.

(3)	The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Cash Sweep Period (as defined below) exists. Upon the occurrence of a Cash Sweep Period, the borrower will be required to deposit 1/12th of the annual property taxes. A “Cash Sweep Period” means a period of time commencing upon the earliest of (i) an amortizing debt service coverage ratio being less than 1.10x for two consecutive calendar quarters, (ii) either Office Depot or Satellite Healthcare vacates, terminates, gives notice to terminate, fails to renew their lease or 12 months prior to lease expiration, (iii) Office Depot or Satellite Healthcare is subject to bankruptcy or insolvency proceedings or (iv) a monetary default or any material non-monetary default by Office Depot or Satellite Healthcare.

(4)	Monthly deposits to the insurance escrow are waived if the 3700 Geary Boulevard Property (as defined below) is insured under a blanket insurance policy approved by the lender.

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Annex A-3	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

The Loan. The 3700 Geary Boulevard mortgage loan (the “3700 Geary Boulevard Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 29,489 square foot mixed use property located in San Francisco, California (the “3700 Geary Boulevard Property”). The 3700 Geary Boulevard Mortgage Loan was originated by Bank of America, National Association and has an outstanding principal balance as of the Cut-off Date of $16,250,000. The 3700 Geary Boulevard Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 3700 Geary Boulevard Property is a retail and medical office building located in San Francisco, California. The improvements were constructed in 1956, renovated in 1997, and was fully leased to OfficeMax. In 2013, OfficeMax was acquired by Office Depot. Prior to the expiration of the first renewal period, Office Depot initiated conversations with the borrower sponsor to renegotiate the lease in an effort to convert their space from the 30,000 square feet footprint into a smaller, more efficient space that would be inline with the company’s national average store size. In November of 2017, Office Depot signed a new 10-year lease for 19,250 square feet at a rent of $46 per square foot from $37 per square foot on their previous lease. The borrower sponsor concurrently backfilled Office Depot’s former space and signed a new 15-year lease with Satellite Healthcare, a kidney dialysis clinic, at a rent of $65 per square foot.

The 3700 Geary Boulevard Property is located on a 0.8 acre site at the intersection of Arguello Boulevard and Geary Boulevard. Both tenant suites are located on the ground floor. Office Depot is located on the south-end of the building with signage and access directly off Geary Boulevard. In addition to the ground floor tenant suites, the 3700 Geary Boulevard Property is improved with a parking garage on the second story of the building with approximately 91 parking spaces that are free for employees and customers.

COVID-19 Update. As of September 25, 2020, the 3700 Geary Boulevard Property was open and operating. Both tenants have remained current on all rent and lease obligations. Neither tenant has requested rent relief and have remained open for business throughout the pandemic. The first debt service payment on the 3700 Geary Boulevard Mortgage Loan is due in November 2020 and, as of October 6, 2020, 3700 Geary Boulevard Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenants.

Office Depot (19,250 square feet; 65.3% of NRA; 57.1% of underwritten base rent). Office Depot, Inc. (NASDAQ: ODP) is a provider of business services, products and technology solutions to small, medium and enterprise businesses, through a fully integrated business-to-business distribution platform of approximately 1,200 stores, online presence and dedicated sales professionals and technicians. The company operates Office Depot, OfficeMax, CompuCom and Grand & Toy brands. In November of 2013, Office Depot merged with OfficeMax, Inc. making the combined companies a global provider of Office Depot, Inc. The tenant has been at the 3700 Geary Boulevard Property since 1997 and in 2017, the lease with OfficeMax was assigned to Office Depot, Inc. Office Depot’s current lease term commenced on February 1, 2018 and expires on January 31, 2028 with two, five-year renewal options remaining with a six month notice period at fixed rents. The related lease is structured with rent escalations every five years. The lease does not allow any termination options.

The 3700 Geary Boulevard Mortgage Loan is structured with a cash flow sweep twelve months prior to the expiration date of the Office Depot lease, or is triggered if Office Depot vacates, terminates, gives notice to terminate, fails to renew its lease, files bankruptcy or defaults under its lease.

Satellite Healthcare (10,239 square feet; 34.7% of NRA; 42.9% of underwritten base rent). Satellite Healthcare, founded in 1973, is a not-for-profit providers of kidney dialysis and related services. Satellite Healthcare provides each patient with a complete range of dialysis therapy choices, individualized clinical services, as well as patient wellness education and a commitment to philanthropy and community service. Satellite Healthcare operates 80 locations, primarily in California but also in Texas and Memphis, Tennessee, and employs more than 2,000 people. Satellite Healthcare’s lease commenced on January 1, 2019 and expires on December 31, 2033 with three, five-year renewal options with a nine month notice period at market rents. The tenant has reportedly spent $1.3 million in construction costs on its space. The related lease is structured with rent escalations occurring every five years. The lease does not allow any termination options.

The 3700 Geary Mortgage Boulevard Loan is structured with a cash flow sweep triggered if Satellite Healthcare vacates, terminates, gives notice to terminate, fails to renew its lease, files bankruptcy or defaults under its lease.

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Annex A-3	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

The Market. The 3700 Geary Boulevard Property is located in the city of San Francisco, California, situated at the northwest corner of Geary Boulevard and Arguello Boulevard approximately two miles west of the central business district and one mile south of Presidio Heights. Geary Boulevard is a primary east-west San Francisco corridor that handles a large volume of vehicle and bus traffic counts reporting more than approximately 19,000 cars per day. The 3700 Geary Boulevard Property is located along a major roadway with walkability, public transit access, and visibility off Geary and Arguello Boulevards. Geary Boulevard is a heavily traveled commercial thoroughfare, and uses along the corridor are primarily retail, with a mixture of newer, high-density, multifamily residential developments and office uses.

The San Francisco Bay area is home to a highly-educated workforce, with approximately 50.6% of residents over the age of 24 holding a bachelor’s degree according to a third party data provider. Approximately 50 colleges and universities comprise the Bay Area’s educational and research facilities. The top three industries within the area are Professional/Scientific/Tech Services, Healthcare/Social Assistance and Retail Trade, which represent a combined total of 40% of the population. The major employers in the area include Kaiser Permanente (58,269), Sutter Health (24,347), Facebook (14,000), Wells Fargo (13,483) and Safeway Northern California Division (13,397).

The 3700 Geary Boulevard Property is positioned to serve the surrounding multifamily and residential developments as well as high daily commuter traffic counts. Furthermore, the University of San Francisco is located four blocks to the southeast of the 3700 Geary Boulevard Property. The University of San Francisco was established in 1855 and is a private university located on 55 acres. It has a current total enrollment of 10,071, which includes 5,854 undergraduate students and 4,217 graduate students. There are five major medical centers and hospitals including Kaiser Permanente and the University of California San Francisco medical campus within one and a half miles of the 3700 Geary Boulevard Property.

According to a third party data provider, the submarket vacancy was 2.6% with a $46 per square foot asking rent. The submarket vacancy has been below 3% since 2009. According to the appraisal, the estimated 2020 population within a one-, three-, and five-mile radius of the 3700 Geary Boulevard Property is 58,342, 492,046, and 817,817, respectively. The 2020 average household income within the same radii is $185,570, $170,236 and $172,223, respectively.

Tenant Summary(1)
Tenant	Ratings	Net Rentable Area (SF)	% of	UW Base Rent PSF	UW Base Rent	% of Total	Lease
	Moody’s/S&P/Fitch		Total NRA			UW Base Rent	Expiration Date
Office Depot(2)	NR / NR / NR	19,250	65.3%	$46.00	$885,500	57.1%	1/31/2028
Satellite Healthcare(3)	NR / NR / NR	10,239	34.7	$65.04	$665,945	42.9	12/31/2033
Occupied Total		29,489	100.0%	$52.61	$1,551,445	100.0%
Vacant Space		0	0.0
Collateral Total		29,489	100.0%

(1)	Based on the underwritten rent roll dated September 16, 2020.

(2)	Office Depot has two, five-year renewal options to extend the term of lease at fixed rent, upon six months prior written notice.

(3)	Satellite Healthcare has three, five-year renewal options to extend the term of lease at fair market value, upon nine months prior written notice.

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Annex A-3	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	19,250	65.3	885,500	57.1	19,250	65.3%	$885,500	57.1%
2029	0	0	0.0	0	0.0	19,250	65.3%	$885,500	57.1%
2030	0	0	0.0	0	0.0	19,250	65.3%	$885,500	57.1%
2031 & Beyond	1	10,239	34.7	665,945	42.9	29,489	100.0%	$1,551,445	100.0%
Total	2	29,489	100.00%	$1,551,445	100.00%
(1)	Based on the underwritten rent roll dated September 16, 2020.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	YTD(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$990,000	$894,208	$1,551,445	$1,551,445	$1,551,445	$52.61	72.6%
Total Reimbursements	90,813	197,805	478,592	612,374	586,664	19.89	27.4
Net Rental Income	$1,080,813	$1,092,013	$2,030,037	$2,163,819	$2,138,109	$72.51	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	-106,905	-3.63	-5.0
Effective Gross Income	$1,080,813	$1,092,013	$2,030,037	$2,163,819	$2,031,204	$68.88	95.0%
Total Expenses	213,857	371,170	474,483	620,682	627,657	21.28	30.9
Net Operating Income	$866,956	$720,843	$1,555,554	$1,543,137	$1,403,546	$47.60	69.1%
Capital Expenditures	0	0	0	0	5,898	0.20	0.3
TI/LC	0	0	0	0	73,953	2.51	3.6
Net Cash Flow	$866,956	$720,843	$1,555,554	$1,543,137	$1,323,696	$44.89	65.2%
(1)	YTD reflects the year to date annualized 8-month period ending August 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The 3700 Geary Boulevard Property was 100.0% occupied as of September 16, 2020.

 A-3-137

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Midland Loan Services	LNR Partners, Inc.	Pentalpha Surveillance LLC
Securities LLC		1601 Washington Avenue	375 North French Road
745 7th Avenue, 4th Floor	10851 Mastin Street	Suite 700	Suite 100
New York, NY 10019	Building 82, Suite 300	Miami Beach, FL 33139	Amherst, NY 14228
Overland Park, KS 66210

Contact: Daniel Vinson	Contact: askmidlandls.com	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (212) 528-8224	Phone Number: (913) 253-9000	Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-FG		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-FG		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-FG	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2020-C8 Commercial Mortgage Pass-Through Certificates Series 2020-C8	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	11/18/20
8480 Stagecoach Circle		Record Date:	10/31/20
Frederick, MD 21701-4747		Determination Date:	11/12/20

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2020 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2020-C8, Commercial Mortgage Pass-Through Certificates, Series 2020-C8
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(1)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(2)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement and each Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

2.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     [LIST OTHER REVIEWED INFORMATION].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

4.     As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

5.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

6.     Other than the receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

7.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

8.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

9.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

10.  The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

11.  This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

D-1-1

materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of October 1, 2020, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after October 1, 2020.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan),

D-1-2

except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole

D-1-3

Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

D-1-4

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary

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deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not

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less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason

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of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a

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holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property

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(reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents,

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(ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does

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not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure

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any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

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40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

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44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Starwood Mortgage Capital LLC	Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Bank of America, National Association	LMF Commercial, LLC
N/A	One Manhattan West (Loan No. 1)	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Starwood Mortgage Capital LLC	Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Bank of America, National Association	LMF Commercial, LLC
Airport Plaza (Loan No. 8) 44 Mercer Street & 471 Broadway (Loan No. 26) Coronado Village MHP (Loan No. 47)	MGM Grand & Mandalay Bay (Loan No. 3) 7 Powder Horn Drive (Loan No. 14)	MGM Grand & Mandalay Bay (Loan No. 3)	711 Fifth Avenue (Loan No. 10)	PGH17 Self Storage Portfolio (Loan No. 4)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Starwood Mortgage Capital LLC	Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Bank of America, National Association	LMF Commercial, LLC
Museo Vault Storage (Loan No. 11) Value Store It Fort Lauderdale (Loan No. 27)	ExchangeRight Net Leased Portfolio 38 (Loan No. 5)	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	N/A	N/A

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	Abele Business Park (Loan No. 7)	The engineering report is dated as of January 29, 2020, which is more than six (6) months before the origination date.
(11) Condition of Property	Parkside Townhomes (Loan No. 44)	The engineering report is dated as of September 5, 2019, which is more than twelve (12) months before the Cut-off Date.
(17) Insurance	BoxVault Storage (Loan No. 19)	The Mortgaged Property is located in an area identified as having special flood hazards. However, the Mortgagor is not required to maintain flood insurance in excess of the amount equal to the maximum available under the National Flood Insurance Program.
(17) Insurance	44 Mercer Street & 471 Broadway (Loan No. 26)	The 44 Mercer Street Mortgaged Property and the 471 Broadway Mortgaged Property are each subject to a condominium regime. With respect to the 471 Broadway Mortgaged Property, pursuant to the related condominium documents, casualty and condemnation proceeds received in respect of the related common elements are to be held by a trustee reasonably acceptable to each related unit owner and any related mortgagees. With respect to each of the 44 Mercer Street Mortgaged Property and the 471 Broadway Mortgaged Property, pursuant to the related condominium documents, casualty and condemnation proceeds related to a particular unit are to be awarded to the related unit owner.
(17) Insurance	Value Store It Fort Lauderdale (Loan No. 27)	The Mortgaged Property is located in an area identified as having special flood hazards. However, the Mortgagor is required to maintain business interruption or rental loss insurance coverage for casualties resulting from a flood only in an amount up to $250,000.
(17) Insurance	Coronado Village MHP (Loan No. 47)	A portion of the Mortgaged Property is located in an area identified as having special flood hazards. However, the Mortgagor is not required to maintain additional excess flood coverage for rent loss and/or business interruption insurance in connection with flood damage.
(17) Insurance	SoCal & South Miami Medical Office Portfolio (Loan No. 2)	The terms of certain insurance policies related to the Mortgaged Properties require that certain of the roofs at the Mortgaged Properties be valued at actual cash value instead of the replacement cost thereof. The related Mortgage Loan documents require any renewed policies to provide for replacement cost valuation.
(20) No	Airport Plaza	An affiliate of the lender holds a controlling equity interest in

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Starwood Mortgage Capital LLC
Contingent Interest or Equity Participation	(Loan No. 8)	the related Mortgagor. The Mortgaged Property was purchased by such lender-affiliate following the foreclosure of a prior mortgage loan secured by the Mortgaged Property.
(25) Local Law Compliance	Southeast Texas Multifamily Portfolio	The Horizon Apartments Mortgaged Property is the subject of certain municipal building code violations.
(25) Local Law Compliance	44 Mercer Street & 471 Broadway (Loan No. 26)	The 44 Mercer Street Mortgaged Property and the 471 Broadway Mortgaged Property are the subject of certain municipal fire code and building code violations.
(25) Local Law Compliance	McCarthy Ranch (Loan No. 34)	The Mortgaged Property is the subject of certain municipal fire code violations.
(25) Local Law Compliance	Coronado Village MHP (Loan No. 47)	The Mortgaged Property’s use as a mobile home park constitutes a legal nonconforming use. The applicable zoning ordinance provides that if a casualty at the Mortgaged Property causes damage in excess 50% or more of replacement value, a development plan would need to be filed and approved for the Mortgaged Property to continue use.
(26) Licenses and Permits	SoCal & South Miami Medical Office Portfolio (Loan No. 2)	Certain tenants at the Temecula Medical Center Mortgaged Property do not have a certificate of occupancy.
(26) Licenses and Permits	Southeast Texas Multifamily Portfolio (Loan No. 12)	Certain units at the Innsbruck Multifamily Mortgaged Property and the Timberline Mortgaged Property do not have a certificate of occupancy on file at such Mortgaged Property.
(26) Licenses and Permits	McCarthy Ranch (Loan No. 34)	Certain tenants at the Mortgaged Property do not have a certificate of occupancy.
(26) Licenses and Permits	Magnolia Village (Loan No. 42)	The Mortgaged Property is the subject of certain building code violations in connection with a tenant’s unpermitted improvements.
(32) Single-Purpose Entity	44 Mercer Street & 471 Broadway (Loan No. 26)	The Mortgagor previously owned certain other condominium units at the 44 Mercer Street Mortgaged Property.
(35) Ground Leases	SoCal & South Miami Medical Office Portfolio (Loan No. 2)

With respect to (a): a complete version of the ground lease related to the Tri-City Mortgaged Property has not been recorded or submitted for recordation, and no estoppel was delivered by the related Mortgagor in connection with the origination of the related Mortgage Loan.

With respect to (g): the related ground lease requires the ground lessor to provide any notice of default to the related Mortgagee, but does not expressly provide that no such notice is effective against the Mortgagee unless such notice is given to the Mortgagee.

With respect to (l): the related ground lease does not expressly provide that a new ground lease is required in connection with a rejection of such ground lease in a bankruptcy proceeding.

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Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	One Manhattan West (Loan No. 1)	The subject Mortgage is a legal, valid and enforceable lien on the related Mortgagor’s fee and leasehold interest in the Mortgaged Property, but it is a fourth lien behind three PILOT mortgages in favor of Hudson Yards Infrastructure Corporation (“HYIC”). The Mortgagor leases the Mortgaged Property to the New York City Industrial Development Agency (the “IDA”) (the “Company Lease”), and the IDA subleases the Mortgaged Property back to the Mortgagor (the “Agency Lease”). The Mortgagor’s obligation to make PILOT payments under the Agency Lease is secured by three Fee and Leasehold PILOT Mortgages (collectively, the “PILOT Mortgages”), from the Mortgagor and the IDA in favor of the HYIC in the aggregate maximum principal amount of $816,109,050 encumbering the Mortgagor’s fee simple interest in the Mortgaged Property and subtenant’s interest under the Agency Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the subject Mortgage. As a condition precedent to HYIC’s commencing any foreclosure action under the PILOT Mortgages, HYIC must provide notice to the holder of any subordinate mortgage of record (including the related lenders as holders of the subject Mortgage) (each, a “Subordinate Mortgagee”) of the underlying default under the PILOT Mortgages and may proceed with foreclosure of the PILOT Mortgages only if the Mortgagor or any Subordinate Mortgagee fail to cure such default within one year after the date of such notice and thereafter fail to cure such default within five business days after the date of a second notice from HYIC.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio 38 – Horn Lake, MS (Loan No. 5)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal is subject and subordinate to the related mortgage on the Mortgaged Property and its terms, which will include all advances made or to be made under such mortgage and any amendment, supplement, modification, renewal, refinance or replacement thereof.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio 38 – Tractor Supply – Little Egg Harbor, NJ (Loan No. 5)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage upon the Mortgaged Property.
(6) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio 38 – Walgreens – La Crosse, WI	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first

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Barclays Capital Real Estate Inc.
	(Loan No. 5)	refusal will not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	21 Airport Road (Loan No. 30)	The sole tenant at the Mortgaged Property has a right of first offer to purchase the Mortgaged Property, effective February 28, 2029, which is after the maturity date of the Mortgage Loan (October 6, 2027). The tenant has agreed and acknowledged that such right of first offer is subject and subordinate to the subject Mortgage and has waived and released such right as against the related lender.
(6) Lien; Valid Assignment	Walgreens Newport News (Loan No. 38)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(11) Condition of Property	ExchangeRight Net Leased Portfolio 38 – CVS Pharmacy – Hattiesburg, MS (Loan No. 5)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated January 3, 2020, which is more than six months prior to the origination date of the Mortgage Loan (July 29, 2020).
(17) Insurance	One Manhattan West (Loan No. 1)

The Mortgage Loan documents provide that the property insurance deductible is $250,000 except flood, named storm, and earthquake (which may have a deductible up to five percent (5%) of the total insurable value of the Mortgaged Property at time of loss). Liability insurance deductible is up to $500,000. Named storm may be subject to a sublimit of not less than $302,500,000.

The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the rating requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate, provided that (1) the Mortgagor will replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating or S&P rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(17) Insurance	MGM Grand & Mandalay Bay (Loan No. 3)	The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up

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Barclays Capital Real Estate Inc.

to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Mortgage Loan guaranteeing any failure by the related Mortgagors to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Mortgagors and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Mortgage Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is

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Barclays Capital Real Estate Inc.

$50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(17) Insurance	ExchangeRight Net Leased Portfolio 38 (Loan No. 5)

The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on an individual Mortgaged Property will be suspended to the extent that (A) the related lease affecting such individual Mortgaged Property is in full force and effect, and will remain in full force and effect following a casualty or, upon termination of the lease, the related tenant must turn over all insurance proceeds, (B) no default will exist under the lease beyond any applicable notice and cure periods, (C) the tenant under such lease maintains third-party coverage for the applicable individual Mortgaged Property that satisfies the insurance requirements of the Mortgage Loan documents (including, but not limited to, naming the lender as mortgagee/loss payee on the tenant’s property insurance), and (D) the tenant or the Mortgagor delivers evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by the tenant (the foregoing clauses (A) through (D) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, either (x) primary insurance coverage in the event that any tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) excess and contingent insurance coverage over and above any other valid and collectible coverage then in existence, in each case as will be necessary to bring the insurance for the individual Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. Notwithstanding the foregoing, the Mortgagor will at all times be required to maintain the following coverages, regardless of any third-party insurance under any such tenant’s lease: (1) business income coverage as required pursuant to the Mortgage Loan documents; (2) general liability and umbrella liability coverage as required pursuant to the Mortgage Loan documents; (3) excess flood coverage required pursuant to the Mortgage Loan documents for Dollar General – Hamilton, OH and Dollar General – Midland, TX; and (4) in the event all or any portion of an individual Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for

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maintaining flood insurance as required pursuant to the Mortgage Loan documents, except for Dollar General – Hamilton, OH and Dollar General – Midland, TX.
(17) Insurance	Walgreens Newport News (Loan No. 38)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on the Mortgaged Property will be suspended to the extent that (a) the sole tenant’s lease is in full force and effect; (b) no default beyond any applicable notice and cure period has occurred and is continuing under the sole tenant’s lease; (c) the sole tenant remains fully liable for the obligations and liabilities under its lease and maintains a credit rating from S&P of at least “BBB”; (d) the sole tenant lease will remain in full force and effect following a casualty and the sole tenant is obligated to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement; (e) the sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the sole tenant’s lease and meets the insurance requirements as part of any secondary market transaction; and (f) the sole tenant is required under its lease to name the lender and the Mortgagor as additional insureds under the commercial general liability insurance policies or self-insurance required under the sole tenant’s lease (inclusive of any required umbrella/excess liability) (subsections (a) through (f), collectively, the “Self-Insurance Requirements”). If the sole tenant fails to meet any of the Self-Insurance Requirements, then the Mortgagor will obtain, at its sole cost and expense, insurance coverage meeting the requirements set forth in the Mortgage Loan documents. Such insurance will either be (x) “primary” insurance coverage in the event that sole tenant does not provide the applicable insurance coverage required under the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, as required in the Mortgage Loan documents. Notwithstanding the foregoing, in the event all or any portion of the Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for maintaining, or causing to be maintained, the coverage available through the National Flood Insurance Program as required pursuant to the Mortgage Loan documents.
(25) Local Law Compliance	ExchangeRight Net Leased Portfolio 38 – Tractor Supply – Little Egg Harbor, NJ (Loan No. 5)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open fire code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to complete a modification of the fire suppression system at the Mortgaged Property such that the fire suppression system is connected from the

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temporary water source to the public water source, as required by the Township of Little Egg Harbor (the “Fire Suppression Work”), and has provided the lender with each of the following: (i) evidence reasonably satisfactory to Lender that the Fire Suppression Work has been completed and accepted by the Township of Little Egg Harbor and any other applicable governmental authority, (ii) an updated tenant estoppel certificate executed by the tenant at the Mortgaged Property which (x) certifies that the related lease is in full force and effect and no defaults exist under such lease, (y) makes no reference to any requirement related to the Fire Suppression Work and (z) is otherwise reasonably satisfactory to the lender and (iii) evidence reasonably satisfactory to the lender that the Mortgaged Property is in compliance with all legal requirements. The lender required the Mortgagor to reserve $437,500 for the Fire Suppression Work. The Mortgage Loan documents are recourse to the Mortgagor and guarantor for any losses incurred by the lender in connection with the failure of the Mortgagor to complete the Fire Suppression Work.
(25) Local Law Compliance	Goldman Chicago Multifamily Portfolio (Loan No. 17)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are multiple violations issued by the City of Chicago Department of Buildings and the Chicago Fire Department at the Mortgaged Properties. The Mortgage Loan documents contain a representation from the Mortgagor that the violations have been remedied but have not been removed from the record by the City of Chicago Department of Buildings or the Chicago Fire Department as of the origination date of the Mortgage Loan. The Mortgagor is required to have all such violations removed from the record within 90 days of the origination date of the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor and guarantor for any losses incurred by the lender in connection with the violations issued by the City of Chicago Department of Buildings and the Chicago Fire Department.
(25) Local Law Compliance	Walgreens Williamson (Loan No. 41)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are currently outstanding fire code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to use commercially reasonable efforts, or will use commercially reasonable efforts to cause Walgreens, the sole tenant at the Mortgaged Property, to satisfy and discharge those certain code violations issued by the Town of Williamson (the “Code Violations”). The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred by the lender arising out of or in connection with the Code Violations; provided, however, that the Mortgagor’s liability with respect to the Code Violations

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will terminate upon the Mortgagor’s delivery of evidence satisfactory to the lender that the Code Violations have been satisfied and discharged by the Mortgagor.
(25) Local Law Compliance	A Quality Storage (Loan No. 48)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open fire code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender written confirmation from the City of Douglasville, Georgia (the “City”) that all fire code violations (the “Fire Code Violations”) have been remedied within 45 days after the origination date of the Mortgage Loan. If the Mortgagor fails to deliver such evidence to the lender within such 45 day period, such failure may, at the lender’s option, constitute an event of default under the Mortgage Loan documents; provided, however, that notwithstanding the foregoing or anything to the contrary contained in the Mortgage Loan documents, so long as the Mortgagor is diligently working to remedy all such Fire Code Violations and is diligently pursuing re-inspection with the City, the failure by the Mortgagor to deliver such evidence within such 45 day period will not constitute an event of default under the Mortgage Loan documents.
(26) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 3)	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
(27) Recourse Obligations	One Manhattan West (Loan No. 1)

The Mortgage Loan documents provide that the related guarantor’s liability with respect to the bankruptcy-related recourse events is capped at an amount equal to 15% of the outstanding principal balance of the whole loan as of the date of such event.

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.

The Mortgage Loan documents are fully recourse to the Mortgagor and the related guarantor solely for any voluntary Prohibited Transfer of all or substantially all of the Mortgaged Property constituting real property other than (A) an easement (except for an easement affecting the Mortgaged Property that interferes or impairs in a material way the Mortgagor’s ability to use and operate the Mortgaged Property as currently used or that otherwise has a material adverse effect), (B) a covenant or restriction that (1) does not interfere with or impair in a material way the Mortgagor’s ability to use and operate the Mortgaged Property as currently used and (2) does not have a material adverse effect, and (C) a lease entered into at the Mortgaged Property (except

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for a lease of all or a majority of the Mortgaged Property, a ground lease, or a master lease) in violation of the terms of the Mortgage Loan documents (but excluding the failure to comply with the notice requirements in the definition of “Permitted Transfer” in the Mortgage Loan agreement). Except as provided above, the Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the Mortgagor’s failure to obtain the lender’s prior consent to any Prohibited Transfer as required by the Mortgage Loan documents (other than a Permitted Transfer, as defined in the Mortgage Loan agreement); provided, that there will be no liability for failure to perform administrative requirements (such as a notice) if the underlying transfer is a Permitted Transfer but for the satisfaction of the administrative requirements. “Prohibited Transfer” means, without the prior written consent of the lender, a sale or pledge of the Mortgaged Property or any part thereof or any legal or beneficial interest therein occurs, a sale or pledge of an interest in any Restricted Party occurs (other than a sale or pledge by a person other than a Restricted Party of its interest in any affiliated manager), and/or the Mortgagor will acquire an interest in any real property in addition to the interests owned by the Mortgagor as of the closing date of the Mortgage Loan. “Restricted Party” means the Mortgagor, any Mezzanine Borrower, the related guarantor, any SPE Component Entity, any Mezzanine SPE Component Entity, any Affiliated Manager, TRS Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of the Mortgagor, any Mezzanine Borrower, the related guarantor, any SPE Component Entity, any Mezzanine SPE Component Entity, any Affiliated Manager, TRS Entity or any non-member manager.
(27) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 3)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Mortgagors.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related whole loan as of the date of the event.

Only the Mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the Mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the Mortgagors fail to maintain an environmental insurance policy as required

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under the Mortgage Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the Mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(27) Recourse Obligations	7 Powder Horn Drive (Loan No. 14)	The Mortgage Loan documents are fully recourse to the Mortgagor and the related guarantor in connection with any transfer in violation of the terms of the Mortgage Loan documents; provided, however, that in the event such transfer is expressly permitted pursuant to the terms of the Mortgage Loan documents, but for the Mortgagor’s failure to give notice thereof, then the Mortgagor’s liability will be limited to the losses incurred by the lender.
(27) Recourse Obligations	21 Airport Road (Loan No. 30)	The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to provide any required notice, a legal opinion, any other deliverables (including payment of fees) or copies of instruments and/or organizational documents related to such transfer and but for such failure to provide such items, such transfer would otherwise be a permitted transfer.
(28) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 3)	Upon satisfying certain conditions, the Mortgagors may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Mortgage Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Mortgage Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
(30) Acts of Terrorism Exclusion	One Manhattan West (Loan No. 1)

Terrorism insurance may be written by Liberty IC Casualty LLC, a licensed captive insurance company (“Liberty”), so long as (i) the policy issued by Liberty has (A) no aggregate limit, and (B) a deductible of no greater than $1,000,000 plus that as calculated pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) or the then-successor act (ii) the conditions set forth in the

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Mortgage Loan documents are satisfied. In the event that Liberty is providing insurance coverage (i) to other properties in close proximity to the Mortgaged Property, and/or (ii) to other properties owned by a Person(s) who is not an affiliate of Mortgagor, and such insurance is not subject to the same reinsurance and other requirements of the Mortgage Loan documents, then the related lender may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty. In the event any of the foregoing conditions are not satisfied, Liberty will not be deemed an acceptable insurer of terrorism losses. The Mortgagor represents, warrants, and covenants to related lender to the extent of its knowledge, on behalf of Liberty, that the insurance premiums for the insurance coverages provided to the Mortgagor by Liberty are fair market value insurance premiums.

If TRIPRA is discontinued or not renewed then, provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance in an amount not less than the amounts described in the Mortgage Loan documents; provided that, in such event, the Mortgagor will not be required to spend per year on terrorism coverage (on a going forward basis after TRIPRA expires or is otherwise no longer in effect for any reason and following expiration of the applicable terrorism insurance then in place) in excess of the Terrorism Premium Cap with respect to the Mortgaged Property and, if the cost for such terrorism exceeds the Terrorism Premium Cap, the Mortgagor will purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to two (2) times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Mortgage Loan documents (but without giving effect to the cost of the terrorism and earthquake components of such property and business income insurance policies) obtained as of the date the applicable new terrorism insurance is being obtained and provided, however, that in no event will any insurance premiums paid with respect to insurance policies in effect prior to the date TRIPRA expires or is otherwise no longer in effect for any reason be included for purposes of determining whether the amount of terrorism insurance premiums paid by the Mortgagor for any applicable period meet or exceed the Terrorism Premium Cap. For so long as TRIPRA (A) remains in full force and effect and (B) continues to cover both foreign and domestic acts of terror, the related lender will accept terrorism insurance for certified acts of terrorism as such terms are defined in TRIPRA.

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(30) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 3)

So long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagors (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Mortgage Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagors (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Due on Sale or Encumbrance	One Manhattan West (Loan No. 1)

The Mortgage Loan documents do not prohibit or be deemed to prohibit (x) the pledge of an indirect equity interest in the Mortgagor by a Multi-Asset Person (as defined below) to secure an upper-tier corporate or similar type of loan facility that is recourse to such Multi-Asset Person or secured by a substantial portion of such Multi-Asset Person’s assets and the exercise of any rights or remedies by a secured party with respect to such pledge or (y) the pledge of a direct or indirect equity interest in a Multi-Asset Person; provided that such pledge is not a pledge of any direct interest in the Mortgagor, any SPE Component Entity, any Mezzanine Borrower, or any Mezzanine SPE Component Entity (each such term, as defined in the Mortgage Loan documents). “Multi-Asset Person” means a Qualified Equityholder or any other Person (and its co-guarantors or co-borrowers, if any) in respect of which, at the time the applicable pledge is made, such Person’s (or Persons’) pro rata share of the net cash flow from the Property is less than twenty-five percent (25%) of such Person’s (or Persons’) aggregate gross income.

The following transfers and events (individually, a “Permitted Transfer” and collectively, the “Permitted Transfers”) will not be deemed Prohibited Transfers

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and will not require the prior written consent of the related lender: (a) a Sale or Pledge (but not a pledge or encumbrance) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party, (b) the Sale or Pledge (but not a pledge or encumbrance), of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (other than a direct interest in the Mortgagor or the Mezzanine A Borrower), (c) any issuance of “accommodation shares” by (or any transfer of “accommodation shares” in) any indirect owner of any Mezzanine Borrower (or any direct owner only with respect to the Mezzanine B Borrower) that has elected (or intends to elect) to be treated as a REIT (for purposes of this provision, “accommodation shares” means up to $125,000 in preferred shares issued by such indirect owner of such Mezzanine Borrower to enable such indirect owner of such Mezzanine Borrower to satisfy the 100 shareholder requirement under Section 856(a) of the IRS Code (or such greater amount as hereinafter may be required under Section 856 of the IRS Code)), (d) the sale, pledge or issuance of shares of common stock or equity in any Restricted Party that is a publicly traded entity, provided such accommodation shares or shares of common stock or equity, as applicable, are listed on the Toronto Stock Exchange, the New York Stock Exchange, NASDAQ, AMEX, London Stock Exchange, Hong Kong Stock Exchange, Frankfurt Stock Exchange, Euronext, or Luxembourg Stock Exchange or another nationally recognized stock exchange, or (e) the pledge of any interest in the Mortgagor in connection with the Mezzanine A Loan and the exercise of any rights or remedies Mezzanine A Lender may have under the Mezzanine A Loan Documents, the pledge of any interest in Mezzanine A Borrower in connection with the Mezzanine B Loan and the exercise of any rights or remedies Mezzanine B Lender may have under the Mezzanine B Loan Documents, and the pledge of any interest in the Mortgagor or the Mezzanine A Borrower, as applicable, in connection with a Replacement Mezzanine Loan and the exercise of any rights or remedies Replacement Mezzanine Lender may have under the Replacement Mezzanine Loan Documents, subject to the terms and conditions in the Mortgage Loan Agreement. “Restricted Party” means the Mortgagor, any Mezzanine Borrower, the related guarantor, any SPE Component Entity, any Mezzanine SPE Component Entity, any Affiliated Manager, TRS Entity or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of the Mortgagor, any Mezzanine Borrower, the related guarantor, any SPE Component Entity, any Mezzanine SPE Component Entity, any Affiliated Manager, TRS Entity or any non-member

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manager; and a “Sale or Pledge” means a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
(31) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 3)

The Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the whole loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Mortgage Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Mortgage Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Mortgage Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Mortgagors, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

(32) Single-Purpose Entity	One Manhattan West (Loan No. 1)	The Mortgagor is a recycled single-purpose entity that currently only owns the subject Mortgaged Property. Prior to the establishment of the related condominium on July 24, 2020, the Mortgagor also owned the “retail unit” under the condominium (the “Previously-Owned Property”) in addition to the subject Mortgaged Property. The Mortgagor transferred ownership of the retail unit to an affiliate of the Mortgagor on July 24, 2020, prior to the origination of the Mortgage Loan. The

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Mortgage Loan documents provide that the Mortgagor does not have any material contingent or actual liability or obligation with respect to the Previously-Owned Property. Additionally, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor to the extent any actual losses are incurred by the lender arising out of or in connection with any liability or obligation of the Mortgagor relating to the Previously-Owned Property to the extent relating to the period prior to July 24, 2020, which is the date of Mortgagor’s divestment of the Previously-Owned Property.
(33) Defeasance	MGM Grand & Mandalay Bay (Loan No. 3)	The exception to Representation and Warranty #28 is also an exception to this representation.
(40) Organization of the Mortgagor	ExchangeRight Net Leased Portfolio 38 (Loan No. 5)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as ExchangeRight Net Leased Portfolio 32, which Mortgage Loan is being sold to the Trust by Societe Generale Financial Corporation.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	The sole tenant at each of the Mortgaged Properties identified on Annex A-1 as (i) CVS Pharmacy - Vestavia Hills, AL, (ii) CVS Pharmacy - South Lyon, MI, (iii) Walgreens - Midland, MI, (iv) CVS Pharmacy - Eagan, MN, (v) Tractor Supply - Oakdale, PA, (vi) Tractor Supply - Burleson, TX, (vii) Tractor Supply – Beaver Falls, PA, (viii) Walgreens - Delafield, WI and (ix) Walgreens - Racine, WI each have a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property. Each right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(17) Insurance	MGM Grand & Mandalay Bay (Loan No. 3)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit one of the related Mortgagors to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the related Mortgagor and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect

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to (x) the named storm sublimit that will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the related Mortgagor and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(17) Insurance	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	The Mortgage Loan documents permit the Mortgagor to rely upon the insurance maintained by the sole tenant at each of the Mortgaged Properties identified on Annex A-1 as (i) BioLife – Phoenix, AZ, (ii) Dollar General – Goshen, IN, (iii) Dollar General – Mishawaka, IN, (iv) Dollar General – Midland (Front Street), TX, (v) Dollar General – Midland (Highway 349), TX, (vi) Dollar General – Port Huron, MI, (vii) Dollar General – Jackson, MI, (viii) Dollar General – Asheville, NC, (ix) Advance Auto Parts – Ocoee, FL, (x) Walgreens – Racine, WI, (xi) Walgreens – Midland, MI, (xii) Walgreens – Delafield, WI, (xiii) CVS Pharmacy – Vestavia Hills, AL, (xiv) CVS Pharmacy – South Lyon, MI, (xv) CVS Pharmacy – Eagan, MN, (xvi) CVS Pharmacy – Marietta, GA, (xvii) CVS Pharmacy – Atlanta, GA, (xviii) Tractor Supply – Beaver Falls, PA, (xix) Tractor Supply – Oakdale, PA, (xx) Tractor Supply – Oak Ridge, NC, (xxi) Tractor Supply – Burleson, TX and (xxii) Hobby Lobby – Olathe, KS, provided such insurance meets the requirements in the Mortgage Loan documents. To the extent such insurance does not meet the requirements under the Mortgage Loan documents, the Mortgagor is required to maintain insurance sufficient to satisfy any gap in

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coverage.
(17) Insurance	Benton Road Storage Center (Loan No. 28)	The lender has accepted LUBA Casualty Insurance Company, rated “A-:VII” by A.M. Best Company, as insurer for the umbrella liability policy covering the Mortgaged Property so long as A.M. Best Company does not withdraw or downgrade its current rating for LUBA Casualty Insurance Company. The insurer for the umbrella liability policy covering the Mortgaged Property is required to have ratings of not less than “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC. In the event that A.M. Best Company withdraws or downgrades its current rating for LUBA Casualty Insurance Company, the replacement insurer for the umbrella liability policy covering the Mortgaged Property is required to have ratings of not less than “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
(18) Access; Utilities; Separate Tax Parcels	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	The Fresenius Medical Care - Greensburg, PA Mortgaged Property is not a separate tax parcel and is part of a tax parcel that includes certain non-collateral property. The related Mortgage Loan documents require the Mortgagor to file an application for creation of a separate tax lot. At origination, the Mortgagor escrowed $532,327, representing approximately 100% of the taxes due during the first year of the ExchangeRight Net Leased Portfolio 32 Mortgage Loan.
(25) Local Law Compliance	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	The Dollar General – Midland (Front Street), TX Mortgaged Property is legal non-conforming as to use. The Dollar General – Midland (Front Street), TX Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the Dollar General – Midland (Front Street), TX Mortgaged Property for retail purposes is no longer permitted by right. If any legal non-conforming structure is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within one year after the date of such destruction and complies with all current building codes and zoning regulations in effect at the time the Dollar General – Midland (Front Street), TX Mortgaged Property received its building permit.
(25) Local Law Compliance	Freedom Storage Las Vegas (Loan No. 35)	The Freedom Storage Las Vegas Mortgaged Property is legal non-conforming as to use. The Freedom Storage Las Vegas Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of

D-2-19

Societe Generale Financial Corporation

its final inspection. Under the current zoning ordinance, the use of the Freedom Storage Las Vegas Mortgaged Property for self storage is no longer permitted by right and now requires a special use permit. The current zoning ordinance allows that any legal non-conforming structure at the Mortgaged Property damaged or destroyed by less than 50% of its replacement value may be repaired to include its prior nonconformance, provided such repair does not create a non-compliance or increase the degree of non-compliance prior to such damage or destruction. The Mortgage Loan documents require law and ordinance insurance coverage to be obtained in an amount necessary to cover the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to the lender.
(26) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 3)	The Mortgagors did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the master lease between one of the related Mortgagors and MGM Lessee II, LLC) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
(27) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 3)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, the “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Mortgagors.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related Mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the related Mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the related Mortgagor fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the master lease between the related Mortgagor and MGM Lessee II, LLC, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related Mortgagors, non-recourse guarantor or certain of

D-2-20

Societe Generale Financial Corporation
their affiliates that results in physical damage or waste to either of the Mortgaged Properties.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 3)	Upon satisfying certain conditions, the Mortgagors may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.
(30) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 3)

So long as the Mortgaged Property is subject to the master lease between the related Mortgagor and MGM Lessee II, LLC, the Mortgagors are permitted to rely on terrorism insurance provided by MGM Lessee II, LLC (the “MGM Tenant”).

Terrorism insurance may be written by a non-rated captive insurer.

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified resulting in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event, which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Mortgagor (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related Mortgagor (or the MGM Tenant) will be required to

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Societe Generale Financial Corporation
purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30) Acts of Terrorism Exclusion	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	All exceptions to Representation and Warranty No. 17 with respect to ExchangeRight Net Leased Portfolio 32 (Loan No. 13) are also exceptions to this Representation and Warranty No. 30.
(31) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 3)

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT Operating Partnership L.P. (“BREIT OP”) and/or MGM Growth Properties Operating Partnership LP (“MGP OP”), provided that (i) with respect to BREIT OP, BREIT OP is owned, managed or controlled by Blackstone Real Estate Income Trust, Inc., a “Qualified Advisor”, a “Qualified Transferee” or a “Public Vehicle” (each such term, as defined in the related Whole Loan documents) and (ii) with respect to MGP OP, MGP OP is managed and controlled by MGM Growth Properties LLC, a “Public Vehicle” or a “Qualified Transferee” (each such term, as defined in the related Whole Loan documents), or (y) following a “Public Sale”, a “Public Vehicle” or, following a “Permitted Assumption”, the applicable “Qualified Transferee” (each such term, as defined in the related Whole Loan documents) (1) will own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Mortgagors, BREIT OP, MGP OP (together with BREIT OP, collectively, the “Guarantor”) and any principal (on an unencumbered and look through basis) and (2) control the Mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the related Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

(33) Defeasance	MGM Grand & Mandalay Bay (Loan No. 3)	All exceptions to Representation and Warranty No. 28 with respect to MGM Grand & Mandalay Bay (Loan No. 3) are also exceptions to this Representation and Warranty No. 33.

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Societe Generale Financial Corporation
(40) Organization of Mortgagor	ExchangeRight Net Leased Portfolio 32 (Loan No. 13)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A-1 as ExchangeRight Net Leased Portfolio 38, which is being contributed to the trust by Barclays Capital Real Estate Inc.

D-2-23

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	9th & Thomas (Loan No. 6)	The largest tenant, Amazon Fulfillment Services, Inc. (“Amazon Tenant”), has a right of first offer (“ROFO”) whereby, if the related borrower elects to offer the Mortgaged Property to the market for sale, or receives a bona fide, unsolicited offer from an unrelated third party to purchase the Mortgaged Property, the borrower will be required to notify Amazon Tenant of such marketing or offer, as applicable, and provide a copy of the offer, or the terms upon which the borrower intends to market the Mortgaged Property, as applicable (any such notice, a “ROFO Notice”), and deliver a proposed purchase agreement, in the form included as an exhibit to the lease, setting forth the economic terms of the offer. Thereafter, Amazon Tenant will have 30 days in which to exercise its ROFO. Such ROFO does not apply to, among other things, (a) a foreclosure sale, trustee sale or deed in lieu of foreclosure, or any subsequent transfers, (b) a refinancing, or (c) a transfer to an affiliate of the borrower. If Amazon Tenant does not exercise its ROFO, the borrower is free to sell the Mortgaged Property for not more than 5% lower than the price set forth in the ROFO Notice, for the twelve-month period following the expiration of the 30-day ROFO exercise period. Amazon Tenant will have a similar right with respect to any transfer of a controlling interest in the borrower.
(6) Lien; Valid Assignment	9th & Thomas (Loan No. 6)

The lease with the largest tenant, Amazon Fulfillment Services, Inc., prohibits the borrower from (a) entering into a direct lease or other occupancy agreement with a Proscribed Entity (as defined below) or selling the Mortgaged Property or any portion thereof to a Proscribed Entity, (b) consenting to any other party entering into an assignment, sublease or other occupancy agreement with a Proscribed Entity, or (c) permitting a Proscribed Entity to have its sign on the exterior of the building or other exterior portions of the Mortgaged Property. “Proscribed Entity” means Apple, Barnes & Noble, Best Buy, Dell, eBay, Facebook, Google, HP, Microsoft, Samsung, Sony, Walmart and Snapchat, or any entity that is owned or controlled, directly or indirectly, by any of such entities.

Amazon Fulfillment Services, Inc. will have the right from time to time, but not more frequently than one time every twelve months, to update the Proscribed Entity list, which may not exceed thirteen entities.

(7) Permitted	9th & Thomas	See exception to Representation 6.

D-2-24

Bank of America, National Association
Liens; Title Insurance	(Loan No. 6)
(17) Insurance	All Bank of America Mortgage Loans (Loan Nos. 6, 9, 10, 15 and 39)	All exceptions to Representation 30 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
(17) Insurance	9th & Thomas (Loan No. 6)

In the event the lease with the largest tenant, Amazon Fulfillment Services, Inc. (“Amazon Tenant”), is terminated by either the borrower or Amazon Tenant following a casualty, the Amazon Tenant lease requires the borrower to pay to Amazon Tenant the amount of insurance proceeds attributable to all portions of “Landlord’s Work”, “Tenant Improvements” and any “Tenant-Made Alterations” (that tenant is required to remove), but only to the extent that the tenant paid for such construction work, either through an allowance or otherwise.

In the Mortgage Loan agreement, the borrower represented that, as of the origination date, to the best of the borrower’s knowledge after due inquiry, (1) the aggregate amount of “Landlord’s Work” and “Tenant Improvements” that Amazon Tenant has paid for, either through an allowance or otherwise, does not exceed $26,863,000 (the “Amazon Insurance Cap”), and (2) Amazon Tenant is not required to remove any of its tenant-made alterations at the end of or earlier expiration of the Amazon Tenant Lease. Pursuant to the Mortgage Loan agreement, the borrower is required to maintain (or cause to be maintained) insurance in the amount of the Amazon Insurance Cap covering tenant improvements and tenant-made alterations made in accordance with the Amazon Tenant lease (“Amazon Insurance”). Such coverage is required to be increased by an amount equal to the cost of future improvements paid for by Amazon Tenant in accordance with the Amazon Tenant lease, and such coverage may be decreased or waived by the lender, upon delivery by the borrower of an amendment to the Amazon Tenant lease (consented to by the lender in accordance with the Mortgage Loan agreement) which amendment changes, reallocates or otherwise confirms that the Amazon Insurance is no longer applicable and/or should be reduced.

(17) Insurance	9th & Thomas (Loan No. 6) Newpark Town Center (Loan No. 9)	The related Mortgage Loan Agreement requires flood insurance equal to not less than the lesser of (A) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance

D-2-25

Bank of America, National Association
	3700 Geary Boulevard (Loan No. 15) Springboro Plaza (Loan No. 39)	Reform Act of 1994, as each may be amended, (B) the outstanding principal amount of the Loan, or (C) the insurable value of the Property, together with such “excess flood” insurance naming Lender as loss payee in such amount and with such deductible as Lender may reasonably require.
(27) Recourse Obligations	All Bank of America Mortgage Loans (Loan Nos. 6, 9, 10, 15 and 39)	The related loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(27) Recourse Obligations	711 Fifth Avenue (Loan No. 10)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by the borrower.
(28) Mortgage Releases	711 Fifth Avenue (Loan No. 10)	In the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the related Mortgage Loan documents permit the related Mortgagor to prepay the loan by less than 80% of such Mortgage Loan’s adjusted issue price within the meaning of the Code, provided that such Mortgagor delivers an opinion of counsel opining that such release of Mortgaged Property from the lien of the related Mortgage does not cause any portion of such Mortgage Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.
(30) Acts of Terrorism Exclusion	711 Fifth Avenue (Loan No. 10)	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the required property and business interruption/rental loss insurance required on a standalone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-26

Bank of America, National Association
Such insurance may have a deductible of $50,000 or less.
(32) Single-Purpose Entity	9th & Thomas (Loan No. 6) 711 Fifth Avenue (Loan No. 10) 3700 Geary Boulevard (Loan No. 15)	Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	Newpark Town Center (Loan No. 9)	Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel of land other than the Mortgaged Property. The related Mortgagor provided Phase I environmental reports with respect to the previously owned adjacent parcel of land and made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.

D-2-27

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	PGH17 Self Storage Portfolio (Loan No. 4)	With respect to the Capital Self Storage – East York Mortgaged Property, SBA Towers IV, LLC, a cell tower tenant, has a right of first refusal to purchase the Mortgaged Property pursuant to the terms of its lease. However, the right of first refusal has been waived in connection with the transfer of the Mortgaged Property in connection with a foreclosure of the mortgage, deed-in-lieu of foreclosure, appointment of a receiver, or other exercise of the lender’s remedies.
(11) Condition of Property	Augusta Park (Loan No. 24)	The date of the engineering report is January 16, 2020, eight months prior to the Mortgage Loan origination date, and the Mortgaged Property was inspected more than six months prior to the Mortgage Loan origination date.
(14) Actions Concerning Mortgage Loan	Cedar Branch Apartments (Loan No. 20)	The borrower is named in a pending wrongful death lawsuit based on the following: An employee of the property manager (Nova Asset Management), an affiliate of the borrower, was working on the roof of the Mortgaged Property when he fell and died as a result of injuries. His family filed a lawsuit against the property manager and the borrower. The complaint seeks damages in excess of $1,000,000. The insurers for the borrower and the property manager are defending the lawsuit.
(25) Local Law Compliance	PGH17 Self Storage Portfolio (Loan No. 4)

The following Mortgaged Properties are legal non-conforming as to use.

With respect to Capital Self Storage - East York, in the event of a casualty of 75% or more of the fair market value for tax purposes, self-storage use will not be permitted.

With respect to Capital Self Storage - Harrisburg Arsenal, rebuilding is permitted following a casualty provided (i) the restored structure does not exceed the height, area and volume of the structure damaged, and (ii) restoration commences within one year from the date of damage and continues uninterrupted.

With respect to Capital Self Storage - Enola, rebuilding is permitted following a casualty provided (i) reconstruction is commenced within one year, (ii) reconstructed building does not exceed height, area or volume of building destroyed and (iii) the reconstructed building complies with the yard regulations in the district in which the property is located.

With respect to Capital Self Storage - West York, in the event of a casualty of 75% or more of the market value as appraised for tax assessment purposes, the non-conforming structure cannot be rebuilt, repaired or restored except upon demonstration of hardship leading to the issuance of a variance.

D-2-28

LMF Commercial, LLC

With respect to A Space Place Self Storage, in the event of a casualty of 50% or more, the borrower will be required to obtain a special use permit to rebuild.

With respect to Prime Storage - Latham New Loudon Road, in the event of a casualty of 75% or more of the fair market value at the time of the damage, self-storage use will not be permitted.

With respect to Affordable Storage – Saratoga, rebuilding is permitted following a casualty provided (i) reconstruction is commenced within one year, (ii) the reconstructed building does not exceed original dimensions, and (iii) the reconstructed building is completed within two years from the date of such casualty.

(26) Licenses and Permits	Cypress Shops (Loan No. 37)	The zoning report disclosed that the tenant at the Mortgaged Property doing business as “Watermill Express” (a water/ice vendor containing 225 square feet in the parking lot of the Mortgaged Property), did not obtain a certificate of completion issued by the city, which is a fire code violation. The Mortgagor is required to provide the lender with evidence that the certificate of completion has been issued and that there are no fire code violations at the Mortgaged Property within 90 days after the Mortgage Loan origination date.
(32) Single Purpose Entity	PGH17 Self Storage Portfolio (Loan No. 4)	One of the Mortgagors, Prime Hanover LLC, is a recycled SPE that previously owned adjacent undeveloped land, which land was transferred to a borrower affiliate prior to the origination of the Mortgage Loan.
(32) Single Purpose Entity	Cypress Shops (Loan No. 37)	The Mortgagor is a recycled SPE that previously owned adjacent undeveloped land, which land was transferred to a borrower affiliate prior to the origination of the Mortgage Loan.

D-2-29

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
November 2020	$30,631,000.00
December 2020	$30,631,000.00
January 2021	$30,631,000.00
February 2021	$30,631,000.00
March 2021	$30,631,000.00
April 2021	$30,631,000.00
May 2021	$30,631,000.00
June 2021	$30,631,000.00
July 2021	$30,631,000.00
August 2021	$30,631,000.00
September 2021	$30,631,000.00
October 2021	$30,631,000.00
November 2021	$30,631,000.00
December 2021	$30,631,000.00
January 2022	$30,631,000.00
February 2022	$30,631,000.00
March 2022	$30,631,000.00
April 2022	$30,631,000.00
May 2022	$30,631,000.00
June 2022	$30,631,000.00
July 2022	$30,631,000.00
August 2022	$30,631,000.00
September 2022	$30,631,000.00
October 2022	$30,631,000.00
November 2022	$30,631,000.00
December 2022	$30,631,000.00
January 2023	$30,631,000.00
February 2023	$30,631,000.00
March 2023	$30,631,000.00
April 2023	$30,631,000.00
May 2023	$30,631,000.00
June 2023	$30,631,000.00
July 2023	$30,631,000.00
August 2023	$30,631,000.00
September 2023	$30,631,000.00
October 2023	$30,631,000.00
November 2023	$30,631,000.00
December 2023	$30,631,000.00
January 2024	$30,631,000.00
February 2024	$30,631,000.00
March 2024	$30,631,000.00
April 2024	$30,631,000.00
May 2024	$30,631,000.00
June 2024	$30,631,000.00
July 2024	$30,631,000.00
August 2024	$30,631,000.00
September 2024	$30,631,000.00
October 2024	$30,631,000.00
November 2024	$30,631,000.00
December 2024	$30,631,000.00
January 2025	$30,631,000.00
February 2025	$30,631,000.00
March 2025	$30,631,000.00
April 2025	$30,631,000.00
May 2025	$30,631,000.00
June 2025	$30,631,000.00
Distribution Date	Balance($)
July 2025	$30,631,000.00
August 2025	$30,621,233.06
September 2025	$30,168,512.25
October 2025	$29,679,966.20
November 2025	$29,143,801.18
December 2025	$28,566,504.40
January 2026	$28,026,466.41
February 2026	$27,484,551.18
March 2026	$26,823,506.08
April 2026	$26,277,400.89
May 2026	$25,690,450.73
June 2026	$25,140,403.60
July 2026	$24,549,625.23
August 2026	$23,995,608.80
September 2026	$23,439,665.94
October 2026	$22,843,161.95
November 2026	$22,283,208.91
December 2026	$21,682,810.44
January 2027	$21,118,819.40
February 2027	$20,552,866.82
March 2027	$19,870,034.14
April 2027	$19,299,730.30
May 2027	$18,689,279.65
June 2027	$18,114,865.96
July 2027	$17,500,424.04
August 2027	$16,921,871.97
September 2027	$16,341,307.09
October 2027	$15,839,891.45
November 2027	$15,255,145.51
December 2027	$14,630,669.43
January 2028	$14,041,713.41
February 2028	$13,450,707.94
March 2028	$12,782,660.05
April 2028	$12,187,268.10
May 2028	$11,552,453.15
June 2028	$10,952,777.21
July 2028	$10,313,801.86
August 2028	$9,709,812.18
September 2028	$9,103,720.10
October 2028	$8,458,513.72
November 2028	$7,848,063.37
December 2028	$7,198,624.44
January 2029	$6,583,785.54
February 2029	$5,966,806.02
March 2029	$5,237,722.17
April 2029	$4,616,048.78
May 2029	$3,955,710.57
June 2029	$3,329,570.66
July 2029	$2,664,894.78
August 2029	$2,034,257.34
September 2029	$1,401,423.60
October 2029	$730,246.99
November 2029	$92,869.22
December 2029 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	21
Risk Factors	53
Description of the Mortgage Pool	140
Transaction Parties	244
Credit Risk Retention	301
Description of the Certificates	305
Description of the Mortgage Loan Purchase Agreements	342
Pooling and Servicing Agreement	352
Certain Legal Aspects of Mortgage Loans	451
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	467
Pending Legal Proceedings Involving Transaction Parties	469
Use of Proceeds	469
Yield and Maturity Considerations	469
Material Federal Income Tax Considerations	481
Certain State and Local Tax Considerations	493
Method of Distribution (Underwriter)	494
Incorporation of Certain Information by Reference	496
Where You Can Find More Information	496
Financial Information	497
Certain ERISA Considerations	497
Legal Investment	501
Legal Matters	502
Ratings	502
Index of Defined Terms	504

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$615,340,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2020-C8
Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2020-C8

Class A-1	$15,340,000
Class A-3	$92,700,000
Class A-4	$138,312,000
Class A-5	$213,188,000
Class A-SB	$30,631,000
Class X-A	$490,171,000
Class X-B	$125,169,000
Class A-S	$64,772,000
Class B	$29,761,000
Class C	$30,636,000

PROSPECTUS

Barclays

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton

Co-Manager

October 14, 2020